    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2002



                                                      REGISTRATION NO. 333-91280

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               PENTON MEDIA, INC.
            (AND ITS SUBSIDIARIES IDENTIFIED ON THE FOLLOWING PAGE)
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                               2721                              36-2875386
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)             Identification Number)

                             ---------------------

                             1300 EAST NINTH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 696-7000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                PRESTON L. VICE
                        INTERIM CHIEF FINANCIAL OFFICER
                             1300 EAST NINTH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 696-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:
                           CHRISTOPHER M. KELLY, ESQ.
                           JONES, DAY, REAVIS & POGUE
                                  NORTH POINT
                              901 LAKESIDE AVENUE
                           CLEVELAND, OHIO 44114-1190

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this registration statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                PRIMARY
                                                STANDARD                       ADDRESS, INCLUDING ZIP CODE,
     EXACT NAME OF         STATE OR OTHER      INDUSTRIAL          IRS            AND TELEPHONE NUMBER,
     REGISTRANT AS        JURISDICTION OF    CLASSIFICATION      EMPLOYER        INCLUDING AREA CODE, OF
    SPECIFIED IN ITS      INCORPORATION OR        CODE        IDENTIFICATION      REGISTRANT'S PRINCIPAL
        CHARTER             ORGANIZATION         NUMBER           NUMBER            EXECUTIVE OFFICES
    ----------------      ----------------   --------------   --------------   ----------------------------
Stardust.com                 California           2721          77-0414434     1300 East Ninth Street
                                                                               Cleveland, Ohio 44114
                                                                               (216) 696-7000
PTS Delaware, Inc.             Delaware           2721          34-1959399     1300 East Ninth Street
                                                                               Cleveland, Ohio 44114
                                                                               (216) 696-7000
Internet World                 Delaware           2721          06-1385519     1300 East Ninth Street
Media, Inc.                                                                    Cleveland, Ohio 44114
                                                                               (216) 696-7000
Streaming Media,             California           2721          94-3296121     1300 East Ninth Street
Inc.                                                                           Cleveland, Ohio 44114
                                                                               (216) 696-7000
Tech Conferences,           Connecticut           2721          06-1400484     1300 East Ninth Street
Inc.                                                                           Cleveland, Ohio 44114
                                                                               (216) 696-7000
Healthwell.com, Inc.           Delaware           2721          34-1917641     1300 East Ninth Street
                                                                               Cleveland, Ohio 44114
                                                                               (216) 696-7000
Donohue Meehan                 Illinois           2721          36-4240655     1300 East Ninth Street
Publishing Company                                                             Cleveland, Ohio 44114
                                                                               (216) 696-7000
Duke Investments,              Colorado           2721          84-0922160     1300 East Ninth Street
Inc.                                                                           Cleveland, Ohio 44114
                                                                               (216) 696-7000
Duke                           Colorado           2721          84-1357904     1300 East Ninth Street
Communications                                                                 Cleveland, Ohio 44114
International, Inc.                                                            (216) 696-7000

One, Inc.                      Colorado           2721          84-1182803     1300 East Ninth Street
                                                                               Cleveland, Ohio 44114
                                                                               (216) 696-7000
Boardwatch,                    Colorado           2721          84-1208477     1300 East Ninth Street
Incorporated                                                                   Cleveland, Ohio 44114
                                                                               (216) 696-7000
Penton Internet, Inc.          Delaware           2721          34-1927675     1300 East Ninth Street
                                                                               Cleveland, Ohio 44114
                                                                               (216) 696-7000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE. PENTON MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND PENTON IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 30, 2002


PROSPECTUS

                                  $157,500,000

                               OFFER TO EXCHANGE
             ALL OUTSTANDING 11 7/8% SENIOR SECURED NOTES DUE 2007
                                      FOR
                     11 7/8% SENIOR SECURED NOTES DUE 2007

                                       OF

                               PENTON MEDIA, INC.

                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                    NEW YORK CITY TIME, ON           , 2002.
                             ---------------------
THE EXCHANGE NOTES

     - The terms of the notes to be issued are substantially identical to the outstanding notes that Penton issued on March 28, 2002, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes that will not apply to the exchange notes.

     - Interest on the notes accrues at the rate of 11 7/8% per year, payable in cash every six months on April 1 and October 1, with the first payment on October 1, 2002.

     - The exchange notes are secured by a lien on substantially all of our assets and those of the subsidiary guarantors, other than specified excluded assets.

     - There is no existing market for the notes, and we do not intend to apply for their listing on any securities exchange or to seek approval for quotation through any automated quotation system.

MATERIAL TERMS OF THE EXCHANGE OFFER

     - Expires at 5:00 p.m., New York City time, on           , 2002, unless
       extended.

     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of notes which are registered under the Securities Act of 1933.

     - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - Penton will not receive any cash proceeds from the exchange offer.

     - Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
                             ---------------------


   PLEASE CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS
                                  PROSPECTUS.

                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                The date of this prospectus is           , 2002.

     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that are filed by us with the SEC and incorporated by reference in this prospectus by requesting the documents, in writing or by telephone, from the SEC or:

                               Penton Media, Inc.
                             1300 East Ninth Street
                             Cleveland, Ohio 44114
           Attention: Mary Abood, Vice President, Investor Relations
                           Telephone: (216) 696-7000

     If you would like to request copies of these documents, please do so by
          , 2002 in order to receive them before the expiration of the exchange offer. See "Where You Can Find More Information."

                               TABLE OF CONTENTS


                                                              Page
                                                              ----
Forward-Looking Statements..................................   ii
Industry and Market Data....................................   ii
Prospectus Summary..........................................    1
Risk Factors................................................   14
Use of Proceeds.............................................   24
Capitalization..............................................   25
Selected Historical Financial Information...................   26
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   28
Business....................................................   57
Management..................................................   67
Description of Certain Indebtedness.........................   70
The Exchange Offer..........................................   72
Description of Our Preferred Stock and Warrants.............   81
Description of Notes........................................   87
Federal Income Tax Consequences to Non-U.S. Holders.........  123
Federal Income Tax Consequences of the Exchange Offer.......  125
Plan of Distribution........................................  126
Legal Matters...............................................  126
Experts.....................................................  126
Where You Can Find More Information.........................  126
Index to Financial Statements...............................  F-1


                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until           , 2002, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                           FORWARD-LOOKING STATEMENTS

     A number of statements made in or incorporated by reference into this prospectus are not historical or current facts, but deal with potential future circumstances and developments. Those statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience involving any one or more of these matters and subject areas. We attempted to identify, in context, some of the factors that we currently believe may cause future experience and results to differ from our current expectations regarding the relevant matter or subject area. We have identified some of these forward-looking statements with words such as "anticipates," "estimates," "believes," "expects," "intends," "may," "will," "should" or the negative of those words or other comparable terminology. The operation and results of our business also may be subject to the effect of other risks and uncertainties, including but not limited to:

     - economic uncertainty, exacerbated by terrorist attacks on the United States;

     - the performance of our Internet/Broadband industry sector;

     - fluctuations in advertising revenue with general economic cycles;

     - the effectiveness of our cost saving efforts;

     - the seasonality of revenue from trade shows and conferences;

     - our ability to penetrate new markets internationally;

     - our ability to launch new products that fit strategically with and add value to our businesses;

     - the infringement or invalidation of our intellectual property rights; and

     - increases in paper and postage costs.

                            INDUSTRY AND MARKET DATA

     Market data used throughout this prospectus, including information relating to our relative position in the business-to-business media industry, is based on the good faith estimate of our management based upon their review of internal analyses, independent industry publications and other publicly available information. Although we believe that these sources are reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

                               PROSPECTUS SUMMARY

     The following summary contains information about Penton and this offering. It may not contain all of the information that may be important to you in making a decision to exchange any outstanding notes. For a more complete understanding of Penton and this offering, we urge you to carefully read this entire prospectus and the documents incorporated by reference, including the "Risk Factors" section and our consolidated financial statements and the notes to those statements.

                                  PENTON MEDIA

OUR BUSINESS

     We are a leading, global business-to-business media company. We provide media products that deliver proprietary business information to owners, operators, managers, and professionals in the industries we serve. Through these products, we offer industry suppliers multiple ways to reach their customers and prospects as part of their sales and marketing efforts. We produce 61 specialized trade magazines, 125 trade shows and conferences, and online media products. We benefit from revenue diversification, primarily as a result of our business presence in 12 different industry sectors consisting of over 20,000 advertisers and exhibitors. We have an experienced management team with an average of over 20 years in the media industry.

     We believe we have leading media products in each of the 12 industry sectors we serve. According to Advertising Age's June 2001 annual ranking of magazines in the United States, we publish four of the 50 largest trade magazines, based on advertising revenues. We also own two of the largest trade shows in the United States based on net exhibit space, including the Internet World Spring show and the Natural Products Expo West show, according to the 2002 Tradeshow Week 200 directory. In addition, we produce online media products that provide unique, high-value content and that serve as an important information source within the industries we serve.


     Since our founding in 1892, we have grown from an industrial trade magazine publishing company into a leading, integrated business-to-business media company serving a range of industrial, technology, and retail markets. We are structured along industry rather than product lines. This enables us to promote our related group of products, including publications, trade shows and conferences, and online media, to our more than 20,000 customers. We have successfully introduced many new products in the industries we serve, and, since our spinoff in August 1998, we have acquired 25 companies. These product launches and acquisitions have benefited our company by:


     - strengthening our presence in our existing markets;

     - providing us with strong market positions in new markets;


     - diversifying our business into higher-margin trade shows and conferences; and


     - increasing our international product offerings.


     For the year ended December 31, 2001, our revenues were $371.6 million, our net loss was $104.1 million and our adjusted EBITDA was $40.3 million. For the six months ended June 30, 2002, our revenues were $129.2 million, our net loss applicable to common stockholders was $61.2 million and our adjusted EBITDA was $10.2 million. Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, and unusual items, as more fully described in "Management's Discussion and Analysis of Financial Condition and Results of Operations." In 2001, 56.6% of our revenue was from publications, 40.1% was from trade shows and conferences, and 3.3% was from online media products.


OUR PRODUCTS AND SERVICES


     Publications. We are one of the ten largest publishers of specialized trade magazines in the United States, according to American Business Media. In 2001, our publications represented $210.2 million of our revenues and $26.3 million of our adjusted EBITDA, before general and administrative costs. For the six months ended June 30, 2002, our publications represented $84.9 million of our revenues and $12.8 million of our adjusted EBITDA, before general and administrative costs.


     - We publish 61 specialized trade magazines with a total circulation of over 3.6 million. We also publish nine industry directories as well as buyers' guides for most of the industries we serve.


     - Advertising in 34 of our magazines is measured by audit services; of our measured titles, 27, or about 79%, are ranked either #1 or #2 in their target markets based on number of advertising pages.


     - We control the circulation of our publications so that they reach key decision makers in each of the industries we serve, providing our advertisers with a high-quality target audience.


     Trade Shows and Conferences. We have expanded our trade shows and conferences business since we became an independent company in August 1998. In 2001, our trade shows and conferences represented $149.2 million of our revenues and $52.5 million of our adjusted EBITDA, before general and administrative costs. For the six months ended June 30, 2002, our trade shows and conferences represented $38.1 million of our revenues and $8.7 million of our adjusted EBITDA, before general and administrative costs.


     - We currently produce 125 trade shows and conferences worldwide.

     - In 2001, our 15 largest trade shows generated revenues per rented square foot of exhibitor space at levels more than double that of industry averages.


     - We continuously evaluate the launch of new trade shows and conferences within the industry sectors we serve. In 2001, we launched two domestic Internet World Wireless shows, Streaming Media events in Germany and Japan, and the m-Commerce World Show in the United Kingdom.



     Online Media Products. We maintain a variety of market-specific online media offerings that enable buyers and sellers to access product information and news about their industry and to interact with each other through the Internet. Our products, including Web sites and electronic newsletters, offer proprietary content, targeted advertising, publication subscriber services, and trade show and conference information and registration. Online media products represented approximately 3.3% of our revenue in 2001, as compared to 1.5% of our revenue in 2000, and represented 4.8% of our revenue in the first six months of 2002.



OUR INDUSTRY



     The business-to-business communications industry is an important segment of the media industry. Veronis Suhler Stevenson estimated in July 2002 that the business-to-business communications industry will experience a 3.1% compound annual growth rate between 2001 and 2006 and will surpass $24 billion in revenue in 2006. Veronis Suhler also forecasted that, over the same period, spending on business-to-business magazines will grow at a compound annual growth rate of 2.0% and trade show spending will grow at a compound annual growth rate of 4.6%. In an October 2001 study by Yankelovich Partners and Harris Interactive, executives ranked business-to-business magazines and trade shows as the two most valuable media channels for both obtaining information and influencing and supporting their business purchasing decisions.



     The domestic business-to-business communications industry is highly fragmented. In June 2001, there were about 1,500 publishing companies, according to American Business Media; 5,200 trade magazine titles, according to Standard Rate & Data Service; and 3,000 trade shows in the United States and Canada produced by 1,500 independent companies and industry associations, according to Tradeshow Week Research Services.



     The business-to-business media industry experienced severe declines since 2001 as companies reduced their overall marketing expenditures in response to the global economic slowdown. While most publishers began to experience declines in the third quarter of 2001, technology-focused publishers realized declines starting in the beginning of 2001 with advertising pages down nearly 34% over 2000, according to Technology Advertising & Branding Report. The September 11th terrorist attacks exacerbated the downturn in the business-to-business media industry, causing greater business declines in the latter part of 2001. In 2001, business-to-business magazines serving the industry sectors analyzed in the Business Information Network experienced a year-over-year decline in advertising spending of over 20%. In addition, trade show and conference producers experienced significant declines in exhibition sales and attendance as travel fears and economic and political uncertainty adversely affected customers' marketing, education, and travel spending. According to Tradeshow Week, trade shows held in the fourth quarter of 2001 experienced the most severe decline ever recorded in the 29-year history of the publication's quarterly analysis, as attendance was down 20.4% over fourth quarter 2000 levels and the number of exhibitors was down 6.8% over the same period. Through the first quarter of 2002, trade shows continued to show declines as compared to the first quarter of 2001, according to Tradeshow Week.



OUR COMPETITIVE STRENGTHS


     We believe we have the following competitive strengths:

     - market leadership and strong reputation in industries served;

     - ability to capitalize on our established industry positions;

     - diversity of products, target industries, and customers; and

     - highly experienced management team, with deep industry relationships.

OUR BUSINESS STRATEGY


     Due to the difficult business environment, we have shifted the emphasis of our business strategy from accelerating growth to improving our profitability. In 2001 and the first six months of 2002, we experienced declines in our revenues and adjusted EBITDA due to the negative factors affecting our industry generally. The 2001 declines were most significant in the third and fourth quarters.



     Reduce Fixed Costs. In an effort to align our cost structure with the current business environment, we implemented a number of cost reduction initiatives. These efforts included eliminating over 550 positions from our workforce, freezing salaries and hiring, shutting down and consolidating more than 25 facilities worldwide, reducing capital spending, centralizing all information technology services, and other cost reductions.


     Restructure Product Portfolio. In an effort to improve the profitability of our publications, trade shows and conferences, and online media products, we aggressively restructured our product portfolio in the second half of 2001. This restructuring effort involved eliminating certain unprofitable products, including seven magazines, more than 20 trade shows and conferences and nearly 20 Web sites, reducing the production costs of certain of our trade magazines and co-locating certain of our events. We reduced magazine production costs through process improvements, automation of pre-press work, new printing and paper supply contracts, and selective reductions in frequency and circulation levels. In 2002, we are continuing to evaluate each of our products to determine whether additional properties should be eliminated or restructured. We believe these restructuring efforts will enable us to improve the adjusted EBITDA of our individual products without reducing their usefulness to our customers.

     Low-Risk, High-Return Growth Strategy. Due to the uncertain business environment, we intend to grow our business by launching new products that require minimal capital investment and by exporting our successful domestic products to other global markets. We launch new products by capitalizing on our existing knowledge base to identify growth segments within the market sectors we currently serve, using our proprietary databases to identify buyers and sellers within those markets, and leveraging our existing sales and marketing infrastructure to generate revenue without investing significant incremental capital.

OUR MARKETS AND SEGMENTS

     Our products serve 12 industry sectors, which we group into four segments:
Industry Media, Technology Media, Lifestyle Media, and Other Media.

1.  INDUSTRY MEDIA

                                                           KEY TRADE SHOWS                KEY ONLINE         % OF 2001
    INDUSTRY SECTORS          KEY PUBLICATIONS             AND CONFERENCES              MEDIA PRODUCTS        REVENUE
-------------------------  -----------------------  ------------------------------  -----------------------  ---------
 Manufacturing             IndustryWeek             Computers in                    newequipment.com             14
                           New Equipment Digest      Manufacturing                  industryweek.com
                           American Machinist
 Design/Engineering        Machine Design           Total Design Solutions          machinedesign.com             8
                           Hydraulics & Pneumatics   Shows
 Mechanical Systems/       Contracting Business     A/E/C SYSTEMS Computers for     contractingbusiness.com       4
  Construction             HPAC Engineering          Construction
                                                    HVAC Comfortech
                                                     Show
 Supply Chain              Material Handling        Supply Chain &                  totalsupplychain.com          3
                            Management               Logistics Conference
                           Supply Chain Technology   & Exhibition
                            News
 Government/Compliance     Government Product News                                  govgroup.com                  2
                           Occupational Hazards                                     occupationalhazards.com
 Aviation                  Air Transport World      ATW Awards &                    atwonline.com                 1
                                                     Conference

2.  TECHNOLOGY MEDIA

                                                           KEY TRADE SHOWS                KEY ONLINE         % OF 2001
    INDUSTRY SECTORS          KEY PUBLICATIONS             AND CONFERENCES              MEDIA PRODUCTS        REVENUE
-------------------------  -----------------------  ------------------------------  -----------------------  ---------
 Internet/Broadband        Internet World           Internet World                  internetworld.com            29
                           Boardwatch               Service Networks                streamingmedia.com
 Information Technology    Windows & .NET           .NET Developer                  iseriesnetwork.com           14
                           iSeries NEWS              Conferences                    winnetmag.com
                           SQL Server               Service Management
                                                     Europe
 Electronics               Electronic Design        Wireless Systems  Design        PlanetEE.com                 10
                           EE Product News          Conference &
                           Microwaves & RF           Expo

3.  LIFESTYLE MEDIA

                                                            KEY TRADE SHOW                KEY ONLINE         % OF 2001
     INDUSTRY SECTOR          KEY PUBLICATIONS              AND CONFERENCE               MEDIA PRODUCT        REVENUE
-------------------------  -----------------------  ------------------------------  -----------------------  ---------
 Natural Products          The Natural Foods        Natural Products Expos          healthwell.com                8
                            Merchandiser
                           Delicious Living

4.  OTHER MEDIA

                                                           KEY TRADE SHOWS                KEY ONLINE         % OF 2001
    INDUSTRY SECTORS          KEY PUBLICATIONS             AND CONFERENCES              MEDIA PRODUCTS        REVENUE
-------------------------  -----------------------  ------------------------------  -----------------------  ---------
 Food/Retail               Food Management          National Convenience            bakery-net.com                5
                           Modern Baking             Store Advisory                 foodservicesearch.com
                                                     Group Shows
                                                    Kids Marketing
                                                     Conference
 Leisure/Hospitality       Lodging Hospitality      International Leisure           LHOnline.com                  2
                                                     Industry Week

RECENT DEVELOPMENTS


     On August 20, 2002, we were notified by the New York Stock Exchange (NYSE) that our common stock is "below criteria" for continued listing because the average closing price of our common stock for a consecutive 30-day period prior to notification was below $1.00. Under NYSE guidelines, we must return our share price and average share price back above $1.00 by six months following receipt of the NYSE's notification. In the event that we fail to return to compliance during this time period, the NYSE has notified us that it will commence suspension and delisting procedures for our common stock.



     The NYSE notified us that it may make an appraisal of, and determine on an individual basis, the suitability for continued listing of our common stock based on other factors such as an abnormally low share price. The NYSE noted that our common stock has recently traded as low as $.33, which is often viewed by the New York Stock Exchange as abnormally low. The NYSE informed us that continued trading at this price level may require the NYSE to make more immediate qualitative continued listing determinations.



     In accordance with NYSE rules, we have acknowledged to the NYSE receipt of this notification and our intention to cure this deficiency. There can be no assurance, however, that we will be able to do so.


     In April 2002, we reached an agreement with the convertible preferred stockholders to eliminate the scheduled ten year redemption date of the convertible preferred stock and on May 31, 2002, our stockholders approved an amendment to the Series B Preferred Stock Certificate of Designation to remove the scheduled redemption feature. In exchange for removing the scheduled redemption date we agreed to grant the holders of any outstanding convertible preferred stock on March 18, 2008, the right to require us to seek a buyer for substantially all of our assets or issued and outstanding capital stock. We sought the amendment to eliminate the requirement to accrete the convertible preferred stock to the maximum possible redemption amount by such date. However, we did not seek to eliminate the convertible preferred stockholders' right to require us to redeem the security upon the occurrence of certain contingent events. To the extent that redemption of the convertible preferred stock becomes probable in the future pursuant to a contingent redemption provision of the convertible preferred stock, accretion to the maximum redemption amount will be required at such time. Prior to the stockholder approval on May 31, 2002, we had to accrete, using the interest method, a portion of the maximum liquidation preference at maturity. In addition, certain features of the convertible preferred stock had to be accounted for as embedded derivatives, which required mark to market accounting that could have potentially resulted in significant swings in our net income and our earnings per share.


     As a result of the stockholder approval on May 31, 2002, accretion is no longer required and approximately $42.1 million of unamortized beneficial conversion feature was recognized immediately as a charge to capital in excess of par and credit to mandatorily redeemable convertible preferred stock on the Balance Sheet, and as a reduction of income or loss available to common stockholders in the Statement of Operations. In addition, mark to market accounting for the embedded derivatives is no longer required subsequent to May 31, 2002.



     The elimination of the mandatory redemption date does not alter the mezzanine classification of the convertible preferred stock in the balance sheet, because of the existence of other redemption provisions in the convertible preferred stock agreement, such as the optional redemption in the event of a change in control by the holder of the convertible preferred stock.


     Even without the scheduled redemption feature, however, any accrued dividends on the convertible preferred stock will still be reflected as a reduction in earnings per share available to common stockholders.

     In addition to approving the removal of the redemption feature of the convertible preferred stock, as noted above, stockholders at the annual meeting held on May 31, 2002 approved the issuance of common stock upon conversion of the convertible preferred stock and exercise of the warrants and a related proposal to increase the number of authorized shares of our common stock to
155.0 million.

                         INFORMATION ABOUT THE COMPANY

     We became an independent company, incorporated in the State of Delaware, as a result of our spinoff from Pittway Corporation in August 1998. Our principal executive office is located at 1300 East Ninth Street, Cleveland, Ohio 44114, and our telephone number is (216) 696-7000. Our common stock is listed on The New York Stock Exchange under the symbol "PME."

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER............   We are offering to exchange $157.5 million in
                                 principal amount of our 11 7/8% senior secured notes due 2007, which have been registered under the federal securities laws, for $157.5 million in principal amount of our outstanding unregistered 11 7/8% senior secured notes due
                                 2007, which we issued on March 28, 2002 in a private offering. You have the right to exchange your outstanding notes for exchange notes with substantially identical terms.

                                 In order for your outstanding notes to be exchanged, you must properly tender them prior to the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration of the exchange offer.

REGISTRATION RIGHTS
AGREEMENT.....................   We issued the outstanding notes on March 28,
                                 2002 to an initial purchaser. At that time, we signed a registration rights agreement with the initial purchaser, which requires us to conduct this exchange offer. This exchange offer is intended to satisfy those rights set forth in the registration rights agreement. After the exchange offer is complete, you will not have any further rights under the registration rights agreement, including any right to require us to register any outstanding notes that you do not exchange or to pay you liquidated damages.

FAILURE TO EXCHANGE YOUR
OUTSTANDING NOTES.............   If you do not exchange your outstanding notes
                                 for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing those notes. In general, you may not offer or sell your outstanding notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

EXPIRATION DATE...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2002, unless
                                 we decide to extend the expiration date.

CONDITIONS TO THE EXCHANGE
OFFER.........................   We will complete this exchange offer only if:

                                 - there is no change in the laws and
                                   regulations that would impair our ability to proceed with this exchange offer;

                                 - there is no change in the current
                                   interpretation of the staff of the SEC that permits resales of the exchange notes; and

                                 - there is no stop order issued by the SEC that
                                   would suspend the effectiveness of the
                                   registration statement that includes this prospectus or the qualification of the exchange notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING
NOTES.........................   If you wish to tender your outstanding notes
                                 for exchange, you must:

                                 - complete and sign the enclosed letter of
                                   transmittal by following the related
                                   instructions; and

                                 - send the letter of transmittal, as directed
                                   in the instructions, together with any other required documents, to the exchange agent, either (1) with the outstanding notes to be tendered or (2) in compliance with the specific procedures for guaranteed delivery of the outstanding notes.

                                 Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                                 Please do not send your letter of transmittal or certificates representing your outstanding notes to us. Those documents should only be sent the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The Exchange Offer--Exchange Agent."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   If your outstanding notes are registered in the
                                 name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. See "The Exchange
                                 Offer--Procedures for Tendering."


WITHDRAWAL RIGHTS.............   You may withdraw the tender of your outstanding
                                 notes at any time prior to the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures as described under the heading "The
                                 Exchange Offer--Withdrawal of Tenders."


FEDERAL INCOME TAX
CONSIDERATIONS................   The exchange of outstanding notes for the
                                 exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes.

RESALES OF EXCHANGE NOTES.....   We believe that you will be able to offer for
                                 resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery requirements of the federal securities laws, unless you are a broker-dealer receiving exchange notes for your own account, provided that:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of business;

                                 - you do not have any arrangement or
                                   understanding with any person to participate in the distribution of the outstanding notes or the exchange notes;

                                 - you are not engaged in, and do not intend to
                                   engage in, a distribution of the exchange notes;

                                 - you are not one of our "affiliates," as
                                   defined in Rule 405 of the Securities Act.


                                 Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. We have not considered this exchange offer in the context of a no-action letter, and we cannot assure you that that the staff would make a similar determination with respect to this exchange offer.

                                 If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume or indemnify you against this liability.

                                 Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution."

EXCHANGE AGENT................   The exchange agent for the exchange offer is
                                 U.S. Bank National Association. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange
                                 Offer--Exchange Agent" and in the letter of transmittal.

                               THE EXCHANGE NOTES

ISSUER........................   Penton Media, Inc.

EXCHANGE NOTES................   $157.5 million aggregate principal amount of
                                 11 7/8% senior secured notes due 2007.

MATURITY DATE.................   October 1, 2007.

INTEREST PAYMENTS.............   The exchange notes will bear interest at the
                                 rate of 11 7/8% per year, payable
                                 semi-annually, in arrears, on April 1 and October 1 of each year, commencing on October
                                 1, 2002.

OPTIONAL REDEMPTION...........   We may redeem the exchange notes, in whole or
                                 in part, on or after October 1, 2005 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and liquidated damages, if any.

                                 In addition, on or prior to October 1, 2005, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of one or more public equity offerings. See "Description of Notes--Optional Redemption" for more information.


SUBSIDIARY GUARANTEES.........   A significant portion of our operations is
                                 conducted through our subsidiaries. Our
                                 obligations under the notes will be fully and unconditionally guaranteed on a senior basis by all of our domestic subsidiaries. For the twelve months ended June 30, 2002, our domestic subsidiaries generated approximately 21.7% of our adjusted EBITDA and Penton Media, Inc.
                                 generated approximately 79.3% of our adjusted
                                 EBITDA. At June 30, 2002, our domestic
                                 subsidiaries represented approximately 43.1% of our total assets.


RANKING AND SECURITY..........   The exchange notes will be our senior secured
                                 obligations and will rank senior in right of payment to all of our subordinated indebtedness, including our 10 3/8% senior subordinated notes due 2011, and equal in right of payment with all of our senior indebtedness.
                                 The guarantees will be senior secured
                                 obligations of each of the subsidiary
                                 guarantors and will rank senior in right of payment to all subordinated indebtedness of the subsidiary guarantors, including the guarantees of our 10 3/8% senior subordinated notes, and equal in right of payment with all of their senior indebtedness. The exchange notes and guarantees will be secured by a lien on substantially all of our assets and those of the subsidiary guarantors, other than specified excluded assets. The collateral includes, among other things, accounts receivable, certain deposit accounts, equipment, general intangibles (including, but not limited to, contract rights and certain intellectual property), intercompany loans, inventory, securities accounts, the capital stock of certain subsidiaries including Donohue Meehan
                                 Publishing Company, and proceeds of the
                                 foregoing, in each case subject to certain customary exceptions and to the extent not included in the excluded assets. The excluded assets consist of, among other things, the capital stock of Duke Communications
                                 International, Inc. and Internet World Media,
                                 Inc., the capital stock of the foreign
                                 subsidiaries directly owned by us or the subsidiary guarantors which exceed 65% of the outstanding capital stock or equity interests of such foreign subsidiaries, and all of the capital stock of our other foreign subsidiaries. For the twelve months ended June
                                 30, 2002, Duke Communications and Internet
                                 World Media generated approximately 14.9% of our adjusted EBITDA, before general and administrative costs. The assets securing the notes and the guarantees, as well as some of the excluded assets, also secure our obligations under our credit facility. The lien on the assets securing our obligations under the exchange notes and the guarantees is junior to the lien on these assets securing our obligations under the credit facility.
                                 Accordingly, the exchange notes and the
                                 guarantees will be effectively junior to indebtedness outstanding under the credit facility to the extent of the assets subject to the senior lien. The exchange notes and the guarantees also will be effectively junior to indebtedness of our subsidiaries that will not guarantee the exchange notes. As of June 30, 2002, the exchange notes were effectively subordinated to $0.4 million of outstanding debt, excluding intercompany debt, of our non-guarantor subsidiaries.


CHANGE OF CONTROL.............   Upon a change of control, you may require us to
                                 repurchase all or a portion of your exchange notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. The term "change of control" is defined in "Description of Notes--Certain
                                 Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control."

RESTRICTIVE COVENANTS.........   The indenture governing the exchange notes
                                 contains covenants that limit our and our subsidiaries' ability to, among other things:

                                 - pay dividends, redeem capital stock, and make
                                   other restricted payments and investments;

                                 - incur additional debt or issue disqualified
                                   capital stock;

                                 - enter into agreements that restrict our
                                   subsidiaries from paying dividends or other distributions, making loans, or otherwise transferring assets to us or to any other subsidiaries;

                                 - create liens on assets;

                                 - engage in transactions with affiliates;

                                 - sell assets, including capital stock of
                                   subsidiaries; and

                                 - merge, consolidate, or sell all or
                                   substantially all of our assets and the
                                   assets of our subsidiaries.

                                 All of these limitations are subject to
                                 important exceptions and qualifications
                                 described under "Description of Notes--Certain Covenants."

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 issuance of the exchange notes. See "Use of Proceeds."

RISK FACTORS..................   You should consider the matters set forth in
                                 this prospectus under the heading "Risk
                                 Factors" before exchanging any outstanding notes.

                       SUMMARY HISTORICAL FINANCIAL DATA


     The following tables present our summary historical financial data. The summary historical statement of operations data for each of the three years in the period ended December 31, 2001 have been derived from our audited consolidated financial statements and related notes, which appear elsewhere in this prospectus. The summary historical statement of income data for the six months ended June 30, 2001 and 2002 and the summary balance sheet data as of June 30, 2002 have been derived from our unaudited interim financial statements and related notes, which appear elsewhere in this prospectus and, in the opinion of management, include all adjustments that are necessary for a fair presentation of our financial position and operating results for these periods. The results of operations for interim periods are not necessarily indicative of results for a full year's operations.



     Pro forma interest expense, net is calculated as if the proceeds from the offering of the outstanding notes together with the proceeds of the 10 3/8% senior subordinated notes and convertible preferred stock issued in March 2002, net of finance fees, had been used to repay all of the outstanding indebtedness under our credit facility.


     You should read the following information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

     You should also consider the following when reading the summary data in the tables below:

     - All historical amounts have been restated to reflect the classification of our Printing segment and Direct Mail segment as discontinued in 1999.

     - Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, non-cash compensation and unusual items. Unusual items include such things as restructuring charges and gain on sale of investments.

     - Adjusted EBITDA margin equals adjusted EBITDA divided by total revenues.


     - Net debt equals total debt less cash and cash equivalents.


     - Working capital (deficit) equals current assets, excluding cash and cash equivalents, less current liabilities.


     - For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pre-tax income from continuing operations before income (loss) from equity investees plus fixed charges less preferred stock dividend requirements. Fixed charges consist of interest expense, amortized finance fees, preferred stock dividends, and one-third of rental expense, which is considered representative of the interest component of rental expense. On both a historical and pro forma basis, earnings were insufficient to cover fixed charges by $122.9 million and $125.9 million, respectively, for the twelve months ended December 31, 2001. In addition, on a historical and pro forma basis, earnings were insufficient to cover fixed charges by $70.9 million and $78.8 million, respectively, for the six months ended June 30, 2002.


     We have included adjusted EBITDA because we believe that investors find it to be a useful tool for measuring a company's ability to generate cash. Adjusted EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and is not calculated in the same way by all companies. In addition, you should not consider adjusted EBITDA as a substitute for net income or net loss, as an indicator of our operating performance or cash flow, or as a measure of liquidity, as adjusted EBITDA has no basis under generally accepted accounting principles.

                                                                                            TWELVE
                                                                      SIX MONTHS ENDED      MONTHS
                                       YEAR ENDED DECEMBER 31,            JUNE 30,           ENDED
                                   -------------------------------   -------------------   JUNE 30,
                                     1999       2000       2001        2001       2002       2002
                                   --------   --------   ---------   --------   --------   ---------
                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Publishing.....................  $202,472   $230,120   $ 210,208   $115,565   $ 84,877   $ 179,520
  Trade shows and conferences....    97,444    168,436     149,202     97,367     38,053      89,888
  Online media...................       908      6,015      12,142      6,538      6,254      11,858
                                   --------   --------   ---------   --------   --------   ---------
     Total revenues..............   300,824    404,571     371,552    219,470    129,184     281,266
Operating expenses...............   261,434    349,860     465,130    211,929    138,345     391,546
                                   --------   --------   ---------   --------   --------   ---------
Operating income (loss)..........    39,390     54,711     (93,578)     7,541     (9,161)   (110,280)
Interest expense.................   (21,563)   (19,485)    (30,487)   (13,069)   (18,920)    (36,338)
Interest income..................       432      5,352       1,766        819        460       1,407
Gain on sale of investments......     5,906    110,210          --         --      1,491       1,491
Writedown of Internet
  investments....................        --     (9,490)        824         --         --         824
Miscellaneous, net...............      (170)       (64)     (2,839)    (1,450)      (341)     (1,730)
Benefit (provision) for income
  taxes..........................   (16,065)   (61,559)     20,207       (602)    10,014      30,823
Income (loss) from discontinued
  operations.....................        33         --          --         --         --          --
Gain (loss) on sale of
  discontinued operations........     8,660        (85)         --         --         --          --
Extraordinary item...............    (8,413)        --          --         --        166         166
                                   --------   --------   ---------   --------   --------   ---------
Net income (loss)................     8,210     79,590    (104,107)    (6,761)   (16,291)   (113,637)
Amortization of deemed dividend
  and accretion of preferred
  stock..........................        --         --          --         --    (44,861)    (44,861)
                                   --------   --------   ---------   --------   --------   ---------
Net income (loss) applicable to
  common stockholders............  $  8,210   $ 79,590   $(104,107)  $ (6,761)  $(61,152)  $(158,498)
                                   ========   ========   =========   ========   ========   =========
OTHER DATA:
Adjusted EBITDA:
  Operating income (loss)........  $ 39,390   $ 54,711   $ (93,578)  $  7,541   $ (9,161)  $(110,280)
  Depreciation and
     amortization................    27,918     33,431      45,492     22,714     10,140      32,918
  Impairment of other assets.....        --      1,051      69,565         --        136      69,701
  Impairment of Internet
     assets......................        --      2,095          --         --         --          --
  Non-cash compensation..........        --      2,164         652      1,445      1,544         751
  Restructuring charges..........        --         --      18,790      5,567      7,506      20,729
                                   --------   --------   ---------   --------   --------   ---------
     Adjusted EBITDA.............  $ 67,308   $ 93,452   $  40,921   $ 37,267   $ 10,165   $  13,819
Adjusted EBITDA margin...........      22.4%      23.1%       11.0%      17.0%       7.9%        4.9%
Capital expenditures, excluding
  businesses acquired............  $  5,884   $ 27,272   $   7,602   $  5,448   $  1,773   $   3,927
Pro forma interest expense, net.........................................................      44,986
Ratio of adjusted EBITDA to pro forma interest expense, net.............................         0.3x
Ratio of earnings to fixed
  charges........................       1.9x       7.2x        n/m        n/m        n/m         n/m

                                                               AS OF JUNE 30, 2002
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................         $ 22,589
Working capital (deficit)...................................          (12,306)
Goodwill and other intangibles..............................          552,620
Total assets................................................          684,223
Senior debt.................................................          328,039
Total debt..................................................          328,456
Mandatorily redeemable preferred stock......................           44,861
Other stockholders' equity..................................          206,679

                                  RISK FACTORS

     An investment in the exchange notes involves risk. In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the following risk factors before exchanging any outstanding notes.

            RISKS RELATING TO OUR DEBT, INCLUDING THE EXCHANGE NOTES

OUR SIGNIFICANT AMOUNT OF DEBT MAY LIMIT OUR OPERATIONS AND FLEXIBILITY.


     At June 30, 2002, we had total indebtedness of approximately $328.5 million, excluding approximately $3.8 million of original issue discount on our 10 3/8% senior subordinated notes and approximately $0.8 million of original issue discount on our 11 7/8% senior secured notes, and our ratio of total debt to adjusted EBITDA for the twelve months ended June 30, 2002 was 23.8x. Subject to restrictions in our debt instruments, including a borrowing base formula in our credit facility, we had the ability to incur additional indebtedness, including up to approximately $23.0 million under our credit facility at June 30, 2002.


     The level of our indebtedness could have important consequences, including:

     - limiting cash flow available for general corporate purposes, including capital expenditures, because a substantial portion of our cash flow from operations must be dedicated to servicing our debt;

     - limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures, or acquisitions;

     - making us more vulnerable in the event of a further downturn in general economic conditions or in our business;

     - limiting our flexibility in reacting to competitive and other changes in our industry; and

     - making it more difficult to satisfy our obligations under the exchange notes.

     Our current debt levels have subjected us to the risks described above. If new debt is added to our current debt levels, the impact of these substantial risks would intensify.

WE MAY NOT BE ABLE TO SERVICE OUR DEBT.

     Our ability to pay or to refinance our indebtedness, including the exchange notes, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, business, and other factors beyond our control.


     We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenues and cost-saving efforts will be realized on schedule or at all, or that future borrowings will be available to us under our credit facility or otherwise in amounts sufficient to enable us to service our debt obligations, to pay our indebtedness, including the exchange notes, at maturity or otherwise, or to fund our other liquidity needs. As of June 30, 2002, our ratio of adjusted EBITDA to pro forma interest expense, net was 0.3x. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to further restructure or refinance our indebtedness, sell assets, or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all, which could cause us to default on our obligations and impair our liquidity. Our ability to restructure or refinance will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of the convertible preferred stock and warrants to purchase common stock, including the conversion price, dividend, and liquidation preference adjustment provisions that could result in substantial dilution to stockholders, the redemption price premiums, and board representation rights, could negatively impact our ability to access the equity markets in the future.

     Because a significant portion of our operations currently is conducted through our subsidiaries, our ability to pay our indebtedness, including the exchange notes, is also dependent on the cash flows of our subsidiaries and the distribution of those cash flows to us, or upon loans or other payments of funds by our subsidiaries to us. The ability of our subsidiaries to make distributions or other payments to us will depend upon their operating results and applicable laws and any contractual restrictions contained in the instruments governing their indebtedness. If money generated by our subsidiaries is not available to us, our ability to repay our indebtedness, including the exchange notes, may be adversely affected.


     In addition, our subsidiaries that will not guarantee the exchange notes will have no direct obligation to pay amounts due on the exchange notes. As a result, the exchange notes will generally have the effect of being subordinated to all indebtedness and other liabilities of those subsidiaries, including obligations in respect of any preferred stock of such subsidiaries. For the twelve months ended June 30, 2002, our subsidiaries that will not guarantee the exchange notes generated negative adjusted EBITDA of approximately $1.0 million, before general and administrative costs, and at June 30, 2002, they represented approximately 4.9% of our total assets and had $0.4 million of total debt, in each case before intercompany items.


THE TERMS OF OUR DEBT INSTRUMENTS AND PREFERRED STOCK IMPOSE FINANCIAL AND OPERATING RESTRICTIONS.

     The indenture governing our 10 3/8% senior subordinated notes, our credit facility, our new convertible preferred stock, and the indenture governing the exchange notes contain restrictive covenants that limit our ability to engage in a variety of transactions, including incurring or guaranteeing additional indebtedness, making investments, creating liens on our assets, transferring or selling our assets, paying dividends, or engaging in mergers, acquisitions, or consolidations. The terms of our credit facility prohibit us from voluntarily prepaying certain indebtedness, including the exchange notes.

     A breach of any of the covenants or other provisions in our debt instruments could result in a default thereunder. Upon the occurrence of an event of default under our credit facility, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit, which would adversely affect our ability to fund our operations. An acceleration of the amounts due under our credit facility would cause us to be in default under the indenture governing our 10 3/8% senior subordinated notes and the indenture governing the exchange notes, enabling acceleration of amounts outstanding under each indenture. The exchange notes and the guarantees will be secured by a second priority lien on substantially all of our and the guarantors' assets, other than specified excluded assets. These assets, as well as some of the excluded assets, also secure our obligations under our credit facility. If we are unable to repay any accelerated amounts under the credit facility or the exchange notes, the respective lenders could proceed against the collateral granted to them to secure that indebtedness. If the lenders under our credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay all of our indebtedness. See "--The value of the collateral securing the exchange notes may not be sufficient to satisfy all amounts we owe under our credit facility and the indenture."

THE VALUE OF THE COLLATERAL SECURING THE EXCHANGE NOTES MAY NOT BE SUFFICIENT TO SATISFY ALL AMOUNTS WE OWE UNDER OUR CREDIT FACILITY AND THE INDENTURE.


     We will secure our obligations under the exchange notes by granting a security interest in and/or pledging substantially all of our assets other than specified excluded assets, and each guarantor will secure its obligations under its guarantee by granting a security interest in and/or pledging substantially all of its assets other than specified excluded assets. These assets, as well as some of the excluded assets, also secure our obligations under the credit facility. The excluded assets consist of, among other things, the capital stock of Duke Communications International, Inc. and Internet World Media, Inc., the capital stock of the foreign subsidiaries directly owned by us or the subsidiary guarantors which exceed 65% of the outstanding capital stock or equity interests of such foreign subsidiaries, and all of the capital stock of our other foreign subsidiaries. Steps to perfect liens on capital stock of our foreign subsidiaries included in the collateral have not been taken in the jurisdictions of organization of such foreign subsidiaries, which may limit our rights in such collateral. For the twelve months ended June 30, 2002, Duke Communications and Internet World Media generated approximately 14.9% of our adjusted EBITDA, before general and administrative costs. Further, the lien on our and the guarantors' assets securing the exchange notes and the guarantees will be junior to the lien on these assets securing obligations under our credit facility. The fact that the lenders under the credit facility will have a first priority lien on the security means that in any liquidation of the collateral, the proceeds would be applied first to amounts due under the credit facility. The collateral's value may not suffice to pay all amounts due under both the credit facility and the exchange notes. See "Description of Notes--Security."

     We did not prepare any appraisals of the collateral in connection with this offering. The value of the collateral in the event of a liquidation will depend upon market and economic conditions, including the availability of buyers, and other factors. By its nature, some or all of the collateral will be illiquid and may have no readily ascertainable market value. A substantial portion of our asset value is goodwill. Likewise, the collateral may not be saleable, or, if saleable, there could be substantial delays in its liquidation. Accordingly, the proceeds of any sale of the collateral pursuant to the indenture governing the exchange notes and the related collateral agreements following an event of default may be substantially less than amounts due under the exchange notes. If the proceeds from the sale of any of the collateral were not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against the remaining assets.

     The trustee under the indenture and lenders under our credit facility have entered into an intercreditor agreement to govern the relationship among them, including their obligations and rights regarding the shared collateral. Financing by multiple lenders with security interests in common collateral may result in increased complexity and lack of flexibility in a debt restructuring or other workout relating to us. Furthermore, under the intercreditor agreement, the trustee's remedies in the event of a default will be limited. Under the intercreditor agreement, if the exchange notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have obligations outstanding under our credit facility, the trustee will not have the right to foreclose upon the collateral unless and until the lenders under the credit facility fail to take steps to exercise remedies with respect to or in connection with the collateral within 180 days following notice to such lenders of the occurrence of an event of default under the indenture. In addition, the intercreditor agreement will prevent the trustee and the holders of the exchange notes from pursuing remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement also provides that the net proceeds from the sale of collateral will first be applied to obligations outstanding under the credit facility and thereafter to the holders of the exchange notes.

     The right of the trustee to repossess and dispose of the collateral securing the exchange notes upon the occurrence of an event of default under the indenture is likely to be significantly impaired by bankruptcy law if a bankruptcy case were to be commenced by or against us or any of the guarantors before the trustee is able to repossess and dispose of the collateral. See "--Bankruptcy may delay payment on the exchange notes and execution on the collateral."

IF A CHANGE OF CONTROL OCCURS, WE MAY NOT HAVE SUFFICIENT FUNDS TO REPURCHASE YOUR EXCHANGE NOTES.

     Upon the occurrence of specified change of control events, you may require us to repurchase all or a portion of your exchange notes at 101% of their principal amount, plus accrued interest and liquidated damages, if any. In some circumstances, a change of control could result from circumstances beyond our control. If a change of control occurs, we may not be able to pay the repurchase price for all of the exchange notes submitted for repurchase. In addition, our credit facility provides that any event constituting a change of control under the indenture will constitute an event of default under the credit facility and could result in the acceleration of our obligations under that facility. Future credit agreements or other agreements relating to our debt may contain similar provisions. In addition, some important corporate events, such as leveraged recapitalizations that would increase the level of our debt, would not constitute a change of control under the indenture governing the exchange notes. In addition, the terms of our new convertible preferred stock require us to pay the liquidation value of the convertible preferred stock to the holders thereof upon the occurrence of specified change of control events. If at that time we are prohibited by the terms of the indenture governing the exchange notes from making such payments, we will be in default under the terms of the convertible preferred stock. For more details, see "Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control" in the "Description of Notes" section.

UNDER SOME CIRCUMSTANCES, A COURT COULD CANCEL THE SUBSIDIARY GUARANTEES AND PLEDGES.

     All of our domestic subsidiaries will guarantee the exchange notes and will grant a security interest in and/or pledge certain of their assets to the trustee to secure their obligations under their guarantees. In the event of the bankruptcy or financial difficulty of a subsidiary, such subsidiary's obligations under its guarantee and any security interest granted to secure such guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, a court might avoid (that is, cancel) those obligations and security interests if it concluded that such obligations were incurred and such security interests were granted for less than reasonably equivalent value or fair consideration, at a time when the subsidiary was or was rendered insolvent, was left with inadequate capital to conduct its business, or believed or reasonably should have believed that it would incur debts beyond its ability to pay. The court might also avoid a subsidiary's guarantee and its grant of a security interest to the trustee, without regard to those factors, if it found that the subsidiary entered into its guarantee or granted the security interest with actual intent to hinder, delay, or defraud its creditors.

     A court would likely conclude that a subsidiary did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in this offering. If a court avoided a subsidiary's guarantee, you would no longer have a claim against that subsidiary. In addition, the court might direct you to repay any amounts already received from the subsidiary. If the court were to avoid a subsidiary's guarantee, we cannot assure you that funds would be available to pay the exchange notes from another subsidiary guarantor or from any other source.

     The test for determining solvency for purposes of the foregoing will depend on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent if either (a) the sum of its existing debts exceeds the fair value of all of its property or (b) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

     The indenture states that the obligations of each subsidiary on its guarantee will be limited in a manner intended to cause it not to be subject to avoidance as a fraudulent transfer under applicable law. We cannot assure you that this limitation will protect the guarantees from fraudulent transfer attack or, if it does, that the guarantees will be in amounts sufficient, if necessary, to pay the exchange notes when due.

BANKRUPTCY MAY DELAY PAYMENT ON THE EXCHANGE NOTES AND EXECUTION ON THE COLLATERAL.

     The Bankruptcy Code generally prohibits the payment of pre-bankruptcy debt by a company that commences a bankruptcy case. If we and all of our subsidiaries became debtors in bankruptcy cases, so long as the cases were pending you would likely not receive any payment of principal or interest due under the exchange notes. In addition, under the Bankruptcy Code, a claim is a secured claim only to the extent of the value of the creditor's interest in the collateral securing the claim. Because your lien in the collateral is junior to the lien in such collateral under the credit facility, you would be deemed to be secured only to the extent, if any, that the value of the collateral securing the exchange notes exceeds our obligations under the credit facility.

     The Bankruptcy Code prohibits a debtor's secured creditor from exercising its rights with respect to the secured creditor's collateral without bankruptcy court authorization. Thus, if we and our subsidiaries became debtors in bankruptcy cases, the trustee could not exercise its rights under the indenture to repossess and dispose of the collateral without first seeking court approval. It is uncertain whether or when the court would grant that approval. The Bankruptcy Code permits a debtor, in some circumstances, to retain and to use collateral (and the proceeds thereof), so long as the secured creditor receives "adequate protection" of its interest in the collateral. Due to the junior nature of your lien, as discussed above, you may not be entitled to "adequate protection." Moreover, because the term "adequate protection" lacks a precise definition, and because the bankruptcy court has broad discretionary powers, it is impossible to predict if and to what extent holders of exchange notes would be compensated for any delay in payment or depreciation in the collateral's value.

     In most instances, the Bankruptcy Code prohibits the accrual of interest after a case's commencement, except with respect to claims that are oversecured. Accordingly, unless the bankruptcy court concluded that the collateral securing the exchange notes exceeded (a) the amount outstanding under the credit facility and (b) the principal amount outstanding under the exchange notes, the amount of your claims, based on the exchange notes, would not accrue interest and would be fixed as of the time of bankruptcy, regardless of the length of the bankruptcy case and the delay in payment.

     The Bankruptcy Code generally provides for the payment of secured claims (in the amount determined as of the date of bankruptcy) in full. As discussed above, however, your claims will be secured only to the extent, if any, that the value of the collateral exceeds amounts outstanding under the credit facility. The remaining portion of your claims will constitute unsecured claims. In most bankruptcy cases, holders of unsecured claims receive significantly less than the face amount of their claims.

WE MAY LOSE CONTROL OF OUR BOARD.

     The terms of the convertible preferred stock entitle the holders thereof initially to three board seats. However, at such time as the holders of convertible preferred stock cease to hold shares of convertible preferred stock having an aggregate liquidation preference of at least $25.0 million, they will lose the right to appoint the director for one of these three board seats.

     Upon the occurrence of the following events, the holders of a majority of the convertible preferred stock may nominate two additional members to our board of directors and, if such triggering events have not been cured or waived prior to the end of the next succeeding quarter, may appoint one less than a minimum majority of our board of directors:

     - Failure to comply with the other covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement and such failure is not cured within 90 days;

     - Any representation or warranty in the convertible preferred stock purchase agreement is proven to be false or incorrect in any material respect; and

     - Any default that results in the acceleration of indebtedness, where the principal amount of such indebtedness, when added to the principal amount of all other indebtedness then in default, exceeds $5.0 million or final judgments for the payment of money aggregating more than $1.0 million (net of insurance proceeds) are entered against us and are not discharged, dismissed, or stayed pending appeal within 90 days after entry.

     Upon the occurrence of the following events, the holders of a majority of the convertible preferred stock may appoint one less than a minimum majority of our board of directors:

     - Failure to pay the liquidation preference or any cash dividends, to the extent declared, when due; and

     - Failure to comply with specified covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement.

     Upon the occurrence of the following event, the holders of a majority of the convertible preferred stock may appoint a minimum majority of our board of directors:

     - We initiate or consent to proceedings under any applicable bankruptcy, insolvency, composition, or other similar laws or make a conveyance or assignment for the benefit of our creditors generally or any holders of any lien takes possession of, or a receiver, administrator, or other similar officer is appointed for, all or substantially all of our properties, assets or revenues and is not discharged within 90 days.

     On March 19, 2008, the holders of a majority of the convertible preferred stock then outstanding, if any, will be entitled to appoint one less than a minimum majority of our board of directors, subject to the right to appoint a minimum majority of our board of directors as described in the immediately preceding paragraph.

     At such time as the holders of convertible preferred stock cease to hold shares of convertible preferred stock having an aggregate liquidation preference of at least $10.0 million and such holders' beneficial ownership of our convertible preferred stock and common stock constitutes less than 5% of the aggregate voting power of our voting securities, the holders of convertible preferred stock will no longer have the right to any directors.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

     We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

     If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for such outstanding notes could be negatively affected due to the limited amount expected to remain outstanding following the completion of the exchange offer.

                         RISKS RELATING TO OUR BUSINESS


TRADE SHOW AND CONFERENCE ATTENDANCE DECLINED SIGNIFICANTLY IN 2001 AND FIRST HALF OF 2002 AS A RESULT OF THE SLOWDOWN OF ECONOMIES IN THE UNITED STATES, EUROPE, AND ASIA AND THE SEPTEMBER 11, 2001 TERRORIST ATTACKS, AND A CONTINUED DECLINE WOULD HAVE A FURTHER MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.



     Prior to the attacks on the United States on September 11, 2001, bookings for most of our events scheduled for the fourth quarter of 2001 were running well behind 2000 bookings primarily due to the slowdown of economies in the United States, Europe, and Asia. For 2001, our trade shows and conferences revenues decreased $19.2 million and trade shows and conferences adjusted EBITDA, before general and administrative costs, decreased $26.3 million from prior year levels. Advance bookings for our trade shows and conferences continue to be at levels lower than in prior periods. Trade show and conference revenues declined $59.3 million, or 60.9%, to $38.1 million for the six months ended June 30, 2002. Adjusted EBITDA for the same period declined $32.6 million, or 79.0%, to $8.7 million. Because our trade shows and conferences business typically generates higher margins than our other businesses, decreases in trade shows and conferences revenues cause a disproportionately greater decrease in our total adjusted EBITDA than do revenue decreases in our other businesses. The decline was due primarily to the significant drop in revenues in our Internet/broadband market, with our Internet World Spring, Service Networks Spring, Internet World UK and Streaming Media West shows being the most significantly impacted.


     Since September 11, 2001, there has been a decline in air travel due to, among other things, the public's general reluctance to travel and fears regarding additional acts of terrorism, as well as reduced operations by airlines due to, among other things, decreased demands for air travel, new security directives, and increased costs. The magnitude and duration of these effects are unknown, but our trade shows and conferences have been negatively affected. We believe the September attacks caused as much as an additional 10% to 15% reduction in revenues for the events completed in the fourth quarter of 2001. Continued negative market conditions due to the weakened U.S. economy, the September 11, 2001 terrorist attacks, any future
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

occurrences of similar terrorist activities, or threats of such activities and actions by the United States and other countries that perpetuate a climate of war could cause more disruption of our trade shows and conferences. If attendance decreases further, our business, results of operations, and financial condition would be materially adversely affected.

OUR INTERNET/BROADBAND BUSINESS HAS SIGNIFICANTLY DECLINED, AND A CONTINUED DECLINE WOULD HAVE A FURTHER MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.


     In 2001, our Internet/Broadband industry sector produced 29% of our revenue, compared to 36% in 2000. Prior to the events of September 11, 2001, we were experiencing a general decline in this sector as a result of both the failure of many Internet products and services companies and the general U.S. economic decline. Some of our customers went out of business or chose not to participate in our trade shows and conferences as part of a general trend toward decreased information technology spending. For example, we saw a significant decrease in revenues from our high-margin Internet World Spring trade show, and we saw a general decline in revenues from our technology magazines, especially Internet World magazine. These trends were exacerbated by the events of September 11, 2001, causing more substantial declines in the latter part of the year. Following these events, we were forced to reschedule our Internet World Fall trade show, and we experienced further reduced attendance levels. Declines in this sector have continued through the first six months of 2002, and are expected only to represent about 12.0% of total 2002 revenues. Because this industry sector has typically represented a significant portion of our business and generated high margins, declines in the Internet/Broadband industry sector cause a disproportionately greater decrease in our total adjusted EBITDA than do declines in our other industry sectors. A continued decline in the performance of these product offerings or a decline in our other product offerings in this sector, or our inability to regain customers lost to date, would materially adversely affect our business, results of operations, and financial condition.


WE DEPEND ON ADVERTISING REVENUES, WHICH DECREASE DURING ECONOMIC DOWNTURNS AND FLUCTUATE FROM PERIOD TO PERIOD.


     For the year ended December 31, 2001, we had revenues of $177.0 million from advertising, which was about 47.6% of our revenue. Approximately 56.0% of our revenues during the first six months of 2002 came from advertising. Our advertising revenues fluctuate with general economic cycles, and any material decline in these revenues would have a material adverse effect on our business, results of operations, and financial condition. Historically, advertising revenues have increased during economic recoveries and decreased during both general economic downturns and regional economic recessions. In a general economic downturn or a recession, advertisers reduce their advertising budgets, intensify their attempts to negotiate lower advertising rates, and pay outstanding invoices slower. We are experiencing some of these effects. Our advertising revenues decreased by 13.5% from 2000 to 2001. For the first six months of 2002, advertising revenues declined $25.5 million, or 26.0%, to $72.3 million compared with $97.8 million for the same period in 2001.


IF THE U.S. ECONOMY WORSENS, THE COST SAVING EFFORTS WE IMPLEMENTED MAY NOT BE SUFFICIENT TO ACHIEVE THE BENEFITS WE EXPECT.


     In 2001, we experienced a significant decline in revenues and adjusted EBITDA primarily due to weak economic conditions, which were exacerbated by the terrorist attacks of September 11, 2001. This decline was more severe in the second half of the year and continued into the first half of 2002. We cannot predict if or when the economy or our revenues and adjusted EBITDA will improve. We have taken a number of steps designed to improve our profits and margins despite decreased revenues. We have restructured a number of our businesses and support departments and reduced overhead infrastructure by consolidating and closing several facilities, centralizing information technology services and outsourcing certain corporate functions. As a result, we recorded special charges to our income of $87.5 million in 2001 and $7.6 million in the first six months of 2002. If the U.S. economy worsens or additional terrorist attacks occur, our revenues will likely continue to decline. Decreases in our revenues cause disproportionately greater decreases in our adjusted EBITDA. Accordingly, if revenues decline beyond our expectations, the cost saving efforts we implemented in the second half of 2001 and first six months of 2002 will likely not achieve the benefits we expect. We may be forced to take additional cost saving steps that could result in additional charges and otherwise materially adversely affect our business.


THE PROFITABILITY AND SUCCESS OF OUR TRADE SHOWS AND CONFERENCES COULD BE ADVERSELY AFFECTED IF WE ARE UNABLE TO OBTAIN DESIRABLE DATES AND LOCATIONS OR ARE UNABLE TO INCREASE THE SIZE OF OUR EVENTS.


     In 2001, about 40.1% of our revenue came from trade shows and conferences. For the first six months of 2002, about 29.5% of our revenue came from trade shows and conferences. We increasingly compete for desirable dates and venues for our trade shows and conferences. As this competition intensifies, we may be unable to schedule important engagements. If we are unable to obtain desirable dates and venues for events, the profitability and future success of these events could be adversely affected. Although we generally reserve venues and dates more than one year in advance, these reservations are not binding until we sign a contract with a facility operator. These contracts generally hold venues and dates for only one year. In addition, we may desire to increase the size of our trade shows and conferences to take advantage of increasing demand in the future. If we are unable to secure larger venues with suitable exhibit space to accommodate this demand, the growth of our trade shows and conferences business could be adversely affected.


OUR TRADE SHOWS AND CONFERENCES AND PUBLISHING REVENUES VARY DUE TO THE MOVEMENT OF ANNUAL EVENT OR PUBLICATION MAILING DATES AND TIMING OF OUR CUSTOMERS' PRODUCT LAUNCHES.


     Our trade shows and conferences and publishing revenues are seasonal, primarily due to the timing of our large trade shows and conferences and publication of our large industry directories. Because event revenues are recognized when a particular event is held, and publication revenues are recognized in the month publications are mailed, we may also experience fluctuations in quarterly revenues based on the movement of annual events or mailing dates from one quarter to another. In 2001, about 30.3% of our total revenue was generated during the first quarter, about 28.7% during the second, about 16.6% during the third, and about 24.4% of our revenue was generated during the fourth. We believe revenues for the first six months of 2002 will represent about 48.5% of total expected revenues for 2002.


     Our trade shows and conferences revenues may fluctuate from period to period based on the spending patterns of our customers. Many of our large customers concentrate their trade show participation around major product launches. Because we cannot always know or predict when our large customers intend to launch new products, it is difficult to anticipate any related fluctuations in our trade shows and conferences revenues.

LOSS OF KEY PERSONNEL COULD IMPAIR OUR SUCCESS.

     We benefit from the leadership and experience of our senior management team, and we depend on their continued services in order to successfully implement our business strategy. Although we have entered into employment agreements with Thomas L. Kemp and Daniel J. Ramella and other management members, they and other key personnel may not remain in our employment. The loss of key personnel could have a material adverse effect on our business, results of operations, and financial condition. We do not maintain "key person" life insurance with respect to our senior management team.

COMPETITION MAY ADVERSELY AFFECT OUR EARNINGS AND RESULTS OF OPERATIONS.

     We experience intense competition for our products and services. If we fail to compete effectively, our earnings and results of operations could be adversely affected. We compete for readers and advertisers in the publishing marketplace and for trade show and conference venues, sponsorships, exhibitors, and show attendees. Because our industry is relatively easy to enter, we anticipate that additional competitors, some of whom may have greater resources than we do, may enter these markets and intensify competition.

OUR OVERALL OPERATIONS MAY BE ADVERSELY AFFECTED BY RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

     We have operations outside the United States and we intend to expand further into international markets. The following risks in international markets could have a material adverse effect on our future international operations and, consequently, on our business, results of operations, and financial condition:

     - the uncertainty of product acceptance by different cultures;

     - the risks of divergent business expectations or cultural incompatibility inherent in establishing joint ventures with foreign partners;

     - difficulties in staffing and managing multi-national operations;

     - currency fluctuations;

     - general economic and political uncertainties and potential for social unrest;

     - limitations on our ability to enforce legal rights and remedies;

     - reduced protection for intellectual property rights in some countries;

     - state-imposed restrictions on the repatriation of funds; and

     - potentially adverse tax consequences.

NEW PRODUCT LAUNCHES OR ACQUIRED PRODUCTS MAY REDUCE OUR EARNINGS OR GENERATE LOSSES.

     Our future success will depend in part on our ability to continue offering new products that successfully gain market acceptance by addressing the needs of specific audience groups within our targeted industries. Our efforts to introduce new or integrate acquired products may not be successful or profitable. The process of internally researching and developing, launching, gaining acceptance, and establishing profitability for a new product, or assimilating and marketing an acquired product, is both risky and costly. New products generally incur initial operating losses.

     Costs related to the development of new products are expensed as incurred and, accordingly, our profitability from year to year may be adversely affected by the number and timing of new product launches.

THE INFRINGEMENT OR INVALIDATION OF OUR PROPRIETARY RIGHTS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

     We regard our copyrights and trademarks, including our Internet domain names, service marks, and similar intellectual property, as critical to our success. We rely on copyright and trademark laws in the United States and other jurisdictions and on confidentiality agreements with some of our employees and others to protect our proprietary rights. If any of these rights were infringed or invalidated, our business could be adversely affected. In addition, our business activities could infringe upon the proprietary rights of others, who could assert infringement claims against us. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product and service delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of infringement against us and we are unable to develop non-infringing technology or enter into royalty or licensing agreements on a timely basis, our business could be adversely affected.

     We seek to register our trademarks in the United States and elsewhere. These registrations could be challenged by others or invalidated through administrative process or litigation. In addition, our confidentiality agreements with some of our employees or others may not provide adequate protection of our proprietary rights in the event of unauthorized use or disclosure of our proprietary information or if our proprietary information otherwise becomes known, or is independently developed, by competitors.

RELIANCE ON PRINCIPAL VENDORS COULD ADVERSELY AFFECT OUR BUSINESS.

     We rely on our principal vendors and their ability or willingness to sell products to us on favorable price and other terms. Many factors outside our control may harm these relationships and the ability or willingness of these vendors to sell these products to us on such terms. Currently, our principal vendors are paper suppliers, the United States Postal Service, and printing suppliers. If any of our principal vendors discontinues or temporarily terminates its services and we are unable to find adequate alternatives, we may experience increased prices, interruptions, and delays in services. These factors could adversely affect our business.

INCREASES IN PAPER OR POSTAGE COSTS COULD CAUSE OUR EXPENSES TO INCREASE AND MAY ADVERSELY AFFECT OUR BUSINESS.


     Paper and postage are necessary expenses relating to our print products, magazine distribution, and direct mail solicitations. In 2001, these expenses accounted for approximately 3.5% and 5.0%, respectively, of our total operating expenses, excluding unusual items. In the first six months of 2002, these expenses accounted for approximately 5.7% and 7.8% of our total operating expenses, excluding unusual items. Significant increases in paper prices, which have been volatile in recent years, or in postage prices may have an adverse effect on our business. We do not use forward contracts and all of our paper supply vendor arrangements provide for price adjustments on a quarterly basis to reflect then-prevailing market prices. We use the United States Postal Service for domestic distribution of substantially all of our magazines and marketing materials.


CONTINGENT TAX LIABILITY RELATED TO THE SPINOFF OF OUR COMMON STOCK BY PITTWAY.

     In connection with the tax-free spinoff of our common stock by Pittway to its stockholders in August 1998, we agreed not to take any action that would cause the spinoff to be taxable to Pittway under section 355 of the Internal Revenue Code, and to indemnify Pittway for any liability suffered by it in that event. The spinoff would be taxable to Pittway if, as part of a plan or series of related transactions, as determined under a facts and circumstances test, one or more persons, acting independently or in concert, have acquired 50.0% or more of our common stock. Since August 1998, our common stock has been involved in a number of transactions. Because of the open-ended nature of the facts and circumstances test, we believe, but we cannot assure you, that the Internal Revenue Service could not successfully assert that one or more transactions involving our common stock were part of a plan or series of related transactions that has caused the spinoff to be taxable to Pittway. If the spinoff were taxable to Pittway, our payment to Pittway under our indemnity agreement could have a material adverse effect on our financial condition.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

                                 CAPITALIZATION


     The following table presents our cash and cash equivalents and capitalization as of June 30, 2002. The information set forth in the table below should be read together with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the more detailed consolidated financial statements and related notes appearing elsewhere in this prospectus.



                                                                AS OF JUNE 30, 2002
                                                               ----------------------
                                                               (DOLLARS IN THOUSANDS,
                                                                  EXCEPT SHARE AND
                                                                  PER SHARE DATA)
Cash and cash equivalents...................................          $ 22,589
                                                                      ========
Debt:
  Senior secured credit facility............................                --
  11 7/8 Senior secured notes(1)............................          $156,743
  10 3/8 Senior subordinated notes(2).......................           171,296
  Notes payable.............................................               417
                                                                      --------
     Total debt.............................................           328,456
Mandatorily redeemable convertible preferred stock; par
  value $0.01 per share; 50,000 shares authorized and
  outstanding; redeemable at $1,000 per share(3)............            44,861
Preferred stock, par value $0.01 per share; 1,950,000 shares
  authorized; none issued and outstanding...................                --
Common stock, par value $0.01 per share; 155,000,000 shares
  authorized; 31,867,825 shares issued and outstanding (net
  of 52,332 treasury shares)................................               318
Capital in excess of par value(4)...........................           228,263
Retained earnings (deficit).................................            (9,567)
Notes receivable officers...................................            (9,703)
Accumulated other comprehensive loss........................            (2,632)
                                                                      --------
     Total capitalization...................................          $579,996
                                                                      ========


---------------
     (1) Reflects approximately $0.8 million of original issue discount. Total outstanding principal amount is $157.5 million.

     (2) Reflects approximately $3.8 million of original issue discount. Total outstanding principal amount is $175.0 million.


     (3) In April 2002, we reached an agreement with the preferred stockholders to eliminate the scheduled ten year redemption date of the preferred stock and on May 31, 2002, the stockholders approved an amendment to remove the scheduled redemption feature. Prior to the stockholders approval to remove the scheduled redemption date, we were required to accrete a portion of the maximum redemption amount. For the six months ended June 30, 2002, approximately $2.2 million was accreted, using the interest method. In addition, certain features of the preferred stock had to be accounted for as embedded derivatives, which required mark to market accounting that could have potentially resulted in significant swings in net income and earnings per share. As a result of stockholder approval on May 31, 2002, accretion is no longer required and the $42.1 million of unamortized beneficial conversion feature was recognized immediately as a charge to capital in excess of par and as a reduction of income available to common stockholders in the Consolidated Statements of Operations. In addition, mark to market accounting for the embedded derivatives is no longer required subsequent to May 31, 2002. See Note 6 to the Consolidated Financial Statements for the six months ended June 30, 2002, appearing elsewhere in this prospectus for a further discussion of the change in accounting treatment for the mandatorily redeemable convertible preferred stock.



     (4) Includes net proceeds of $46.1 million, net of issue costs of approximately $3.8 million. Approximately $4.0 million of the net proceeds was allocated to the warrants with the remainder of approximately $42.1 million allocated to the convertible preferred stock.

                   SELECTED HISTORICAL FINANCIAL INFORMATION


     The following tables present our selected historical financial data. The statement of operations data for each of the three years in the period ended December 31, 2001 and the balance sheet data as of December 31, 2000 and 2001 have been derived from our audited consolidated financial statements and related notes, which appear elsewhere in this prospectus. The statement of operations data for each of the two years in the period ended December 31, 1998 and the balance sheet data as of December 31, 1997, 1998 and 1999 have been derived from our audited consolidated financial statements and related notes that are not included in this prospectus. The statement of income data for the six months ended June 30, 2001 and 2002 and balance sheet data as of June 30, 2002 have been derived from our unaudited interim consolidated financial statements and related notes, which appear elsewhere in this prospectus. The balance sheet data as of June 30, 2001 have been derived from our unaudited interim consolidated financial statements and related notes that are not included in this prospectus. In the opinion of management, our unaudited interim consolidated financial statements include all adjustments that are necessary for a fair presentation of our financial position and operating results for these periods. The results of operations for interim periods are not necessarily indicative of results for a full year's operations.


     You should read the following information together with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

     You should also consider the following when reading the selected data below:

     - All historical amounts have been restated to reflect the classification of our Printing segment and Direct Mail segment as discontinued in 1999.

     - Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, non-cash compensation and unusual items. Unusual items include such things as restructuring charges and gain on sale of investments.


     - Adjusted EBITDA margin equals adjusted EBITDA divided by total revenues.


     - Working capital (deficit) equals current assets, excluding cash and cash equivalents, less current liabilities.


     - For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pre-tax income from continuing operations before income (loss) from equity investees plus fixed charges, less preferred stock dividend requirements. Fixed charges consist of interest expense, amortized finance fees, preferred stock dividends, and one-third of rental expense, which is considered representative of the interest component of rental expense. On both a historical and pro forma basis, earnings were insufficient to cover fixed charges by $122.9 million and $125.9 million, respectively, for the twelve months ended December 31, 2001. In addition, on a historical and pro forma basis, earnings were insufficient to cover fixed charges by $70.9 million and $78.8 million, respectively, for the six months ended June 30, 2002.


     We have included adjusted EBITDA because we believe that investors find it to be a useful tool for measuring a company's ability to generate cash. Adjusted EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and is not calculated in the same way by all companies. In addition, you should not consider adjusted EBITDA as a substitute for net income or net loss, as an indicator of our operating performance or cash flow, or as a measure of liquidity, as adjusted EBITDA has no basis under generally accepted accounting principles.

                                                                                             SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                       JUNE 30,
                                    -----------------------------------------------------   -------------------
                                      1997       1998       1999       2000       2001        2001       2002
                                    --------   --------   --------   --------   ---------   --------   --------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues..........................  $181,109   $207,682   $300,824   $404,571   $ 371,552   $219,470   $129,184
Operating expenses................   156,255    181,464    261,434    349,860     465,130    211,929    138,345
                                    --------   --------   --------   --------   ---------   --------   --------
Operating income (loss)...........    24,854     26,218     39,390     54,711     (93,578)     7,541     (9,161)
Interest expense..................      (823)    (5,545)   (21,563)   (19,485)    (30,487)   (13,069)   (18,920)
Interest income...................        --         --        432      5,352       1,766        819        460
Gain on sale of investments.......     1,040         --      5,906    110,210          --         --      1,491
Writedown of Internet
  investments.....................        --         --         --     (9,490)        824         --         --
Miscellaneous, net................        (2)       (45)      (170)       (64)     (2,839)    (1,450)      (341)
Benefit (provision) for income
  taxes...........................   (10,457)    (9,442)   (16,065)   (61,559)     20,207       (602)    10,014
Income (loss) from discontinued
  operations......................       262       (296)        33         --          --         --         --
Gain (loss) on sale of
  discontinued operations.........        --         --      8,660        (85)         --         --         --
Extraordinary item................        --         --     (8,413)        --          --         --        166
                                    --------   --------   --------   --------   ---------   --------   --------
Net income (loss).................    14,874     10,890      8,210     79,590    (104,107)    (6,761)   (16,291)
Amortization of deemed dividend
  and accretion of preferred
  stock...........................        --         --         --         --          --         --    (44,861)
                                    --------   --------   --------   --------   ---------   --------   --------
Net income (loss) applicable to
  common stockholders.............  $ 14,874   $ 10,890   $  8,210   $ 79,590   $(104,107)  $ (6,761)  $(61,152)
                                    ========   ========   ========   ========   =========   ========   ========
Basic earnings (loss) per share...  $   0.70   $   0.50   $   0.29   $   2.51   $   (3.26)  $  (0.21)  $  (1.91)
Diluted earnings (loss) per
  share...........................  $   0.70   $   0.50   $   0.29   $   2.49   $   (3.26)  $  (0.21)  $  (1.91)
Basic average shares
  outstanding.....................    21,240     21,882     28,108     31,730      31,917     31,904     32,018
Diluted average shares
  outstanding.....................    21,240     21,882     28,209     32,010      31,917     31,904     32,018
CASH FLOW DATA:
Operating.........................  $ 23,186   $ 25,749   $ 34,357   $  9,240   $ (20,343)  $(15,016)  $ (2,408)
Investing, includes capital
  expenditures....................   (53,192)  (271,157)   (27,770)  (111,168)    (27,455)   (25,708)     2,542
Financing.........................    30,854    246,993     19,879     83,306      56,326     84,874      2,200
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents.........  $  2,419   $  3,953   $ 30,370   $ 11,605   $  20,191   $ 55,669   $ 22,589
Working capital (deficit).........   (27,735)   (24,662)   (64,936)   (42,367)    (28,636)    (8,803)   (12,306)
Goodwill and other intangibles....    71,822    387,612    451,236    628,748     549,941    626,614    552,620
Total assets......................   156,426    479,301    809,379    781,757     700,477    831,049    684,223
Total debt........................    34,170    307,000    215,000    302,125     364,765    391,612    328,456
Stockholders' equity..............    69,613     87,489    402,601    336,569     220,530    322,146    206,679
OTHER DATA:
Adjusted EBITDA...................  $ 28,757   $ 34,009   $ 67,308   $ 93,452   $  40,921   $ 37,267   $ 10,165
Adjusted EBITDA margin............      15.9%      16.4%      22.4%      23.1%       11.0%      17.0%       7.9%
Capital expenditures, excluding
  businesses acquired.............  $  5,450   $  5,775   $  5,884   $ 27,272   $   7,602   $  5,448      1,773
Depreciation and amortization.....     3,903      7,791     27,918     33,431      45,492     22,714     10,140
Ratio of earnings to fixed
  charges.........................      11.0x       3.7x       1.9x       7.2x        n/m        n/m        n/m

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Set forth below is a discussion and analysis of our financial condition and results of operations. You should read this discussion and analysis together with the financial statements and the related notes appearing elsewhere in this prospectus. Historical results and percentage relationships set forth in the consolidated financial statements, including trends that might appear, should not be taken as indicative of future operations.

OVERVIEW

     We were spun off from Pittway Corporation and acquired Donohue Meehan Publishing in August 1998; we then acquired Mecklermedia Corporation, now known as Internet World Media, in November 1998; MFG Publishing, Inc. in February 1999; Jon Peddie Associates in May 1999; New Hope Communications, Inc. in May 1999; Multimedia Week in August 1999; Stardust.com in October 1999; Nutracon in December 1999; Profit.Net, Inc. in February 2000; ComMunic in May 2000; National Advisory Group in July 2000; Meko Ltd. in July 2000; Duke Communications International in September 2000; Professional Trade Shows, Inc. in September 2000; Streaming Media, Inc. in September 2000; Group Computing in November 2000; 2000 Tutor.com in February 2001; Functional Foods in February 2001; Nutritional Business International, LLC in February 2001; Hillgate Communications Ltd. in February 2001; Tech Conferences, Incorporated in March 2001; Contractor Magazine and Expo Instalaciones Para la Construccion in April 2001; DWR Media Pty Ltd. in May 2001; and Wireless Developer Conference in June 2001. If we acquire additional companies, our sales mix, market focus, cost structure, operating leverage, and the seasonality of our business may change significantly. Consequently, our historical and future results of operations reflect and will reflect the impact of acquisitions, and period-to-period comparisons may not be meaningful in certain respects. Historical information for companies subsequent to their acquisition may include integration and other costs that are not expected to continue in the future.

     On November 30, 1999, we completed the sale of our Printing segment to R.R. Donnelley & Sons Company for approximately $31.0 million in cash. We recorded a gain on the sale of $15.5 million, or $9.3 million, $0.33 per share, after tax. During the first quarter of 2000, we completed the sale of the net assets of our Direct Mail segment for $4.0 million in cash. An additional operating loss through the date of sale of $0.08 million, net of a tax benefit of $0.06 million, was recorded in 2000. This was in addition to the $0.06 million that was accrued in 1999. Operating results and net assets for the Printing and Direct Mail segments have been reflected as discontinued operations in the accompanying financial statements. Net income for the Printing segment was $0.9 million, $0.5 million, and $0.3 million in 1997, 1998, and 1999, respectively, or $0.04, $0.02, and $0.01 per share, on revenues of $10.5 million, $11.7 million, and $10.4 million, respectively. Net losses for the Direct Mail segment were $0.7 million, $0.8 million, and $0.3 million in 1997, 1998, and 1999, respectively, or $0.03, $0.04, and $0.01 per share, on revenues of $13.3 million, $13.8 million, and $12.2 million, respectively.

EXPENSE REDUCTION AND RESTRUCTURING INITIATIVES


     We have implemented a number of expense reduction and restructuring initiatives to more closely align our cost structure with the current business environment. The cost reduction initiatives included workforce reductions, elimination of unprofitable properties, and the shutdown and consolidation of certain facilities. Specific actions taken are as follows:



     - We reduced staffing through terminations.



     - We imposed a company-wide hiring freeze, as well as a salary freeze for higher-paid employees.



     - We shut down or consolidated over 25 offices worldwide.



     - We reduced benefit costs by increasing employee contributions for health care, temporarily suspending the company match for our defined contribution plan, and eliminating year-end discretionary bonuses.

     - We eliminated unprofitable properties, including various magazines, over 20 events, and nearly 20 Web sites.


     - We reduced the production cost of various under-performing magazines through process improvements, automation of pre-press work, new printing and paper supply contracts, and selective reduction in frequency and circulation levels.


     - We restructured various under-performing events by either eliminating these events or by co-locating with other events and realigning management structures.



     - We commenced a plan to centralize all information technology and accounting services.



     - We effectively outsourced various corporate and division functions.


     As part of the expense reduction and restructuring initiatives, we recorded a non-recurring restructuring charge in 2001 of approximately $18.8 million. The majority of the charge relates to office closing costs such as future lease obligations and employee severance costs.


     In the first quarter of 2002, we recorded a restructuring credit of $0.3 million ($0.2 million after tax, or $0.1 per diluted share) comprised of approximately $1.3 million of additional employee termination benefits, offset by the reversal of approximately $1.6 million related to lease reserves established in the third quarter of 2001 for our New York, NY, and Burlingame, CA, offices, for long-term leases which we were able to sublease. The personnel costs of $1.3 million are associated with the elimination of approximately 50 positions in the U.S. The personnel costs include payments for severance, costs of outplacement services and a provision for continued benefits to personnel. The New York and Burlingame office closure costs totaling $3.4 million were charged in the second half of 2001. At that time, we had made no assumptions for subleases, due to the inherent limitations in estimating the future trends of the real estate marketplace, the economic conditions present in New York City at the time, and the remote probability of a successful sublease. However, in March 2002, due to our continuing efforts, we finalized a contract to sublease our New York office space for the remainder of the lease term, or approximately 7.25 years. In addition, in April 2002, we subleased our Burlingame office for the remainder of the lease term, or approximately 3.8 years. We remain ultimately responsible for the payment of both of these leases.



     In the second quarter of 2002, we recorded a restructuring charge of $7.8 million ($4.7 million after tax, or $0.15 per diluted share). The charge included $4.4 million of employee termination benefits related to a reduction of 128 positions, including 112 U.S. employees, with the remainder primarily in the U.K. Employee termination benefits include payments for severance, costs of outplacement services and continued benefits. In addition to termination benefits, the second quarter charge included $2.7 million related to exit costs associated with the closing of five existing office locations under long term leases expiring through 2010 and $0.6 million related to other contractual obligations. Charges for other contractual obligations include costs associated with the cancellation of a trade show venue.


IMPAIRMENT OF ASSETS

     In connection with an ongoing review of our portfolio of businesses and in conjunction with our policy to continually monitor events or changes in circumstances that would indicate that the carrying amount of our long-lived assets, including goodwill and intangible assets, may not be recoverable, we recorded asset and goodwill impairment charges of $68.7 million in 2001. This charge primarily consists of the following:

     - Goodwill and other intangibles of approximately $66.4 million were written-down to estimated fair value.

     - We recognized asset impairments of approximately $1.7 million on various Web sites that were shut down during the year.

     - Circulation software costs of $0.9 million were written off at one of our business units due to a management decision to discontinue the development of the software and to outsource that function.

SEGMENTS

     During 2001, we began to view and manage our business differently than we had in the past. Our new approach involves dividing our business into four media segments; Technology, Industry, Lifestyle, and Other, and grouping our industry sectors within each segment. During 2001, we put a senior manager in charge of each segment. These senior managers report directly to the Chief Executive Officer and President and Chief Operating Officer. We have included segment information in our discussion of our financial condition and results of operations for 2000 on the same basis as 2001. It was not practicable to obtain similar segment information for 1999 as a result of refinements made to our accounting systems and procedures beginning in 2000. See Note 16 -- Segment Information in the Notes to Consolidated Financial Statements for the year ended December 31, 2001, appearing elsewhere in this prospectus.

RESULTS OF OPERATIONS

     The following table sets forth our income statement data expressed as a percentage of revenues for the periods indicated:


                                                                THREE MONTHS     SIX MONTHS
                                             YEAR ENDED             ENDED           ENDED
                                            DECEMBER 31,          JUNE 30,        JUNE 30,
                                        ---------------------   -------------   -------------
                                        1999    2000    2001    2001    2002    2001    2002
                                        -----   -----   -----   -----   -----   -----   -----
Revenues..............................  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
Operating expenses:
  Editorial, production and
     circulation......................   38.9    36.3    41.3    40.4    43.6    38.3    42.3
  Selling, general and
     administrative...................   38.8    41.1    47.9    44.7    50.4    45.5    51.1
  Impairment of Internet assets.......     --     0.5      --      --      --      --      --
  Impairment of other assets..........     --     0.3    18.7      --     0.2      --     0.1
  Restructuring charges...............     --      --     5.1      --    11.8     2.5     5.8
  Depreciation and amortization.......    9.2     8.3    12.2    10.4     8.6    10.3     7.8
                                        -----   -----   -----   -----   -----   -----   -----
                                         86.9    86.5   125.2    95.5   114.6    96.6   107.1
                                        -----   -----   -----   -----   -----   -----   -----
Operating income (loss)...............   13.1    13.5   (25.2)    4.5   (14.6)    3.4    (7.1)
                                        -----   -----   -----   -----   -----   -----   -----
Other income (expenses):
  Interest expense....................   (7.2)   (4.8)   (8.2)   (6.2)  (14.6)   (6.0)  (14.6)
  Interest income.....................    0.2     1.3     0.5     0.3     0.4     0.4     0.3
  Gain on sale of investments.........    2.0    27.2      --      --      --      --     1.2
  Writedown of Internet investments...     --    (2.3)    0.2      --      --      --      --
  Miscellaneous, net..................   (0.1)     --    (0.7)   (1.3)   (0.4)   (0.6)   (0.3)
                                        -----   -----   -----   -----   -----   -----   -----
                                         (5.1)   21.4    (8.2)   (7.2)  (14.6)   (6.2)  (13.4)
                                        -----   -----   -----   -----   -----   -----   -----
Income (loss) from continuing
  operations before income taxes......    8.0    34.9   (33.4)   (2.7)  (29.2)   (2.8)  (20.5)
Benefit (provision) for income
  taxes...............................   (5.4)  (15.2)    5.4    (2.4)   10.9    (0.3)    7.8
                                        -----   -----   -----   -----   -----   -----   -----
Income (loss) from continuing
  operations..........................    2.6    19.7   (28.0)   (5.1)  (18.3)   (3.1)  (12.7)
Discontinued operations...............    2.9      --      --      --      --      --     0.1
                                        -----   -----   -----   -----   -----   -----   -----
Income before extraordinary item......    5.5    19.7   (28.0)   (5.1)  (18.3)   (3.1)  (12.6)
Extraordinary item....................   (2.8)     --      --      --      --      --      --
                                        -----   -----   -----   -----   -----   -----   -----
Net income (loss).....................    2.7%   19.7%  (28.0)%  (5.1)% (18.3)%  (3.1)% (12.6)%
                                        =====   =====   =====   =====   =====   =====   =====

THREE MONTHS ENDED JUNE 30, 2002 COMPARED WITH THE THREE MONTHS ENDED JUNE 30, 2001



  TOTAL COMPANY



     Our revenues, net loss, net loss applicable to common stockholder, diluted earnings per share, adjusted EBITDA, and adjusted EBITDA margins for the three months ended June 30, 2001 and 2002 are as follows:



                                                          2001       2002     VARIANCE
                                                        --------   --------   --------
Revenues..............................................  $106,777   $ 66,009   $(40,768)
Net loss..............................................  $ (5,483)  $(12,058)  $ (6,575)
Net loss applicable to common stockholders............  $ (5,483)  $(56,556)  $(51,073)
Net loss per common share - diluted...................  $  (0.17)  $  (1.77)
Adjusted EBITDA.......................................  $ 16,594   $  5,135   $(11,459)
Adjusted EBITDA margins...............................      15.5%       7.8%



     Operating results for the three months ended June 30, 2002 were impacted by the downturn in the U.S. economy and, to a lesser extent, by the slowing of economies throughout Europe and Asia. The weakness in the economy we experienced in the fourth quarter of 2001 has carried over into the first half of 2002. Our media properties serving the technology markets, including information technology, Internet/broadband, and telecommunications, continued to show a downward trend. Although some of our manufacturing media products also experienced declines, products serving the natural products, food/retail, government/compliance, and mechanical systems/construction markets performed well.



     Our revenues decreased $40.8 million, or 38.2%, from $106.8 million for the three months ended June 30, 2001 to $66.0 million for the same period in 2002. The decrease was due primarily to: (i) a decrease in publishing revenues of $15.1 million, or 25.8%, from $58.4 million for the three months ended June 30, 2001 to $43.3 million for the same period in 2002; and (ii) a decrease in trade show and conference revenues of $25.8 million, or 57.2%, from $45.1 million for the three months ended June 30, 2001 to $19.3 million for the same period in 2002. Results for the second quarter of 2002 were impacted by the timing of our Internet World Spring and CRM trade shows, which took place in the second quarter of 2002 but were held in the first quarter of 2001. Adjusting for the timing shift of these two events, revenues for the second quarter declined by $60.7 million when compared with the same period in 2001. Weak performance in our global portfolio of Internet/broadband trade shows held during the quarter represented 51.1% of our total revenue decline.



     We reported a net loss for the three months ended June 30, 2002 of $12.1 million. These results reflect the elimination of the amortization of goodwill pursuant to our adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002. If we had adopted the accounting change at the beginning of 2001, we would have reported a loss of $0.8 million, or $0.03 per diluted share, compared with a net loss of $5.5 million, or $0.17 per diluted share. Unusual items in the net loss for the second quarter of 2002 included: (i) a restructuring charge of $7.8 million (or $0.15 per diluted share after tax) related to staff reductions and office closings; and (ii) the impairment of assets of $0.1 million associated with the abandonment of an investment in France. There were no unusual items in the second quarter of 2001.



     The net loss applicable to common stockholders of $56.6 million, or $1.77 per diluted share, for the three months ended June 30, 2002, includes a $44.5 million ($1.39 per diluted share) non-cash one-time charge, which was the result of stockholder approval on May 31, 2002, to remove the 10-year mandatory redemption date on the preferred stock. Subsequent to the approval, we ceased accretion on the preferred stock and were required to recognize the unamortized beneficial conversion feature of the stock immediately as a charge to capital in excess of par value.



     Total adjusted EBITDA decreased $11.5 million, or 69.1%, from $16.6 million for the three months ended June 30, 2001 to $5.1 million for the same period in 2002. Adjusted EBITDA margins decreased from 15.5% for the second quarter of 2001 to 7.8% for the same period in 2002. The decrease in both our adjusted EBITDA and adjusted EBITDA margins were primarily due to the decrease in our trade show and conference operations of $13.9 million, or 86.7%, from $16.0 million in the second quarter of 2001 to $2.1 million for the same period in 2002. Margins for trade shows and conferences decreased from 67.7% in the second quarter of 2001 to 20.4% for the same period in 2002. Weak performance in our global portfolio of Internet/broadband trade shows held during the quarter represented 107.3% of the decrease in our adjusted EBITDA. These decreases were somewhat offset by a decrease in general and administrative costs of $1.8 million, or 24.9%, from $7.0 million in the second quarter of 2001 to $5.2 million for the same period in 2002. As noted previously, results for the quarter were impacted by the shift in the timing of the Internet World Spring and CRM trade shows. Adjusting for this shift of trade show timing, total adjusted EBITDA declined by $26.7 million for the three months ended June 30, 2002 compared to the same prior year period.



     A reconciliation of our net loss to our total adjusted EBITDA for the three months ended June 30, 2001 and 2002, is as follows (in thousands):



                                                                2001       2002
                                                              --------   --------
Net loss....................................................  $ (5,483)  $(12,058)
Interest expense............................................     6,611      9,646
Interest income.............................................      (362)      (242)
Restructuring charge........................................        --      7,769
Impairment of assets........................................        --        136
Non-cash compensation.......................................       680      1,189
Provision (benefit) for income taxes........................     2,512     (7,191)
Depreciation and amortization...............................    11,135      5,684
Miscellaneous, net..........................................     1,501        202
                                                              --------   --------
  Adjusted EBITDA...........................................  $ 16,594   $  5,135
                                                              ========   ========



  OPERATING EXPENSES



     Operating expenses decreased $26.3 million, or 25.8%, from $102.0 million for the three months ended June 30, 2001 to $75.7 million for the same period in 2002. As a percentage of revenues, after excluding restructuring, impairment of asset, and depreciation and amortization charges, operating costs increased from 85.1% in 2001 to 94.0% in 2002. The increase in operating expenses as a percentage of revenues was primarily due to the $40.8 million decline in revenues, which is attributed to the impact of the economy on our business, offset partially by reduced costs of $28.8 million attributable to cost cutting and restructuring activities implemented by the Company. Operating expenses for the second quarter of 2002 included approximately $1.7 million associated with the Internet World Spring and CRM shows which were held in March of 2001 and in April of 2002.



     Editorial, Production and Circulation. Editorial, production and circulation expenses decreased to $28.8 million for the three months ended June 30, 2002, compared to $43.2 million for the same period in 2001, representing a decrease of $14.4 million, or 33.3%. The decrease was due to our expense reduction initiatives, including eliminating unprofitable properties, reducing production costs through process improvements and selective reductions in frequency and circulation levels, the outsourcing of various functions throughout the organization, and the effects of staff reductions made in the second half of 2001 and first half of 2002.



     As a percentage of revenues, editorial, production and circulation expenses increased from 40.4% in the second quarter of 2001 to 43.6% in the same period of 2002. The increase was due to the general decrease in revenues across all of our products.



     Selling, General and Administrative. Selling, general and administrative expenses declined $14.4 million, or 30.3%, from $47.7 million for the three months ended June 30, 2001 to $33.3 million for the same period in 2002, primarily due to cost savings associated with office closings and staff reductions realized from the restructuring actions taken in 2001 and 2002. The decrease was partially offset by costs of approximately

$1.2 million associated with the Internet World Spring and CRM shows which were held in second quarter of 2002 and the first quarter of 2001.



     As a percentage of revenues, selling, general and administrative expenses increased from 44.7% in 2001 to 50.4% in 2002. The increase was primarily due to lower revenues realized across all of our products.



     Restructuring Charge. The restructuring charge of $7.8 million ($4.7 million after tax, or $0.15 per diluted share) was comprised of approximately $4.4 million of employee termination benefits costs, as well as exit costs associated with five office closings and $0.6 million related to other contractual obligations. See Note 11 - Restructuring Charges in the Consolidated Financial Statements for the six months ended June 30, 2002, included elsewhere in this prospectus, for information on related cash payments. Additional details concerning the principal components of the second quarter 2002 charge are as follows:



     - Personnel costs of $4.4 million are associated with the elimination of approximately 128 positions, of which 112 are in the U.S., with the remainder primarily in the U.K. Personnel costs include payments for severance, costs of outplacement services and a provision for continued health benefits.



     - We downsized or closed an additional five offices with leases expiring through 2010.



     - Other contractual obligations include costs associated with the cancellation of a trade show venue.



     Depreciation and Amortization. Depreciation and amortization declined $5.4 million, or 49.0%, from $11.1 million for the three months ended June 30, 2001 to $5.7 million for the three months ended June 30, 2002. Lower amortization expense was due to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002.



  OPERATING INCOME (LOSS)



     Overall, Penton's operating income (loss) decreased $14.4 million, from income of $4.8 million for the three months ended June 30, 2001, to a loss of $9.6 million for the same period in 2002. Operating income (loss) as a percentage of revenue decreased from 4.5% in 2001 to (14.6)% in 2002.



  OTHER INCOME (EXPENSE)



     Interest expense increased $3.0 million from $6.6 million for the three months ended June 30, 2001, to $9.6 million for the three months ended June 30, 2002. The increase was primarily due to a higher average debt balance during the second quarter of 2002 when compared with the same period in 2001 as well as an increase in the average interest rates of our debt from approximately 8.0% in 2001 to 12.0% in 2002.



  EFFECTIVE TAX RATES



     The effective tax rates were (84.6)% and 37.4% for the three months ended June 30, 2001 and 2002, respectively. The related decrease in the effective tax rate year over year was primarily due to the effect of the accounting change for goodwill amortization, effective January 1, 2002.



  SEGMENTS



     We manage our business based on four operating segments: Industry Media, Technology Media, Lifestyle Media and Other Media. All four segments derive their revenues from the production of publications, trade shows and conferences, and online media products, and serve customers in 12 industry sectors. Adjusted EBITDA for segments is calculated as previously defined except that segment adjusted EBITDA also excludes corporate-level costs. Corporate-level costs include costs for centralized functions, such as finance, accounting and information systems, which are not allocated to each segment. See Note
12 -- Segment Information in the Consolidated Financial Statements for the six months ended June 30, 2002, included elsewhere in this prospectus, for a reconciliation of segment total adjusted EBITDA to consolidated net loss before taxes and extraordinary item.

     Financial information by segment for the three months ended June 30, 2001 and 2002 is summarized in the following table (in thousands):



                                                                                ADJUSTED EBITDA
                                             REVENUE         ADJUSTED EBITDA        MARGINS
                                        ------------------   ----------------   ---------------
                                          2001      2002      2001      2002    2001      2002
                                        --------   -------   -------   ------   -----     -----
Industry Media........................  $ 37,240   $26,173   $ 7,635   $4,398    20.5%     16.8%
Technology Media......................    61,522    31,190    13,880    4,098    22.6%     13.1%
Lifestyle Media.......................     3,711     4,285      (608)    (767)  (16.4)%   (17.9)%
Other Media...........................     4,304     4,361       883    1,252    20.5%     28.7%
                                        --------   -------   -------   ------
  Total...............................  $106,777   $66,009   $21,790   $8,981
                                        ========   =======   =======   ======



     Industry Media. Our Industry Media segment, which represented 39.7% of total Company revenues in the second quarter of 2002, serves customers in the manufacturing, design/engineering, mechanical systems/construction, government/compliance, supply chain and aviation industries. Total revenues for this segment for the three months ended June 30, 2002, decreased $11.0 million, or 29.7%, from $37.2 million in 2001 to $26.2 million in 2002. The decrease was primarily due to lower revenues from publications of $7.3 million and lower revenues from trade shows and conferences of $3.5 million when comparing the second quarter of 2002 to the same period in 2001. The decrease in publication revenues was primarily due to revenue declines in products serving the manufacturing, design/engineering and supply chain sectors, which were impacted by the downturn in the U.S. economy. Most significantly affected were, IndustryWeek, Machine Design, American Machinist, New Equipment Digest, Transportation & Distribution, Computer Aided Engineering and Material Handling Management magazines which accounted for approximately $4.6 million of the decrease. The decrease in trade show and conference revenues was primarily due to products serving the manufacturing, construction and supply chain sectors which accounted for approximately $3.6 million of the decrease. The decrease of approximately $1.0 million in the supply chain sector was due to the move of the Supply Chain & Logistics Conference and Expo from the second quarter of 2001 to the third quarter of 2002.



     Total adjusted EBITDA for the Industry Media segment decreased $3.2 million, or 42.4%, from $7.6 million for the three months ended June 30, 2001, to $4.4 million during the same period in 2002. Publications accounted for $2.5 million of the decrease while trade shows and conferences accounted for $1.6 million of the decrease. Adjusted EBITDA for the segment's online media portfolio increased $0.1 million for the three months ended June 30, 2002, when compared with the same period in 2001. General and administrative and facility costs decreased by $0.7 million as a result of headcount reductions and office closings. Adjusted EBITDA margins decreased from 20.5% in 2001 to 16.8% in 2002. The decrease in adjusted EBITDA and adjusted EBITDA margins was primarily due to declines in the aforementioned magazines and trade shows.



     Technology Media. Our Technology Media segment, which represented 47.3% of total company revenues in the second quarter of 2002, serves customers in the electronics, information technology and Internet/broadband markets. Total revenues for this segment decreased $30.3 million, or 49.3%, from $61.5 million for the three months ended June 30, 2001 to $31.2 million for the same period in 2002. The decrease was primarily due to lower revenues from publications of $7.6 million and lower revenues from trade shows and conferences of $22.9 million. Publications such as Electronic Design, EE Product News, Windows & .Net Magazine, Internet World and Boardwatch magazines were the most significantly impacted and accounted for approximately $5.0 million of the decrease. Trade show revenues in our Internet/broadband sector accounted for $20.9 million of the total decrease with our Service Networks Spring, Internet World UK and Streaming Media West shows accounting for $15.8 million of the sector decrease. Online revenues increased $0.3 million from $2.5 million for the three months ended June 30, 2001 to $2.8 million in the same 2002 period.



     Total adjusted EBITDA for the Technology Media segment decreased $9.8 million, or 70.5%, from $13.9 million for the three months ended June 30, 2001 to $4.1 million for the same period in 2002.

Publications accounted for approximately $0.3 million of the decrease while trade shows and conferences accounted for $12.9 million of the decrease. Adjusted EBITDA for the segment's online media portfolio increased $1.5 million for the three months ended June 30, 2002, when compared with the same period in 2001. General and administrative and facility costs decreased by approximately $2.0 million as a result of headcount reductions and office closings. Adjusted EBITDA declines in our trade show and conference business mirrored declining revenue trends.



     Lifestyle Media. Our Lifestyle Media segment, which represented 6.5% of total-company revenues in the second quarter of 2002, serves customers in the natural products industry sector. Total revenues for this segment increased by $0.6 million, or 15.5%, from $3.7 million for the three months ended June 30, 2001 to $4.3 million for the same period in 2002. An increase in trade show revenues accounted for all of the increase in revenues for this segment as publication and online media revenues were flat when compared with the same prior-year period. The increase in trade show revenues was primarily due to the successful launch of Natural Products Expo Asia, which was staged during May in Hong Kong.



     Total adjusted EBITDA for Lifestyle Media decreased $0.2 million, or 26.2%, from a loss of $0.6 million for the three months ended June 30, 2001, to a loss of $0.8 million for the same period in 2002 due primarily to the launch previously noted. Adjusted EBITDA margin losses decreased from 16.4% in 2001 to 17.9% in 2002.



     Other Media. Our Other Media segment, which represented 6.6% of total-company revenues for the second quarter of 2002, serves customers in the food/retail and leisure/hospitality sectors. Total revenues for this segment increased $0.1 million, or 1.3%, from $4.3 million for the three months ended June 30, 2001 to $4.4 million for the comparable period in 2002. No individual properties increased or decreased significantly between comparable quarters.



     Total adjusted EBITDA for Other Media increased $0.4 million, or 41.8%, from $0.9 million for the three months ended June 30, 2001, to $1.3 million for the same 2002 period due primarily to cost reduction efforts.



  PRODUCTS



     We publish specialized trade magazines, produce trade shows and conferences, and maintain a variety of online media products, including Web businesses and electronic newsletters. Adjusted EBITDA for products is calculated as previously defined, except that product adjusted EBITDA also excludes general and administrative costs. General and administrative costs include corporate-level costs, as defined previously under Segments, and other general and administrative costs related to product offerings, which are not allocated. Our calculation of adjusted EBITDA by product for the three months ended June 30, 2001 and 2002 is as follows (in thousands):



                                                               2001      2002
                                                              -------   ------
Publishing..................................................  $ 8,563   $7,217
Trade shows & conferences...................................   15,956    2,119
Online media................................................     (943)   1,045
                                                              -------   ------
  Subtotal..................................................   23,576   10,381
General and administrative..................................   (6,982)  (5,246)
                                                              -------   ------
Adjusted EBITDA.............................................  $16,594   $5,135
                                                              =======   ======



     For the three months ended June 30, 2002, adjusted EBITDA for our publishing operations decreased $1.3 million, or 15.7%, when compared with the same prior-year period. Adjusted EBITDA for publications was primarily affected by declines of approximately $2.5 million from our Windows & .Net, American Machinist, Electronic Design, Machine Design, and EE Product Newsmagazines. These declines were somewhat offset by approximately $1.2 million related to adjusted EBITDA improvements from our Internet World magazine and the discontinuation in 2001 of our Streaming Media magazine.

     For the three months ended June 30, 2002, adjusted EBITDA for our trade show and conference operations decreased $13.8 million, or 86.7%, when compared with the same prior year period. Quarter-on-quarter comparisons were affected by the change in the timing of the Internet World Spring and CRM trade shows. Adjusting for the timing change, trade shows and conference adjusted EBITDA decreased by $29.1 million. The decline was due primarily to the significant drop in revenues in our Internet/broadband market, with our Service Networks Spring, Internet World UK and Streaming Media West shows being the most significantly impacted.



     Adjusted EBITDA for our online media operations increased from a loss of $1.0 million for the three months ended June 30, 2001, to income of $1.0 million for the same period in 2002. The improvement was due primarily to the elimination of unprofitable online media properties in 2001 and revenue growth.



     For the three months ended June 30, 2002, general and administrative costs decreased $1.7 million, when compared with the same prior-year period. The decrease is primarily due to staff reductions and other cost cutting efforts implemented in the second half of 2001 and in the first half of 2002.



SIX MONTHS ENDED JUNE 30, 2002 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 2001



  TOTAL COMPANY



     Our revenues, net loss, net loss applicable to common stockholders, diluted earnings per share, adjusted EBITDA, and adjusted EBITDA margins for the six months ended June 30, 2001 and 2002 are as follows:



                                                          2001       2002     VARIANCE
                                                        --------   --------   --------
Revenues..............................................  $219,470   $129,184   $(90,286)
Net loss..............................................  $ (6,761)  $(16,291)  $ (9,530)
Net loss applicable to common stockholders............  $ (6,761)  $(61,152)  $(54,391)
Net loss per common share - diluted...................  $  (0.21)  $  (1.91)
Adjusted EBITDA.......................................  $ 37,267   $ 10,165   $(27,102)
Adjusted EBITDA margins...............................      17.0%       7.9%



     Operating results for the six months ended June 30, 2002 were impacted by the downturn in the U.S. economy and, to a lesser extent, by the slowing of economies throughout Europe and Asia. The weakness in the economy we experienced in the fourth quarter of 2001 carried over into the first half of 2002. Our media properties serving the technology markets, including information technology, Internet/broadband, and telecommunications, continued to show a downward trend. Although some of our manufacturing media products also experienced declines, products serving the natural products, food/retail, government/compliance, and mechanical systems/construction markets performed well.



     Our revenues decreased $90.3 million, or 41.1%, from $219.5 million for the six months ended June 30, 2001 to $129.2 million for the same period in 2002. The decrease was due primarily to: (i) a decrease in publishing revenues of $30.7 million, or 26.6%, from $115.6 million for the six months ended June 30, 2001 to $84.9 million for the same period in 2002; (ii) a decrease in trade show and conference revenues of $59.3 million, or 60.9%, from $97.4 million for the six months ended June 30, 2001 to $38.1 million for the same period in 2002; and
(iii) a decrease in online media revenues of $0.2 million, from $6.5 million for the six months ended June 30, 2001 to $6.3 million for the same period in 2002. Weak performance in our global portfolio of Internet/broadband trade shows held during the year represented 58.3% of the total revenue decline. Significant declines were also experienced in our electronics, information technology and manufacturing markets, which accounted for approximately $22.9 million, or 25.4% of the decline.



     We reported a net loss for the six months ended June 30, 2002 of $16.3 million compared with a net loss of $6.8 million for the same period in 2001. The 2002 results reflect the elimination of the amortization of goodwill pursuant to our adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002. The first-half 2001 net loss, adjusted as if we had adopted the accounting change at the beginning of 2001, would have been income of $1.6 million. Unusual items in the first half of 2002 included: (i) a restructuring charge of $7.5 million (or $0.14 per diluted share after tax) related to staff reductions and additional office closings, which were partially offset by the sublease of two offices, for which reserves were previously established; (ii) the impairment of assets of $0.1 million associated with the abandonment of an investment in France; (iii) a pretax gain of $1.5 million ($0.03 per diluted share after tax) on our sale of INT Media Group, Inc. common stock; and (iv) an extraordinary item of $0.2 million (less than $0.01 per diluted share after tax) related to a gain on the repurchase of $10.0 million of senior subordinated notes, partially offset by the write-off of unamortized finance fees associated with the refinancing of our senior credit facility. Unusual items in the first half of 2001 included a restructuring charge of $5.6 million (or $0.10 per diluted share after tax) related to the discontinuation of certain online media properties.



     The net loss applicable to common stockholders of $61.2 million, or $1.91 per diluted share, for the six months ended June 30, 2002, includes a $44.9 million ($1.40 per diluted share) non-cash one-time charge, which was the result of stockholder approval on May 31, 2002, to remove the 10-year mandatory redemption date on the preferred stock. Subsequent to this approval, we ceased accretion on the preferred stock and were required to recognize the unamortized beneficial conversion feature of the stock immediately as a charge to capital in excess of par value.



     Total adjusted EBITDA decreased $27.1 million, or 72.7%, from $37.3 million for the six months ended June 30, 2001 to $10.2 million for the same period in 2002. Adjusted EBITDA margins decreased from 17.0% in the first half of 2001 to 7.9% for the same period in 2002. The decrease in both our adjusted EBITDA and adjusted EBITDA margins was primarily due to the decrease in our trade show and conference operations of $32.6 million, or 79.0%, from $41.3 million in the first half of 2001 to $8.7 million for the same period in 2002. Margins for trade shows and conferences decreased from 42.4% in the first half of 2001 to 22.8% for the same period in 2002. Weak performance in our global portfolio of Internet/broadband trade shows held in 2002 represented 115.6% of the decrease in our adjusted EBITDA. These decreases were somewhat offset by a decrease in general and administrative costs of $4.9 million, or 27.5%, from $17.5 million in the first half of 2001 to $12.6 million for the same period in 2002.



     A reconciliation of our net loss to our adjusted EBITDA for the six months ended June 30, 2001 and 2002 is as follows (in thousands):



                                                                2001       2002
                                                              --------   ---------
Net loss....................................................  $ (6,761)  $ (16,291)
Interest expense............................................    13,069      18,920
Interest income.............................................      (819)       (460)
Gain on sale of investments.................................        --      (1,491)
Restructuring charge........................................     5,567       7,506
Impairment of assets........................................        --         136
Non-cash compensation.......................................     1,445       1,544
Provision (benefit) for income taxes........................       602     (10,014)
Depreciation and amortization...............................    22,714      10,140
Extraordinary item..........................................        --        (166)
Miscellaneous, net..........................................     1,450         341
                                                              --------   ---------
     Adjusted EBITDA........................................  $ 37,267   $  10,165
                                                              ========   =========



  OPERATING EXPENSES



     Operating expenses decreased $73.6 million, or 34.7%, from $211.9 million for the six months ended June 30, 2001 to $138.3 million for the same period in 2002. As a percentage of revenues, after excluding restructuring, impairment of asset, and depreciation and amortization charges, operating costs increased from 83.7% in 2001 to 93.3% in 2002. The increase in operating expenses as a percentage of revenues was primarily due to the $90.3 million decline in revenues, which is attributable to the impact of the economy on our business, partially offset by the effects from cost reduction initiatives and restructuring activities through the first six months of 2002, of $63.1 million.



     Editorial, Production and Circulation. Editorial, production and circulation expenses decreased to $54.7 million for the six months ended June 30, 2002, compared to $84.0 million for the same period in 2001, representing a decrease of $29.3 million, or 34.9%. The decrease was due to the effects of our expense reduction initiatives, including eliminating unprofitable properties, reducing production costs through process improvements and selective reduction in frequency and circulation levels, the outsourcing of various functions throughout the organization, and the effects of staff reductions made in the second half of 2001 and first half of 2002.



     As a percentage of revenues, editorial, production and circulation expenses increased from 38.3% in the first half of 2001 to 42.3% in the same period of 2002. The increase was due to the general decrease in revenues across all of our products, particularly our Internet/broadband trade shows.



     Selling, General and Administrative. Selling, general and administrative expenses declined $33.7 million, or 33.9%, from $99.6 million for the six months ended June 30, 2001 to $65.9 million for the same period in 2002. The decrease was primarily due to cost savings associated with office closings and staff reductions realized from the restructuring actions taken in 2001 and 2002.



     As a percentage of revenues, selling, general and administrative expenses increased from 45.4% in 2001 to 51.0% in 2002. The increase was primarily due to lower revenues realized across all of our products, particularly our Internet/broadband trade shows.



     Restructuring Charge. The restructuring charge of $7.5 million ($4.5 million after tax, or $0.14 per diluted share) for the six months ended June 30, 2002 was comprised of approximately $5.8 million of employee termination costs and $1.1 million related to exit costs associated with office space under long-term leases and $0.6 million related to other contractual obligations. See
Note 11 -- Restructuring Charges in the Consolidated Financial Statements for the six months ended June 30, 2002, included elsewhere in this prospectus, for information on related cash payments. Additional detail concerning the principal components of the first-half 2002 charge is as follows:



     - Personnel costs of $5.8 million are associated with the elimination of approximately 177 positions, of which 161 are from U.S., with the remainder primarily in the U.K. Personnel costs include payments for severance, costs of outplacement services and a provision for continued health benefits.



     - In 2002, we closed or downsized an additional five offices representing approximately $2.7 million in charges. These amounts were offset in part by the reversal of approximately $1.6 million related to lease reserves of $3.4 million recorded in the second half of 2001 for our New York, NY and Burlingame, CA, offices for long-term leases we were able to sublease. At that time, we made no assumptions for subleases due to the inherent limitations in estimating the future trends of the real estate marketplace, the economic conditions present in New York City at the time, and the remote probability of a successful sublease. However, in March 2002, due to our continuing efforts, we finalized a contract to sublease our New York office space for the remainder of the lease term or approximately 7.3 years. In addition, in April 2002, we subleased our Burlingame office for the remainder of the lease term, or approximately
       3.8 years. Penton remains ultimately responsible for both of these leases.



     Depreciation and Amortization. Depreciation and amortization declined $12.6 million, or 55.4%, from $22.7 million for the six months ended June 30, 2001 to $10.1 million for the six months ended June 30, 2002. Lower amortization expense was due to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002.

  OPERATING INCOME (LOSS)



     Overall, Penton's operating income (loss) decreased $16.7 million, from income of $7.5 million for the six months ended June 30, 2001, to a loss of $9.2 million for the same period in 2002. Operating income (loss) as a percentage of revenue decreased from 3.4% in 2001 to (7.1)% in 2002.



  OTHER INCOME (EXPENSE)



     Interest expense increased $5.8 million from $13.1 million for the six months ended June 30, 2001, to $18.9 million for the six months ended June 30, 2002. The increase was primarily due to a higher average debt balance during the first half of 2002 when compared with the same period in 2001 as well as an increase in the average interest rates of our debt from approximately 8.0% in 2001 to 12.0% in 2002.



     In January 2002, Penton sold its remaining 11.8% ownership interest in INT Media for $5.8 million and recognized a $1.5 million gain from its sale.



  EXTRAORDINARY ITEM, NET



     The extraordinary item for the six months ended June 30, 2002, of $0.2 million consisted of two separate items, which net to a gain. In March 2002, we purchased $10.0 million face value of our 10 3/8% senior subordinated notes at prevailing market prices, resulting in a gain of $1.4 million ($0.8 million net of taxes). This gain was offset by the write-off of unamortized deferred finance costs of approximately $1.1 million ($0.7 million, net of taxes) associated with the payoff of our term loan A and term loan B facilities, which also occurred in March 2002.



  EFFECTIVE TAX RATES



     The effective tax rates were (9.8)% and 37.8% for the six months ended June 30, 2001 and 2002, respectively. The related decrease in the effective tax rate year over year was primarily due to the effect of the accounting change for goodwill amortization, effective January 1, 2002.



  SEGMENTS



     Financial information by segment for the six months ended June 30, 2001 and 2002 is summarized in the following table (in thousands):



                                                                                    ADJUSTED
                                                                                     EBITDA
                                              REVENUE          ADJUSTED EBITDA       MARGINS
                                        -------------------   -----------------   -------------
                                          2001       2002      2001      2002     2001     2002
                                        --------   --------   -------   -------   ----     ----
Industry Media........................  $ 68,622   $ 49,210   $12,676   $ 7,595   18.5%    15.4%
Technology Media......................   123,361     52,273    28,655     2,040   23.2%     3.9%
Lifestyle Media.......................    18,140     18,755     7,776     7,927   42.9%    42.3%
Other Media...........................     9,347      8,946     1,998     2,278   21.4%    25.5%
                                        --------   --------   -------   -------
  Total...............................  $219,470   $129,184   $51,105   $19,840
                                        ========   ========   =======   =======



     Industry Media. Our Industry Media segment, which represented 38.1% of total company revenues in the first half of 2002, serves customers in the manufacturing, design/engineering, mechanical systems/construction, government/compliance, supply chain and aviation industries. Total revenues for this segment for the six months ended June 30, 2002, decreased $19.4 million, or 28.3%, from $68.6 million in 2001 to $49.2 million in 2002. The decrease was primarily due to lower revenues from publications of $14.7 million when comparing the first half of 2001 to the same period in 2002, and lower revenues from trade shows and conferences of $4.1 million when comparing the first half of 2001 to the same period in 2002. The decrease in publication revenues was primarily due to revenue declines in products serving the design/engineering, supply chain and manufacturing sectors, which were impacted by the downturn in the U.S. economy. Most significantly impacted were, IndustryWeek, Machine Design, American Machinist, New

Equipment Digest, Transportation & Distribution, Computer Aided Engineering and Material Handling Management magazines which accounted for approximately $9.3 million of the decrease. Of the decrease in trade show and conference revenues, approximately $3.4 million of the decrease was due to revenue declines in products serving our manufacturing and construction sectors.



     Total adjusted EBITDA for the Industry Media segment decreased $5.1 million, or 40.1%, from $12.7 million for the six months ended June 30, 2001, to $7.6 million during the same period in 2002. Publications accounted for $5.3 million of the decrease, while trade shows and conferences accounted for $1.8 million of the decrease. Adjusted EBITDA for the segment's online media portfolio increased $0.2 million for the six months ended June 30, 2002, when compared with the same period in 2001. Also, general and administrative and facility costs decreased by $1.8 million as a result of headcount reductions and office closures. Adjusted EBITDA margins decreased from 18.5% in 2001 to 15.4% in 2002. The decrease in adjusted EBITDA and margins was primarily due to declines in the aforementioned magazines and trade shows.



     Technology Media. Our Technology Media segment, which represented 40.5% of total company revenues in the first half of 2002, serves customers in the electronics, information technology and Internet/broadband markets. Total revenues for this segment decreased $71.1 million, or 57.6%, from $123.4 million for the six months ended June 30, 2001 to $52.3 million for the same period in 2002. The decrease was primarily due to lower revenues from publications of $15.5 million and lower revenues from trade shows and conferences of $55.8 million. Publications such as Electronic Design, EE Product News, Windows & .Net Magazine, Internet World and Boardwatch magazines were the most significantly impacted and accounted for approximately $11.7 million of the decrease. Trade show revenues in our Internet/broadband sector accounted for $52.6 million of the total decrease in trade show revenues with our Internet World Spring, Service Networks Spring, Internet World Berlin, Internet World UK and Streaming Media West shows accounting for $36.1 million of the sector decrease. Online revenues increased $0.3 million from $4.9 million for the six months ended June 30, 2001 to $5.2 million in the same 2002 period.



     Total adjusted EBITDA for the Technology Media segment decreased $26.7 million, or 92.9%, from $28.7 million for the six months ended June 30, 2001 to $2.0 million for the same period in 2002. Publications accounted for approximately $0.3 million of the decrease, while trade shows and conferences accounted for $32.5 million of the decrease. Adjusted EBITDA for the segment's online media portfolio increased $1.9 million for the six months ended June 30, 2002, when compared with the same period in 2001. General and administrative and facility costs decreased by $4.2 million as a result of headcount reductions and office closings. The adjusted EBITDA decline for trade shows and conferences mirrored revenue declining trends.



     Lifestyle Media. Our Lifestyle Media segment, which represented 14.5% of total-company revenues in the first half of 2002, serves customers in our natural products industry sector. Total revenues for this segment increased by $0.7 million, or 3.4%, from $18.1 million for the six months ended June 30, 2001 to $18.8 million for the same period in 2002. Increase in trade show revenues accounted for all of the increase in revenues for this segment as publication and online media revenues were flat when compared with the same prior-year period. The slight increase of $0.7 million in trade show revenues was primarily due to the move of the Nutracon event from the third quarter in 2001 to the first quarter in 2002, and the successful launch of Natural Products Expo Asia, which was staged during May 2002 in Hong Kong.



     Total adjusted EBITDA for Lifestyle Media increased $0.1 million, or 1.9%, from $7.8 million for the six months ended June 30, 2001, to $7.9 million for the same period in 2002. Adjusted EBITDA margins decreased from 42.9% in 2001 to 42.3% in 2002 due to the aforementioned factors.



     Other Media. Our Other Media segment, which represented 6.9% of total-company revenues for the first half of 2002, serves customers in the food/retail and leisure/hospitality sectors. Total revenues for this segment decreased $0.4 million, or 4.3%, from $9.3 million for the six months ended June 30, 2001 to $8.9 million for the comparable period in 2002. The decrease was due primarily modest year-over-year revenue declines for Lodging Hospitality and Convenience Store Decisions magazines and the discontinuation of our Leisure Hospitality conference due to the economic slowdown.

     Total adjusted EBITDA for Other Media increased $0.3 million, or 14.0%, from $2.0 million for the six months ended June 30, 2001, to $2.3 million for the same 2002 period primarily due to cost reduction efforts.



  PRODUCTS



     We publish specialized trade magazines, produce trade shows and conferences, and maintain a variety of online media products, including Web businesses and electronic newsletters. Adjusted EBITDA for products is calculated as previously defined, except that product adjusted EBITDA also excludes general and administrative costs. General and administrative costs include corporate-level costs, as defined previously under Segments, and other general and administrative costs related to product offerings, which are not allocated. Our calculation of adjusted EBITDA by product for the six months ended June 30, 2001 and 2002 is as follows (in thousands):



                                                                2001       2002
                                                              --------   --------
Publishing..................................................  $ 15,332   $ 12,775
Trade shows & conferences...................................    41,316      8,669
Online media................................................    (1,930)     1,368
                                                              --------   --------
  Subtotal..................................................    54,718     22,812
General and administrative..................................   (17,451)   (12,647)
                                                              --------   --------
Adjusted EBITDA.............................................  $ 37,267   $ 10,165
                                                              ========   ========



     For the six months ended June 30, 2002, adjusted EBITDA for our publishing operations decreased $2.6 million, or 16.7%, when compared with the same prior-year period. Adjusted EBITDA for publications was primarily affected by declines of approximately $5.1 million from magazines such as Windows & .Net, Machine Design, American Machinist, Electronic Design and EE Product News. These declines were somewhat offset by approximately $2.5 million related to adjusted EBITDA improvements from our Internet World magazine and the discontinuation of our Streaming Media magazine and IW Asia magazine which both reported a loss in 2001.



     For the six months ended June 30, 2002, adjusted EBITDA for our trade show and conference operations decreased $32.6 million, or 79.0%, when compared with the same prior-year period. The decline was due primarily to the significant drop in revenues in our Internet/broadband market, with our Internet World Spring, Service Networks Spring, Internet World UK and Streaming Media West shows being the most significantly impacted.



     Adjusted EBITDA for our online media operations increased from a loss of $1.9 million for the six months ended June 30, 2001, to income of $1.4 million for the same period in 2002. The improvement was due primarily to the elimination of unprofitable online media properties in 2001 and revenue growth.



     For the six months ended June 30, 2002, general and administrative costs decreased $4.8 million, when compared with the same prior year-period. The decrease is primarily due to staff reduction and other cost-cutting efforts implemented in the second half of 2001 and in the first half of 2002.



YEAR ENDED DECEMBER 31, 2001 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2000


  TOTAL COMPANY

     In the analysis that follows, we have used adjusted EBITDA, which we define as net income before interest, taxes, depreciation and amortization, and unusual items, as the primary measure of profitability in evaluating our operations. We believe that investors find it to be a useful tool for measuring a company's ability to generate cash. Adjusted EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and is not calculated in the same way by all companies. In addition, you should not consider adjusted EBITDA a substitute for net income or net loss, or as an indicator of our operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA margin equals adjusted EBITDA divided by total revenues.

     Our definition of adjusted EBITDA is principally calculated in the same manner as EBITDA under our credit facility, except that the loan covenant EBITDA is on a rolling four-quarter basis and allows for the shift in timing of events between quarters. Our revenues, net income (loss), adjusted EBITDA, diluted earnings per share and adjusted EBITDA margins for the years ended December 31, 2000 and 2001 were as follows (in thousands, except per share data):

                                                    2000         2001         CHANGE
                                                  --------     ---------     ---------
Revenues........................................  $404,571     $ 371,552     $ (33,019)
Net income (loss)...............................    79,590      (104,107)     (183,697)
Adjusted EBITDA.................................    91,288        40,269       (51,019)
Earnings per common share -- diluted............      2.49         (3.26)
EBITDA margins..................................      22.6%         10.8%

     Operating results for the year ended December 31, 2001 were severely impacted by the downturn in the U.S. economy and, to a lesser extent, by the slowing of economies throughout Europe and Asia. In particular, results for the fourth quarter of 2001, during which four of our largest trade shows took place, were also adversely impacted by reductions in customers' travel and marketing spending following the terrorist attacks of September 11, 2001. Our technology and manufacturing media portfolios, particularly trade shows and publishing properties serving the Internet/Broadband sector, experienced the deepest business decline throughout 2001, particularly in the second half of the year.

     Our revenues decreased $33.0 million, or 8.2%, from $404.6 million in 2000 to $371.6 million in 2001. The decrease was due primarily to a decrease in publishing revenues of $19.9 million, or 8.6%, from $230.1 million in 2000 to $210.2 million in 2001, as well as a decrease in trade show and conference revenues of $19.2 million, or 11.4%, from $168.4 million in 2000 to $149.2 million in 2001. These decreases were offset in part by an increase in online media revenue of $6.1 million, from $6.0 million in 2000 to $12.1 million in 2001.

     We reported a net loss for 2001 of $104.1 million, or $(3.26) per diluted share, compared with income of $79.6 million, or $2.49 per diluted share, in 2000. Excluding unusual items, our net loss was $32.2 million, or $(1.01) per diluted share, in 2001, compared with income of $21.2 million, or $0.66 per diluted share, in 2000. Unusual items in 2001 included restructuring charges of $18.8 million (or $0.35 per diluted share after tax) related to the discontinuation of certain unprofitable media properties, staff reductions and facility closings, and non-cash charges of $69.6 million (or $1.31 per diluted share after tax) related primarily to goodwill writedowns. Unusual items in 2000 included a pre-tax gain of $110.2 million ($2.07 per diluted share after tax) on our sale of INT Media Group Inc. common stock and investment writedowns and asset impairments of $12.6 million ($0.24 per diluted share after tax).

     Total adjusted EBITDA decreased $51.0 million, or 55.9%, from $91.3 million in 2000 to $40.3 million in 2001. Adjusted EBITDA margins decreased from 22.6% in 2000 to 10.8% in 2001. The decrease in both our adjusted EBITDA and adjusted EBITDA margins was due primarily to a decrease in the adjusted EBITDA for our publishing operations of $25.0 million, or 48.7%, from $51.3 million in 2000 to $26.3 million in 2001; a decrease in the adjusted EBITDA for our trade show and conference operations of $26.3 million, or 33.4%, from $78.8 million in 2000 to $52.5 million in 2001; and an increase in our general and administrative costs of $3.2 million, from $32.0 million in 2000 to $35.3 million in 2001. The decreases in the adjusted EBITDA were somewhat offset by an increase in the adjusted EBITDA for our online media operations of $3.5 million, from a loss of $6.8 million in 2000 to a loss of $3.3 million in 2001.

     A reconciliation of our net income (loss) to our total adjusted EBITDA is as follows (in thousands):

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2000        2001
                                                              ---------   ---------
Net income (loss)...........................................  $  79,590   $(104,107)
Interest expense, net of interest earned....................     14,133      28,721
Gain on sale of investments.................................   (110,210)         --
Restructuring charge........................................         --      18,790
Provision (benefit) for income taxes........................     61,559     (20,207)
Impairment of Internet assets...............................      2,095          --
Depreciation and amortization...............................     33,431      45,492
Writedown of Internet investments...........................      9,490        (824)
Impairment of other assets..................................      1,051      69,565
Discontinued operations, net of taxes.......................         85          --
Miscellaneous, net..........................................         64       2,839
                                                              ---------   ---------
  Adjusted EBITDA...........................................  $  91,288   $  40,269
                                                              =========   =========

  OPERATING EXPENSES

     Editorial, Production and Circulation. Total editorial, production and circulation expenses grew to $153.4 million in 2001 compared with $147.0 million in 2000, representing an increase of $6.4 million, or 4.3%. The increase was due primarily to a full year of operations for the acquisitions completed in 2000, including Professional Trade Shows, Streaming Media, Duke and ComMunic, as well as the acquisitions completed in 2001, including Hillgate and DWR. These increases were somewhat offset by the shutdown of our Healthwell.com exchange in February 2002, and our decision not to hold Internet World Summer and Internet World Canada shows in 2001.

     Editorial, production and circulation expenses increased as a percentage of revenues from 36.3% in 2000 to 41.3% in 2001. The increase was due largely to lower revenues for both magazines and trade shows.

     Selling, General and Administrative. Total selling, general and administrative expenses grew $11.6 million, or 7.0%, from $166.3 million in 2000 to $177.9 million in 2001, primarily due to higher selling costs. During the first half of 2001, our spending on marketing and selling increased at a higher rate for trade shows than in the previous year. General and administrative costs increased due to the impact of Professional Trade Shows, Duke and Streaming Media acquisitions in September 2000 and higher health benefit costs.

     Selling, general and administrative expenses increased as a percentage of revenues from 41.1% in 2000 to 47.9% in 2001. The increase was due largely to lower revenues for both magazines and trade shows.

     Impairment of Assets. Triggered by the continued decline in the economy and the negative impact of the September 11, 2001 events, which further weakened an already deteriorating business climate, we recorded asset and goodwill impairment charges of $69.6 million ($41.7 million after tax, or $1.31 per diluted share) in the second half of 2001. In addition to goodwill writedowns of $66.4 million, the remaining charge primarily represents assets of $1.7 million related to various Web sites that were shut down and $0.9 million related to discontinued circulation software.

     Asset impairment charges of $9.7 million in the third quarter included the writedown of goodwill by $7.1 million on five small acquisitions; $1.7 million for various Web sites that were shut down; and $0.9 million of discontinued circulation software. Asset impairment charges of $59.6 million in the fourth quarter included primarily the writedown of goodwill related to eight acquisitions.

     In December 2000, we wrote off $2.1 million of impaired assets related to certain internally funded Internet media initiatives. The impaired assets related to certain discontinued projects. In addition, we recorded approximately a $1.0 million non-cash charge in 2000 to write down the carrying value of certain leasehold improvements, furniture and fixtures, and computer equipment to fair value.

     Restructuring Charge. In the second half of 2001, we implemented a number of expense-reduction and restructuring initiatives to more closely align our cost structure with the current business environment. As a result, in the third quarter, we recorded restructuring charges of $9.5 million ($5.7 million after tax, or $0.18 per share on a diluted basis) and in the fourth quarter, we recorded restructuring charges of $3.7 million ($2.3 million after tax, or $0.07 per share on a diluted basis).

     The restructuring charge resulted primarily from strategic decisions to restructure a number of businesses and support departments, including reducing our overhead infrastructure by consolidating and closing several branch offices, centralizing information technology and outsourcing certain corporate functions. Of the total charges, $4.7 million related to employee termination benefits and the remaining $8.5 million related to non-cancelable obligations under continuing contracts. See Note 15 in the Notes to Consolidated Financial Statements for the year ended December 31, 2001, appearing elsewhere in this prospectus for additional information on related cash payments. The following sets forth additional detail concerning the principal components of the charge:

     - Personnel costs of $4.7 million are associated primarily with the elimination of nearly 340 positions, of which 294 positions and payments of $2.7 million were completed at year end. Approximately 84% of the positions eliminated or to be eliminated are in the U.S., with the remaining positions predominantly in the United Kingdom and Germany. Personnel costs include payments for severance, outplacement services and a provision for continued benefits to personnel.

     - Office closure costs of $8.5 million relate to the closure of over 20 Penton facilities worldwide and include costs associated with existing office spaces under lease.

     In February 2001, we announced a restructuring program with the intent of discontinuing online media operations that have not demonstrated revenue growth, customer acceptance and near-term opportunity for profit. The charge of $5.6 million ($3.3 million after tax, or $0.10 per share on a basic and diluted basis) included the write-off of capitalized software development costs associated with the discontinuance of the industry exchange component of New Hope Natural Media's Healthwell.com; personnel costs, including the reduction in workforce of approximately 60 employees at Healthwell.com, and a reduction in workforce related to a number of other Internet initiatives throughout Penton; and exit costs associated with existing office spaces under lease and other contractual obligations. In the third quarter of 2001, we determined that some first-quarter restructuring initiatives would not require the level of spending that had been originally estimated and approximately $1.0 million was reversed. The majority of the remaining costs incurred in connection with the first-quarter restructuring plan have been paid.

     Depreciation and Amortization. Depreciation and amortization increased $12.1 million, or 36.1%, from $33.4 million in 2000 to $45.5 million in 2001. The higher expense was primarily the result of a full year of amortization of goodwill and other intangibles associated with PTS, Duke and Streaming Media, which were all acquired in September of 2000, as well as increased depreciation associated with capital expenditures related to the corporate headquarters relocation in the fourth quarter of 2000.

     Other Income (Expense). Interest expense increased $14.6 million to $28.7 million due to a higher average debt balance outstanding in 2001 compared with 2000, as well as a significant decrease in interest earned on available cash in 2001 compared with 2000. The increase was somewhat offset by lower overall interest rates in 2001 compared with 2000.

     In February 2000, we sold 2.0 million shares of INT Media Group Inc. common stock as part of a 3.75 million-share secondary offering. Penton received cash of $113.1 million and recognized a pre-tax gain of approximately $110.2 million. In July 1999, Penton sold approximately 0.5 million shares of INT Media Group Inc. common stock and recognized a pre-tax gain of approximately $5.9 million.

     In 2000, we invested $6.3 million in Cayenta Inc., a provider of e-commerce systems, and $3.4 million in Leisurehub.com, an online business-to-business trading community for the global leisure industry. During 2000, we determined that our investments in these Internet-related companies had suffered declines in value that were other than temporary. As a result, the Company recognized losses totaling $9.5 million, reducing its investment in Cayenta Inc. and Leisurehub.com to zero. In 2001, we received partial liquidation proceeds from Leisurehub.com of $0.8 million.

     Miscellaneous net expense increased to $2.8 million in 2001, due primarily to minority equity interests and various professional fees related to unsuccessful potential acquisitions that were written off during the year.

     Effective Tax Rates. The effective tax rates from continuing operations were a benefit of 16.3% and provision of 43.6% for 2001 and 2000, respectively. The decrease in our effective tax rate is due primarily to our writedown of non-deductible goodwill in 2001.

  SEGMENTS

     We manage our business based on four operating segments: Technology Media, Industry Media, Lifestyle Media and Other Media. All four segments derive their revenues from the production of publications, trade shows and conferences, and online media products, and serve customers in 12 industry sectors. Adjusted EBITDA for segments is calculated as previously defined except that segment adjusted EBITDA also excludes corporate level costs. Corporate-level costs include costs for centralized functions, such as finance, accounting and information systems, which cannot be reasonably allocated to each segment. See
Note 16 in the Notes to Consolidated Financial Statements for the year ended December 31, 2001, appearing elsewhere in this prospectus, for a reconciliation of segment total adjusted EBITDA to consolidated income (loss) before taxes. Financial information by segment for 2000 and 2001 is summarized in the following table (in thousands):

                                       REVENUE          ADJUSTED EBITDA          MARGINS
                                 -------------------   ------------------   -----------------
                                   2000       2001       2000      2001      2000      2001
                                 --------   --------   --------   -------   -------   -------
Industry Media.................  $142,245   $124,331   $ 28,739   $17,443    20.2%     14.0%
Technology Media...............   205,380    196,928     69,652    34,513    33.9%     17.5%
Lifestyle Media................    30,121     29,893      7,495     9,814    24.9%     32.8%
Other Media....................    26,825     20,400      7,526     4,775    28.1%     23.4%
                                 --------   --------   --------   -------
  Total........................  $404,571   $371,552   $113,412   $66,545
                                 ========   ========   ========   =======

     Industry Media. Our Industry Media segment serves customers in the manufacturing, design/engineering, mechanical systems/construction, government/compliance, supply chain and aviation industries. Total revenues for the Industry Media segment decreased $17.9 million, or 12.6%, from $142.2 million in 2000 to $124.3 million in 2001. The decrease was due primarily to year-over-year declines across much of the segment's portfolio, which was primarily affected by the slowing economy, with IndustryWeek, Machine Design, American Machinist, New Equipment Digest, Contracting Business and Material Handling Management magazines showing the largest revenue decreases. These declines were somewhat offset by: (i) revenue generated by Medical Design News magazine, which we launched during the year; (ii) added revenues from Contractor magazine, which we acquired in the second quarter of the year; (iii) the first full year of results of Professional Trade Shows, which was acquired in September 2000, and (iv) year-on-year revenue growth in the segment's online media business.

     Total adjusted EBITDA for Industry Media decreased $11.3 million, or 39.3%, from $28.7 million in 2000 to $17.4 million in 2001. Adjusted EBITDA margins decreased from 20.2% in 2000 to 14.0% in 2001. The decrease in adjusted EBITDA was due primarily to declines in the aforementioned magazines, and to declines in the Computers in Manufacturing and A/E/C SYSTEMS trade shows. The Industry Media segment's online media portfolio experienced a modest decline in 2001 compared with 2000.

     Technology Media. Our Technology Media segment serves customers in the electronics, information technology and Internet/Broadband industry sectors. Total revenues for Technology Media decreased $8.5 million, or 4.1%, from $205.4 million in 2000 to $196.9 million in 2001. The decrease was due primarily to declines in our Internet World Spring, ISPCON Spring, Streaming Media West and Internet World Fall trade shows, which were caused by the slowdown in the U.S. economy and the events of September 11, 2001. Revenue declines were offset in part by: (i) added results of the Streaming Media and ComMunic trade show properties, which were acquired in 2000; (ii) added results of Duke publications and online media products, which were acquired in 2000; (iii) several events launched in the year and (iv) added results of the Wireless Developer Conference, which was acquired in 2001.

     Total adjusted EBITDA for Technology Media decreased $35.1 million, or 50.4%, from $69.7 million in 2000 to $34.5 million in 2001. Adjusted EBITDA margins decreased from 33.9% in 2000 to 17.5% in 2001. Adjusted EBITDA declines mirrored revenue trends for Technology Media publishing, trade shows and conferences and online media products. Overall, 2001 results were severely impacted by the decline in the technology market and the events of September 11, 2001. The Internet World Fall show, originally scheduled for early October at the Jacob K. Javits Convention Center in New York City, had to be rescheduled to December, which impacted attendance. Other fourth-quarter shows were impacted by the slowdown in travel and fear of additional attacks.

     Lifestyle Media. Our Lifestyle Media segment serves customers in the natural products industry sector. Total revenues for Lifestyle Media decreased $0.2 million, or 0.8%, from $30.1 million in 2000 to $29.9 million in 2001. Lifestyle Media incurred revenue declines in its publishing and online media products, which were offset in part by increases from trade show events and added properties. Revenues from The Natural Foods Merchandiser, New Product Review and Nutrition Science News declined year-over-year. These declines were offset in part by the added results from Nutrition Business Journal, which we acquired in February 2001. Trade show and conference revenues grew compared with 2000 for Natural Products Expo West and Natural Products Expo Europe; however, revenues for Natural Products Expo East, held in early October in Washington, D.C., were impacted by travel slowdowns and fear of additional attacks after the events of September 11, 2001.

     Total adjusted EBITDA for Lifestyle Media increased $2.3 million, or 30.9%, from $7.5 million in 2000 to $9.8 million in 2001. Adjusted EBITDA margins increased from 24.9% in 2000 to 32.8% in 2001. The increase was due primarily to the shutdown in 2001 of the Healthwell.com industry exchange.

     Other Media. Our Other Media segment serves customers in the food/retail and leisure/hospitality industry sectors. Total revenues for Other Media decreased $6.4 million, or 24.0%, from $26.8 million in 2000 to $20.4 million in 2001. The decrease was due primarily to year-over-year declines for Convenience Store Decisions, Restaurant Hospitality and Lodging Hospitality magazines and for the International Leisure Industry Week show caused primarily by the slow down in the global economy.

     Total adjusted EBITDA for Other Media decreased $2.8 million, or 36.6%, from $7.5 million in 2000 to $4.8 million in 2001. Adjusted EBITDA declines followed revenue declines for the publications noted. Results of the International Leisure Industry Week show held in October 2001 were impacted by the economic slowdown in European markets and travel concerns caused by the September 11 terrorist attacks.

  PRODUCTS

     We publish 61 specialized trade magazines, produce 125 trade shows and conferences, and maintain a variety of online media products, including 30 Web businesses and more than 80 electronic newsletters, which serve each of the industries in our four business segments. Adjusted EBITDA for products is calculated as previously defined except that product adjusted EBITDA also excludes general and administrative costs. General and administrative costs include corporate-level costs (as defined above) and other general and administrative costs related to product offerings which cannot be reasonably allocated. Our calculation of adjusted EBITDA by product is as follows (in thousands):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                               2000      2001
                                                              -------   -------
  Publishing................................................  $51,269   $26,280
  Trade shows and conferences...............................   78,846    52,523
  Online media..............................................   (6,790)   (3,264)
  General and administrative................................  (32,037)  (35,270)
                                                              -------   -------
     Adjusted EBITDA........................................  $91,288   $40,269
                                                              =======   =======

     Adjusted EBITDA for our publishing operations decreased $25.0 million, or 48.7%, from $51.3 million in 2000 to $26.3 million in 2001. Adjusted EBITDA decreases for our publishing operations were due primarily to the general slowdown in the U.S. economy, which most heavily impacted magazines in our technology, electronics and manufacturing sectors. The largest decrease was in our high-margin Internet World magazine. Declines were offset partially by the addition of Windows 2000 Magazine, iSeries NEWS magazine and other Duke Communications International, or Duke, titles, which were part of our acquisition of Duke in September 2000.

     Adjusted EBITDA for our trade show and conference operations decreased $26.3 million, or 33.4%, from $78.8 million in 2000 to $52.5 million in 2001. The decrease was due primarily to the decline in our technology sector in 2001 and the events of September 11, 2001, which exacerbated an already difficult business environment. Our Internet World Fall show, which has historically been our biggest show of the year, was originally scheduled to be held at the Jacob
K. Javits Convention Center in New York City in early October, but had to be rescheduled to December because of the events of September 11, 2001. Other shows held during the fourth quarter of 2001 were also impacted by the slowdown in travel and fear of additional attacks. These declines were offset partially by:
(i) added results of acquired properties, including Streaming Media West and Professional Trade Shows, Inc., or PTS, regional events; (ii) successful launches, including Internet World Wireless East, ASPCON London, Streaming Media events in Berlin, Hong Kong and Tokyo, and m-Commerce World; and (iii) year-on-year growth of other events, including Internet World UK, Service Management Europe, ISPCON London, Natural Products Expo West and Natural Products Expo Europe.

     Adjusted EBITDA for our online media operations increased $3.5 million, from a loss of $6.8 million in 2000 to a loss of $3.3 million in 2001. These increases were due primarily to the addition of the online media business of Duke, which was acquired in September 2000.

     Our general and administrative costs increased $3.2 million, from $32.0 million in 2000 to $35.3 million in 2001. The increases were due primarily to higher compensation expense, a significant increase in health care costs and acquisitions completed during 2000 and 2001.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

  REVENUES

     Total revenues increased $103.7 million, or 34.5%, from $300.8 million in 1999 to $404.6 million in 2000.

     Publishing revenues increased $27.6 million, or 13.7%, from $202.5 million in 1999 to $230.1 million in 2000, due primarily to the following: (1) the addition of Windows 2000 Magazine and the NEWS/400 and Business Finance magazines, which were part of the Duke acquisition in September 2000; (2) a full year of revenues from Natural Foods Merchandiser, Delicious Living, Nutrition Science News, and Expansion Management magazines, which were part of the New Hope acquisition in May 1999; (3) the turnaround of Internet World magazine, whose revenues increased almost 50% in 2000 compared with 1999; (4) increased revenues year-over-year in our core magazines, such as Electronic Design, American Machinist, Boardwatch, Food Management, Government Product News, and EE Product News; and (5) the Fluid Power Handbook & Directory, which was published in 2000 and is published every other year. These increases were somewhat offset by the discontinuance of the IW Growing Companies magazine during the first quarter of 2000 and lower revenues from various other core magazines compared with the prior year.

     Trade show and conference revenues increased $71.0 million, or 72.9%, from $97.4 million in 1999 to $168.4 million in 2000, due primarily to the following:
(1) the first-time inclusion of the Streaming Media Europe and Streaming Media East shows, which were part of the Streaming Media acquisition in September 2000; (2) the first-time inclusion of certain PTS trade shows, which were acquired in September 2000; (3) the first-time inclusion of the Natural Products Expo West show, which was part of the New Hope acquisition in May 1999, and the launch of the Natural Products Expo Amsterdam show, which was held for the first time in 2000; (4) the first-time inclusion of Stardust conferences, which were acquired in October 1999; (5) the first-time inclusion of the Nutracon conference, which was acquired in December 1999; (6) the addition of the Internet Everywhere CEO Summit, the Internet World China show, the eCRM Spring show, the CLEC Expo Fall show, and the Advanced Building Systems Technology Conference & Expo show, which were held for the first time in 2000; and (7) significant year-over-year revenue increases from the Internet World Spring, Internet World UK, ISPCON Spring, Internet World Fall, Wireless/Portable Symposium & Exhibition, and ISPCON London shows. These increases were somewhat offset by lower year-over-year revenues from the Service Management Europe show, the Supply Chain Expo and the Internet World Summer show, and the absence of the CONEXPO show, which was held in 1999 and is held every three years.

     Online media product revenues increased $5.1 million from $0.9 million in 1999 to $6.0 million in 2000, due primarily to the addition of Duke's Web sites in September 2000, a number of new Web sites introduced in 2000, and a full year of operations from the Web sites introduced in 1999.

  OPERATING EXPENSES

     Operating expenses increased $88.5 million, or 33.8%, from $261.4 million in 1999 to $349.9 million in 2000. As a percentage of revenues, operating costs decreased from 86.9% in 1999 to 86.5% in 2000. The improvement in operating expenses as a percentage of revenue was due primarily to higher margins earned on acquired trade shows that were held for the first time in 2000 and the continued change in our product mix toward higher-margin trade shows. These improvements were offset by an increase in depreciation and amortization related to acquisitions and the impairment of Internet and other assets.

     Editorial, Production and Circulation. Total editorial, production and circulation expenses grew to $147.0 million in 2000, compared with $116.9 million in 1999, representing an increase of $30.1 million, or 25.7%. The increase was due primarily to a full year of operations for the acquisitions completed during 1999, including New Hope, Stardust and Nutracon, as well as the acquisitions of PTS, Streaming Media, and Duke in September 2000. Increases were also due to costs associated with trade shows held for the first time in 2000, such as the Internet Everywhere CEO Summit and the CLEC Expo Fall show, as well as costs related to the biennial Fluid Power Handbook & Directory, which was published in 2000 and not in 1999.

     As a percentage of revenues, editorial, production and circulation expenses decreased from 38.9% in 1999 to 36.3% in 2000. The decrease was due largely to higher margins earned from trade shows.

     Selling, General and Administrative. Total selling, general and administrative expenses grew $49.7 million, or 42.6%, from $116.6 million in 1999 to $166.3 million in 2000. The increase was due primarily to the acquisitions of New Hope in May 1999, Stardust in October 1999, and Nutracon in December 1999, as well as the acquisitions of PTS, Duke, and Streaming Media in September 2000; costs associated with trade shows held for the first time in 2000; costs related to the biennial Fluid Power Handbook & Directory, which was published in 2000 and not in 1999, and higher executive compensation expense.

     As a percentage of revenues, selling, general and administrative expenses increased from 38.8% in 1999 to 41.1% in 2000. The increase was due largely to higher Web development spending, costs associated with the corporate headquarters move, and higher executive compensation expenses.

     Impairment of Internet Assets. We wrote off $2.1 million of impaired assets related to certain internally funded Internet media initiatives. We are adjusting our portfolio of Internet media products to focus on those that are demonstrating good revenue potential, customer acceptance, and near-term opportunity for profit. We expect to take approximately $5.0 million in restructuring charges in the first quarter of 2001 as a result of these actions.

     Impairment of Other Assets. Based upon our review of the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," we recorded a $1.0 million non-cash charge in 2000 to write down the carrying value of certain leasehold improvements, furniture and fixtures, and computer equipment to fair value.

     Depreciation and Amortization. Depreciation and amortization increased $5.5 million, or 19.7%, from $27.9 million in 1999 to $33.4 million in 2000. The higher expense was primarily the result of the amortization of intangible assets from the PTS, Duke, and Streaming Media acquisitions in September 2000 and a full year of depreciation and amortization from the acquisitions completed in 1999, including New Hope, which was acquired in May 1999.

  OPERATING INCOME

     Overall, our operating income increased $15.3 million, or 38.9%, from $39.4 million in 1999 to $54.7 million in 2000. Operating income as a percentage of revenue increased from 13.1% in 1999 to 13.5% in 2000.

  OTHER INCOME (EXPENSE)

     Interest expense decreased $7.0 million to $14.1 million due to a lower average debt balance outstanding in 2000 when compared with 1999, as well as the significant increase in interest earned in 2000 on the cash received from the sale of INT Media Group, Incorporated common stock.

     In February 2000, we sold 2.0 million shares of INT Media Group, Incorporated common stock as part of a 3.75 million share secondary offering. We received cash of $113.1 million and recognized a pre-tax gain of approximately $110.2 million. In July 1999, we sold approximately 0.5 million shares of INT Media Group, Incorporated common stock and recognized a pre-tax gain of approximately $5.9 million.

     In 2000, we invested $6.3 million in Cayenta Inc., a provider of e-commerce systems, and $3.4 million in Leisurehub.com, an online B2B trading community for the global leisure industry. During 2000, we determined that our investments in these Internet-related companies had suffered declines in value that were other than temporary. As a result, we recognized losses totaling $9.5 million, reducing our investment in Cayenta Inc. and Leisurehub.com to zero.

  EFFECTIVE TAX RATES

     The effective tax rates from continuing operations were 67.0% and 43.6% for 1999 and 2000, respectively. The decrease in the effective tax rate is due to our sale of a portion of our investment in INT Media Group, Incorporated common stock in 2000. The sale resulted in a pre-tax gain of $110.2 million ($66.1 million net of tax).

FOREIGN CURRENCY

     The functional currency of our foreign operations is their local currency. Accordingly, assets and liabilities of foreign operations are translated to U.S. dollars at the rates of exchange on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the period. There were no significant foreign currency transaction gains or losses for the periods presented.

LIQUIDITY AND CAPITAL RESOURCES


     During the periods presented, we financed our operations primarily through cash generated from operating activities, borrowings under our credit facility, proceeds from the issuance of senior notes, and proceeds from the sale of investments and issuance of preferred shares.

     Cash used by operating activities was $20.3 million for the year ended December 31, 2001. Operating cash flows for 2001 reflect our net loss of $104.1 million and a net working capital decrease of approximately $36.6 million, offset by non-cash charges (primarily depreciation and amortization, writedowns and impairments) of approximately $120.4 million. For the years ended December 31, 2000 and 1999, cash provided by operating activities was $9.2 million and $34.4 million, respectively.

     The decrease in operating cash flows in 2001 compared with 2000 was due primarily to the decrease in operating income by $51.0 million, after excluding non-cash charges. The most significant working capital changes in 2001 were attributable to accounts receivable, income taxes receivable, accounts payable, accrued expenses, and unearned income. The accounts receivable decrease reflects lower fourth-quarter sales in 2001 compared with 2000 and the timing of payments received. The receivable for income taxes reflects the losses incurred in 2001 and our ability to carry these losses back to previous years to obtain a refund. The decrease in accounts payable and accrued expenses was due primarily to the timing of vendor and other payments, which can fluctuate based on when particular shows are held, and the decrease in unearned income is due primarily to the timing of vendor payments and related shows, and the decrease in the volume of expected business in 2002.

     The decrease in operating cash flows in 2000 compared with 1999 was due primarily to an increase in operating income of $15.3 million offset by changes in working capital items and to increases in income tax payments required in 2000. These payments were attributable largely to the increase in operating income and the $110.2 million gain realized in 2000 from the sale of INT Media Group Inc. common stock. The most significant working capital changes in 2000 were attributable to accounts receivable, accounts payable and accrued expenses. The accounts receivable increase reflected higher fourth-quarter sales in 2000 compared with 1999 and the timing of payments received. The increase in accounts payable and accrued expenses was due primarily to timing of vendor and other payments.


     Cash used for operating activities was $2.4 million and $15.0 million for the six months ended June 30, 2002 and 2001, respectively. Operating cash flows for the six months ended June 30, 2002, reflected a net loss of $16.3 million, offset by a net working capital decrease of approximately $3.4 million and non-cash charges (primarily depreciation and amortization) of approximately $17.2 million. Operating cash flows for the six months ended June 30, 2001 reflect a net loss of $6.8 million, offset by a net working capital decrease of approximately $37.0 million and non-cash charges (primarily depreciation and amortization and restructuring charges) of approximately $28.8 million.



     The increase in operating cash flows for the six months ended June 30, 2002, compared with the same 2001 period was due primarily to decreases in working capital items. The most significant working capital changes in 2002 were attributable to accounts receivable, income taxes receivable, accounts payable and accrued expenses. The accounts receivable decrease reflects lower first-half sales in 2002 compared with 2001 and the timing of payments received. The change in the receivable for income taxes reflects the receipt of an income tax refund of $12.2 million in the first quarter of 2002. The decrease in accounts payable and accrued expenses was due primarily to the timing of vendor and other payments, which can fluctuate based on when particular trade shows are held.


     Investing activities used $27.5 million of cash in 2001, primarily for capital expenditures, several small acquisitions completed during the first half of the year and required earnout payments. Investing activities used $111.2 million in 2000, primarily for acquisitions and investments (primarily for Streaming Media, PTS, and Duke) and earnout payments during the year, as well as capital expenditures. Capital expenditures in 2000 related primarily to the move of our corporate headquarters and our investment in Internet-related technologies. Uses in 2000 were partially offset from proceeds from the sale of
2.0 million shares of INT Media Group, Inc. common stock and proceeds from the sale of our Direct Mail segment. Investing activities used $27.8 million in 1999, primarily for acquisitions (including New Hope) and capital expenditures, partially offset by proceeds from the sale of our Printing segment and the sale of approximately 0.5 million shares of INT Media Group, Inc. common stock.


     Investing activities provided $2.5 million of cash for the six months ended June 30, 2002, and included proceeds of $5.8 million from the sale of approximately 3.0 million shares of INT Media Group, Inc.

common stock. These proceeds were partially offset by capital expenditures and earnout payments. Investing activities used $25.7 million of cash for the six months ended June 30, 2001, primarily due to nine acquisitions completed during the period, earnout payments and capital expenditures.



     Financing activities provided $56.3 million in 2001, primarily from the issuance of our 10 3/8% senior subordinated notes and amounts drawn under our revolving credit facility. These proceeds were partially offset by required quarterly principal payments under our term loans, the pay-down of our revolver balance, an additional $20.0 million paydown on our term loans, and the payment of finance fees and dividends in the first half of the year. Financing activities provided $83.3 million in 2000, primarily from borrowings under our revolving credit facility, offset partially by debt repayments and dividends paid to stockholders. Financing activities provided $19.9 million in 1999, primarily from net proceeds from an equity offering and proceeds from a new $340.0 million credit facility, offset partially by the repayment of the $325.0 million credit facility, financing fees associated with the new debt facility and dividends paid to stockholders.



     Financing activities provided $2.2 million of cash for the six months ended June 30, 2002, due to the issuance of our 11 7/8% senior secured notes and the sale of 50,000 shares of Series B mandatorily redeemable convertible preferred stock to an investor group led by ABRY Mezzanine Partners, L.P. These proceeds were primarily offset by the paydown of the balance of our senior secured credit facility; the purchase of $10.0 million face value of our 10 3/8% senior subordinated notes at prevailing market prices; the payment of financing fees associated with the amendment to our senior credit facility and the issuance of our senior secured notes, and the payment of the short-term portion of our note payable. Financing activities provided $84.9 million for the six months ended June 30, 2001, primarily from borrowings under our revolving credit facility and proceeds from the issuance of our senior subordinated notes, offset partially by debt repayments and dividends paid to stockholders.


     We had a working capital deficit of $8.4 million at December 31, 2001. The recent sale of our convertible preferred stock and warrants and the subsequent paydown of debt, along with proceeds from operations, was sufficient to overcome this deficit.

     Set forth below, in tabular form, is information as of December 31, 2001 for the periods indicated concerning our obligations and commitments to make future payments under long-term obligations (in thousands):

                                                       LESS THAN    1 - 3      4 - 5    AFTER 5
                                             TOTAL      1 YEAR      YEARS      YEARS     YEARS
                                            --------   ---------   --------   -------   --------
Long-term debt............................  $368,787    $16,489    $ 87,451   $79,847   $185,000
Capital lease obligation..................       120         60          60        --         --
Operating leases..........................    51,608      9,277      20,356     9,302     12,673
Unconditional purchase obligations........    38,130      8,370      22,785     6,975         --
                                            --------    -------    --------   -------   --------
Total.....................................  $458,645    $34,196    $130,652   $96,124   $197,673
                                            ========    =======    ========   =======   ========

     In May 1999, we completed the sale of 6.5 million shares of common stock and received net proceeds of approximately $118.4 million, which were used to repay senior debt and for general corporate purposes, including the acquisition of New Hope.


     On September 1, 1999, we entered into a $340.0 million credit agreement with several banks. The agreement provided for a revolving credit facility of up to $125.0 million, a term loan A of $140.0 million and a term loan B of $75.0 million. In October 2000, we amended our credit facility to give us the ability to increase our term loan A facility, term loan B facility and/or revolving credit facility up to an aggregate of $100.0 million prior to September 30, 2001. At that time, we increased the commitment under the revolving credit facility by $60.0 million to $185.0 million. The remaining $40.0 million could not be requested on more than three separate occasions, and any increase had to take place by September 30, 2001. We did not exercise this option. As described in the following paragraphs, we amended our credit facility and paid off our term A and term B loans in the first quarter of 2002.

     In June 2001, we issued $185.0 million of 10 3/8% senior subordinated notes (the "Subordinated Notes") due June 15, 2011. Interest on the notes is payable semi-annually, on June 15 and December 15 of each year. The Subordinated Notes are fully and unconditionally, jointly and severally guaranteed, on a senior subordinated basis, by the assets of our domestic subsidiaries which are 100% owned by the Company, and may be redeemed, in whole or in part, on or after June 15, 2006. In addition, we may redeem up to 35% of the aggregate principal amount of the Subordinated Notes before June 15, 2004, with the proceeds of certain equity offerings. The Subordinated Notes, which were offered at a discount of $4.2 million, are being amortized using the interest method, over the term of the Subordinated Notes. Costs representing underwriting fees and other professional fees of approximately $1.7 million are being amortized over the term of the Subordinated Notes. The net proceeds of $180.2 million were used to pay down the $136.0 million outstanding balance of the revolving credit facility, $12.8 million of the term loan A facility and $7.2 million of the term loan B facility. The remaining proceeds were used for general corporate purposes. The Subordinated Notes are our unsecured senior subordinated obligations, subordinated in right of payment to all existing and future senior indebtedness, including the senior secured credit facility and the 11 7/8% senior secured notes discussed below. The Subordinated Notes are jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by each of our present and future domestic subsidiaries. The indenture governing the Subordinated Notes contain covenants that, among other things, restrict our and our subsidiaries' ability to borrow money; pay dividends on or repurchase capital stock; make certain investments; enter into agreements that restrict our subsidiaries from paying dividends or other distributions, making loans or otherwise transferring assets to us or to any other subsidiaries; create liens on assets; engage in transactions with affiliates; sell assets, including capital stock of our subsidiaries; and merge, consolidate or sell all or substantially all or our assets and the assets of our subsidiaries. Our ability to obtain dividends from our subsidiaries is only restricted if we are in default under our debt arrangement or if we have exceeded our limitation of additional indebtedness, as specified in such agreement.



     In January 2002, we received $5.8 million in net proceeds from the sale of our remaining investment in INT Media Group, Inc. common stock.



     In March 2002, we entered into an agreement with a group of investors led by ABRY Mezzanine Partners, L.P. to sell 50,000 shares of Series B Convertible Preferred Stock and warrants to purchase 1.6 million shares of our common stock for $50.0 million. We received gross proceeds of $40.0 million from the sale of 40,000 shares of preferred stock and warrants to purchase 1,280,000 shares of our common stock on March 19, 2002 and gross proceeds of $10.0 million from the sale of 10,000 shares of preferred stock and warrants to purchase 320,000 shares of our common stock on March 28, 2002 (See Note 6 - Mandatorily Redeemable Convertible Preferred Stock in the Consolidated Financial Statements for the six months ended June 30, 2002, included elsewhere in this prospectus). Net proceeds from the sale of the preferred stock, along with the net proceeds from our recent sale of our INT Media Group, Inc. common stock, and cash on hand from our tax refund were used to repay $48.0 million of amounts outstanding under our term loans.



     In March 2002, Penton issued $157.5 million of 11 7/8% senior secured notes (the "Secured Notes") due in 2007. Interest is payable on the Secured Notes semi-annually on April 1 and October 1. The Secured Notes are fully and unconditionally, jointly and severally guaranteed on a senior basis by all of our domestic subsidiaries which are 100% owned by the Company and also the stock of certain subsidiaries. We may redeem the Secured Notes, in whole or in part, during the periods October 1, 2005 through September 30, 2006 and October 1, 2006 and thereafter at redemption prices of 105.9375% and 100.0000% of the principal amount, respectively, together with accrued and unpaid interest to the date of redemption. In addition, at any time prior to October 1, 2005, upon certain public equity offerings of our common stock, up to 35% of the aggregate principal amount of the Secured Notes may be redeemed at our option, within 90 days of such public equity offering, with cash proceeds from the offering at a redemption price equal to 111.875% of the principal amount, together with accrued and unpaid interest to the date of redemption.



     The Secured Notes were offered at a discount of $0.8 million, which is being amortized, using the interest method, over the term of the Secured Notes. Costs representing underwriting fees and other professional fees of $6.6 million are being amortized over the term of the Secured Notes. Net proceeds of $150.1 million were used to pay down $83.6 million of term loan A and $49.0 million of term loan B, and net proceeds of $8.3 million were used to repurchase $10.0 million of our Subordinated Notes. The remaining net proceeds of $9.2 million were used for general corporate purposes. The Secured Notes rank senior in right to all of our senior subordinated indebtedness, including our Subordinated Notes, and equal in right of payment with all of our other senior indebtedness, which is approximately $0.4 million at June 30, 2002. The guarantees are senior secured obligations of each of our subsidiary guarantors and rank senior in right of payment to all subordinated indebtedness of the subsidiary guarantors, including the guarantees of our 10 3/8% Subordinated Notes, and equal in right of payment with all of our senior indebtedness. The notes and guarantees are secured by a lien on substantially all of our assets and those of our subsidiary guarantors, other than specified excluded assets. Excluded assets consist of, among other things, the capital stock of Duke Communications International, Inc. and Internet World Media, Inc., the capital stock of our foreign subsidiaries directly owned by us or the subsidiary guarantors which exceed 65% of the outstanding capital stock or equity interest of such foreign subsidiaries, and all of the capital stock of our other foreign subsidiaries. The indenture governing the Secured Notes contain covenants that, among other things, restrict our and our subsidiaries' ability to borrow money; pay dividends on or repurchase capital stock; make certain investments; enter into agreements that restrict our subsidiaries from paying dividends or other distributions, making loans or otherwise transferring assets to us or to any other subsidiaries; create liens on assets; engage in transactions with affiliates; sell assets, including capital stock of our subsidiaries; and merge, consolidate or sell all or substantially all or our assets and the assets of our subsidiaries. Our ability to obtain dividends from our subsidiaries is only restricted if we are in default under our debt arrangement or if we have exceeded our limitation of additional indebtedness, as specified in such agreement.



     In March 2002, we amended and restated our senior credit facility and repaid our term loan A facility and our term loan B facility under our senior credit facility from the proceeds received from the sale of preferred shares and the issuance of $157.5 million in senior notes, as noted above. The amended and restated facility provides for a revolving credit facility of up to a maximum amount of $40.0 million. Availability under the revolving credit facility is determined by a borrowing base that is limited to 80% of eligible receivables. In order to access the revolver, Penton must not have more than $7.5 million of cash and cash equivalents available, must be in compliance with the loan documents and must submit a borrowing base certificate immediately prior to each extension of credit showing compliance with the borrowing base. Penton is required to prepay the revolver in the event that it has loans outstanding in excess of the borrowing base, or it has more than $7.5 million in cash and cash equivalents available at the end of any month. The commitment under the amended and restated credit facility decreases by 15% in 2003, 30% in 2004, 35% in 2005 and 20% in 2006. The amended and restated credit facility has no financial covenants. In connection with the amendment and restatement of the credit facility, the interest rate on the revolving credit facility was increased. In addition, further restrictions were placed on Penton's ability to make certain restricted payments, to make capital expenditures in excess of certain amounts, to incur additional debt and contingent obligations, to make acquisitions and investments, and to sell assets. At June 30, 2002, $23.0 million was available under the revolving credit facility; however, no amounts were outstanding.



     The extinguishment of the term loans resulted in a non-cash extraordinary charge of $0.7 million, net of $0.5 million in taxes ($0.02 per diluted share after tax), relating to the write-off of unamortized deferred finance costs.



     We anticipate adequate liquidity for operations and expect to meet all interest payment obligations on our bonds. We have no principal repayment requirements until maturity of our Senior Secured notes in October 2007. In addition, we have no bank debt and no maintenance covenants on our existing bond debt. Penton does have access to an asset-based, maintenance-free revolver of up to $40.0 million, which is currently undrawn. Based on current estimates of our net loss for 2002, we expect to receive a tax refund of approximately $12 million to $16 million in the first quarter of 2003. Our ability to meet current and anticipated operating requirements will depend upon our future performance, which, in turn, will be subject to general economic conditions and to financial, competitive, business and other factors, including factors beyond our control. If we are unable to meet our debt obligations or fund our other liquidity needs, we may be required to raise additional capital through additional financing arrangements or the issuance of private or public debt or equity securities. We cannot assure you that such additional financing will be available at acceptable terms. In addition, the terms of our convertible preferred stock and warrants issued, including the conversion price, dividend and liquidation adjustment provisions that could result in substantial dilution to stockholders, the redemption price premiums and board representation rights, could negatively impact our ability to access the equity markets in the future.



SEASONALITY


     The majority of our trade shows are held in the second and fourth quarters and, accordingly, the majority of our trade shows and conferences revenue is recognized in these quarters. We also may experience seasonal fluctuations as trade shows and conferences held in one period in the current year may be held in a different period in future years.

INFLATION

     The impact of inflation on our results of operations has not been significant in recent years.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES


     The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe the critical accounting policies and areas that require the most significant judgments and estimates to be used in the preparation of the consolidated financial statements are allowance for doubtful accounts, asset impairment and income tax accounting.


     We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

     Our review of our long-lived assets and goodwill and other intangibles requires us to initially estimate the undiscounted future cash flow of these assets whenever events or changes in circumstances indicate that the carrying amount of these assets may not be fully recoverable. If such analysis indicates that a possible impairment may exist, we are required to then estimate the fair value of the asset, principally determined either by third-party appraisals, sales price negotiations or estimated discounted future cash flows, which includes making estimates of the timing of the future cash flows, discount rates and reflecting varying degrees of perceived risk.

     The determination of fair value includes numerous uncertainties, unless a viable, actively traded market exists for the asset, which is not always the case. Significant judgments are made concerning future growth rates, interest and discount rates, terminal values, continued consumer demand for particular products, and any future effects of governmental regulations or competition. Our estimated cash flows are based on historical results and transactions adjusted to reflect the best estimate of future market and operating conditions. If these estimates or their underlying assumptions change in the future, we may be required to record additional impairment charges for these assets.

     As part of the process of preparing our consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate. The process involves estimating actual current tax expense along with assessing temporary differences resulting from differing treatment of items for book and tax purposes. These timing differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheet. It is our policy to record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. Increases in the valuation allowance result in additional expenses to be reflected within the tax provision in the consolidated statement of operations. Different assumptions as to the future expected results of our operation could lead to additional charges.


     In the second quarter of 2002, we performed a detailed analysis of our valuation allowance for our deferred tax assets of $14.7 million, in accordance with Company policy. Our analysis included reviewing the future profitability of the Company as well as the Company's ability to carryback losses, and have determined that no valuation allowance is required at this time. We will continue to monitor our deferred taxes throughout the remainder of the year to determine if an allowance is required. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if current estimates of the timing and amount of future taxable income during the carryforward period are significantly revised.


NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133" ("SFAS 137"). SFAS 137 deferred the effective date of adoption of SFAS 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133 was subsequently amended by SFAS 138, "Accounting for Certain Derivative and Certain Hedging Activities--an Amendment of FASB Statement No. 133" ("SFAS 138"). We adopted this statement effective January 1, 2001. See Note 19 in the Notes to Consolidated Financial Statements for the year ended December 31, 2001, appearing elsewhere in this prospectus for additional information.

     In July 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under the purchase method of accounting. In addition, SFAS 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS 141 also provides criteria for the separate recognition of intangible assets acquired in a business combination. We adopted this statement effective January 1, 2002.


     In July 2001, the FASB also issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets at acquisition. SFAS 142 presumes that goodwill and certain intangible assets have indefinite useful lives. Accordingly, goodwill and certain intangibles will not be amortized but, rather, will be tested at least annually for impairment. SFAS 142 also addresses accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS 142 is effective for fiscal years beginning after December 15, 2001. We adopted this statement effective January 1, 2002.


     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This Statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. We are required to adopt this Statement for fiscal 2004. We do not expect that the adoption of this Statement will have a material effect on our consolidated financial position, results of operations or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement, which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," provides a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the Statement significantly changes the criteria that would have to be met to classify an asset as held-for-sale. We adopted this statement effective January 1, 2002.

     In May 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002." The provisions of this Statement related to the rescission of SFAS No. 4 are effective for fiscal years beginning after May 15, 2002, while provisions related to SFAS No. 13 are effective for transactions occurring after May 15, 2002, and all remaining provisions of this Statement are effective for financial statements issued on or after May 15, 2002. This Statement eliminates SFAS No.
4. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items if they meet the criteria of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently

Occurring Events and Transactions." This Statement also eliminates SFAS No. 44, which was established to provide accounting requirements for effects of transition for provisions of the Motor Carrier Act of 1980. The deregulation of intrastate operating rights and transition to the provisions of those laws being complete has necessitated the rescission of SFAS No. 44. This Statement also eliminates the need to have SFAS 64, which was an amendment to SFAS 4 and has been rescinded with this Statement. Lastly, this Statement amends SFAS 13, requiring lease modifications that have economic effects similar to sale-leaseback transactions to be accounted for in the same manner as sale-leaseback transactions. We are currently in the process of evaluating this Statement and do not expect the adoption of this Statement to have a material impact on our financial statements or results of operations.


     In June 2002, the FASB issued SFAS No. 146 "Accounting for costs associated with exit or disposal activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. This statement nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred as opposed to recognizing the liability at the date of an entity's commitment to an exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. We are currently in the process of evaluating this Statement but do not expect its adoption to have a material impact on our financial statements or results of operations.


EURO CONVERSION

     On January 1, 2002, the introduction of the single European currency, the euro, was completed with the launch of euro bank notes and coins as legal currency within 12 of the 15 member states of the European Union. Businesses in participating countries will conduct transactions in the euro and must convert their financial records and reports to be euro based.

     Although we generate revenues in some of the participating countries, we do not anticipate that the conversion to the euro will have a material effect on our results of operations or financial condition.

                                    BUSINESS

OVERVIEW

     We are a leading, global business-to-business media company. We provide media products that deliver proprietary business information to owners, operators, managers, and professionals in the industries we serve. Through these products, we offer industry suppliers multiple ways to reach their customers and prospects as part of their sales and marketing efforts. We publish 61 trade magazines, produce 125 trade shows and conferences, and maintain 30 Web businesses and over 80 electronic newsletters. Our products serve 12 industry sectors, which we group into four segments:

INDUSTRY MEDIA                         TECHNOLOGY MEDIA
Manufacturing                          Internet/Broadband
Design/Engineering                     Information Technology
Mechanical Systems/Construction        Electronics
Supply Chain                           OTHER MEDIA
Government/Compliance                  Food/Retail
Aviation                               Leisure/Hospitality
LIFESTYLE MEDIA
Natural Products

     We believe we have leading media products in each of the industry sectors we serve. We are structured along industry rather than product lines. This enables us to promote our related group of products, including publications, trade shows and conferences, and online media products, to our more than 20,000 customers.

     Since our founding in 1892, we have grown from an industrial trade magazine publishing company into a leading, integrated business-to-business media company serving a range of industrial, technology, and retail markets. We became an independent company, incorporated in the State of Delaware, as a result of our spinoff from Pittway Corporation in August 1998. Our independence has enabled us to focus on building our business through acquisitions and internal growth. We have acquired 25 companies since the spinoff. We also have launched many new media properties. These initiatives have helped:

     - strengthen our presence in our existing markets;

     - provide us with strong market positions in new markets;


     - diversify our business into higher-margin trade shows and conferences;
       and


     - increase our international product offerings.


     Of the 25 companies we have acquired since the spinoff, nine acquisitions were completed in 2001, eight acquisitions were completed in 2000 and six acquisitions were completed in 1999. Of the nine acquisitions completed in 2001, the acquisition of the assets of DWR Media PTY Ltd. for cash consideration of $2.45 million was the largest. The purchase agreement contains an earnout provision. DWR publishes several technology-related magazines and produces web sites.



     In 2000, we acquired three larger properties as well as five smaller companies. We acquired the assets of Duke Communications International, Inc., an integrated media company serving certain Microsoft and IBM operating system markets, for cash consideration of $100.0 million and an earnout provision. We also acquired the stock of Streaming Media, Inc., an integrated media company serving the streaming media market, for cash consideration of $65.0 million and an earnout provision. We also acquired the assets of Professional Trade Shows, Inc., or PTS, for cash consideration of $17.0 million. PTS produces regional trade shows for the plant engineering and maintenance, material handling, buildings and facilities maintenance, design engineering and machine tool industries.



     In 1999, we acquired substantially all of the assets of New Hope Natural Media for cash consideration of $41.0 million, an earnout provision and shares of common stock with a market value of $41.0 million at the time of issuance. New Hope is a business media company serving the natural products industry though trade shows, conferences, magazines and Web sites. In 1999, we also completed the acquisition of five smaller companies.



     In 2000, we completed the sale of the net assets of our Direct Mail segment for $4.0 million in cash. In 1999, we sold our Printing segment, realizing cash proceeds of $31.0 million.



     We have not made any material acquisitions or dispositions in the first six months of 2002.



OUR INDUSTRY



     The business-to-business communications industry is an important segment of the media industry. Veronis Suhler Stevenson estimated in July 2002 that the business-to-business communications industry will experience a 3.1% compound annual growth rate between 2001 and 2006 and will surpass $24 billion in revenue in 2006. Veronis Suhler also forecasted that, over the same period, spending on business-to-business magazines will grow at a compound annual growth rate of 2.0% and trade show spending will grow at a compound annual growth rate of 4.6%. In an October 2001 study by Yankelovich Partners and Harris Interactive, executives ranked business-to-business magazines and trade shows as the two most valuable media channels for both obtaining information and influencing and supporting their business purchasing decisions.



     The domestic business-to-business communications industry is highly fragmented. In June 2001, there were about 1,500 publishing companies, according to American Business Media; 5,200 trade magazine titles, according to Standard Rate & Data Service; and 3,000 trade shows in the United States and Canada produced by 1,500 independent companies and industry associations, according to Tradeshow Week Research Services.



     The business-to-business media industry experienced severe declines since 2001 as companies reduced their overall marketing expenditures in response to the global economic slowdown. While most publishers began to experience declines in the third quarter of 2001, technology-focused publishers realized declines starting in the beginning of 2001 with advertising pages down nearly 34% over 2000, according to Technology Advertising & Branding Report. The September 11th terrorist attacks exacerbated the downturn in the business-to-business media industry, causing greater business declines in the latter part of 2001. In 2001, business-to-business magazines serving the industry sectors analyzed in the Business Information Network experienced a year-over-year decline in advertising spending of over 20%. In addition, trade show and conference producers experienced significant declines in exhibition sales and attendance as travel fears and economic and political uncertainty adversely affected customers' marketing, education, and travel spending. According to Tradeshow Week, trade shows held in the fourth quarter of 2001 experienced the most severe decline ever recorded in the 29-year history of the publication's quarterly analysis, as attendance was down 20.4% over fourth quarter 2000 levels and the number of exhibitors was down 6.8% over the same period. Through the first quarter of 2002, trade shows continued to show declines as compared to the first quarter of 2001, according to Tradeshow Week.


OUR COMPETITIVE STRENGTHS


     Market Leadership and Strong Reputation in Industries Served. Our media products provide proprietary information to decision makers who need to stay informed about their industries. They provide marketers with cost-efficient, highly effective access to business professionals with purchasing authority. Advertising in 34 of our magazines is measured by audit services; of these measured titles, 27, or about 79%, are ranked either #1 or #2 in their target markets based on number of advertising pages. We believe our market leadership creates customer loyalty and makes us less vulnerable to revenue losses during economic downturns, primarily because marketers tend to concentrate their spending on top-tier publications and trade shows.


     Ability to Capitalize on Our Established Industry Positions. We believe we are able to effectively launch new media products by:

     - using the industry knowledge and editorial expertise of our staff;

     - capitalizing on the brand recognition and reputation of our existing publications;

     - building on our strong relationships with advertisers and readers; and

     - cross-promoting new products with our existing trade magazines, trade shows and conferences, and online media products that serve the same industry.


     For example, during 2001, we launched Medical Design News and Netronics magazines; two domestic Internet World Wireless shows, Streaming Media events in Germany and Japan, and the m-Commerce World Show; and online media products that include the m-CommerceWorld.com Web site and the Connected Home EXPRESS, The Tech Insider, and Motion Control Monthly electronic newsletters.


     Diversity of Products, Target Industries, and Customers. We are diverse in terms of the products we offer and the industries and customers we serve. None of our publications, trade shows and conferences, or online media products accounted for more than 5.1% of our total revenue in 2001. We provide our products in 12 diverse industries. Our top ten customers accounted for only 3.1% of our total revenue in 2001. Our diversity should provide opportunities for growth and mitigate our exposure to downturns in any one industry we serve.


     Highly Experienced Management Team with Deep Industry Relationships. Our senior management team has an average of 28 years of experience in the media industry and has shown an ability to develop new products, penetrate new markets, and complete acquisitions in both strong and weak economic environments.


OUR BUSINESS STRATEGY


     Due to the difficult business environment, we have shifted the emphasis of our business strategy from accelerating growth to improving our profitability. In 2001 and the first six months of 2002, we experienced declines in our revenues and adjusted EBITDA due to the negative factors affecting our industry generally. The 2001 declines were most significant in the third and fourth quarters.



     Reduce Fixed Costs. Our cost structure was created to support the approximately 25% compounded annual revenue growth we experienced between 1996 and 2000. In the second half of 2001 and first six months of 2002, we implemented a number of cost reduction initiatives in an effort to align our cost structure with a more uncertain business environment. These efforts included eliminating over 550 positions from our workforce, freezing salaries and hiring, shutting down and consolidating more than 25 facilities worldwide, reducing capital spending, centralizing all information technology services, reducing employee benefit expenses, and outsourcing certain corporate and division functions.


     Restructure Product Portfolio. In an effort to improve the profitability of our publications, trade shows and conferences, and online media products, we aggressively restructured our product portfolio in the second half of 2001. This restructuring effort involved eliminating unprofitable products, including seven magazines, more than 20 trade shows and conferences, and nearly 20 Web sites, reducing the production costs of certain of our trade magazines, and co-locating certain of our events. We reduced magazine production costs through process improvements, automation of pre-press work, new printing and paper supply contracts, and selective reductions in frequency and circulation levels. In 2002, we are continuing to evaluate each of our products to determine whether additional properties should be eliminated or restructured. We believe these restructuring efforts will improve the adjusted EBITDA of our individual products without reducing their usefulness to our customers.

     Low-Risk, High-Return Growth Strategy. Due to the uncertain business environment, we intend to grow our business by launching new products that require minimal capital investment and by exporting our successful domestic products to other global markets. We launch new products by capitalizing on our existing knowledge base to identify growth segments within the market sectors we currently serve, using our proprietary databases to identify buyers and sellers within those markets, and leveraging our existing sales and marketing infrastructure to generate revenue without investing significant incremental capital.


     We also intend to grow our business by extending our established domestic brands into key international markets. By utilizing this strategy, we increased our international revenue at a compound annual growth rate of approximately 41% from 1998 to 2001. In 2001, we launched Streaming Media events in Germany and Japan and in 2002 we launched a natural products event in Asia.

OUR PRODUCTS AND SERVICES

     We serve 12 specific industry sectors with our business publications, our trade shows and conferences, and our online media products.

  IN PRINT: PUBLICATIONS


     Trade Magazines. We publish specialized trade magazines in the United States. According to Advertising Age's June 2001 annual ranking of magazines in the United States, we publish four of the 50 largest trade magazines, based on advertising revenues. About 79% of our 34 audited magazines hold the #1 or #2 market share positions in their target markets based on number of advertising pages. Our publications are recognized for the quality of their editorial content; since 1990, our magazines have won over 700 editorial awards.


     We publish 61 trade magazines with a combined circulation of over 3.6 million subscribers worldwide. Our magazines generate revenues primarily from the sale of advertising space. Our magazines are primarily controlled-circulation. They are distributed free-of-charge to qualified subscribers in our targeted industries. Subscribers to our controlled-circulation publications qualify to receive our trade magazines by verifying their responsibility for specific job functions, including purchasing authority. We survey our magazine subscribers annually to verify their continued qualification.

     Circulation information for the majority of our publications is audited each year by BPA International, an independent auditor of magazine circulation. These audits verify that we have accurately identified the number and job responsibilities of qualified subscribers and that those subscribers are eligible to receive the relevant publication according to our established criteria.

     Each of our publications has its own advertising sales team and rate structure. Some advertisers may qualify for discounts based on advertising in multiple publications. We enable marketers to be more cost efficient in their advertising purchases by providing a single source for integrated products.

     In addition, each of our publications has its own editorial staff. To preserve the editorial integrity of each publication's news reporting and analysis, we seek to maintain separation between the editorial and sales staffs of each publication. We believe that our reputation for objective, fair and credible editorial content contributes significantly to our success. Fifteen of our publications have served their industries for over 50 years.

     Our editorial staffs meet frequently with readers of their publications to maintain a current understanding of the information needs and interests of those readers in an effort to serve them more effectively. We devote considerable resources to the study of trends in our industries and strive to make our publications the most widely used among our targeted audiences. Many of our editors and contributors are recognized as experts in their fields and are regularly contacted by the general press to comment on developments and trends in their respective markets.

     Directories and Buyers' Guides. We also publish nine industry directories as well as buyers' guides, which are respected sources of buying information for industry decision makers. Most of the business directories we publish have limited competition.

  IN PERSON: TRADE SHOWS AND CONFERENCES

     We currently produce 125 trade shows and conferences, which annually attract nearly a half million attendees with significant buying and specifying responsibility.

     In the early 1990s, we entered the trade shows and conferences business and have more recently expanded our presence through acquisitions. For example, the acquisition of Streaming Media in September 2000 added the Streaming Media East, West and Europe trade shows to our portfolio, while the acquisition of New Hope in 1999 added the Natural Products Expo East and West trade shows. In addition, we have expanded our global presence. In 2000, we acquired ComMunic, which produces trade shows, conferences and business publications in Germany and its German speaking neighboring countries, serving technology markets.


     Attendees at our trade shows and conferences are professionals and managers in the industries we serve. Most trade shows include an extensive conference program, which provides a forum for the exchange and dissemination of information relevant to the particular event's focus. In addition, most trade shows have one or more "keynote" sessions with speakers who are known for their industry knowledge and expertise.


     Trade show exhibitors pay a fixed price per square foot of booth space. In addition, we receive revenues from attendee fees at trade shows and conferences and from exhibitor sponsorships of promotional media.

  ONLINE: WEB SITES AND ELECTRONIC NEWSLETTERS

     We currently maintain 30 Web businesses, which are comprised of dozens of market-specific Web sites, serving numerous market segments. Our online portfolio also includes more than 80 electronic newsletters. These electronic newsletters provide timely and focused information to highly targeted professionals and typically are sponsored by advertisers interested in delivering marketing information to our targeted subscribers. We believe we have a competitive advantage in the online business because of our established customer relationships in the markets we serve, the industry expertise of our staff, and the opportunities we have to promote our Web sites and electronic newsletters to targeted audiences through our magazines and trade shows.

  OTHER

     We also provide ancillary information services that complement our principal business media platforms. These services include:

     Market Access & Business Development. We provide a variety of marketing services, including database rentals. We use information from our subscription lists and other available databases to compile detailed mailing and e-mail lists for rental by marketers who want to promote their products and services through direct mail and online marketing programs. We offer these services to our customers to help them reach their targeted audience.

     Specialized Advertising. We collect and forward reader inquiries to our advertisers. In addition, classified advertising sections in our publications and on our Web sites provide a cost-efficient medium for reaching prospects who are ready to buy specialized products and services. Also, recruitment advertising provides an effective way to reach qualified professionals seeking career opportunities.

     Custom Communications. We produce a range of client-specific communications services, including newsletters, magazines, catalogs, directories, education and training materials, and other support materials.

OUR TWELVE INDUSTRY SECTORS


     The following information contains financial data with respect to expected revenues in 2002 by industry sector. This financial data is taken from our budgets, which are based on estimates and assumptions made by us that are inherently uncertain and subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict. Although we believe that our estimates and assumptions are reasonable, our revenue mix in 2002 may be materially different from that set forth below.


     Our products serve 12 industry sectors, which we group into four segments:
Industry Media, Technology Media, Lifestyle Media, and Other Media.

  INDUSTRY MEDIA

     Manufacturing


     The manufacturing sector represented about 14% of our revenues in 2001 and we estimate the sector will represent 17% of our revenues in 2002. Our manufacturing portfolio targets executives in manufacturing organizations, managers of industrial facilities, and management personnel in the machine tool and metals industries. Leading products in this sector include IndustryWeek, American Machinist, and New Equipment

Digest magazines. In the manufacturing industry sector, we produce 11 trade magazines and 40 trade shows and conferences.

PUBLICATIONS
------------
33 Metalproducing                           Gases & Welding Distributor
American Machinist                          IndustryWeek
Cutting Technology                          New Equipment Digest
Expansion Management                        Used Equipment Directory
Forging                                     Welding Design & Fabrication
Foundry Management & Technology

TRADE SHOWS AND CONFERENCES
---------------------------
Atlanta Plant Engineering & Maintenance Show       Northern California Plant Engineering &
Carolina Plant Engineering & Maintenance Show        Maintenance Show
Central Valley Plant Engineering & Maintenance     Northern New Jersey Plant Engineering &
  Show                                               Maintenance Show
Computers in Manufacturing                         Northwest Machine Tool Show
ENSsolv of Baltimore                               Northwest Plant Engineering & Maintenance
ENSsolv of Central Florida                           Show
ENSsolv of Indianapolis                            Reno Plant Engineering & Maintenance Show
ENSsolv of Portland                                Rhode Island Plant Engineering &
Florida Plant Engineering & Maintenance Show         Maintenance Show
Fresno Plant Engineering & Maintenance Show        Roundtable in the Rockies
Greater Jacksonville Plant Engineering &           Salt Lake City Plant Engineering &
  Maintenance Show                                   Maintenance Show
Greater Orlando Plant Engineering & Maintenance    South Florida Buildings & Facilities Maintenance
  Show                                               Show
Greater Philadelphia Plant Engineering &           Southern California Plant Engineering &
  Maintenance Show                                   Maintenance Show
Indiana Plant Engineering & Maintenance Show       Southwest Plant Engineering & Maintenance
Kansas City Engineering & Plant Operations Show      Show
Maryland Plant Engineering & Maintenance Show      TEAM Total Engineering and Manufacturing
Metalmecanica                                      Tooling
Michigan Plant Engineering & Maintenance Show      Tulsa Industrial & Machine Tool Show
Midwest Plant Engineering & Maintenance Show       U.S./Mexico Plant Engineering & Maintenance
New England Buildings & Facilities Maintenance       Show
  Show                                             Virginia Industrial Show
North Texas Plant Engineering & Maintenance        Washington State Plant Engineering &
  Show                                               Maintenance Show
Northern Alabama Industrial & Machine Tool         Western Michigan Plant Engineering &
  Show                                               Maintenance Show

     Design/Engineering


     The design/engineering sector contributed about 8% of our revenues in 2001 and we estimate the sector will represent 9% of our revenues in 2002. This sector serves the information needs of engineers and designers in the original equipment, medical and biomedical markets, and designers and engineers of products that incorporate hydraulic and motion systems technologies. Leading products in this sector include Machine

Design and machinedesign.com, as well as Hydraulics & Pneumatics magazine. In the design/engineering industry sector, we produce seven trade magazines and five trade shows and conferences.

PUBLICATIONS
------------
Design Mart                                           Motion System Design
Hydraulics & Pneumatics                               Systems Integrator
Machine Design                                        The Motion Systems Distributor
Medical Design News

TRADE SHOWS AND CONFERENCES
---------------------------
Michigan Design Engineering Show                      Total Design Solutions, Northeast
Northwest Design Engineering Show                     Total Design Solutions, West
Total Design Solutions, Midwest

     Mechanical Systems/Construction


     The mechanical systems/construction sector contributed about 4% of our revenues in 2001 and we estimate the sector will represent 6% of our revenues in 2002. This sector serves engineers, designers, and contractors in the mechanical systems (heating/ventilation/air conditioning/refrigeration/plumbing) markets, as well as professionals in the architectural and construction trades. Leading products in this sector include Contracting Business and HPAC Engineering magazines and the A/E/C SYSTEMS Spring trade show. In the mechanical systems/construction industry sector, we produce three trade magazines and four trade shows and conferences.


    PUBLICATIONS
    ------------
    Contracting Business                              HPAC Engineering
    Contractor Magazine

    TRADE SHOWS AND CONFERENCES
    ---------------------------
    A/E/C Japan                                       Computers for Construction
    A/E/C SYSTEMS Spring                              HVAC Comfortech

     Supply Chain


     The supply chain sector represented about 3% of our revenues in 2001 and we estimate the sector will represent 3% of our revenues in 2002. Products in this sector target decision makers along the entire supply chain, including material handling engineers, third-party logistics providers, and those responsible for carrying, delivering, and warehousing goods. Leading products in this sector include Material Handling Management and Supply Chain Technology News magazines. In the supply chain industry sector, we produce four trade magazines and seven trade shows and conferences.


    PUBLICATIONS
    ------------
    Material Handling Business                        Supply Chain Technology News
    Material Handling Management                      Transportation & Distribution

    TRADE SHOWS AND CONFERENCES
    ---------------------------
    Atlanta Material Handling Show                    Northwest Material Handling Show
    Kansas City Material Handling & Packaging Show    Southern California Material Handling Show
    Midwest Material Handling & Packaging Show        Supply Chain & Logistics Conference and
    Northern California Material Handling &            Exhibition
     Packaging Show

     Government/Compliance


     The government/compliance sector represented about 2% of our revenues in 2001 and we estimate the sector will represent 3% of our revenues in 2002. Products in this sector target government buyers and professionals who manage industrial safety, occupational health, and environmental compliance. A leading product in this sector is Government Product News magazine. In the government/compliance industry sector, we produce three trade magazines.

    PUBLICATIONS
    ------------
    Government Procurement                            Occupational Hazards
    Government Product News

     Aviation


     The aviation sector represented about 1% of our revenues in 2001 and we estimate the sector will represent 2% of our revenues in 2002. This sector's products target executives in the worldwide commercial airline industry. A leading product in this sector is our Air Transport World magazine. In the aviation sector, we produce one trade magazine and one conference.


PUBLICATIONS
------------
Air Transport World

TRADE SHOWS AND CONFERENCES
---------------------------
Air Transport World Awards & Conference

  TECHNOLOGY MEDIA

     Internet/Broadband


     The Internet/Broadband industry sector contributed about 29% of our revenues in 2001 and we estimate the sector will represent 12% of our revenues in 2002. Media products in this sector target communications service providers and other professionals who utilize Web technologies and services to achieve their enterprises' e-business objectives. Leading products in this sector include the Internet World trade shows and Boardwatch magazine. In the Internet/Broadband industry sector, we produce five trade magazines and 35 trade shows and conferences.


PUBLICATIONS
------------
Boardwatch                                  Internet World UK
Information Security Management             ISP World - Europe
Internet World

TRADE SHOWS AND CONFERENCES
---------------------------
Content Management                          Pocket PC New York
CRM Spring                                  Pocket PC UK
Internet World Berlin                       Security Matters
Internet World Fall                         Service Networks Spring
Internet World Italy                        Service Networks Fall
Internet World Japan                        SMS
Internet World Manchester                   SMS February
Internet World Mexico                       SMS Germany
Internet World Portugal                     Streaming Media Berlin
Internet World Spring                       Streaming Media East
Internet World UK                           Streaming Media Europe
Internet World Wireless East                Streaming Media Japan
ISPCON London                               Streaming Media Spring
ISPCON London - December                    Streaming Media West
Lightspeed Europe                           Teamwork
Penton's M-Commerce World                   WMF - Wireless Multimedia Forum
M-Commerce World - Germany                  Web Services Fall
NanoBusiness Spring

     Information Technology


     The information technology sector contributed about 14% of our revenues in 2001 and we estimate the sector will represent 18% of our revenues in 2002. Our products in this sector serve professionals involved with the Microsoft Windows NT/2000/XP and SQL, IBM iSeries/AS400, and Lotus Domino application server environments; information security; and graphics applications. Leading products in this sector include the Windows & .NET Magazine and online network, the iSeries NEWS magazine and online network, and SQL Server Magazine. In the information technology sector we produce 13 trade magazines and 17 trade shows and conferences.


PUBLICATIONS
------------
Business Finance                            IT Consultant
CRN - Computer Reseller News - Australia    IT Graphics
e-Pro Magazine                              SQL Server Magazine
Information Week - Australia                Service Management
iSeries NEWS                                Windows & .NET Magazine
iSeries NEWS - UK                           Windows 2000 - Australia
IT Business

TRADE SHOWS AND CONFERENCES
---------------------------
Business Recovery & Continuity Services     NEWS/400 International Executive Summit
 Summit - Australia                          Conference
Call Center Trends                          NexTech - Australia
Dealers Only                                NexTech - Europe
Disaster Recovery Asia                      SQL Server Magazine LIVE! - Spring
IT Graphics Expo Australia                  SQL Server Magazine LIVE! - Fall
IT Leaders Australia                        Service Management Europe
..NET Developer Spring                       Win Developer Spring
..NET Developer Fall                         Windows & .NET Magazine LIVE! - Spring
                                            Windows & .NET Magazine LIVE! - Fall

     Electronics


     The electronics sector contributed about 10% of our revenues in 2001 and we estimate the sector will represent 10% of our revenues in 2002. Products in this sector reach electronics engineers and engineering managers in the OEM, communications systems, microwave systems, wireless applications, and network design markets. Some of our largest products in this sector are Electronic Design and EE Product News magazines. In the electronics industry sector, we produce five trade magazines and three trade shows and conferences.


PUBLICATIONS
------------
EE Product News                             Netronics
Electronic Design                           Wireless Systems Design
Microwaves & RF

TRADE SHOWS AND CONFERENCES
---------------------------
EDA Front to Back                      Wireless Systems Design Conference & Expo
Military Electronics Show

  LIFESTYLE MEDIA

     Natural Products


     Our natural products sector portfolio generated about 8% of our revenues in 2001 and we estimate the sector will represent 11% of our revenues in 2002. The products in this sector serve the natural products and nutraceuticals markets, including producers of raw materials, manufacturers, distributors, and retailers. Leading products in this sector include the Natural Products Expos in the United States and The Natural Foods Merchandiser magazine. In the natural products industry sector, we produce three magazines and seven trade shows and conferences.


PUBLICATIONS
------------
Delicious Living                            The Natural Foods Merchandiser
Functional Foods & Nutraceuticals


TRADE SHOWS AND CONFERENCES
---------------------------
Natural Products Expo Asia                  New Hope Natural Media
Natural Products Expo East                  Newport Summit
Natural Products Expo Europe                Nutracon
Natural Products Expo West


  OTHER MEDIA

     Food/Retail


     The food/retail sector contributed about 5% of our revenues in 2001 and we estimate the sector will represent 7% of our revenues in 2002. This industry sector targets full-service restaurant operators, decision makers in institutional foodservice, retail and large-volume baking operations, and management staff at convenience store headquarters. Leading products in this sector include Food Management and Modern Baking magazines, bakery-net.com, and the National Convenience Store Advisory Group conventions. In the food/retail industry sector, we produce five trade magazines and four trade shows and conferences.


PUBLICATIONS
------------
Baking Management                           Modern Baking
Convenience Store Decisions                 Restaurant Hospitality
Food Management

TRADE SHOWS AND CONFERENCES
---------------------------
Concepts of Tomorrow                        National Convenience Store Advisory Group
Kids Marketing Conference                    Fall Convention
                                            National Convenience Store Advisory Group
                                             Winter Show

     Leisure/Hospitality


     The leisure/hospitality sector represented about 2% of our revenues in 2001 and we estimate the sector will represent 2% of our revenues in 2002. This sector serves professionals managing leisure and recreation facilities and outdoor sports and grounds facilities in the United Kingdom and the hospitality industry in the United States. A leading product in this sector is the International Leisure Industry Week exhibition held annually in the United Kingdom. In the leisure/hospitality industry sector, we produce one trade magazine and two trade shows and conferences.


PUBLICATIONS
------------
Lodging Hospitality

TRADE SHOWS AND CONFERENCES
---------------------------
International Leisure Industry Week         IOG SALTEX

                                   MANAGEMENT

     The directors, executive officers and other key employees of Penton, and their ages and positions are as follows:


NAME                                 AGE                            POSITION
----                                 ---                            --------
Thomas L. Kemp.....................  51    Chairman of the Board, Chief Executive Officer and Director
King W. Harris.....................  58    Vice Chairman of the Board and Director
Daniel J. Ramella..................  50    President, Chief Operating Officer and Director
David B. Nussbaum..................  44    Executive Vice President, Division President and Director
John J. Meehan.....................  55    Division President and Director
Darrell C. Denny...................  44    Executive Vice President and Division President
William C. Donohue.................  58    Executive Vice President and Division President
Preston L. Vice....................  54    Senior Vice President, Interim Chief Financial Officer and
                                           Secretary
Jocelyn A. Bradford................  44    Vice President and Controller
Paul W. Brown......................  49    Director
R. Douglas Greene..................  52    Director
Edward J. Schwartz.................  61    Director
William B. Summers.................  52    Director
Daniel C. Budde....................  41    Director
Peni Garber........................  39    Director
Hannah C. Stone....................  37    Director



     Thomas L. Kemp has served as a Director and as Chief Executive Officer of Penton since September 1996, and as Chairman of the Board of Penton since March 2001. Mr. Kemp also served as Chairman of the Board of Penton from September 1996 to May 1998. Mr. Kemp's publishing career spans 28 years. He spent 22 years with San Francisco based Miller Freeman, Inc., a business trade show producer and magazine publisher, and was Miller Freeman's President and Chief Operating Officer in 1996 when he left that company to join Penton. From 1994 to 1996 Mr. Kemp was Miller Freeman's Executive Vice President and Chief Operating Officer. He also held a series of executive, publishing management, and sales positions with Miller Freeman subsequent to joining that company in 1974. Mr. Kemp is a Director and Treasurer of Business Publications Audit International. He is a Director of the Business Press Educational Foundation and a former Director of American Business Media and the Association of Medical Publishers. Mr. Kemp is a frequent speaker at media industry conferences and events. In 1998, Mr. Kemp was named Business Publishing's "Person of the Year" by min magazine.



     King W. Harris has served as a Director of Penton since May 1987 and as Vice Chairman of the Board of Penton since March 2001. Mr. Harris served as Non-executive Chairman of the Board of Penton from May 1998 to March 2001. Mr. Harris has served as the Chairman of Harris Holdings, Inc., an investment management firm, since November 2000. From May 1987 to October 2000, Mr. Harris served as Chief Executive Officer of Pittway Corporation, a manufacturer and distributor of alarm and other security products. Pittway was acquired by Honeywell International, Inc. in February 2000 at which time Mr. Harris became President and Chief Executive Officer of the Security and Fire Solutions Business of Honeywell's Home and Building Control Group. On May 1, 2000, he relinquished the title of President but remained Chief Executive Officer. Mr. Harris currently serves as Non-executive Chairman of the Board and Director of Aptar Group, Inc., a specialty packaging components manufacturer.



     Daniel J. Ramella has served as a Director of Penton since July 1990. He has served as President and Chief Operating Officer since 1990 and has worked for Penton for 25 years. Mr. Ramella was Senior Vice

President, Publishing, from 1989 to 1990, and Vice President, Foodservice Group, from 1987 to 1989. He was publisher of Restaurant Hospitality magazine from 1985 to 1987. Mr. Ramella held management positions with Production Engineering magazine between 1977 and 1985. He is a past Chairman of American Business Media and is currently a member of the association's Executive Committee. He has served as a Director of the Business Press Educational Foundation. He is a former Director, Treasurer, and Executive Committee member of Business Publications Audit International. Mr. Ramella was awarded American Business Media's McAllister Top Management Fellowship Award for 2000.


     David B. Nussbaum has served as a Director of Penton since May 2000 and as Executive Vice President and President of the Technology Media division of Penton since September 1998. Since December 1998, he has served as President of Internet World Media, Inc., a subsidiary of Penton. Before joining Penton, Mr. Nussbaum served as Senior Vice President of the New York Division of Miller Freeman, Inc. from 1995 to August 1998, and as Vice President from 1994 to 1995. He has worked in the business media industry for 22 years.



     John J. Meehan has served as a Director of Penton since August 1998 and as President of the Retail Media division of Penton since July 2002. Since January 1987, Mr. Meehan has served as Executive Vice President of Donohue Meehan Publishing Company, a subsidiary of Penton. Mr. Meehan started his 30-year career in business-to-business publishing at the former Chilton Publishing, where he held marketing and sales management positions with the company's electronics publications from 1972 to 1977. From 1977 to 1986, he was Publisher of Gorman Publishing's Bakery Production & Marketing and Prepared Foods magazines. He was Group Publishing Director for Thomson Publishing in New York from 1986 to 1987 before forming Donohue Meehan Publishing Company in 1987.


     Darrell C. Denny has served as Executive Vice President of Penton and President of the Lifestyle Media division of Penton since October 2000. Mr. Denny served as Executive Vice President/Group President and Operating Chair from August 1998 to September 2000, as Senior Vice President from 1995 to August 1998, and as Vice President from 1994 to 1995 of Miller Freeman, Inc.


     William C. Donohue has served as Executive Vice President of Penton and President of the Industry Media division of Penton since July 2002. Mr. Donohue served as Executive Vice President and President of the Retail Media division of Penton from February 2001 to July 2002. He has also served as President of Donohue Meehan Publishing, a business publishing company and subsidiary of Penton, since January 1987.



     Preston L. Vice has served as Secretary of Penton since July 1998 and as Senior Vice President of Publishing Services since 1989. Mr. Vice has served as Interim Chief Financial Officer since May 2002. Mr. Vice has 23 years of business-to-business publishing experience and 32 years of accounting and finance experience. He was Penton's Vice President of Finance from 1982 to 1989, and Director of Finance from 1979 to 1982. Mr. Vice transferred to Penton from Pittway Corporation in 1979. Prior to his tenure at Pittway, he was with Coopers & Lybrand.


     Jocelyn A. Bradford has served as Vice President and Controller of Penton since January 2000. Before joining Penton, Ms. Bradford spent three years at Century Business Services, Inc., a provider of professional outsourced business services, as Controller from December 1996 through April 1998, and as Treasurer from April 1998 through January 2000. Ms. Bradford was Manager--Financial Reporting at Allen Telecom, Inc. from August 1992 until December 1996.


     Paul W. Brown has served as a Director of Penton since May 2000. He has served as General Partner, Bedrock Capital Partners, a venture capital firm, since January 1998. He served as Managing Partner of Volpe Brown Whelan & Co., an investment banking company, from May 1989 to December 1999. Mr. Brown has served as Chairman of Artemis Medical Technologies, Inc., a surgical products manufacturer, since July 1999.



     R. Douglas Greene has served as a Director of Penton since June 1999. Since May 1999, he has served as a Director and Chief Executive Officer of New Hope Group, Inc., an investment holding company. From February 1981 to May 1999, Mr. Greene served as Chairman and Chief Executive Officer of New Hope

Communications, Inc., a business media company. He is also an investor in joint venture business interests in media and entertainment companies and international businesses in the publishing and forest product industries.


     Edward J. Schwartz has served as a Director of Penton since June 1998. Mr. Schwartz has served as President of Harris Holdings, Inc. since November 2000. Mr. Schwartz served as Vice President of Pittway Corporation from 1989 to February 2000, at which time Pittway was acquired by Honeywell International, Inc. Mr. Schwartz served as Vice President of the Security and Fire Solutions Business of Honeywell's Home and Building Control Group from February 2000 to January 2001.



     William B. Summers has served as a Director of Penton since May 2000. Mr. Summers has served as the Chairman since October 2000, and served as the Chairman and Chief Executive Officer from August 1995 to October 2000, of McDonald Investments Inc., an investment banking and securities firm and a subsidiary of Key Corp. Mr. Summers also served as Executive Vice President and a member of the Management Committee of Key Corp. from November 1998 to December 2000. He has also served as a Director of the New York Stock Exchange since 1998 and a Director of Greatbatch Technologies, Inc. since 2001.


     Daniel C. Budde has served as a Director of Penton since March 2002. Mr. Budde has been a Partner of ABRY Partners, LLC, an investment holding company, since 2001. Prior to joining ABRY, Mr. Budde was a Managing Director in the Bond and Corporate Finance Group of the John Hancock Financial Services Company, an investment holding company, from 1989 to 2001 and was Co-President of Hancock Mezzanine Investments, LLC, an investment holding company, from August 2000 to July 2001.

     Peni Garber has served as a Director of Penton since March 2002. Ms. Garber has been a Partner of ABRY Partners, LLC, an investment holding company, since October 2000 and Co-Head of ABRY Mezzanine Partners, L.P., an investment holding company, since 2001. She has also served as a Director of Muzak Holdings, LLC, a provider of business music programming, since March 1999.

     Hannah C. Stone has served as a Director of Penton since March 2002. Ms. Stone has served as a managing director of Sandler Capital Management, an investment holding company, since 1993. She has also served as a Director of Millbrook Press, a publisher of non-fiction children's books, since 1997.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR SECURED CREDIT FACILITY

     Our credit facility is with The Bank of New York, as administrative agent, and various financial institutions, as lenders. On March 8, 2002 we amended the terms of our credit facility, which became effective on March 19, 2002 upon the closing of our sale of $40.0 million of convertible preferred stock and warrants to purchase common stock, the proceeds of which were used to repay a portion of our term loans. As amended, our credit facility consisted of existing term loans and a revolving credit facility with a maximum availability of $40.0 million. We used a portion of the net proceeds of the offering of the outstanding notes to repay the term loans in full. Three business days after we repaid our term loans in full, availability under the credit facility became subject to a borrowing base in an amount equal to 80% of our eligible accounts receivable and the eligible accounts receivable of the subsidiaries that guarantee our obligations under the credit facility. Also at that time, the financial maintenance covenants in the credit facility ceased to apply.

     Each of our existing direct and indirect domestic subsidiaries and future direct and indirect domestic subsidiaries guarantee the obligations under our credit facility. Our credit facility and the guarantees are secured by a first priority lien on substantially all of our assets and those of the guarantor subsidiaries, including certain deposit accounts and a pledge of all of the capital stock, or similar equity interests, of our domestic subsidiaries, the capital stock, or similar equity interests, of the foreign subsidiaries directly owned by us and our domestic subsidiaries (but not exceeding 65% of the outstanding capital stock of each such foreign subsidiary) and, subject to a few exceptions, the capital stock, or similar equity interests, we, or the guarantor subsidiaries, own in other entities. Our credit facility contains affirmative and negative covenants customary for such financings, such as operating covenants that limit our ability to engage in acquisitions or incur additional indebtedness.

10 3/8% SENIOR SUBORDINATED NOTES DUE 2011

     On June 28, 2001, we issued and sold in a private placement $185.0 million aggregate principal amount of 10 3/8% senior subordinated notes due June 15, 2011 pursuant to an indenture between us and The Bank of New York, as trustee. On October 12, 2001, we offered to exchange up to all of the outstanding notes for a like principal amount of 10 3/8% notes due June 15, 2011 issued in a transaction registered under the Securities Act. We consummated this exchange offer on November 16, 2001, with all of the originally issued notes being exchanged for the new notes.

     Our 10 3/8% notes bear interest at 10 3/8% per year, payable semi-annually in cash in arrears on each June 15 and December 15, and mature on June 15, 2011. The 10 3/8% notes are our general, unsecured senior subordinated obligations. The 10 3/8% notes are guaranteed fully, unconditionally, and jointly and severally by our domestic subsidiaries, on a senior subordinated basis.

     Our 10 3/8% senior subordinated notes are redeemable, at our option, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices set forth below (expressed in percentages of principal amount), plus accrued and unpaid interest thereon, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

YEAR                                           REDEMPTION PRICE
----                                           ----------------
2006.......................................        105.188%
2007.......................................        103.458%
2008.......................................        101.729%
2009 and thereafter........................        100.000%

     The provisions of the indenture governing the 10 3/8% notes limit our and our subsidiaries' ability, among other things, to:

     - pay dividends, redeem capital stock, and make other restricted payments and investments;

     - incur additional debt or issue disqualified capital stock;

     - enter into agreements that restrict our subsidiaries from paying dividends or other distributions, making loans, or otherwise transferring assets to us or to any other subsidiaries;

     - create liens on assets;

     - engage in transactions with affiliates;

     - sell assets, including capital stock of subsidiaries; and

     - merge, consolidate, or sell all or substantially all of our assets and the assets of our subsidiaries.

     The indenture for our 10 3/8% notes also provides that upon a change of control, as defined therein, each holder of our 10 3/8% notes will have the right to require us to repurchase all or any part of their notes at a purchase price in cash equal to 101% of their principal amount plus accrued and unpaid interest.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On March 28, 2002, we sold $157.5 million in principal amount at maturity of the outstanding notes in a private placement through an initial purchaser to a limited number of "qualified institutional buyers," as defined in the Securities Act. In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchaser, dated as of March 28, 2002. Under that agreement, we must, among other things, file with the SEC a registration statement under the Securities Act covering the exchange offer and use our best efforts to cause that registration statement to become effective under the Securities Act. Upon effectiveness of that registration statement, we must also offer each holder of the outstanding notes the opportunity to exchange its securities for an equal principal amount at maturity of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on our books or any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.

     We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     In order to participate in the exchange offer, you must represent to us, among other things, that:

     - the exchange notes being acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

     - you do not have any arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes;

     - you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

     - you are not one of our "affiliates," as defined in Rule 405 of the Securities Act, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

RESALE OF THE EXCHANGE NOTES

     Based on a previous interpretation by the staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of ours, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in "--Purpose and Effect of the Exchange Offer" apply to you.

     If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the staff of the SEC as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In the event that our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, or indemnify you against, this liability.

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution." In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act.

     Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for brokers-dealers participating in the exchange offer. Under the registration rights agreement, we are not required to amend or supplement the prospectus for a period exceeding 180 days after the expiration date of the exchange offer, except in limited circumstances where we suspend use of the registration statement. We may suspend use of the registration statement if:

     - the SEC requests amendments or supplements to the registration statement or the prospectus forming a part thereof or for additional information;

     - the SEC issues a stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

     - we receive notice of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation of any proceedings for that purpose;

     - any event occurs that requires us to make changes in the registration statement or the prospectus forming a part thereof in order that the registration statement or prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in case of the prospectus, in light of the circumstances under which they were made) not misleading; and

     - we determine, in good faith, that it is advisable to suspend use of the registration statement or the prospectus forming a part thereof for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which we reasonably believe public disclosure would be prejudicial to us.

     We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the day the exchange offer expires.

     As of the date of this prospectus, $157.5 million in principal amount at maturity of the notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates therefor or cause their outstanding notes to be tendered by book-entry transfer prior to the expiration date of the exchange offer to participate.

     The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

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

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "--Consequences of Failure to Exchange."

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See "--Procedures for Tendering."

     Those who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange pursuant to the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date is 5:00 p.m., New York City time on           , 2002,
unless we, in our sole discretion, extend the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of, or terminate, the exchange offer.

     To extend the exchange offer, we must notify the exchange agent by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

     We reserve the right:

     - to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under " --Conditions" are not satisfied by giving oral or written notice of the delay, extension, or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

     Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during the five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See " --Conditions" below. For purposes of the

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

exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given oral or written notice of its acceptance to the exchange agent.

     In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws such previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder thereof.

CONDITIONS

     Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

     - the staff of the SEC proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

     - any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval we, in our reasonable judgment, deem necessary for the consummation of the exchange offer.

     If we determine that any of these conditions are not satisfied, we may:

     - refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company,

     - extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes, or

     - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

PROCEDURES FOR TENDERING

     To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or
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

otherwise deliver the letter of transmittal to the exchange agent prior to the expiration date of the exchange offer. In addition, either:

     - certificates for the outstanding notes must be received by the exchange agent, along with the letter of transmittal, or

     - a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, which the exchange agent must receive prior to the expiration date of the exchange offer, or

     - you must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under " --Exchange Agent" prior to the expiration of the exchange offer.

     If you tender your outstanding notes and do not withdraw them prior to the expiration date of the exchange offer, you will be deemed to have an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO PENTON MEDIA, INC. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     - for the account of an eligible institution.

In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, each of the following is deemed an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank,

     - a trust company having an office or correspondent in the United States, or

     - an eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

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

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and unless we waive the requirement, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in our sole discretion. All of these determinations will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we, nor the exchange agent, or any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

     In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date of the exchange offer or, as set forth above under " --Conditions," to terminate the exchange offer and, to the extent permitted by applicable law and the terms of our agreements relating to our outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under " --Resale of the Exchange Notes"; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     In all cases, issuance of exchange notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of outstanding notes.

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

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under " --Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     - The tender is made through an eligible institution;

     - Prior to the expiration date of the exchange offer, the exchange agent receives from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - The exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

     - specify the name of the person having deposited the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn,

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender, and

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

     - specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

     We will determine all questions as to the validity, form, and eligibility of the notices, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly re-tendered.

     Any outstanding notes that have been tendered but that are not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described above under " --Procedures for Tendering" at any time prior to the expiration date of the exchange offer.

TERMINATION OF CERTAIN RIGHTS

     All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to our duty:

     - to keep the registration statement effective until the closing of the exchange offer, and

     - to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under " --Resale of the Exchange Notes."

EXCHANGE AGENT

     U.S. Bank National Association has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, and requests for copies of the Notice of Guaranteed Delivery with respect to the outstanding notes should be addressed to the exchange agent as follows:

                         U.S. Bank National Association
                             U.S. Bank Trust Center
                        180 East Fifth Street, 2nd Floor
                               St. Paul, MN 55101
                      Attention: Corporate Trust Services

         By Telephone (to confirm receipt of facsimile): (651) 244-8677

         By Facsimile (for Eligible Institutions only): (651) 244-0711

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by officers and regular employees of Penton and our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

     We estimate that our cash expenses in connection with the exchange offer will be approximately $200,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

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

     We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or

     - if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

     If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

     - to Penton or any subsidiary thereof;

     - to a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder, if available;

     - pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with all other applicable securities laws.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

NO APPRAISAL OR DISSENTERS' RIGHTS

     In connection with the exchange offer, you do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the registration rights agreement, the applicable requirements of the Exchange Act and the rules and regulations of the SEC related to exchange offers.

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

                DESCRIPTION OF OUR PREFERRED STOCK AND WARRANTS

     In March 2002, we sold 50,000 shares of a new series of convertible preferred stock and warrants to purchase 1.6 million shares of our common stock for $50.0 million to a group of investors led by ABRY Mezzanine Partners, L.P.

PREFERRED STOCK

     Liquidation Preference. Upon our liquidation, dissolution or winding up, each holder of convertible preferred stock will be entitled to be paid in cash, before any distribution or payment is made on our common stock, an amount per share equal to the greater of:

     - the liquidation value of such share, as described below, plus accrued and unpaid dividends,

     - the amount that the holder would be entitled to receive in connection with a liquidation event had such holder converted the convertible preferred stock into shares of our common stock immediately prior to such liquidation event, and

     - the product of the number of shares of common stock into which such share is convertible immediately prior to the liquidation event and the applicable minimum share price, as described in "--Redemption" below, as of the date of such liquidation event.

The initial liquidation value per share of the convertible preferred stock will be $1,000. If the preferred stock is not converted or redeemed prior to March 19, 2008, the liquidation value per share will increase to $4,570. In the event of a sale of Penton or a change of control of Penton, unless a holder of the convertible preferred stock requires us to redeem its shares as described in "--Redemption" below, such holder may require us to make a payment on its convertible preferred stock at the liquidation preference of its convertible preferred stock, subject to our satisfaction of our obligations under the indentures governing the 10 3/8% senior subordinated notes and the exchange notes.

     Dividends. From the date of issuance until March 19, 2008, the dividends on the convertible preferred stock will accrue daily on the sum of the then applicable liquidation value and the accrued dividends thereon at a rate of 5% per annum. From and after March 19, 2008, the dividends will accrue at an annual rate of 15%. The dividends are payable semi-annually in cash only if declared by our board of directors and approved by no less than 75% of the convertible preferred stock then outstanding. The provisions of our debt instruments limit our ability to pay dividends in cash and we have no present intention to pay cash dividends on the convertible preferred stock. Upon the occurrence of certain triggering events, the dividend rate increases by one percentage point, with further one percentage point increases per quarter up to a maximum increase of five percentage points if any such event is continuing. The triggering events include:

     - failure to pay the liquidation preference or any cash dividends, to the extent declared, when due;

     - failure to comply with specified covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement;

     - failure to comply with the other covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement and such failure is not cured within 90 days;

     - any representation or warranty in the convertible preferred stock purchase agreement is proven to be false or incorrect in any material respect;

     - any default that results in the acceleration of indebtedness, where the principal amount of such indebtedness, when added to the principal amount of all other indebtedness then in default, exceeds $5.0 million or final judgments for the payment of money aggregating more than $1.0 million (net of insurance proceeds) are entered against us and are not discharged, dismissed, or stayed pending appeal within 90 days after entry; and

     - we initiate or consent to proceedings under any applicable bankruptcy, insolvency, composition, or other similar laws or make a conveyance or assignment for the benefit of our creditors generally or any holders of any lien takes possession of, or a receiver, administrator, or other similar officer is appointed for, all or substantially all of our properties, assets or revenues and is not discharged within 90 days.

     Conversion. Each share of the preferred stock is convertible at any time at each holder's option into a number of shares of our common stock computed by multiplying the number of shares of preferred stock to be converted by the liquidation value of such shares (currently $1,000), plus accrued but unpaid dividends, divided by the conversion price. The conversion price for the convertible preferred stock initially is $7.61 and is subject to certain anti-dilution adjustments. Adjustments will be made to the conversion price if dilutive events specified in the certificate of designations for the convertible preferred stock occur before the conversion of the convertible preferred stock. These events include stock splits, stock dividends and sales of our common stock or securities convertible into our common stock at prices lower than either the conversion price of the convertible preferred stock or the volume weighted average closing share price of our common stock for the preceding 30 trading days. If any of these events occur, the maximum number of shares of common stock issuable upon conversion of the convertible preferred stock would increase.

     The conversion price of the convertible preferred stock will not be adjusted, regardless of the sales price, for an issuance of our common stock:

     - subject to certain limits, related to the granting of common stock or options to purchase common stock to our employees pursuant to our stock option plans or the exercise of currently outstanding options;

     - upon conversion of the convertible preferred stock;

     - upon exercise of the warrants to purchase common stock;

     - in certain situations, for consideration other than cash;

     - subject to certain limits, to a bank or similar financial institution in connection with a loan or other indebtedness for borrowed money; or

     - pursuant to an underwritten offering but only if the sale price is greater than the conversion price then in effect.

     If we fail to comply with specific covenants contained in the convertible preferred stock purchase agreement, the conversion price of the convertible preferred stock will be reduced by $0.76 (adjusted for stock splits and similar transactions). The conversion price will readjust to what it would have been absent such breach (to the extent of any shares of convertible preferred stock still outstanding) once the breach is cured. In addition, no such reduction to the conversion price will be made at any time that representatives of the holders of the convertible preferred stock constitute a majority of our board of directors.

     Finally, if our leverage ratio (as defined in the convertible preferred stock purchase agreement) exceeds 7.5 to 1.0 for any quarterly period beginning on December 31, 2002, and such leverage ratio remains in excess of 7.5 to 1.0 for a period of 90 days, the conversion price of the convertible preferred stock will be reduced by $0.76 (adjusted for stock splits and similar transactions). Thereafter, until the leverage ratio reduces below 7.5 to 1.0, every 90 days the conversion price will be reduced by another $0.76 (adjusted for stock splits and similar transactions), subject to a maximum reduction not to exceed $3.80 (adjusted for stock splits and similar transactions). The conversion price will readjust to what it would have been absent such event (to the extent of any shares of convertible preferred stock still outstanding) once the leverage ratio reduces below 7.5 to 1.0. In addition, no such reduction to the conversion price will be made at any time that representatives of the holders of the convertible preferred stock constitute a majority of our board of directors.

     We may require the holders to convert the convertible preferred stock into common stock at any time provided that:

     - no triggering event, as described in "--Dividends" above or "--Registration Rights" below, has occurred or is continuing;

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

     - the proposed conversion would not occur within 30 days of any period during which trading by our officers or directors is restricted by our policies or within 90 days of another conversion at our option;

     - the volume weighted average closing share price of our common stock for the preceding 30 trading days is equal to or greater than the applicable minimum share price, as set forth in "--Redemption" below;

     - the aggregate number of shares of our common stock issued upon conversion of the preferred stock at our election during any period of 12 consecutive weeks does not exceed 15% of the aggregate volume of our shares traded on the New York Stock Exchange during the 12 week period ended on the Saturday immediately preceding the notice date; and

     - the aggregate number of shares of convertible preferred stock converted at any one time does not exceed 12,500 shares (adjusted for stock splits and similar transactions).


     The shares of common stock issuable upon conversion of the preferred stock have been registered under the Securities Act.


     Redemption. We may redeem the convertible preferred stock at any time, in whole or in part, provided that the redemption price is equal to the amount the holders would receive on an as-converted basis assuming a common stock share price equal to the greater of the volume weighted average closing share price of our common stock for the preceding 30 trading days and the applicable minimum share price derived from the following schedule (as the same may be adjusted for stock splits and similar transactions):

- If being redeemed prior to the third anniversary..........  $15.18
- If being redeemed after the third, but before the fourth
  anniversary...............................................  $17.51
- If being redeemed after the fourth, but before the fifth
  anniversary...............................................  $19.31
- If being redeemed after the fifth, but before the sixth
  anniversary...............................................  $23.26

     In the event of a sale of Penton or a change of control of Penton, any holder of convertible preferred stock may require us to redeem all of its convertible preferred stock at the redemption price determined above, subject to our satisfaction of our obligations under the indentures governing our 10 3/8% senior subordinated notes and the exchange notes.

     Board Representation. The terms of the convertible preferred stock entitle the holders thereof initially to three board seats. However, at such time as the holders of convertible preferred stock cease to hold shares of convertible preferred stock having an aggregate liquidation preference of at least $25.0 million, they will lose the right to appoint the director for one of these three board seats.

     Upon the occurrence of the following events, the holders of a majority of the convertible preferred stock may nominate two additional members to our board of directors and, if such triggering events have not been cured or waived prior to the end of the next succeeding quarter, may appoint one less than a minimum majority of our board of directors:

     - failure to comply with the other covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement and such failure is not cured within 90 days;

     - any representation or warranty in the convertible preferred stock purchase agreement is proven to be false or incorrect in any material respect; and

     - any default that results in the acceleration of indebtedness, where the principal amount of such indebtedness, when added to the principal amount of all other indebtedness then in default, exceeds $5.0 million or final judgments for the payment of money aggregating more than $1.0 million (net of insurance proceeds) are entered against us and are not discharged, dismissed, or stayed pending appeal within 90 days after entry.

     Upon the occurrence of the following events, the holders of a majority of the convertible preferred stock may appoint one less than a minimum majority of our board of directors:

     - failure to pay the liquidation preference or any cash dividends, to the extent declared, when due; and

     - failure to comply with specified covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement.

     Upon the occurrence of the following event, the holders of a majority of the convertible preferred stock may appoint a minimum majority of our board of directors:

     - we initiate or consent to proceedings under any applicable bankruptcy, insolvency, composition, or other similar laws or make a conveyance or assignment for the benefit of our creditors generally or any holders of any lien takes possession of, or a receiver, administrator, or other similar officer is appointed for, all or substantially all of our properties, assets or revenues and is not discharged within 90 days.

     On March 19, 2008, the holders of a majority of the convertible preferred stock then outstanding, if any, will be entitled to appoint one less than a minimum majority of our board of directors, subject to the right to appoint a minimum majority of our board of directors as described in the immediately preceding paragraph.

     At such time as the holders of convertible preferred stock cease to hold shares of convertible preferred stock having an aggregate liquidation preference of at least $10.0 million and such holders' beneficial ownership of our convertible preferred stock and common stock constitutes less than 5% of the aggregate voting power of our voting securities, the holders of convertible preferred stock will no longer have the right to any directors.

     Voting Rights. The holders of the convertible preferred stock are entitled to vote on all matters submitted to the vote of our stockholders, voting as a single class with the common stockholders on an as-converted basis. In addition, we may not, without the affirmative vote of the holders of not less than 75% of the convertible preferred stock then outstanding:

     - amend, modify, restate, or repeal our certificate of incorporation or bylaws in any way that would alter the rights of the convertible preferred stock or create any new class of capital stock having rights senior to or on parity with the convertible preferred stock;

     - authorize or issue any new or existing class of capital stock or any security convertible into or exchangeable for, or having rights to purchase, any shares of our stock having any preference or priority senior to or on parity with the convertible preferred stock;

     - increase or decrease the authorized number of shares of convertible preferred stock;

     - reclassify our capital stock into shares having any preference or priority senior to or on parity with any preference or priority of the convertible preferred stock;

     - pay or declare any dividend on any shares of our capital stock (other than dividends on our common stock payable in additional shares of our common stock) or apply any of our assets to the redemption, retirement, purchase, or acquisition, directly or indirectly, of any shares of our capital stock, other than redemptions of the convertible preferred stock and certain repurchases of shares of common stock from our current or former employees pursuant to contractual rights; or

     - increase the size of our board of directors to more than 12 directors, other than as may be required to satisfy the rights of the convertible preferred stock described in "--Board Representation" above.

     Covenants. Without the prior approval of a majority of the holders of a majority of the shares of convertible preferred stock then outstanding we may not:

     - use the proceeds from the sale of the convertible preferred stock and warrants other than to refinance our credit facility and for general corporate purposes;

     - make any restricted payment or restricted investment unless our leverage ratio is less than 6.0 to 1.0 and such restricted payment or restricted investment would otherwise be permitted under the indenture governing the 10 3/8% senior subordinated notes after the application of a deemed restricted payment in an amount equal to the aggregate liquidation value of the convertible preferred stock then outstanding;

     - enter into any agreement (or amend or modify the terms of any existing agreement), other than our credit facility, the indentures governing the 10 3/8% senior subordinated notes and the exchange notes, or any refinancing thereof to the extent the terms of such refinancing are not more restrictive than the credit facility or indentures, as applicable, which by its terms would restrict our ability to comply with the agreements related to the convertible preferred stock;

     - prior to March 19, 2008, sell any of our assets, including the capital stock of our subsidiaries, unless such sale is in the ordinary course of business, does not exceed 5% of our total assets or EBITDA or, in the case of a sale of the capital stock of our subsidiaries, is between us or any of our wholly owned subsidiaries and another of our wholly owned subsidiaries;

     - prior to March 19, 2008, enter into any agreement with any affiliate (other than certain permitted affiliate transactions), unless such affiliate transaction is determined by a majority of our board of directors to be fair, reasonable and no less favorable to us than could have been obtained in an arm's length transaction with a non-affiliate and is approved by a majority of the disinterested members of our board of directors;

     - materially alter our principal line of business or engage in any business unless such business is reasonably related to our principal line of business;

     - grant any options to purchase our common stock or securities convertible into or exchangeable for shares of our common stock, other than options or securities granted pursuant to a stock option plan having an exercise price equal to or greater than the market value of our common stock on the date of such grant and accounting for, either individually or in the aggregate, not more than 15% of our outstanding common stock determined as of the day before the closing on a fully diluted, as-converted basis; or

     - increase the size of our board of directors (other than as may be required to satisfy the rights of the convertible preferred stock described in "-- Board Representation" above) to greater than 12 directors.

     From and after March 19, 2008, we may not, without the prior approval of a majority of the holders of a majority of the shares of convertible preferred stock then outstanding:

     - sell any of our assets, including the capital stock of our subsidiaries;

     - enter into any agreement with any affiliate;

     - incur or permit to exist any indebtedness other than indebtedness existing as of such date and indebtedness incurred thereafter under the revolving credit facility in the ordinary course of business to provide for our working capital needs;

     - acquire (by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of) any business, corporation, other business organization, or division thereof or otherwise acquire any material assets (other than inventory or other assets to be sold in the ordinary course of business); and

     - hire or terminate any of our executive officers or modify or alter in any way the employment terms relating to any of our executive officers.

     In addition, the terms of the convertible preferred stock require that we maintain a ratio of consolidated senior securities, defined as debt less cash balances in excess of $5.0 million plus the accreted value of the convertible preferred stock, to EBITDA of 7.5 to 1.0 for the twelve month period ending on the last day of December, March, June, and September of each year beginning with the period ending on December 31, 2002.

     Sales Rights. If, beginning with the quarterly period ending on December 31, 2002, our leverage ratio, as described above, exceeds 7.5 to 1.0 for four consecutive fiscal quarters, then the holders of a majority of the convertible preferred stock have the right to cause us to seek a buyer for all of our assets or all of our issued and outstanding capital stock. The holders of the convertible preferred stock will not have this right if their representatives constitute a majority of our board of directors.

     In addition, beginning on March 18, 2008, the holders of the convertible preferred stock will have the right to cause us to seek a buyer for substantially all of our assets or issued and outstanding capital stock if at least 3,500 shares of convertible preferred stock (adjusted for stock splits and similar transactions) are then outstanding.

     Preemptive Rights. Subject to specified limitations, the holders of the convertible preferred stock may participate in all of our future issuances of equity securities, options or rights to acquire equity securities, or any securities convertible or exchangeable for equity securities.


WARRANTS



     The initial exercise price of the warrants is $7.61 per share. The warrants are subject to anti-dilution and other adjustments that mirror those applicable to the convertible preferred stock. The warrants are immediately exercisable and expire 10 years after issuance. The shares of common stock issuable upon exercise have been registered under the Securities Act.

                              DESCRIPTION OF NOTES

     The outstanding notes were, and the exchange notes will be, issued pursuant to an indenture (the "Indenture"), dated as of March 28, 2002, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee").

     The following summaries of certain provisions of the Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements. We urge you to read the Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements because they, and not this description, define your rights as a holder of the notes. You can obtain copies of the proposed forms of Indenture, Registration Rights Agreement, the Intercreditor Agreement and Collateral Agreements from us.

     You can find the definitions of certain capitalized terms in this section under the subheading "--Certain Definitions." For purposes of this section, references to "Company," "we," "our," or "us" include only Penton Media, Inc. and its successors in accordance with the terms of the Indenture and, except pursuant to the terms of the guarantees, not its subsidiaries.

     The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and Holders of notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE NOTES

     The notes will be:

     - our senior secured general obligations;

     - ranked senior in right of payment to all of our Indebtedness that is subordinated to the notes, including the Senior Subordinated Notes;

     - ranked equal in right of payment with all of our Indebtedness that is not subordinated to the notes; and

     - unconditionally guaranteed by the Guarantors.

     The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

     The term "Subsidiaries" as used in this "Description of Notes" does not include Unrestricted Subsidiaries. As of the date of the Indenture, none of our Subsidiaries will be Unrestricted Subsidiaries. However, under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

  THE GUARANTEES

     The notes will be jointly and severally irrevocably and unconditionally guaranteed (the "guarantees") by each of our present and future Subsidiaries, other than our Foreign Subsidiaries (the "Guarantors"). The guarantees will be senior secured general obligations of the Guarantors and will rank senior in right of payment to all Indebtedness of the Guarantors that is subordinated to such guarantees including the guarantees of the Senior Subordinated Notes, and equal in right of payment with all Indebtedness of the Guarantors that is not subordinated to such guarantees. The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid it being subject to avoidance as a fraudulent transfer under applicable law. See "--Certain Bankruptcy Limitations" below.

SECURITY

     The notes and the guarantees will be secured by a Lien on substantially all of our and the Guarantors' assets, other than the Excluded Assets (the "Collateral"). These assets also will secure our obligations under the Credit Facility. The Lien on the Collateral securing our obligations under the notes and the guarantees will be junior to the Lien on these assets securing our obligations under the Credit Facility.

     The Collateral owned by us and the Guarantors will include, among other things, accounts receivable, certain deposit accounts, equipment, general intangibles (including, but not limited to, contract rights and certain intellectual property), intercompany loans, inventory, securities accounts, the capital stock of certain subsidiaries, and proceeds of the foregoing, in each case subject to certain customary exceptions and to the extent not included in the Excluded Assets. The Lien on certain deposit accounts is subject to completion of deposit account control agreements, which are expected to be executed on or before April 15, 2002. In addition, the Liens in foreign intellectual property and stock of certain foreign subsidiaries may not be effective to the extent that additional actions must be taken under foreign law to make these Liens effective.

     The Indenture and the Collateral Agreements will require that we and the Guarantors grant a security interest in and/or pledge all After-Acquired Property as Collateral under the Indenture and the Collateral Agreements, including granting a mortgage on material real property (other than leasehold interests) we or the Guarantors may acquire after the issuance of the notes. If, however, we or a Guarantor becomes a debtor in a case under the United States Bankruptcy Code, it is likely that After-Acquired Property (other than proceeds of Collateral) would not become Collateral. In addition, the Bankruptcy Court would likely avoid as a preference (that is, cancel) any grant of a security interest in After-Acquired Property made within 90 days before the commencement of such a case.

     The security interest in favor of the Trustee for the benefit of the Holders will be created in the Collateral pursuant to the Collateral Agreements. These documents will contain covenants prohibiting us and the Guarantors from selling or otherwise transferring any interest in the Collateral, except as permitted under the Indenture. In addition, the Trustee and the agent, on behalf of the lenders, under the Credit Facility will enter into the Intercreditor Agreement, which will, among other things, subordinate the Liens securing the notes and the guarantees to the Liens securing obligations under the Credit Facility. Under the Intercreditor Agreement, upon an event of default under the Credit Facility, the agent thereunder will be entitled to sell or dispose of these assets without regard to the Lien under the Indenture and the Collateral Agreements, except that the agent will be required to deliver promptly to the Trustee any proceeds remaining from such sale, transfer or other disposition of these assets after payment and satisfaction of all obligations under the Credit Facility. Moreover, the Trustee, on behalf of itself and the Holders of the notes, will agree to release the Lien under the Indenture and the Collateral Agreements on the Collateral to allow any such sale or disposition. The Intercreditor Agreement will also limit the Trustee's rights with respect to the Collateral after the occurrence of an Event of Default. The Intercreditor Agreement will provide that if the notes become due and payable prior to the Stated Maturity or are not paid in full at the Stated Maturity at a time during which we have obligations outstanding under the Credit Facility, the Trustee will not have the right to foreclose or otherwise realize upon the Collateral unless and until the agent under the Credit Facility fails to take steps to exercise remedies with respect to or in connection with the Collateral within 180 days following notice to such agent of the occurrence of an Event of Default under the Indenture. In addition, the Intercreditor Agreement will prevent the Trustee and the Holders of the notes from pursuing remedies with respect to the Collateral in an insolvency proceeding. The Intercreditor Agreement will require the net proceeds from the sale of Collateral to first be applied to obligations outstanding under the Credit Facility and thereafter to the Holders of the notes.

     Upon the occurrence and during the continuance of an Event of Default, the Trustee will have the right to exercise on behalf of the Holders of the notes such remedies, including, subject to the Intercreditor Agreement, remedies with respect to the Collateral, as are available under the Indenture, the Collateral Agreements and at law, such as the institution of sale or foreclosure proceedings. The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or any Guarantor. See "--Certain Bankruptcy Limitations" below. Subject to the Intercreditor Agreement, all funds distributed under the Collateral Agreements and received by the Trustee for the benefit of the Holders of the notes will be distributed by the Trustee in accordance with the provisions of the Indenture and the Intercreditor Agreement.

     We have not conducted appraisals of the Collateral in connection with this offering. The Collateral, as well as some of the Excluded Assets, will also secure our obligations under the Credit Facility. The Excluded Assets will consist of, among other things, the capital stock of Duke Communications International, Inc. and Internet World Media, Inc., the capital stock of the foreign subsidiaries directly owned by us or the Guarantors which exceed 65% of the outstanding Equity Interests of such Foreign Subsidiaries, and all of the capital stock of our other foreign subsidiaries. For the year ended December 31, 2001, Duke Communications and Internet World Media generated approximately 33.8% of our adjusted EBITDA, before general and administrative costs. The amount realized in respect of the Collateral in the event of a liquidation will depend upon market and economic conditions, including the availability of buyers, and similar factors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, the Collateral may not be saleable, or, if saleable, there could be substantial delays in its liquidation. A substantial portion of our asset value is goodwill. The fact that the lenders under the Credit Facility have a first priority Lien on the assets constituting the Collateral could have a material adverse effect on the amount that would be realized by the Holders of the notes upon a liquidation of the Collateral because any amounts received after liquidation of the Collateral would first be used to repay amounts outstanding under the Credit Facility. Accordingly, the proceeds of any sale of the Collateral pursuant to the Indenture and the related Collateral Agreements following an Event of Default may be substantially less than amounts due under the notes. See "Risk Factors--The value of the collateral securing the notes may not be sufficient to satisfy all amounts we owe under our credit facility and the indenture." If the proceeds from the sale of any of the Collateral were not sufficient to repay all amounts due on the notes, the Holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would only have an unsecured claim against our and the Guarantors' remaining assets.

     The Indenture will permit the release of all or specified portions of the Collateral as set forth under "--Possession, Use and Release of Collateral."

CERTAIN BANKRUPTCY LIMITATIONS

  SUBSIDIARIES

     We conduct a significant portion of our operations through our subsidiaries. Accordingly, our ability to meet our cash obligations is partially dependent upon the ability of our subsidiaries to make cash distributions to us. Furthermore, any right we have to receive the assets of any subsidiary upon its liquidation or reorganization effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock.

     Holders of the notes will be direct creditors of each Guarantor by virtue of its guarantee. Our Unrestricted Subsidiaries and our Foreign Subsidiaries will not guarantee the notes. In the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee and any security interest granted to secure such guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, a court may avoid (that is, cancel) those obligations and security interests if it concludes that such obligations were incurred and such security interests were granted for less than reasonably equivalent value or fair consideration, at a time when the Guarantor was insolvent, was rendered insolvent, was left with inadequate capital to conduct its business or believed or should have believed that it would incur debts beyond its ability to pay. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in this offering. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be subject to avoidance as a fraudulent transfer under applicable law, although a court may not give the Holder the benefit of such provision. See "Risk Factors--Under some circumstances, a court could cancel the subsidiary guarantees and pledges."

     If the obligations of a Guarantor under its guarantee and the security interests granted to secure such guarantee were avoided, Holders of notes would have to look to the assets of any remaining Guarantors for payment. These assets may not suffice to pay the outstanding principal and interest on the notes.

  COLLATERAL

     In addition, the right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or any Guarantor. The Bankruptcy Code prohibits a debtor's secured creditor from exercising its rights with respect to the secured creditor's collateral without bankruptcy court authorization. Thus, if we and our Subsidiaries became debtors in bankruptcy cases, the Trustee could not exercise its rights under the Indenture to repossess and dispose of the Collateral without first seeking court approval. It is uncertain whether or when the court would grant that approval. The Bankruptcy Code permits a debtor, in certain circumstances, to retain and to use collateral (and the proceeds thereof), so long as the secured creditor receives "adequate protection" of its interest in the collateral. Due to the junior nature of the Lien on the notes, Holders may not be entitled to "adequate protection." Moreover, because the term "adequate protection" lacks a precise definition, and because the bankruptcy court has broad discretionary powers, it is impossible to predict if and to what extent Holders of notes would be compensated for any delay in payment or depreciation in the Collateral's value.

     In most instances, the Bankruptcy Code prohibits the accrual of interest after a case's commencement, except with respect to claims that are over secured. Accordingly, unless the bankruptcy court concluded that the Collateral securing the notes exceeded the principal amount outstanding thereunder and under the Credit Facility, the amount of your claims, based on the notes, would be fixed as of the time of bankruptcy, regardless of the length of the bankruptcy case and the delay in payment.

     The Bankruptcy Code generally provides for the payment of secured claims (in the amount determined as of the date of bankruptcy) in full. If, however, the court determined that the value of the Collateral securing the notes was less than the amount due thereunder, claims of the Holders of notes would be deemed to be secured only to the extent of the Collateral's value, and the deficiency would constitute unsecured claims. In most bankruptcy cases, holders of unsecured claims receive significantly less than the face amount of their claims.

PRINCIPAL, MATURITY AND INTEREST

     On the Issue Date, we will issue notes with a maximum aggregate principal amount of $157.5 million. The Indenture provides, in addition to the $157.5 million aggregate principal amount of notes being issued on the Issue Date, for the issuance of additional notes having identical terms and conditions to the notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenant "--Limitation on Incurrence of Additional Indebtedness." Interest will accrue on the Additional Notes issued pursuant to the Indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes will be issued on the same terms as the notes and will constitute part of the same series of securities as the notes and will vote together as one series on all matters with respect to the notes. All references to the notes herein includes the Additional Notes.

     The notes will mature on October 1, 2007. The notes will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent date to which interest has been paid or provided for (the "Interest Payment Date"), payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2002, to the Persons in whose names such notes are registered at the close of business on the March 15 or September 15 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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METHODS OF RECEIVING PAYMENTS ON THE NOTES

     Principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes will be payable, and the notes may be presented for registration of transfer or exchange, at our office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the Holders of the notes at the addresses set forth upon our registry books. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by us, our office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

OPTIONAL REDEMPTION

     We will not have the right to redeem any notes prior to October 1, 2005 (other than out of the Net Cash Proceeds of any Public Equity Offering of our common stock, as described below).

     At any time on or after October 1, 2005, we may redeem the notes for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each Holder of notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing October 1 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the notes ("Redemption Date"):

YEAR                                                           PERCENTAGE
----                                                           ----------
2005........................................................    105.9375%
2006 and thereafter.........................................    100.0000%

     At any time prior to October 1, 2005, upon any Public Equity Offering of our common stock, up to 35% of the aggregate principal amount of the notes issued pursuant to the Indenture may be redeemed at our option within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the notes to be redeemed, with cash received by us from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 111.875% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the notes originally issued pursuant to the Indenture on the Issue Date remain outstanding.

     If the Redemption Date hereunder is on or after an interest record date ("Record Date") on which the Holders of record have a right to receive the corresponding interest due and Liquidated Damages, if any, and is on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date on the corresponding Interest Payment Date.

MANDATORY REDEMPTION

     The notes will not have the benefit of any sinking fund and we will not be required to make any mandatory redemption payments with respect to the notes.

SELECTION AND NOTICE

     In the case of a partial redemption, the Trustee shall select the notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The notes may be redeemed in part in multiples of $1,000 only.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each note to be redeemed to such Holder's last address as then shown upon our registry. Any notice which relates to a note to be redeemed in part only must state

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

the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the Redemption Date, upon surrender of such note, a new note or notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption, unless we default in the payment thereof.

CERTAIN COVENANTS

     The Indenture will contain certain covenants that will, among other things, restrict our ability to borrow money, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or consolidations. The following summary of certain covenants of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. We urge you to read the Indenture because it, and not this description, details your rights as a Holder of the notes.

  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     The Indenture will provide that in the event that a Change of Control has occurred, each Holder of notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by us (the "Change of Control Offer"), to require us to repurchase all or any part of such Holder's notes (provided, that the principal amount of such notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

     The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, we shall promptly purchase all notes properly tendered in response to the Change of Control Offer.

     As used herein, a "Change of Control" means:

          (1) any sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of our assets, on a consolidated basis, in one transaction or a series of related transactions, to any "person" (including any group that is deemed to be a "person");

          (2) the consummation of any transaction, including, without limitation, any merger or consolidation, whereby any "person" (including any group that is deemed to be a "person") is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the aggregate Voting Equity Interests of the surviving entity or entities;

          (3) the Continuing Directors cease for any reason to constitute a majority of our Board of Directors then in office; or

          (4) we adopt a plan of liquidation.

     As used in this covenant, "person" (including any group that is deemed to be a "person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

     Notwithstanding the foregoing, we will not be required to make a Change of Control Offer upon a Change of Control if a third party (i) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us, and (ii) purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     Any event that would constitute a Change of Control would also constitute an event of default under the Credit Facility. Future Indebtedness of ours or any of our Subsidiaries may also contain prohibitions of, or defaults by virtue of, certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself

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

did not, due to the financial effect of such repurchase on us, which could cause an acceleration of such Indebtedness and a foreclosure with respect to any collateral securing it in the event such Indebtedness was not paid. Finally our ability to pay cash to the Holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

     On or before the Change of Control Purchase Date, we will:

          (1) accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent for us (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all notes so tendered; and

          (3) deliver to the Trustee the notes so accepted together with an Officers' Certificate listing the notes or portions thereof being purchased by us.

     The Paying Agent promptly will pay the Holders of notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered. Any notes not so accepted will be delivered promptly by us to the Holder thereof. We publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the notes may make more difficult or discourage a takeover of us, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will be able to acquire notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and is on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date on the corresponding Interest Payment Date.

  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

     The Indenture will provide that, except as set forth in this covenant, we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

     Notwithstanding the foregoing if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness; and

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

          (2) on the date of such incurrence (the "Incurrence Date"), our Leverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be less than 5.0 to 1.0 (the "Debt Incurrence Ratio"), then we and our Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock).

     In addition, the foregoing limitations of the first paragraph of this covenant will not prohibit:

          (a) if no Event of Default shall have occurred and be continuing, our incurrence or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $10.0 million; and

          (b) our incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Facility in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $40.0 million, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of the first paragraph of the covenant "--Limitation on Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale so long as neither the Company nor such Guarantor continues to be an obligor under such Indebtedness.

     Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of our Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with us or one of our Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of our Subsidiaries or is merged with or into or consolidated with us or one of our Subsidiaries as applicable.

     Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of our Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of the Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became one of our Subsidiaries will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence we may designate pursuant to which provision of this covenant such Indebtedness is being incurred and we may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

  LIMITATION ON RESTRICTED PAYMENTS

     The Indenture will provide that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

          (1) a Default or an Event of Default shall have occurred and be continuing;

          (2) we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "--Limitation on Incurrence of Additional Indebtedness;" or

          (3) the aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after June 28, 2001, would exceed, without duplication, the sum of:

             (a) $15.0 million; plus

             (b) 50% of our aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after June 28, 2001,
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

        to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which our consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Securities and Exchange Commission (the "SEC") (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

             (c) the aggregate amount of Net Cash Proceeds received by us (1) from the issuance and sale of (A) our Qualified Capital Stock, (B) other Indebtedness of ours convertible into or exchangeable for our Qualified Capital Stock upon the conversion or exchange of such Indebtedness into our Qualified Capital Stock, or (C) options, warrants or other rights to acquire our Qualified Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), or
        (2) upon the exercise of options, warrants or other rights to acquire our Qualified Capital Stock (other than, in either of (1) or (2), (i) to one of our Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of paragraph (d) below), in each of (1) and
        (2), after June 28, 2001; plus

             (d) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

             (u) any purchase, redemption, or other acquisition or retirement for value of the Senior Subordinated Notes in an amount not to exceed $25.0 million;

     and the provisions of the immediately preceding paragraph will not prohibit:

             (v) the payment of any dividend or distribution on any Disqualified Capital Stock that the Company or any Guarantor is permitted to issue pursuant to the terms of the covenant "--Limitation on Incurrence of Additional Indebtedness;"

             (w) any dividend, distribution or other payments by any of our Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

             (x) a Qualified Exchange;

             (y) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; or

             (z) any payment in respect of Permitted Earn-Out Obligations.

     The full amount of any Restricted Payment made pursuant to the foregoing clauses (u), (v), (w) and (y) (but not pursuant to clause (x) or (z)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under the heading "--Limitation on Restricted Payments."

     For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, (a) concurrently with each Restricted Payment in excess of $15.0 million and (b) on February 15 of each year
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

(or if such day is not a Business Day, the next succeeding Business Day) with respect to all Restricted Payments made during the preceding 12-month period and not previously reported pursuant to clause (a) of this paragraph, we shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture will provide that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of our Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or to make or pay loans or advances to or on behalf of, us or any of our Subsidiaries, except:

          (1) restrictions imposed by the notes, the guarantees, the Indenture or the Collateral Agreements;

          (2) restrictions imposed by applicable law;

          (3) existing restrictions under Existing Indebtedness;

          (4) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

          (5) any restriction imposed by Indebtedness incurred under the Credit Facility pursuant to the covenant "--Limitation on Incurrence of Additional Indebtedness;" provided, that such restriction or requirement is no more restrictive than that imposed by the Credit Facility as of the Issue Date;

          (6) restrictions with respect solely to any of our Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold; and

          (7) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3) or (4) or this clause (7) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

     Notwithstanding the foregoing, encumbrances or restrictions (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is the subject of any lease, license or similar contract entered into in the ordinary course of business, or the assignment or transfer of any lease, license or contract entered into in the ordinary course of business, (b) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by the Indenture in respect of the assets subject thereto, or (c) contained in security agreements or mortgages securing Indebtedness to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages, may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

  LIMITATIONS ON LAYERING INDEBTEDNESS

     The Indenture will provide that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, incur any Indebtedness that is contractually subordinate to any of our other Indebtedness or the other Indebtedness of any Guarantor unless such Indebtedness is at least as contractually subordinate to the notes or the guarantees, as applicable.

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

  LIMITATION ON LIENS SECURING INDEBTEDNESS

     The Indenture will provide that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any of our Indebtedness or any Indebtedness of any Guarantor.

  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     The Indenture will provide that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of our Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries, whether by us or one of our Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of our Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

          (1) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied within 365 days after the date of such Asset Sale to the extent not applied in accordance with paragraph (b) below, to the:

             (i) optional redemption of the notes in accordance with the terms of the Indenture and our other Indebtedness ranking on a parity with the notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding; or

             (ii) repurchase of the notes and such other Indebtedness ranking on a parity with the notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 335 days of such Asset Sale; or

          (b) within 365 days following such Asset Sale, the Asset Sale Offer Amount is:

             (i) invested in fixed assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Guarantor in a Related Business) which in the good faith reasonable judgment of our Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction; or

             (ii) used to retire Purchase Money Indebtedness secured by the asset that was the subject of the Asset Sale or Indebtedness outstanding under the Credit Facility, and to permanently reduce (in the case of Indebtedness that is not such Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b) of the covenant "Limitation on Incurrence of Additional Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), except that, in the case of clause (b)(i), only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in a Foreign Subsidiary;

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

          (2) at least 85% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents;

          (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale;

          (4) our Board of Directors determines in good faith that we receive or such Subsidiary receives, as applicable, fair market value for such Asset Sale; and

          (5) if such Asset Sale involves the disposition of Collateral, we or such Subsidiary, as applicable, has complied with the provisions described under "Possession, Use and Release of Collateral."

     Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture. Until so applied, such Net Cash Proceeds shall constitute Collateral under the Indenture and the Collateral Agreements.

     The Indenture will provide that an acquisition of notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied as set forth in 1(a)(i) or 1(b) above (the "Excess Proceeds") exceed $10.0 million and that each Asset Sale Offer shall remain open for 20 Business Days or such longer period as may be required by law following its commencement (the "Asset Sale Offer Period").

     Upon expiration of the Asset Sale Offer Period, we shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of any (a) Indebtedness of the Company or any Subsidiary, other than Subordinated Indebtedness, that is actually assumed by the transferee of assets in such Asset Sale and from which the Company and the Subsidiaries are fully and unconditionally released from any obligations in connection therewith and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

     Notwithstanding, and without complying with, the provisions of this covenant:

          (1) we may and our Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

          (2) we may and our Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "--Limitation on Merger, Sale or Consolidation;"

          (3) we may and our Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of our business or the business of such Subsidiary, as applicable;

          (4) we may and the Guarantors may convey, sell, lease, transfer, assign or otherwise dispose of assets to us or any Guarantor;

          (5) we may and our Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $1.0 million;

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          (6) we may and each of our Subsidiaries may settle or release litigation claims in the ordinary course of business or grant Liens thereon not prohibited by the Indenture; and

          (7) we may and our Guarantors may exchange assets held by us or such Guarantors for assets held by any Person or entity; provided, that (a) at the time of or when entering into any such exchange of assets and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (b) the assets received by us or such Guarantors in any such exchange in the good faith reasonable judgment of our Board of Directors will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Guarantors, (c) our Board of Directors has determined that the terms of any exchange are fair and reasonable, (d) any such exchange shall be deemed to be an Asset Sale to the extent that we or any of our Guarantors receives cash or Cash Equivalents in such exchange, and (e) that, in the case of a transaction exceeding $10.0 million of consideration to any party thereto, we shall have obtained a favorable written opinion by an independent financial advisor of national reputation in the United States as to the fairness from a financial point of view to us or such Guarantor of the proposed transaction.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, our compliance or the compliance of any of our Subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date on the corresponding Interest Payment Date.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Indenture will provide that neither we nor any of our Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of our Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10.0 million, unless in addition we, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to us from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an accounting, appraisal or valuation firm of national reputation in the United States.

  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Indenture will provide that we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

          (1) either (a) we are the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (in form and substance reasonably satisfactory to the Trustee) all of our obligations in connection with the notes, the Indenture, the Registration Rights Agreement and the Collateral Agreements;
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          (2) the Collateral subject to the Indenture and the Collateral
     Agreements at the time of such transaction shall, upon consummation of such transaction, (A) continue to constitute Collateral under the Indenture and the Collateral Agreements, (B) be subject to the Lien in favor of the Trustee for the benefit of the Holders of the notes, and (C) not be subject to any Lien other than Permitted Liens;

          (3) the property and assets of the Person that is merged or consolidated with or into the consolidated, resulting, surviving or transferee entity, to the extent that they are property or assets of the types that would constitute Collateral under the Indenture and the Collateral Agreements, shall be treated as After-Acquired Property and such entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien under the Indenture and the Collateral Agreements in the manner and to the extent required thereby;

          (4) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

          (5) immediately after giving effect to such transaction on a pro forma basis, the consolidated, resulting, surviving or transferee entity would
     (a) have a Leverage Ratio no more than our Leverage Ratio immediately prior to such transaction or (b) immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "--Limitation on Incurrence of Additional Indebtedness;" and

          (6) each Guarantor shall have by amendment to the Indenture confirmed that its guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the notes and the Indenture.

     Upon any consolidation or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, the surviving entity formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under the Indenture, the Registration Rights Agreement and the Collateral Agreements with the same effect as if such surviving entity had been named therein as the Company, and (except in the case of a lease) we shall be released from the obligations under the notes, the Indenture, the Registration Rights Agreement and the Collateral Agreements, except with respect to any obligations that arise from, or are related to, such transaction. The Trustee may require any such surviving entity to ensure, by executing and delivering appropriate instruments and opinions of counsel in form reasonably satisfactory to the Trustee, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transaction, on all Collateral for the benefit of the Holders.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

  LIMITATION ON LINES OF BUSINESS

     The Indenture will provide that neither we nor any of our Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.

  SUBSIDIARY GUARANTORS

     The Indenture will provide that all of our present and future Subsidiaries (other than Foreign Subsidiaries) jointly and severally will guarantee all principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes on a senior basis and will grant a security interest in and/or pledge the Collateral and After-Acquired Property, as applicable, owned by such Subsidiary to secure such obligations on the terms set forth in the Collateral Agreements.

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     Notwithstanding anything herein or in the Indenture to the contrary, if any of our Subsidiaries (including Foreign Subsidiaries) that is not a Guarantor guarantees any of our other Indebtedness or any other Indebtedness of any of our Subsidiaries, or we or any of our Subsidiaries, individually or collectively, pledges more than 65% of the Voting Equity Interests of such Subsidiary to a United States lender to secure our Indebtedness or Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor.

  RELEASE OF GUARANTORS

     The Indenture will provide that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of the Indenture, the Registration Rights Agreement and the Collateral Agreements, (1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its guarantee, the notes, the Indenture, the Registration Rights Agreement and the Collateral Agreements pursuant to a supplemental indenture and other documents in form reasonably satisfactory to the Trustee, pursuant to which such Person shall, among other things, unconditionally guarantee, on a senior basis, all of such Guarantor's obligations under such Guarantor's guarantee on the terms set forth in the Indenture; (2) the Collateral owned by such Guarantor at the time of such transaction shall, upon consummation of such transaction, (A) continue to constitute Collateral under the Indenture and the Collateral Agreements, (B) be subject to the Lien in favor of the Trustee for the benefit of the Holders of the notes, and (C) not be subject to any Lien other than Permitted Liens; (3) the property and assets of the Person that is merged or consolidated with or into such Guarantor, to the extent that they are property or assets of the types that would constitute Collateral under the Indenture and the Collateral Agreements, shall be treated as After-Acquired Property, and such Guarantor or the surviving Person, as the case may be, shall take such action as may be necessary to cause such property and assets to be made subject to the Lien under the Indenture and the Collateral Agreements in the manner and to the extent required thereby; and (4) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of this covenant shall not apply to the merger of any Guarantors with and into each other or with or into us. In addition, the Trustee may require any such Person to ensure, by executing and delivering instruments and opinions of counsel in form reasonably satisfactory to the Trustee, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transaction(s), on all Collateral for the benefit of the Holders.

     Upon the sale or disposition (whether by merger, stock purchase, Asset Sale or otherwise) of a Guarantor (as an entirety) to an entity which is not, and is not required to become, a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its guarantee of the notes, under the Registration Rights Agreement and under the Collateral Agreements as set forth in "--Possession, Use and Release of Collateral;" provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any of our Indebtedness or any Indebtedness of any other of our Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of our Indebtedness or any Indebtedness of any of our Subsidiaries.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture will prohibit us and our Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

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  IMPAIRMENT OF SECURITY INTERESTS

     The Indenture will provide that, except as permitted in the Indenture, the Intercreditor Agreement and the Collateral Agreements, neither we nor any of our Subsidiaries will take or omit to take any action that would have the result of adversely affecting or impairing the Lien on the Collateral in favor of the Trustee for the benefit of the Holders of the notes.

REPORTS

     The Indenture will provide that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will deliver to the Trustee and, to each Holder and to prospective purchasers of notes identified to us by an Initial Purchaser, within 5 days after we are or would have been (if we were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if we were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture will define an "Event of Default" as:

          (1) our failure to pay any installment of interest (or Liquidated Damages, if any) on the notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2) our failure to pay all or any part of the principal of, or premium, if any, on the notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

          (3) our failure or the failure by any of our Subsidiaries to observe or perform any other covenant or agreement contained in the notes, the Indenture or the Collateral Agreements and, except for the provisions under "--Repurchase of Notes at the Option of the Holder Upon a Change of Control," "--Limitation on Sale of Assets and Subsidiary Stock," "--Limitation on Merger, Sale or Consolidation" and "--Limitation on Restricted Payments," the continuance of such failure for a period of 60 days after written notice is given to us by the Trustee or to us and the Trustee by the Holders of at least 25% in aggregate principal amount of the notes outstanding;

          (4) certain events of bankruptcy, insolvency or reorganization in respect of us or any of our Significant Subsidiaries;

          (5) a default in our Indebtedness or the Indebtedness of any of our Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (a) resulting from the failure to pay principal of such Indebtedness at maturity (after notice and the lapse of any applicable grace period provided in such Indebtedness) or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (6) unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million at any one time rendered against us or any of our Subsidiaries and not stayed, bonded or discharged within 60 days after such judgment became final and nonappealable;

          (7) any guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void or any Guarantor denies or disaffirms its obligations under its guarantee (other than in accordance with the terms of the guarantee); and
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          (8) any of the Collateral Agreements cease under any circumstances to create a valid, enforceable Lien on the assets purported to be pledged thereunder, other than as permitted under "-- Possession, Use and Release of Collateral."

     The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) above relating to us or any of our Significant Subsidiaries), then in every such case, unless the principal of all of the notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice in writing to us specifying the respective Event of Default (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. In addition, the Trustee will have the right to exercise on behalf of the Holders of the notes such remedies, including, subject to the Intercreditor Agreement, remedies with respect to the Collateral as are available under the Indenture, the Collateral Agreements and at law, including the institution of sale or foreclosure proceedings. If an Event of Default specified in clause (4) above relating to us or any of our Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the notes which have become due solely by such acceleration, have been cured or waived.

     The Holders of not less than a majority in aggregate principal amount of the notes at the time outstanding may waive on behalf of all the Holders any existing or past Default and its consequences under the Indenture, except (i) a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, (ii) a Default in the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on, any note not yet cured or (iii) a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

     Subject to all provisions of the Indenture, the Collateral Agreements and applicable law, the Holders of a majority in aggregate principal amount of the notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Subject to and in accordance with the provisions of the Collateral Agreements, the Indenture and the Credit Facility, so long as neither the Trustee nor the agent under the Credit Facility has exercised its rights with respect to the Collateral upon the occurrence and continuance of an Event of Default, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

     The Indenture and the Collateral Agreements will provide that, in the cases of clauses (1), (3) and (5) below, all of the Collateral, and in the case of clauses (2), (4), (6) and (7) below, the Collateral specified therein, shall be released from the Liens created by the Collateral Agreements:

          (1) upon payment in full of the notes and all other obligations under the Indenture, the notes, the guarantees, the Collateral Agreements and the Registration Rights Agreement then due and owing,

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          (2) unless an Event of Default shall have occurred and be continuing, upon the sale or other disposition of Collateral pursuant to the provisions of "Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock," solely with respect to the asset sold or otherwise disposed of pursuant to such provisions and the Net Cash Proceeds received therefor upon application in accordance with the provisions of such covenant,

          (3) upon the written consent of the Holders of a majority in aggregate principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes),

          (4) as required pursuant to the terms of the Intercreditor Agreement,

          (5) upon a Legal Defeasance or Covenant Defeasance,

          (6) upon eminent domain, condemnation or similar circumstances, solely with respect to the Collateral taken thereby, or

          (7) upon the release or deemed release of any Guarantor from its obligations under the Indenture and its guarantee, solely with respect to the Collateral owned by such Guarantor.

     The Trustee will not be permitted to release any Lien on any Collateral unless and until it receives the documents, certificates and opinions required by the Collateral Agreements, the Indenture and the Trust Indenture Act; provided, however, with respect to compliance with Section 314(d) of the Trust Indenture Act, the Company and the Guarantors may, without any release or consent of the Trustee, sell or otherwise dispose of inventory and collect or dispose of accounts receivable, notes receivable and cash in the ordinary course of business if the Company or the Guarantor, as applicable, delivers to the Trustee semi-annually a certificate of an officer stating that the sale, collection and/or disposition of all inventory, accounts receivable, notes receivable and cash during the immediately preceding six-month period was in the ordinary course of business.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture will provide that we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire Indebtedness represented by the notes, and the Indenture shall cease to be of further effect as to all outstanding notes and guarantees, except as to:

          (1) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such notes when such payments are due from the defeasance trust funds;

          (2) our obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trust, duties, and immunities of the Trustee, and our obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, non-payment of guarantees, and bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. We may exercise our Legal Defeasance option regardless of whether we previously exercised Covenant Defeasance.
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     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on, such notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on such notes, and the Holders of notes must have a valid, perfected, exclusive security interest in such trust;

          (2) in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (A) we have received from, or there has been published by the Internal Revenue Service, a ruling or

             (B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which we or any of our Subsidiaries are a party or by which we or any of our Subsidiaries are bound;

          (6) we shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the Holders of such notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others; and

          (7) we shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) of this paragraph have been complied with and we shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of the notes is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes when due, then our obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

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AMENDMENTS AND SUPPLEMENTS

     The Indenture will contain provisions permitting us, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, we, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby:

          (1) change the Stated Maturity on any note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at our option, or change the city of payment where, or the coin or currency in which, any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at our option, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred or alter the provisions (including the defined terms used therein) regarding our right to redeem the notes as a right, or at our option or the provisions (including the defined terms used therein) of the "Repurchase of Notes at the Option of the Holder Upon a Change of Control" covenant in a manner adverse to the Holders; or

          (2) reduce the percentage in principal amount of the outstanding notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture; or

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding note affected thereby; or

          (4) cause the notes or any guarantee to become contractually subordinate in right of payment to any other Indebtedness of the Company or any Guarantor.

GOVERNING LAW

     The Indenture will provide that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

     The Indenture will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of our obligations or the obligations of the Guarantors under the Indenture, the notes or the Collateral Agreements solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the notes.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to
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direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Notwithstanding the foregoing, Affiliate shall not include Wholly Owned Subsidiaries.

     "After-Acquired Property" means assets or property of the type that constitutes or would constitute Collateral that is acquired after the date of the Indenture.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalent" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); or

          (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million; or

          (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Service or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.; or

          (4) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Service; or

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above, and in the case of each of (1), (2), (3) and (4), maturing within one year after the date of acquisition.
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     "Collateral Agreements" mean, collectively, the pledge and security agreement and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in the Collateral in favor of the Trustee for the benefit of the Holders of the notes.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

          (1) Consolidated income tax expense;

          (2) Consolidated depreciation and amortization expense;

          (3) Consolidated Fixed Charges; and

          (4) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP, less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization and other non-cash charges of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

     (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

     (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Consolidated Subsidiaries).

     For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) all gains (but not losses) that are either extraordinary (as determined in accordance with GAAP) or are either unusual or non-recurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock);

          (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except that such Person's or such Consolidated Subsidiary's interest in the net income of any such Person for such period will be included

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     in such Consolidated Net Income up to the aggregate amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period;

          (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

          (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, except that such Person's interest in the net income of any such Consolidated Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Consolidated Subsidiary during such period to such Person as a dividend; and

          (e) the cumulative effect of a change in accounting principles.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

     "Credit Facility" means the Amended and Restated Credit Agreement, dated as of March 8, 2002, among the Company, the lenders party thereto, Bank of America N.A., as syndication agent, Bank One, NA and Fleet National Bank, as co-documentation agents, and The Bank of New York, as administrative agent, and any related notes, guarantees, security agreements, and other collateral documents, instruments and agreements executed by the Company and/or any of its Subsidiaries, as such Amended and Restated Credit Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party from time to time to the Amended and Restated Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Facility and all refundings, refinancings and replacements of the Credit Facility, including any agreement:

          (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

          (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns;

          (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant
     " --Limitation on Incurrence of Additional Indebtedness;" or

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          (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Capital Stock" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions; provided, however, that any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the issuer to repurchase such Disqualified Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that (i) any such repurchases may not be made sooner than 10 days after the Change of Control Purchase Date for the notes and (ii) such Equity Interests so repurchased are fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts due under the notes repurchased on such Change of Control Purchase Date, and any Equity Interest not so repurchased shall remain so fully and absolutely subordinated to the notes not so repurchased.

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Excluded Assets" means (a) cash and cash equivalents to the extent a Lien thereon may not be perfected through the filing of a UCC financing statement or through the obtaining of "control" (as defined in the Uniform Commercial Code),
(b) assets securing Purchase Money Indebtedness; (c) any license, contract or agreement to the extent that a grant of a Lien on such license, contract or agreement is prohibited by law, results in a breach or termination of terms thereof, or constitutes a default under or termination of such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms of or default under such license, contract or agreement, the Excluded Assets shall not include, and such debtor shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect, (d) the Capital Stock of Duke Communications International, Inc. and Internet World Media, Inc. and the Equity Interests of Subsidiaries acquired by the Company or the Guarantors after the Issue Date, (e) Equity Interests owned by the Company or the Guarantors in (i) Leisurehub.com Limited, (ii) Penton Media France SAS, and (iii) ComMunic GmbH Kongresse-Messen Seminare, and (f) the Equity Interests of Foreign Subsidiaries directly owned by us or the Guarantors which exceed 65% of the outstanding Equity Interests of such Foreign Subsidiaries and all of the Equity Interests of our other Foreign Subsidiaries; provided, that Excluded Assets do not include the proceeds thereof to the extent such proceeds do not otherwise constitute Excluded Assets.

     "Exempted Affiliate Transaction" means (a) the payment of reasonable fees and compensation to and indemnity provided for the benefit of directors, officers, employees or consultants of the Company or any Guarantor in the ordinary course of business and consistent with past practices or approved by a majority of the independent members of the Board of Directors of the Company (or a committee comprised solely of independent directors), (b) a transaction solely between the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company, (c) any issuance of securities pursuant to, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, bonus plans, stock option and stock ownership plans approved by the Board of Directors of the

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Company, (d) loans or advances to employees existing on the Issue Date and, thereafter, in the ordinary course of business in accordance with past practices of the Company or any Guarantor, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time (excluding amounts loaned or advanced in accordance with clause (e) of the definition of "Permitted Investment"); (e) the issuance or sale of any Qualified Capital Stock of the Company approved by a majority of the members of the Board of Directors and, if any, a majority of the independent members of such Board of Directors, and (f) any Restricted Payments and Investments permitted by the provisions of the Indenture described above under the caption "--Limitation on Restricted Payments."

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

     "Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date as set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession in the United States and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantor" means each of the Company's present and future Subsidiaries that at the time are guarantors of the notes in accordance with the Indenture.

     "Holder" means the Person in whose name a note is registered on our registry.

     "Indebtedness" of any Person means, without duplication,

     (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, or
(3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

     (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

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     (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

provided, that (i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Obligations (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, and (ii) obligations created, issued or incurred by any Person with respect to customer subscription payments or customer deposits for trade shows and exhibitions shall not constitute "Indebtedness."

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated the date of the Indenture, between the Trustee and the agent for the lenders under the Credit Facility, as amended from time to time or replaced pursuant to the terms thereof.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication):

          (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

          (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant " --Limitation on Incurrence of Additional Indebtedness," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

          (d) the making of any capital contribution by such Person to such other Person; and

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          (e) the designation by the Board of Directors of the Company of any
     Person to be an Unrestricted Subsidiary.

     The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means the date of first issuance of the outstanding notes under the Indenture.

     "Leverage Ratio" on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis to (b) the aggregate amount of Consolidated EBITDA of the Company attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; provided, that for purposes of calculating Consolidated EBITDA for this definition:

          (1) Acquisitions that were made by the Company or any of its Subsidiaries (including any Person who subsequently became a Subsidiary or that was merged with or into the Company or another Subsidiary) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income," and any pro forma adjustments shall be made in accordance with Regulation S-X promulgated by the SEC;

          (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income;"

          (3) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period; and

          (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the twelve-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the
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Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Offering" or "offering" means the offering of the notes by the Company.

     "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Indenture.

     "Permitted Earn-Out Obligations" means any obligation of the Company or any Guarantor requiring the Company or such Guarantor to make a payment in respect of an adjustment to the purchase price, or any similar obligation, in either case, incurred or assumed in connection with an Acquisition by the Company or such Guarantor.

     "Permitted Indebtedness" means that:

          (a) the Company and the Guarantors may incur Indebtedness evidenced by the notes and the guarantees issued pursuant to the Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

          (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or any Indebtedness (including Disqualified Capital Stock) described in clause (a) of this definition or incurred pursuant to the Debt Incurrence Ratio test of the covenant " --Limitation on Incurrence of Additional Indebtedness," or which was refinanced pursuant to this clause (b);

          (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers' acceptances, performance bonds and letters of credit to the extent not drawn upon (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $10.0 million;

          (d) the Company may incur Indebtedness owed to (borrowed from) any Guarantor, and any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an

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     Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to the covenant "--Limitation on Incurrence of Additional Indebtedness;"

          (e) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency (and not for the purpose of speculation); provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates; and

          (f) the Company and the Guarantors may incur Indebtedness arising from Permitted Earn-Out Obligations; provided, that either (1) immediately after giving effect thereto, on a pro forma basis, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "--Limitation on Incurrence of Additional Indebtedness" or (2) the Company could incur the amount of such Indebtedness under any of clauses (a) or (b) set forth in the covenant "--Limitation on Incurrence of Additional Indebtedness" (or a combination thereof), and, in such event, such incurrence shall, until such time as the aggregate amount incurred is paid, reduce the amount available under any of such clauses (or a combination thereof), as determined by the Company, in an aggregate amount equal to the Permitted Earn-Out Obligation.

        "Permitted Investment" means:

          (a) any Investment in any of the notes;

          (b) any Investment in Cash Equivalents;

          (c) intercompany Indebtedness to the extent permitted under clause (d) of the definition of "Permitted Indebtedness;"

          (d) any Investment by the Company or any Guarantor in the Company or any Guarantor, or in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary or such Person is immediately merged with or into the Company or a Guarantor;

          (e) loans or advances to executives of the Company pursuant to the Company's Executive Loan Program, established in January 2000, in accordance with past practices of the Company, but in any event not to exceed $2.0 million in the aggregate per year;

          (f) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after June 28, 2001 pursuant to this clause (f) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (f) in such Person) at any time does not in the aggregate exceed $15.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

          (g) any asset exchange permitted under clause (7) of the covenant "--Limitation on Sale of Assets and Subsidiary Stock;"

          (h) Investments made by the Issuer or its Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the covenant "--Limitation on Sale of Assets and Subsidiary Stock;" and

          (i) any Investment by the Company in a Person as a result of which the Company or any Guarantor holds a minority interest in such Person; provided, that any such Investment may only be made with the aggregate Asset Sale Offer Amount, if any, remaining after payment of all amounts payable in connection with any Asset Sale Offer.

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        "Permitted Lien" means:

          (a) Liens existing on the Issue Date;

          (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or minor imperfections of title which, in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company and any of its Subsidiaries taken as a whole;

          (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (h) Liens securing the notes and the guarantees, including under the Collateral Agreements;

          (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

          (j) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

          (k) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (l) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

          (m) Liens securing Indebtedness incurred under the Credit Facility in accordance with the terms of the covenant "--Limitation on Incurrence of Additional Indebtedness."

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

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     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation
S-X of the Securities Act, unless otherwise specifically stated herein.

     "Public Equity Offering" means an underwritten public offering for cash pursuant to a registration statement filed with the SEC in accordance with the Securities Act of Qualified Capital Stock of the Company.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property (including Capital Stock) which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means:

          (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company issued after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

          (2) any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company issued after the Issue Date.

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness is incurred by us or by the Subsidiary who is the obligor on the Indebtedness being refinanced, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the notes, and
(D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

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     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

     "Restricted Payment" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person;

          (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any or parent of such Person;

          (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness; and

          (d) any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer or in options, warrants or other rights to purchase such Qualified Capital Stock, or (2) any dividend, distribution or other payment to the Company, or to any Guarantor, by any Subsidiary of the Company.

     "Senior Subordinated Notes" means the Company's 10 3/8% Senior Subordinated Notes due 2011.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any note, means October 1, 2007.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto ("contractually") to the notes or such guarantee, as applicable, in any respect.

     "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, (i) an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company and
(ii) ComMunic GmbH Kongresse-Messen Seminare shall be a Subsidiary of the Company so long as the Company or any Subsidiary of the Company holds at least 50% of the Voting Equity Interests and maintains control thereof. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

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     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant " --Limitation on Incurrence of Additional Indebtedness." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The exchange notes will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in certain limited circumstances. See "--Transfers of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

  DEPOSITARY PROCEDURES

     The following description of the operations and procedures of DTC are provided solely as a matter of convenience. Those operations and procedures are solely within the control of DTC and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry

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changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised us that, pursuant to DTC's procedures, (1) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the initial purchasers with portions of the principal amount of the Global Notes that have been allocated to them by the initial purchasers, and
(2) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes may be subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see "--Transfers of Interests in Global Notes for Certificated Notes."

     EXCEPT AS DESCRIBED IN "--TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, we, the Guarantors and the Trustee will treat the persons in whose names the notes are registered (including notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither we, the Trustee nor any of our or the Trustee's agents has or will have any responsibility or liability for (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, us or the Guarantors. Neither we, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

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     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the Guarantors, the initial purchasers or the Trustee shall have any responsibility for the performance by DTC or its Direct and Indirect Participants of their obligations under the rules and procedures governing any of their operations.

  TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated Notes") if (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act, (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, we will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Transfer Restrictions," unless we determine otherwise in compliance with applicable law.

     Neither we, the Guarantors nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

  TRANSFERS OF CERTIFICATED NOTES FOR INTERESTS IN GLOBAL NOTES

     Certificated Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and, in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "--Transfer Restrictions."

  SAME DAY SETTLEMENT AND PAYMENT

     The Indenture will require that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global

Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect secondary trading in the Certificated Notes will also be settled in immediately available funds.

              FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a discussion of the U.S. federal income tax consequences that are anticipated to be material to the ownership and disposition of the exchange notes to non-U.S. holders (as defined below) of exchange notes. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly retroactively. This discussion is limited to exchange notes held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986 (the "Code"). This summary does not discuss all of the U.
S. federal income tax consequences that may be relevant to a particular non-U.S. holder in light of such holder's specific circumstances or to holders subject to special tax rules, such as certain financial institutions, insurance companies, securities dealers, tax-exempt organizations, real estate investment trusts, regulated investment companies, grantor trusts or persons holding exchange notes in connection with a hedging, straddle, conversion or other integrated transaction. This summary also does not address the tax consequences that may be relevant to persons who have ceased to be United States citizens or who are no longer subject to tax as resident aliens or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. Holders are urged to consult their tax advisors with regard to the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

     As used herein, the term "non-U.S. holder" means a beneficial owner of an outstanding note or an exchange note that is, for U.S. federal income tax purposes:

     - a nonresident alien individual;

     - a foreign corporation;

     - a foreign estate; or

     - a foreign trust.

     Foreign partnerships, including other foreign entities taxable as partnerships for U.S. federal income tax purposes, are subject to special U.S. income and withholding tax rules. The tax treatment of a partner in a foreign partnership will generally depend on the status of the partner and the activities of the foreign partnership. Prospective investors that are foreign partnerships or partners in a foreign partnership are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of the exchange notes.

PAYMENT OF INTEREST

     Subject to the discussion below concerning backup withholding, payments of interest on the exchange notes by us or our paying agent to any non-U.S. holder should qualify as portfolio interest under the Code and should not be subject to U.S. federal income or withholding tax, provided that:

     - the interest is not effectively connected with the conduct by such holder of a trade or business in the United States;

     - the holder (1) does not own, actually or constructively, 10% or more of the total combined voting power of all our classes of stock entitled to vote, (2) is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and (3) is not a bank receiving interest from us under a loan agreement entered into in the ordinary course of the bank's business; and

     - the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

     The certification requirement referred to above will be fulfilled if the beneficial owner of an exchange note certifies on Internal Revenue Service ("IRS") Form W-8BEN (or successor form) under penalties of perjury that it is not a United States person and provides its name and address and (1) such beneficial owner files such Form W-8BEN or successor form with the withholding agent, (2) in the case of an exchange note held on behalf of the beneficial owners by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent Form W-8IMY (or successor form) certifying that it has received certifications from the beneficial owners of exchange notes, furnishes the withholding agent with a copy thereof, and otherwise complies with applicable IRS requirements, or (3) in the case of exchange notes held by a foreign partnership, such foreign partnership (a) files with the withholding agent IRS Form W-8IMY certifying that it has received certifications from its partners that are non-U.S. holders, furnishes the withholding agent with the required withholding statement, and otherwise complies with applicable IRS requirements, or (b) enters into a withholding agreement with the IRS under which it assumes certain U.S. withholding responsibilities and otherwise complies with applicable IRS requirements.

     Alternatively, these certification requirements will not apply if the beneficial owner of the an exchange note holds such note directly through a "qualified intermediary" (which is a non-U.S. office of a bank, securities dealer, or similar intermediary that has signed an agreement with the IRS concerning withholding tax procedures), the qualified intermediary has sufficient information in its files to indicate that the holder is a non-U.S. holder, and the intermediary complies with IRS requirements. Special intermediary rules may apply with respect to exchange notes held by a foreign partnership. Foreign partnerships and their partners and holders who hold their exchange notes through a qualified intermediary, are urged to consult their tax advisers regarding possible reporting and withholding requirements.

     Except to the extent that an applicable treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a holder that is a U.S. person if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by a treaty). Even though such effectively connected income is subject to income tax, and may be subject to branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed IRS Form W-8ECI (or successor form) to the withholding agent.

     The gross amount of payments of interest that do not qualify for the exception from withholding described above and that are not effectively connected with the conduct by such holder of a trade or business in the United States will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding and the non-U.S. holder properly certifies on IRS Form W-8BEN that it is entitled to such treaty benefits.

SALE, EXCHANGE, REDEMPTION, OR DISPOSITION OF NOTES

     Subject to the discussion below concerning backup withholding, a non-U.S. holder of an exchange note generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption, or other disposition of such exchange note, unless:

     - such holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions exist; or

     - such gain is effectively connected with the conduct by such holder of a trade or business in the United States; or

     - the holder is subject to the special rules applicable to certain former citizens and residents of the United States.

UNITED STATES FEDERAL ESTATE TAX

     If interest on the exchange notes is exempt from withholding of U.S. federal income tax under the portfolio interest exemption (without regard to the certification requirement), the exchange notes will not be included in the estate of a deceased non-U.S. holder for U.S. federal estate tax purposes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     We must report annually to the IRS and to each non-U.S. holder any interest paid to the non-U.S. holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

     Under current U.S. federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on an exchange note if the certifications are received or the qualified intermediary requirements are met as described above under "Payment of interest," provided that we or such paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a U.S. person or that the conditions of any other exemption are not in fact satisfied.

     Payments on the sale, exchange, or other disposition of an exchange note made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is for U.S. federal income tax purposes a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or a foreign partnership with certain connections to the United States, then information reporting will generally be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption. Treasury Regulations provide certain presumptions under which a non-U.S. holder will be subject to backup withholding and information reporting unless such holder certifies as to its non-U.S. status or otherwise establishes an exemption.

     Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

             FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     Because the exchange notes should not differ materially in kind or extent from the outstanding notes, your exchange of outstanding notes for exchange notes will not constitute a taxable disposition of the outstanding notes for United States federal income tax purposes. As a result, you will not recognize income, gain or loss on your exchange of outstanding notes for exchange notes, your holding period for the exchange notes will generally include your holding period for outstanding notes, your adjusted tax basis in the exchange notes will generally be the same as your adjusted tax basis in your outstanding notes and the United States federal income tax consequences associated with owning the outstanding notes will continue to apply to the exchange notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until                , 2002, all dealers
effecting transactions in the exchange offer may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to the prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the exchange notes offered hereby will be passed upon for us by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                                    EXPERTS

     The financial statements of Penton Media, Inc. and Donohue Meehan Publishing Company (a wholly owned subsidiary of Penton Media, Inc.) as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     We file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC's Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Penton. In addition, our common stock is listed on the New York

Stock Exchange under the symbol "PME" and our reports and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information we file with the SEC after the date of this prospectus and until this offering is completed will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - Annual Report on Form 10-K for the year ended December 31, 2001;


     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;



     - Preliminary Proxy Statement on Schedule 14A filed with the SEC on April 8, 2002;



     - Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2002;



     - Definitive Proxy Supplement on Schedule 14A filed with the SEC on May 9, 2002;



     - Definitive Proxy Supplement on Schedule 14A filed with the SEC on May 10, 2002; and



     - Current Reports on Form 8-K filed with the SEC on March 11, 2002, March 13, 2002, March 19, 2002, March 22, 2002, March 28, 2002, May 3, 2002,
       August 1, 2002, August 12, 2002, August 15, 2002 and August 22, 2002.


     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: Penton Media, Inc., Attention: Mary Abood, Director of Corporate Communications, 1300 East Ninth Street, Cleveland, Ohio 44114, telephone number: (216) 696-7000.

                         INDEX TO FINANCIAL STATEMENTS


Penton Media, Inc. Consolidated Financial Statements
  (Audited):
  Report of Independent Accountants.........................   F-2
  Consolidated Statements of Operations for the years ended
     December 31, 1999, 2000, and 2001......................   F-3
  Consolidated Balance Sheets at December 31, 2000 and
     2001...................................................   F-4
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1999, 2000, and 2001......................   F-6
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1999,
     2000, and 2001.........................................   F-7
  Notes to Consolidated Financial Statements................   F-8
Penton Media, Inc. Consolidated Financial Statements
  (Unaudited):
  Consolidated Balance Sheets at December 31, 2001 and June
     30, 2002...............................................  F-47
  Consolidated Statements of Operations for the Three and
     Six Months Ended June 30, 2001 and 2002................  F-49
  Consolidated Statements of Cash Flows for the Six Months
     Ended June 30, 2001 and 2002...........................  F-50
  Notes to Consolidated Financial Statements................  F-51
Donohue Meehan Publishing Company Financial Statements
  (Audited):
  Report of Independent Accountants.........................  F-75
  Balance Sheets at December 31, 2000 and 2001..............  F-76
  Statements of Operations for the years ended December 31,
     1999, 2000, and 2001...................................  F-77
  Statements of Cash Flows for the years ended December 31,
     1999, 2000, and 2001...................................  F-78
  Statements of Stockholders' Equity for the years ended
     December 31, 1999, 2000, and 2001......................  F-79
  Notes to Financial Statements.............................  F-80

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Penton Media, Inc.

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Penton Media, Inc. and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 8 of the Notes to Consolidated Financial Statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities in 2001.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 19, 2002

                               PENTON MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1999        2000         2001
                                                              ---------   ---------   ----------
                                                              (DOLLARS AND SHARES IN THOUSANDS,
                                                                    EXCEPT PER SHARE DATA)
Revenues....................................................  $300,824    $404,571    $ 371,552
Operating expenses:
  Editorial, production and circulation.....................   116,924     147,012      153,379
  Selling, general and administrative.......................   116,592     166,271      177,904
  Impairment of Internet assets.............................        --       2,095           --
  Impairment of other assets................................        --       1,051       69,565
  Restructuring charge......................................        --          --       18,790
  Depreciation and amortization.............................    27,918      33,431       45,492
                                                              --------    --------    ---------
                                                               261,434     349,860      465,130
                                                              --------    --------    ---------
Operating income (loss).....................................    39,390      54,711      (93,578)
Other income (expense):
  Interest expense, net of interest earned..................   (21,131)    (14,133)     (28,721)
  Gain on sale of investments...............................     5,906     110,210           --
  Writedown of Internet investments.........................        --      (9,490)         824
  Miscellaneous, net........................................      (170)        (64)      (2,839)
                                                              --------    --------    ---------
                                                               (15,395)     86,523      (30,736)
                                                              --------    --------    ---------
Income (loss) from continuing operations before income
  taxes.....................................................    23,995     141,234     (124,314)
Provision (benefit) for income taxes........................    16,065      61,559      (20,207)
                                                              --------    --------    ---------
Income (loss) from continuing operations....................     7,930      79,675     (104,107)
Discontinued operations:
  Income (loss) from discontinued operations less applicable income
    taxes of $34 in 1999....................................        33          --           --
  Gain (loss) on sale of discontinued operations, including
    provision of $60 in 1999 for operating losses during
    phase-out period (less applicable income taxes (benefit)
    of $5,771 and $(57), in 1999 and 2000, respectively)....     8,660         (85)          --
                                                              --------    --------    ---------
                                                                 8,693         (85)          --
                                                              --------    --------    ---------
Income (loss) before extraordinary item.....................    16,623      79,590     (104,107)
Extraordinary item -- early extinguishment of debt (net of
  income
  taxes of $5,600)..........................................    (8,413)         --           --
                                                              --------    --------    ---------
Net income (loss)...........................................  $  8,210    $ 79,590    $(104,107)
                                                              ========    ========    =========
Earnings per common share -- basic:
  Income (loss) from continuing operations..................  $   0.28    $   2.51    $   (3.26)
  Discontinued operations...................................      0.31          --           --
  Extraordinary item........................................     (0.30)         --           --
                                                              --------    --------    ---------
  Net income (loss).........................................  $   0.29    $   2.51    $   (3.26)
                                                              ========    ========    =========
Earnings per common share -- diluted:
  Income (loss) from continuing operations..................  $   0.28    $   2.49    $   (3.26)
  Discontinued operations...................................      0.31          --           --
  Extraordinary item........................................     (0.30)         --           --
                                                              --------    --------    ---------
  Net income (loss).........................................  $   0.29    $   2.49    $   (3.26)
                                                              ========    ========    =========
Weighted-average number of shares outstanding:
  Basic.....................................................    28,108      31,730       31,917
                                                              ========    ========    =========
  Diluted...................................................    28,209      32,010       31,917
                                                              ========    ========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                AS OF DECEMBER 31,
                                                              ----------------------
                                                                2000         2001
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 11,605     $ 20,191
  Accounts and notes receivable, less allowance for doubtful
     accounts of $3,863 and $10,976, respectively...........    70,059       56,452
  Inventories...............................................       798        1,351
  Income taxes receivable...................................        --       14,750
  Deferred tax assets.......................................     5,562        6,645
  Prepayments, deposits and other...........................    11,763        7,854
                                                              --------     --------
     Total current assets...................................    99,787      107,243
                                                              --------     --------
Property, plant and equipment:
  Land, buildings and improvements..........................     8,205        8,846
  Machinery and equipment...................................    63,998       62,056
                                                              --------     --------
                                                                72,203       70,902
  Less: accumulated depreciation............................    36,706       40,726
                                                              --------     --------
                                                                35,497       30,176
                                                              --------     --------
Other assets:
  Goodwill, less accumulated amortization of $49,142 and
     $76,517 in 2000 and 2001, respectively.................   574,626      493,141
  Other intangibles, less accumulated amortization of
     $14,901 and $21,384 in 2000 and 2001, respectively.....    54,122       56,800
  Deferred tax assets.......................................        --        7,468
  Investments...............................................    17,725        5,649
                                                              --------     --------
                                                               646,473      563,058
                                                              --------     --------
                                                              $781,757     $700,477
                                                              ========     ========

                               PENTON MEDIA, INC.

                                                                AS OF DECEMBER 31,
                                                              ----------------------
                                                                2000         2001
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Senior secured credit facility............................  $ 11,250     $ 16,489
  Note payable..............................................        --        2,804
  Accounts payable..........................................    12,054       12,094
  Income taxes payable......................................     3,260        3,674
  Accrued earnouts..........................................    14,704        6,572
  Accrued compensation and benefits.........................    18,485       12,411
  Other accrued expenses....................................    15,024       24,705
  Unearned income, principally trade show and conference
     deposits...............................................    55,772       36,939
                                                              --------     --------
     Total current liabilities..............................   130,549      115,688
                                                              --------     --------
Long-term liabilities and deferred credits:
  Revolving credit facility.................................    91,000           --
  Senior secured credit facility............................   199,875      164,098
  Senior subordinated notes, net of discount................        --      180,957
  Note payable..............................................        --          417
  Net deferred pension credits..............................    15,241       15,140
  Deferred taxes............................................     5,978           --
  Other.....................................................     2,545        3,647
                                                              --------     --------
                                                               314,639      364,259
                                                              --------     --------
Stockholders' equity:
  Preferred stock, 2,000,000 shares authorized; none
     issued.................................................        --           --
  Common stock, $0.01 par value, 60,000,000 shares
     authorized; 31,836,316 and 31,895,621 shares issued and
     outstanding at December 31, 2000 and 2001,
     respectively...........................................       318          319
  Capital in excess of par value............................   226,446      227,245
  Retained earnings.........................................   112,745        6,724
  Notes receivable officers/directors.......................   (10,207)     (10,824)
  Accumulated other comprehensive income (loss).............     7,267       (2,934)
                                                              --------     --------
                                                               336,569      220,530
                                                              --------     --------
                                                              $781,757     $700,477
                                                              ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        2000        2001
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $   8,210   $  79,590   $(104,107)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
       Depreciation and amortization........................     27,918      33,431      45,492
       Gain on sale of investments..........................     (5,906)   (110,210)         --
       Loss (gain) from discontinued operations.............     (8,693)         85          --
       Extraordinary loss on extinguishment of debt.........      8,413          --          --
       Deferred income taxes................................       (363)     (4,379)     (9,773)
       Retirement and deferred compensation plans...........     (1,182)       (875)       (102)
       Provision for losses on accounts receivable..........        943       1,714       4,372
       Non-cash restructuring charge........................         --          --      11,632
       Asset impairments and writedowns.....................         --      12,636      68,741
  Changes in assets and liabilities, excluding effects from
    acquisitions and dispositions:
       Accounts and notes receivable........................     (3,470)    (22,817)     11,205
       Income tax receivable................................         --          --     (14,750)
       Inventories..........................................       (389)        403        (567)
       Prepayments and deposits.............................        869       1,295       2,762
       Accounts payable and accrued expenses................     (5,444)      7,531     (17,696)
       Unearned income......................................     12,325      12,894     (20,134)
       Other changes, net...................................      1,126      (2,058)      2,582
                                                              ---------   ---------   ---------
         Net cash provided by (used for) operating
           activities.......................................     34,357       9,240     (20,343)
                                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (5,884)    (27,272)     (7,602)
  Acquisitions, including earnouts paid, net of cash
    acquired................................................    (57,415)   (200,996)    (19,853)
  Proceeds from sale of INT Media Group Inc. stock and
    interests...............................................      6,640     113,100          --
  Net proceeds from sale of discontinued operations.........     28,889       4,000          --
                                                              ---------   ---------   ---------
         Net cash used for investing activities.............    (27,770)   (111,168)    (27,455)
                                                              ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from senior subordinated notes...................         --          --     180,836
  Proceeds from $325 million senior debt facility...........     24,500          --          --
  Repayment of $325 million senior debt facility............   (330,500)         --          --
  Proceeds from $340 million senior debt facility...........    235,000      91,000      45,000
  Repayment of $340 million senior debt facility............    (20,000)     (3,875)   (166,538)
  Payment of notes payable..................................     (1,000)         --        (201)
  Payment of financing costs................................     (3,461)       (283)     (1,657)
  Proceeds from equity offering, net........................    118,416          --          --
  Employee stock purchase plan..............................         --        (209)       (353)
  Proceeds from deferred shares and options exercised.......        170         473       1,153
  Dividends paid............................................     (3,246)     (3,800)     (1,914)
                                                              ---------   ---------   ---------
         Net cash provided by financing activities..........     19,879      83,306      56,326
                                                              ---------   ---------   ---------
Effect of exchange rate changes on cash.....................        (49)       (143)         58
                                                              ---------   ---------   ---------
         Net increase (decrease) in cash and equivalents....     26,417     (18,765)      8,586
Cash and cash equivalents at beginning of period............      3,953      30,370      11,605
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of period..................  $  30,370   $  11,605   $  20,191
                                                              =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                         ACCUMULATED
                                                   CAPITAL IN                NOTES          OTHER
                                                   EXCESS OF               RECEIVABLE   COMPREHENSIVE
                                          COMMON      PAR       RETAINED   OFFICERS/       INCOME
                                          STOCK      VALUE      EARNINGS   DIRECTORS       (LOSS)         TOTAL
                                          ------   ----------   --------   ----------   -------------   ---------
                                                                  (DOLLARS IN THOUSANDS)
Balance at December 31, 1998............   $228     $ 55,050    $ 32,262    $     --      $    (51)     $  87,489
                                           ----     --------    --------    --------      --------      ---------
Comprehensive income:
  Net income............................     --           --       8,210          --            --          8,210
  Other comprehensive income (loss):
    Foreign currency translation
      adjustments.......................     --           --          --          --          (787)          (787)
    Unrealized gain on securities, at
      fair value........................     --           --          --          --       151,605        151,605
                                                                                                        ---------
  Comprehensive income..................     --           --          --          --            --        159,028
                                                                                                        ---------
Dividends...............................     --           --      (3,502)         --            --         (3,502)
Issuance of common stock:
  Stock offering........................     64      118,352          --          --            --        118,416
  In connection with New Hope
    acquisition.........................     21       40,979          --          --            --         41,000
  Exercise of deferred shares and stock
    options.............................     --          170          --          --            --            170
                                           ----     --------    --------    --------      --------      ---------
Balance at December 31, 1999............   $313     $214,551    $ 36,970    $     --      $150,767      $ 402,601
                                           ----     --------    --------    --------      --------      ---------
Comprehensive income (loss):
  Net income............................     --           --      79,590          --            --         79,590
  Other comprehensive income (loss):
    Unrealized loss on securities
      reported at fair value............     --           --          --          --       (73,323)       (73,323)
    Reclassification adjustment for gain
      on securities.....................     --           --          --          --       (70,272)       (70,272)
    Foreign currency translation
      adjustment........................     --           --          --          --            95             95
                                                                                                        ---------
  Comprehensive loss....................                                                                  (63,910)
                                                                                                        ---------
Dividends...............................     --           --      (3,815)         --            --         (3,815)
Issuance of common stock:
  Executive loan program................      4        9,662          --          --            --          9,666
  Contingent shares.....................      1        1,428          --          --            --          1,429
  Exercise of stock options.............     --        1,014          --          --            --          1,014
  Employee stock purchase plan..........     --         (209)         --          --            --           (209)
Notes receivable officers/directors.....     --           --          --     (10,207)           --        (10,207)
                                           ----     --------    --------    --------      --------      ---------
Balance at December 31, 2000............   $318     $226,446    $112,745    $(10,207)     $  7,267      $ 336,569
                                           ----     --------    --------    --------      --------      ---------
Comprehensive income (loss):
  Net loss..............................     --           --    (104,107)         --            --       (104,107)
  Other comprehensive income (loss):
    Unrealized loss on securities, at
      fair value........................     --           --          --          --        (7,202)        (7,202)
    Net loss on cash flow hedges........     --           --          --          --        (1,439)        (1,439)
    Foreign currency translation
      adjustment........................     --           --          --          --        (1,560)        (1,560)
                                                                                                        ---------
  Comprehensive loss....................                                                                 (114,308)
                                                                                                        ---------
Dividends...............................     --           --      (1,914)         --            --         (1,914)
Issuance of common stock:
  Exercise of deferred shares and stock
    options.............................      1        1,152          --          --            --          1,153
  Employee stock purchase plan..........     --         (353)         --          --            --           (353)
Notes receivable officers/directors.....     --           --          --        (617)           --           (617)
                                           ----     --------    --------    --------      --------      ---------
Balance at December 31, 2001............   $319     $227,245    $  6,724    $(10,824)     $ (2,934)     $ 220,530
                                           ====     ========    ========    ========      ========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

     Penton Media, Inc., ("Penton" or the "Company") is a leading diversified business-to-business media company that produces market-focused magazines, Web sites, trade shows and conferences. Penton's integrated media portfolio serves the following segments comprising of the following market sectors: Industry Media; design/engineering, government/compliance, manufacturing; mechanical systems/construction, supply chain and aviation; Technology Media; Internet/Broadband, information technology and electronics; Lifestyle Media; natural products; and Other Media; food/retail and leisure/hospitality.

     Prior to August 7, 1998, Penton was a wholly owned subsidiary of Pittway Corporation. On August 7, 1998, Pittway distributed 100% of Penton's common stock on a share-for-share basis to holders of Pittway stock.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Penton and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. All acquisitions have been accounted for under the purchase method of accounting and are included in the consolidated financial statements from their respective dates of acquisition. The consolidated financial statements also include the accounts of all companies more than 50% owned where the Company exercises control.

     Investments in companies in which Penton has significant influence, but less than a controlling voting interest, are accounted for under the equity method. Investments in companies in which Penton does not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for at market value if the investments are publicly traded. Unrealized gain/(loss) on investments accounted for at market value are reported net of tax as a component of Accumulated Other Comprehensive Income
(loss) until the investment is sold, at which time the realized gain/(loss) is included in earnings if the Company considers these investments to be available for sale. If the investment is not publicly traded, then the investment is accounted for at cost.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include primarily cash on hand and short-term investments. Short-term investments that have an original maturity of three months or less are considered cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market. Penton's inventory consists of paper stock, which is valued using the last-in, first-out (LIFO) method. The LIFO reserve balances were $0.1 million at both December 31, 2000 and 2001, respectively.

                               PENTON MEDIA, INC.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Penton records depreciation using the straight-line method over the following estimated useful lives:

Computer equipment and software...........  3-5 years
Furniture, fixtures and equipment.........  3-10 years
Buildings.................................  18-40 years
Leasehold improvements....................  Estimated useful lives or lease term, whichever is shorter

     Depreciation expense amounted to approximately $4.9 million, $6.9 million and $9.8 million for the years ended December 31, 1999, 2000 and 2001, respectively.

     Maintenance and repair expenditures are charged to appropriate expense accounts in the period incurred; replacements, renewals and betterments are capitalized. Upon sale or other disposition of property, the cost and accumulated depreciation of such properties are eliminated from the accounts, and the gains or losses thereon are reflected in operations.

INTANGIBLE ASSETS

     Goodwill, trademarks and trade names identified in purchase transactions are amortized using the straight-line method over periods ranging from 15 to 40 years.

     Other intangibles developed internally or acquired in purchase transactions, consisting of non-compete agreements, customer mailing lists, exhibitor lists, patents and copyrights, are being amortized using the straight-line method over their estimated useful lives, ranging from three to 15 years.

     Amortization expense amounted to approximately $23.0 million, $26.6 million and $35.7 million for the years ended December 31, 1999, 2000 and 2001, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company continually monitors events or changes in circumstances that could indicate that the carrying amount of long-lived assets, including goodwill and intangible assets, may not be recoverable. Long-lived assets held for use are reviewed for impairment by comparing estimated undiscounted cash flows over remaining useful lives to net book value. When impairment is indicated for a long-lived asset held for use, the amount of impairment loss is the excess of net book value over fair value. Assets to be disposed of are recorded at the lower of the carrying amount or fair value less cost of disposal. The Company also evaluates the recoverability of enterprise-level goodwill and intangible assets by estimating the future discounted cash flows of the businesses to which the goodwill relates. See Note 15 -- Business Restructuring and Other Charges for discussion of impairment charges.

DEFERRED FINANCING COSTS

     Costs incurred in obtaining long-term financing are included in "Other intangibles" in the accompanying Consolidated Balance Sheets, and are amortized over the terms of the related indebtedness.

DERIVATIVE FINANCIAL INSTRUMENTS

     In January 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("SFAS 133"). SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative, and its designation as a hedge. Derivatives that are not hedges must be adjusted to fair

                               PENTON MEDIA, INC.

value through earnings. If a derivative qualifies as a hedge under SFAS No. 133, the change in the fair value of the derivative either offsets the change in fair value of the hedged assets, liabilities or firm commitments through earnings, or is recognized in Other Comprehensive Income until the hedged item impacts earnings. The change in a derivative's fair value related to the ineffective portion of a hedge, if any, is immediately recognized in earnings.

     The Company uses derivatives to manage exposures to changes in the interest rates on its floating-rate borrowings. The Company's objectives are to reduce the volatility of earnings and cash flows associated with changes in interest rates. The Company does not enter into derivative financial instruments for speculative or trading purposes.

REVENUE RECOGNITION

     Advertising revenues from Penton's trade magazines are recognized in the month the publications are mailed. Amounts received in advance of trade shows and conferences are deferred and recognized in the month the events are held. Web site revenues, which include primarily advertising revenues, are recognized on a straight-line basis over the contract term. Licensing revenues are recognized as earned.

ADVERTISING AND PROMOTION EXPENSES

     Advertising and promotion costs are expensed as incurred. These costs amounted to $18.2 million, $26.1 million and $27.7 million in 1999, 2000 and 2001, respectively.

INCOME TAXES

     Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

TRANSLATION OF FOREIGN CURRENCIES

     The functional currency of Penton's foreign operations is their local currency. Accordingly, assets and liabilities of foreign operations are translated to U.S. dollars at the rates of exchange at December 31, 2000 and 2001; income and expense are translated at the average rates of exchange prevailing during the applicable year. There were no significant foreign currency transaction gains or losses in 1999, 2000 or 2001. The effects of translation are included in Accumulated Other Comprehensive Income in Stockholders' Equity.

EARNINGS PER SHARE

     Basic earnings per share are based upon the weighted-average number of common shares outstanding. Diluted earnings per share assumes the exercise of all options that are dilutive, whether exercisable or not.

NEW ACCOUNTING STANDARDS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under the purchase method of accounting. In addition, this Statement addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business

                               PENTON MEDIA, INC.

combination at acquisition. The Statement also provides criteria for the separate recognition of intangible assets acquired in a business combination. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets at acquisition. SFAS No. 142 presumes that goodwill and certain intangible assets have indefinite useful lives. Accordingly, goodwill and certain intangibles will not be amortized, but rather will be tested at least annually for impairment. SFAS No. 142 also addresses accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. We anticipate that the adoption of this Statement will lead to the elimination of approximately $27.4 million of goodwill amortization in 2002. The Company is in the process of evaluating the impact of the other provisions of this Statement.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement, which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," provides a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the there are a number of changes including the removal of goodwill from its scope. The Statement also retains the basic provision of ABP Opinion No. 30. However, for long-lived assets held-for-sale, this Statement introduces the "components of an entity" (rather than a segment of a business) approach to determine discontinued operations. A "component of an entity" has clearly distinguishable operating and financial reporting practices. The Company does not expect this Statement to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1999 and 2000 financial statements to conform to the 2001 presentation.

NOTE 3 -- ACQUISITIONS AND DISPOSALS

  Acquisitions

     During 1999, 2000 and 2001, the Company completed 23 acquisitions that were accounted for using the purchase method of accounting.

2001 ACQUISITIONS

     In May 2001, the Company acquired the assets of Australia-based DWR Media Pty. Ltd. ("DWR"). DWR publishes several technology-related magazines and produces Web sites.

     In 2001, the Company also completed the acquisition of eight smaller companies.

2000 ACQUISITIONS

     In September 2000, the Company acquired the assets of Duke Communications International, Inc. ("Duke"). Duke is an integrated media company serving certain Microsoft and IBM operating system markets.

     In September 2000, the Company acquired the stock of Streaming Media, Inc. ("Streaming Media"). Streaming Media is an integrated media company serving the streaming media market.

                               PENTON MEDIA, INC.

     In September 2000, the Company acquired the assets of Professional Trade Shows, Inc. ("PTS"). PTS produces regional trade shows for the plant engineering and maintenance, material handling, buildings and facilities maintenance, design engineering and machine tool industries.

     In 2000, the Company also completed the acquisition of five smaller companies.

1999 ACQUISITIONS

     In May 1999, the Company acquired substantially all of the assets of New Hope. New Hope is a leading business media company serving the natural products industry through trade shows, conferences, magazines and Web sites.

     In 1999, the Company also completed the acquisition of five smaller companies.

     Consideration paid, potential contingent consideration, and goodwill and other intangibles acquired as part of the acquisitions completed in 1999, 2000 and 2001 are as follows (in thousands, except number of shares):

                             SHARES OF      LOAN                  MAXIMUM          TOTAL        GOODWILL
                            PENTON STOCK   NOTES      CASH      CONTINGENT        MAXIMUM        & OTHER
                               ISSUED      ISSUED     PAID     CONSIDERATION   CONSIDERATION   INTANGIBLES
                            ------------   ------   --------   -------------   -------------   -----------
1999
  New Hope................   2,102,564(1)  $   --   $ 41,000      $15,000        $ 97,000       $ 78,200
  Other...................          --         --      9,370        9,700          19,070          8,268
2000
  Duke....................          --     $   --   $100,000      $50,000        $150,000       $103,280
  Streaming Media.........          --         --     65,000       35,000         100,000         62,896
  PTS.....................          --         --     17,000           --          17,000         16,172
  Other...................          --         --      3,802        4,439           8,241          3,700
2001
  DWR.....................          --     $   --   $  2,450      $ 1,700        $  4,150       $  2,263
  Other...................          --      3,500      7,307        3,057          13,864          9,263

---------------

(1) Market value of $41.0 million when issued

     Goodwill and other intangibles are being amortized over periods ranging from three to 40 years. At December 31, 1999, 2000 and 2001, Penton accrued $9.1 million, $14.7 million and $6.6 million, respectively, for contingent consideration. Cash paid for contingent consideration in 1999, 2000 and 2001 was $4.8 million, $5.8 million and $12.0 million, respectively. Approximately $1.9 million of the amount accrued for earnouts at December 31, 2001 relates to New Hope, 80% of which is expected to be paid in company stock. In 2000, the Company issued 52,920 shares of stock for a total value of $1.4 million as part of a contingent payment related to New Hope.

     At December 31, 2001, the remaining maximum potential liability for future contingent consideration related to the acquisitions above was approximately $56.5 million. The earnout period for $52.2 million of this amount expires at December 31, 2002; $0.4 million expires at January 31, 2003; and $3.9 million expires at December 31, 2003. In addition, if Duke's revenue contingent consideration does not equal at least $15.0 million at the end of 2002, an additional year will be added to achieve up to, but not more than, a total cumulative revenue contingent payment of $15.0 million. At December 31, 2001, Duke had not earned any of its potential revenue contingent consideration.

                               PENTON MEDIA, INC.

DISPOSALS

     In March 2000, the Company completed the sale of the net assets of its Direct Mail segment for $4.0 million in cash. The sale resulted in a loss of $0.7 million, net of a tax benefit of $0.4 million.

     In November 1999, the Company sold its Printing segment, realizing cash proceeds of $31.0 million. The sale resulted in a gain of $9.3 million, net of $6.2 million in income taxes.

     Operating results for the discontinued segments for 1999 and 2000 are as follows (in thousands):

                                                             YEARS ENDED DECEMBER 31,
                                                       ------------------------------------
                                                                1999               2000
                                                       ----------------------   -----------
                                                       DIRECT MAIL   PRINTING   DIRECT MAIL
                                                       -----------   --------   -----------
Revenues.............................................    $12,199     $10,424       $  --
                                                         =======     =======       =====
Income (loss) before income tax provision
  (benefit)..........................................    $  (464)    $   531       $(142)
Provision (benefit) for income taxes.................       (186)        220         (57)
                                                         -------     -------       -----
Income (loss) from discontinued operations...........    $  (278)    $   311       $ (85)
                                                         =======     =======       =====


     The following pro forma financial information compares the Company's net income (loss) for the three years ended December 31, 1999, 2000 and 2001 had the provisions of SFAS 142 been applied on January 1, 1999 (amounts in thousands, except per share data):



                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1999       2000        2001
                                                         --------   --------   ----------
                                                              (DOLLARS IN THOUSANDS)
Net income (loss)......................................  $ 8,210    $79,590    $(104,107)
Goodwill amortization, net of tax......................   11,296     13,052       16,425
                                                         -------    -------    ---------
Adjusted net income (loss).............................  $19,506    $92,642    $ (87,682)
                                                         =======    =======    =========
Basic earnings per share:
  Reported net income (loss)...........................  $  0.29    $  2.51    $   (3.26)
  Goodwill amortization, net of tax....................     0.40       0.41         0.51
                                                         -------    -------    ---------
Adjusted basic earnings per share......................  $  0.69    $  2.92    $   (2.75)
                                                         =======    =======    =========
Diluted earnings per share:
  Reported net income (loss)...........................  $  0.29    $  2.49    $   (3.26)
  Goodwill amortization, net of tax....................     0.40       0.41         0.51
                                                         -------    -------    ---------
Adjusted diluted earnings per share....................  $  0.69    $  2.90    $   (2.75)
                                                         =======    =======    =========
Weighted-average shares outstanding  -- basic..........   28,108     31,730       31,917
Weighted-average shares outstanding  -- diluted........   28,209     32,010       31,917


NOTE 4 -- PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following unaudited pro forma financial information for the year ended December 31, 2000 assumes that the 2000 acquisitions occurred as of January 1, 2000, after giving effect to certain adjustments, including the amortization of intangible assets, interest expense on acquisition debt and related income tax effects. The pro forma information excludes the effects of synergies and cost reduction initiatives directly related to all acquisitions. Pro forma results for the year ended December 31, 2001 have not been presented because the impact of the 2001 acquisitions is immaterial.

                               PENTON MEDIA, INC.

     The pro forma information is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had these transactions been consummated at the beginning of the period presented:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 2000
                                                               -----------------
Pro forma revenues..........................................       $449,366
                                                                   ========
Pro forma income from continuing operations.................       $ 72,710
                                                                   ========
Pro forma net income applicable to common stockholders......       $ 72,625
                                                                   ========
Per share data:
Earnings per common share -- basic:
  Income from continuing operations.........................       $   2.29
  Discontinued operations...................................             --
  Extraordinary item........................................             --
                                                                   --------
  Net income................................................       $   2.29
                                                                   ========
Earnings per common share -- diluted:
  Income from continuing operations.........................       $   2.27
  Discontinued operations...................................             --
  Extraordinary item........................................             --
                                                                   --------
  Net income................................................       $   2.27
                                                                   ========

     The pro forma information above does not include the operations of Profit.Net, Inc. and ComMunic, which were acquired in 2000, as the historical information is immaterial.

NOTE 5 -- INVESTMENTS

     In November 1998, Penton entered into a joint venture agreement with Mr. Meckler, formerly associated with Mecklermedia, with respect to internet.com, LLC (now known as INT Media Group, Inc.). As part of the acquisition of Mecklermedia, Penton sold 80.1% of its interest in INT Media Group, Inc. ("INT Media") to Mr. Meckler; other ownership interests were contributed to INT Media management such that Penton's ownership interest decreased to 19.0%. In April and June 1999, Penton contributed $0.4 million in cash and exercised a warrant for $3.0 million in cash, respectively, increasing its ownership interest from 19.0% to 27.4%.

     In June 1999, INT Media converted into a corporation and completed its initial public offering at $14.00 per share. At that time, Penton received 5,483,383 shares in exchange for its interest, retaining a 23.4% ownership interest. In July 1999, Penton sold 510,000 shares as part of an initial public offering over-allotment option, which reduced Penton's ownership interest to 21.25%. Penton received cash of $6.6 million, net of expenses, and recognized a gain of $5.9 million.

     In February 2000, Penton sold 2.0 million shares of INT Media stock as part of a 3,750,000-share secondary offering. Penton received cash of $113.1 million and recognized a pre-tax gain of approximately $110.2 million. At December 31, 2001, Penton maintained an 11.8% ownership interest in INT Media, or 2,973,383 shares. Penton treats its investment as available for sale; accordingly, Penton marks to market its investment in INT Media. At December 31, 2001, Penton's investment totaled $5.6 million, including a cumulative mark-to-market adjustment of $1.3 million and related adjustment in Long-Term Deferred Tax liability of $0.5 million and Other Comprehensive Income (loss) of $0.8 million. See Note 20 -- Subsequent Events.

                               PENTON MEDIA, INC.

NOTE 6 -- DEBT

SENIOR SUBORDINATED NOTES

     In June 2001, Penton issued $185.0 million of 10 3/8% senior subordinated notes ("the Notes") due 2011 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. Interest is payable on the Notes semi-annually on June 15 and December 15. The Notes are guaranteed, on a senior subordinated basis, by the Company's domestic subsidiaries and may be redeemed on or after June 15, 2006. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes before June 15, 2004 with the proceeds of certain equity offerings. The Notes were offered at a discount of $4.2 million, which is being amortized, using the interest method, over the term of the Notes. Amortization of the discount was $0.2 million for the year ended December 31, 2001. Costs representing underwriting fees and other professional fees of $1.7 million are being amortized over the term of the Notes. Net proceeds of $180.2 million were used to pay down $136.0 million under the revolving credit facility, $12.8 million of term loan A and $7.2 million of term loan B. The remaining net proceeds of $24.2 million were used for general corporate purposes. The Notes are unsecured senior subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including the credit facility. The Notes contain covenants that will, among other things, restrict the Company's ability to borrow money, pay dividends on or repurchase capital stock, make investments, sell assets, and enter into mergers or consolidations.

     The Company filed a Form S-4 with the Securities and Exchange Commission with respect to the above Notes, which became effective in November 2001.

SENIOR SECURED CREDIT FACILITY

     Penton maintains a credit agreement ("credit facility") with several banks under which it may borrow up to $340.0 million. The agreement provides for a revolving credit facility of up to $125.0 million, a long-term loan of $140.0 million ("term loan A") and a long-term loan of $75.0 million ("term loan B"). In October 2000, Penton amended its credit facility to give the Company the option to increase, in the aggregate, its term loan A, term loan B and/or its revolver by $100.0 million. The term loans and the revolver could not be increased on more than three separate occasions, and any increase had to take place by September 30, 2001. Concurrent with the closing of the amendment, the Company obtained committed financing in the amount of $60.0 million of the $100.0 million under the revolver, thereby increasing the total available under the revolver to $185.0 million. The option to increase term loan A, term loan B and/or the revolver by an additional $40.0 million by September 30, 2001 was not exercised by the Company.

     The credit facility is collateralized by all tangible and intangible assets of Penton, including the equity interests in all of its U.S. subsidiaries and not less than 65% of the equity interests of any of its foreign subsidiaries. Under the terms of the agreement, Penton is required to maintain certain financial ratios and other financial conditions. The agreement also prohibits Penton from incurring certain additional indebtedness; limits certain investments, advances or loans; and restricts substantial asset sales and cash dividends.

     On March 19, 2002, Penton amended its credit facility (see Note
20 -- Subsequent Events, for further discussion). If Penton were required to file its compliance certificate prior to the amendment of the credit facility, the Company would not have been in compliance with its financial covenants. The amended and restated facility provides for the following: (i) the revolving credit facility is permanently reduced to $40.0 million from $185.0 million;
(ii) Penton has been relieved of its financial covenants at December 31, 2001 and March 31, 2002; (iii) Penton obtained revised financial covenant requirements after March 31, 2002. For example, our leverage ratio and fixed charge ratio are not applicable until after June 30, 2003 and September 30, 2003, respectively; (iv) the revolver is limited to $15.0 million until the leverage ratio is less than 5.0x or the term loans have been prepaid in full. An additional $10.0 million will become available in

                               PENTON MEDIA, INC.

the event that not less than $10.0 million is raised from an equity issuance and the proceeds are used to prepay the term loans. Upon receipt of the second-quarter compliance certificate, an additional $5.0 million will become available; (v) in order to access the revolver, the Company must not have more than $7.5 million of cash and cash equivalents available and must be in compliance with the loan documents; and (vi) the amendment also increased the interest rate on the revolver as well as the term A and term B loans, places additional restrictions on certain payments, limits additional debt and contingent obligations, requires additional collateral, limits additional acquisitions and investments, limits our ability to sell assets and limits capital expenditures.

     The revolving credit facility bears interest, at Penton's option, at either the Alternative Base Rate ("ABR"), defined as the higher of the Administrative Agent's Prime Rate or the Federal Funds Rate plus 0.50%, or at LIBOR, plus a rate margin ranging from 0.25% to 2.125% based on Penton's consolidated leverage ratio, defined as the ratio of total debt to total adjusted EBITDA. Penton has agreed to pay a commitment fee ranging from 0.375% to 0.50%, based on Penton's consolidated leverage ratio, on the average unused portion of the revolving credit facility commitment.

     Term loan A bears interest, at Penton's option, at either the ABR rate or at LIBOR, plus a rate margin ranging from 0.25% to 2.125%, based on Penton's consolidated leverage ratio. Interest on ABR loans is payable quarterly in arrears, while interest on LIBOR loans is payable in arrears at the end of each applicable interest period not to exceed three months. At December 31, 2001, the rate in effect was 4.0625%. The loan, which requires quarterly principal payments starting in September 2000, will mature on June 30, 2006. Once amounts are repaid on term loan A, they may not be reborrowed. At December 31, 2001, $113.8 million was outstanding under term loan A.

     Term loan B bears interest, at Penton's option, at either the ABR rate or at LIBOR, plus a rate margin ranging from 0.5% to 2.50%, based on Penton's consolidated leverage ratio. Interest on ABR loans is payable quarterly in arrears, while interest on LIBOR loans is payable in arrears at the end of each applicable interest period not to exceed three months. At December 31, 2001, the rate in effect was 4.4375%. The loan requires quarterly principal payments of approximately $0.2 million starting in September 2000, and four balloon payments of $17.6 million beginning in September 2006, and will mature on June 30, 2007. Once amounts are repaid on term loan B, they may not be reborrowed. At December 31, 2001, $66.7 million was outstanding under term loan B.

     As of December 31, 2001, the scheduled principal payments of the term A and B loans for the next five years and thereafter were as follows (in thousands):

YEAR                                                 AMOUNT
----                                                --------
2002.............................................   $ 16,489
2003.............................................     22,813
2004.............................................     29,138
2005.............................................     32,300
2006.............................................     47,998
Thereafter.......................................     31,849
                                                    --------
                                                    $180,587
                                                    ========

     The credit agreement requires Penton to hedge not less than 50% of the term loans outstanding for a period of at least three years. See Note 8 -- Hedging Activities.

     In September 1999, Penton recognized a non-cash extraordinary charge of approximately $6.3 million, net of $4.2 million in taxes ($0.20 per share), relating to the write-off of unamortized deferred finance costs associated with the former credit facility. In May 1999, Penton recognized a non-cash extraordinary charge of

                               PENTON MEDIA, INC.

approximately $2.1 million ($0.08 per share), net of approximately $1.4 million in taxes, for the write-off of unamortized deferred finance costs upon the extinguishment of part of the outstanding former senior debt with the proceeds from the 6.5 million-share common stock offering completed in May 1999.

     Cash paid for interest for 1999, 2000 and 2001 was $19.9 million, $19.5 million and $16.4 million, respectively. The drop in interest paid for 2001 was due to significantly lower prime rates. Included in interest expense in the Consolidated Statements of Operations are $0.4 million, $5.4 million and $1.8 million of interest income for 1999, 2000 and 2001, respectively.

NOTES PAYABLE

     The Company's long-term notes payable at December 31, 2001 of $3.2 million represents indebtedness resulting from the acquisition of Hillgate in February 2001. Loan note A in the amount of $2.8 million bears interest at 1% and matures in April 2004. However, the holders of loan note A have the option to demand payment at any time after April 30, 2002. Loan note B in the amount of $0.4 million bears interest at 0.5% and matures in July 2004. However, the holders of loan note B have the option to demand payment at any time after April 30, 2004. Both notes are denominated in British pounds.

NOTE 7 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair value disclosures of financial instruments:

CASH AND CASH EQUIVALENTS, ACCOUNTS AND NOTES RECEIVABLE, ACCOUNTS PAYABLE, ACCRUED EXPENSES AND SENIOR SECURED CREDIT FACILITY

     The carrying amounts reported in the Consolidated Balance Sheets for cash and cash equivalents, accounts and notes receivable, accounts payable and accrued expenses approximated fair value because of their short maturities. The carrying amount of the long-term senior secured credit facility approximates fair value as the effective rates are comparable to market rates at December 31, 2001.

SENIOR SUBORDINATED NOTES

     The fair value of the 10 3/8% senior subordinated notes is determined by reference to quoted market prices. At December 31, 2001, the Company's senior subordinated notes had a fair value of $104.5 million and a carrying amount of $181.0 million.

INTEREST RATE SWAPS

     At December 31, 2001, the Company had interest rate swaps related to the Company's variable-rate term loans. The carrying amount of the swaps approximates fair value. See Note 8 -- Hedging Activities.

NOTE 8 -- HEDGING ACTIVITIES

ADOPTION OF FAS NO. 133

     The Company adopted Statement of Financial Accounting Standards No. 133, as amended, effective January 1, 2001. FAS No. 133 requires that all derivative instruments be recognized on the balance sheet at fair value. The Company recorded a $1.4 million, net of tax, cumulative effect adjustment in Other Comprehensive Income as of January 1, 2001. The transition adjustment recorded in Other Comprehensive Income will be reclassified to earnings on a quarterly basis as interest payments occur.

                               PENTON MEDIA, INC.

     During 2001, the Company had the following activity in Other Comprehensive Income related to hedging activities, net of tax:

Total cumulative effect of adoption on other comprehensive
  income at January 1, 2001.................................   $ 1,351
     Net change related to hedging transactions during the
      year..................................................     1,246
     Net amount reclassified to earnings....................    (1,158)
                                                               -------
Net deferred loss on cash flow hedges at December 31,
  2001......................................................   $ 1,439
                                                               =======

RISK MANAGEMENT

     In the ordinary course of business, the Company is exposed to fluctuations in interest rates and foreign currency rates. The Company maintains assets and operations in Europe and Asia and, as a result, may be exposed to fluctuations in foreign currency rates relative to the markets in which it sells; however, the Company does not manage this risk using derivative instruments. The Company is exposed to interest rate risk due to the variable interest rate of the credit facility. The Company maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. Derivative instruments that are used as part of the Company's interest rate risk-management strategy include primarily interest rate swaps and caps.

CASH FLOW HEDGES

     The Company enters into cash flow hedges to reduce the exposure to interest rate fluctuations. The Company uses interest rate swaps to convert a portion of its variable-rate debt to fixed-rate debt. The specific terms and notional amounts of the swaps are determined based on management's assessment of future interest rates, the requirements under our credit facility and other factors. The Company purchases interest rate caps and swaps to minimize its exposure to volatility in LIBOR. Fixed-rate debt, after the effects of interest rate swaps and caps have been considered, is maintained at a level that is greater than 50% of the total Company debt.

     At December 31, 2001, the Company had the following interest rate instruments in effect:

                                                          NOTIONAL
                                                           AMOUNT    RATE     PERIOD
                                                          --------   ----   -----------
Interest rate swap......................................  $26,875    6.22%   1/00-10/02
Interest rate swap......................................  $35,832    6.77%   5/00-11/02
Interest rate swap......................................  $17,916    5.95%   9/99-10/02
Interest rate cap.......................................  $26,875    8.50%  10/99-10/02

     At December 31, 2001, the interest rate instruments had a fair value of ($3.4) million, which is recorded as a liability in Other Accrued Expenses on the Consolidated Balance Sheet.

     For the 12 months ended December 31, 2001, the Company recognized a net loss of $0.9 million (reported as Interest Expense, Net, in the Consolidated Statements of Operations), which represents the total ineffectiveness of all cash flow hedges. All components of interest rate swaps were included in the assessment of hedge effectiveness. With respect to interest rate caps, the hedge effectiveness assessment excluded the time value element.

     During the 12 months ended December 31, 2001, the Company reclassified $1.2 million from Accumulated Other Comprehensive Income to current period earnings (reported as Interest Expense, Net, in the Consolidated Statements of Operations). The net deferred loss recorded in Accumulated Other Comprehensive Income will be reclassified to earnings on a quarterly basis as interest payments occur. As of

                               PENTON MEDIA, INC.

December 31, 2001, $1.4 million of deferred losses on derivative instruments classified in Accumulated Other Comprehensive Income are expected to be reclassified to expense during the next 12 months. As of December 31, 2001, the maximum term over which the Company was hedging its exposure to the variability of future cash flows is 10 months.

     The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements. However, the Company does not anticipate non-performance by the counter-parties, as they are major financial institutions.

NOTE 9 -- INCOME TAXES

     The source of income (loss) on continuing operations before income tax expense consists of (in thousands):

                                                 1999       2000       2001
                                                -------   --------   ---------
U.S. domestic.................................  $23,021   $135,164   $(122,995)
Foreign.......................................      974      6,070      (1,319)
                                                -------   --------   ---------
                                                $23,995   $141,234   $(124,314)
                                                =======   ========   =========

     The provision for income taxes (benefits) on continuing operations in the Consolidated Statements of Operations is as follows (in thousands):

                                                           1999      2000       2001
                                                          -------   -------   --------
Current:
  Federal...............................................  $12,797   $51,052   $(11,981)
  State and local.......................................    2,837    12,828         --
  Foreign...............................................      794     2,058      1,547
                                                          -------   -------   --------
                                                           16,428    65,938    (10,434)
                                                          -------   -------   --------
Deferred:
  Federal...............................................     (301)   (3,814)    (5,445)
  State and local.......................................      (62)     (565)    (4,328)
  Foreign...............................................       --        --         --
                                                          -------   -------   --------
                                                             (363)   (4,379)    (9,773)
                                                          -------   -------   --------
                                                          $16,065   $61,559   $(20,207)
                                                          =======   =======   ========

     The consolidated provision for income taxes comprises the following (in thousands):

                                                           1999      2000       2001
                                                          -------   -------   --------
Provision (benefit) for income taxes from continuing
  operations............................................  $16,065   $61,559   $(20,207)
Provision (benefit) for income taxes from discontinued
  operations............................................    5,805       (57)        --
Provision (benefit) for income from extraordinary
  item..................................................   (5,600)       --         --
                                                          -------   -------   --------
Consolidated tax provision (benefit)....................  $16,270   $61,502   $(20,207)
                                                          =======   =======   ========

                               PENTON MEDIA, INC.

     The difference between the actual income tax provision (benefit) on continuing operations and the tax provision (benefit) computed by applying the statutory federal income tax rate of 35% to income before income taxes is as follows (in thousands):

                                                           1999      2000       2001
                                                          -------   -------   --------
Income tax provision (benefit) at statutory rate........  $ 8,398   $49,432   $(43,509)
Tax effect of:
  Impairment of assets..................................       --        --     16,438
  State income benefit, net of federal provision........    1,804     7,766     (3,100)
  Non-deductible goodwill...............................    4,830     5,104      6,698
  Foreign tax items.....................................       --        --      2,828
  Non-deductible expenses...............................      548       259        305
  Other items, net......................................      485    (1,002)       133
                                                          -------   -------   --------
  Actual income tax provision (benefit).................  $16,065   $61,559   $(20,207)
                                                          =======   =======   ========
  Effective income tax rate.............................     67.0%     43.6%      16.3%
                                                          =======   =======   ========

     The components of deferred tax assets and liabilities at December 31, 1999, 2000 and 2001 are as follows (in thousands):

                                                         1999        2000       2001
                                                       ---------   --------   --------
Deferred tax assets:
  Deferred pension credits...........................  $   6,532   $  6,100   $  6,202
  Accrued vacation...................................        989        889      1,460
  Bad debts..........................................      1,551      1,963      3,594
  Reserves recorded for financial reporting
     purposes........................................      2,107      3,420      2,253
  Investment writedown...............................         --      3,821      2,565
  Branch net operating losses........................        452      1,133         --
  Impairment of assets...............................         --         --      6,319
  Restructuring charge...............................         --         --      4,083
  Net operating loss carryforwards...................         --         --      2,096
  Foreign tax credits................................         --         --      1,779
  Deferred compensation..............................         --         --        883
  Other..............................................        188        283        148
                                                       ---------   --------   --------
     Total deferred tax assets before valuation
       allowance.....................................     11,819     17,609     31,382
     Valuation allowance.............................         --         --     (1,779)
                                                       ---------   --------   --------
     Total deferred tax assets.......................  $  11,819   $ 17,609   $ 29,603
                                                       =========   ========   ========
Deferred tax liabilities:
  Mark-to-market adjustment for securities...........   (101,070)    (5,340)      (584)
  Depreciation.......................................     (1,366)      (896)    (2,081)
  Amortization.......................................     (9,209)   (10,265)   (12,825)
  Trade show expenses................................       (668)      (954)        --
  Other..............................................        (27)      (570)        --
                                                       ---------   --------   --------
     Total deferred tax liabilities..................   (112,340)   (18,025)   (15,490)
                                                       ---------   --------   --------
Net deferred tax asset (liability)...................  $(100,521)  $   (416)  $ 14,113
                                                       =========   ========   ========

                               PENTON MEDIA, INC.

     These balances are allocated between current assets, long-term assets and long-term liabilities in the accompanying Consolidated Balance Sheets.

     At December 31, 2001, the Company had state operating loss carryforwards of $3.5 million for tax purposes, which can be carried forward from 5 to 20 years.

     At December 31, 2001, the Company had available foreign tax credit carryforwards of approximately $1.8 million, which will expire between 2003 and 2006, if not utilized. A full valuation allowance has been provided on the foreign tax credit carryforwards.

     At December 31, 2001, a valuation allowance was not recorded for the $14.1 million net deferred tax asset as it is more likely than not that the asset will be realized in the future. The Company's assessment is based on restructuring efforts currently in process, the asset impairment and restructuring charges recorded in 2001, and the potential for loss carrybacks.

     The net change in the mark-to-market adjustments for investments included in the deferred balances for the period ended December 31, 1999, 2000 and 2001 had a balance sheet impact only.

     For 1999, 2000 and 2001, cash paid for income taxes was $13.9 million, $71.6 million and $3.0 million, respectively.

NOTE 10 -- EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

     Penton's non-contributory retirement plans cover substantially all current and former domestic employees. Retirement benefits for employees in foreign countries generally are provided by national statutory programs. Benefits for domestic employees are based on years of service and annual compensation as defined by each plan.

     The following table sets forth the funded status of the plan and amounts recognized in the Consolidated Balance Sheets (in thousands):

                                                             2000        2001
                                                           --------    --------
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation, January 1..........................  $ 37,433    $ 40,555
     Service cost........................................     1,831       2,213
     Interest cost.......................................     3,036       2,966
     Benefits paid.......................................    (5,236)     (3,541)
     Actuarial loss......................................     3,491         559
     Plan amendments.....................................        --          --
     Curtailments........................................        --        (553)
                                                           --------    --------
  Benefit obligation, December 31........................  $ 40,555    $ 42,199
                                                           ========    ========
CHANGE IN PLAN ASSETS
  Fair value of plan assets, January 1...................  $ 40,908    $ 45,772
     Actual return on plan assets........................    10,100       1,729
     Benefits paid.......................................    (5,236)     (3,541)
                                                           --------    --------
  Fair value of plan assets, December 31.................  $ 45,772    $ 43,960
                                                           ========    ========

                               PENTON MEDIA, INC.

                                                             2000        2001
                                                           --------    --------
FUNDED STATUS OF THE PLAN
  Projected benefit obligation less than fair value of
     assets, December 31.................................  $  5,217    $  1,761
  Unrecognized actuarial gain............................   (21,355)    (17,589)
  Unrecognized prior service cost........................       897         688
  Unrecognized net transition asset......................        --          --
                                                           --------    --------
  Net deferred pension credits...........................  $(15,241)   $(15,140)
                                                           ========    ========
AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEETS
  Accrued benefit cost...................................  $(15,241)   $(15,140)
  Additional minimum liability...........................        --          --
  Intangible assets......................................        --          --
                                                           --------    --------
  Net amount recognized, December 31.....................  $(15,241)   $(15,140)
                                                           ========    ========
ASSUMPTIONS AS OF DECEMBER 31
  Discount rates:
     Pre-retirement......................................      7.50%       7.25%
     Post-retirement.....................................      6.50%       6.25%
  Expected return on plan assets.........................      9.00%       9.00%
  Weighted-average salary increase rate..................      5.00%       4.00%

The following table summarizes the components of pension expense for the years ended December 31, (in thousands, except for percentages):

                                                    1999       2000       2001
                                                   -------    -------    -------
NET PERIODIC COST
  Service cost...................................  $ 2,107    $ 1,831    $ 2,213
  Interest cost..................................    2,666      3,036      2,966
  Expected return on assets......................   (3,782)    (3,737)    (3,515)
  Amortization of:
     Transition asset............................     (841)      (840)        --
     Prior service cost..........................      346        126        101
     Actuarial gain..............................   (1,678)    (1,444)    (1,421)
                                                   -------    -------    -------
Net pension expense (income).....................   (1,182)    (1,028)       344
                                                   -------    -------    -------
  Cost of special termination benefits...........       91         --         --
  Curtailment gain...............................     (647)        --       (446)
                                                   -------    -------    -------
     Total net periodic pension cost (benefit)...  $(1,738)   $(1,028)   $  (102)
                                                   =======    =======    =======
ASSUMPTIONS AS TO PERIODIC PENSION COST
  Discount rate
     Pre-retirement..............................     7.75%      8.00%      7.50%
     Post-retirement.............................     6.75%      7.00%      6.50%
  Expected return on plan assets.................     9.00%      9.00%      9.00%
  Weighted-average salary increase rate..........     5.00%      5.00%      5.00%

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In February 2000, the board of directors approved the addition of 10 key employees to participate in Penton's supplemental executive retirement plan ("SERP"), in addition to the two executives already

                               PENTON MEDIA, INC.

participating in the plan. The projected benefit obligation and accumulated benefit obligation for the SERP plan, which has an accumulated benefit obligation in excess of plan assets, were $0.8 million and $0.5 million, respectively, as of December 31, 2000 and $0.8 million and $0.6 million, respectively, as of December 31, 2001. Amounts in 1999 were immaterial. The SERP plan is an unfunded, non-qualified plan, and hence has no plan assets.

401(k) PLAN

     The Penton Media, Inc. Retirement Savings Plan (the "401(k) Plan") covers substantially all domestic officers and employees of the Company. The 401(k) Plan permits participants to defer up to a maximum of 15% of their compensation. Penton matches 50% of the employee's contributions up to a maximum of 6% of the employee's annual compensation. The employee's contribution and Penton's matching contribution vest immediately. Penton's contributions to the 401(k) Plan for the years ended December 31, 1999, 2000 and 2001 were $1.5 million, $1.7 million and $2.2 million, respectively. Effective January 1, 2002, the Company temporarily suspended the 50% Company match.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

LEASES

     Penton leases certain office space and equipment under non-cancelable operating leases. Some of the leases contain renewal options, and certain equipment leases include options to purchase during or at the end of the lease term. Following is a schedule of approximate annual future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2001 (in thousands):

                        YEARS ENDING
                        DECEMBER 31,
------------------------------------------------------------
   2002.....................................................     $ 9,277
   2003.....................................................       7,599
   2004.....................................................       6,764
   2005.....................................................       5,993
   2006.....................................................       4,769
   Thereafter...............................................      17,206
                                                                 -------
                                                                 $51,608
                                                                 =======

     Future minimum lease payments under capital leases are $0.06 million, $0.04 million and $0.02 million for the years ended December 31, 2002, 2003 and 2004 and thereafter, respectively.

     For the years ended December 31, 1999, 2000 and 2001, the total rent expense (including taxes, insurance and maintenance when included in the rent) incurred by Penton was approximately $7.5 million, $8.4 million and $9.8 million, respectively.

LEGAL PROCEEDINGS

     In connection with the acquisition of Mecklermedia Corporation on December 1, 1998, a lawsuit was brought against the Company by Ariff Alidina (the "Plaintiff"), a former stockholder of Mecklermedia Corporation, in United States Federal District Court in the Southern District of New York for an unspecified amount, as well as other relief. The Plaintiff has claimed that the Company violated the federal securities laws by selling Mr. Meckler, a beneficial owner of approximately 26% of the shares of Mecklermedia, an 80.1% interest in INT Media for what the Plaintiff alleges was a below-market price, thereby giving to

                               PENTON MEDIA, INC.

Mr. Meckler more consideration for his common stock in Mecklermedia Corporation than was paid to other stockholders of Mecklermedia Corporation. On May 16, 2001, the United States District Court for the Southern District of New York granted the Plaintiff's motion for certification of a class consisting of all former stockholders of Mecklermedia who tendered their shares in the tender offer. On October 17, 2001, the District Court denied the Company's motion for a summary judgment. Management does not expect that the outcome of this case will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

     In the normal course of business, Penton is subject to a number of lawsuits and claims, both actual and potential in nature. While management believes that resolution of existing claims and lawsuits will not have a material adverse effect on Penton's financial statements, management is unable to estimate the magnitude or financial impact of claims and lawsuits that may be filed in the future.

OTHER COMMITMENTS

     In December 1999, Penton entered into a print agreement with R.R. Donnelley & Sons Company ("R.R. Donnelley"), which entitles R.R. Donnelley to the exclusive right to print and produce certain magazines for a period of seven years beginning December 1, 1999 through November 30, 2006. Under the agreement, which is non-cancelable, Penton is obligated to pay certain minimum amounts. These minimum amounts will be adjusted annually based on changes in the Consumer Price Index.

     The following schedule sets forth the minimum liability under the agreement with R.R. Donnelley (in thousands):

                        YEARS ENDING
                        DECEMBER 31,
------------------------------------------------------------
     2002...................................................     $ 8,370
     2003...................................................       7,905
     2004...................................................       7,440
     2005...................................................       7,440
     2006...................................................       6,975
                                                                 -------
                                                                 $38,130
                                                                 =======

     For the years ended December 31, 2000 and 2001, Penton paid $10.5 million and $9.0 million, respectively, under the agreement with R.R. Donnelley.

NOTE 12 -- COMMON STOCK AND COMMON STOCK AWARD PROGRAMS

STOCK OFFERINGS

     In September 2000, Penton arranged a secondary offering in which existing stockholders, other than management, offered 3,638,320 shares of common stock at a price of $30.00 per share. Penton did not receive any proceeds from this offering.

     In May 1999, Penton completed a 6,500,000 common share offering. Penton offered 6,250,000 of the shares and existing stockholders offered 250,000 shares. The underwriters exercised their option to purchase an additional 180,000 shares from Penton and 795,000 shares from existing stockholders to cover over-allotments. Penton received net proceeds of approximately $118.4 million, which were used to repay debt, finance the acquisition of New Hope and for general corporate purposes. Penton did not receive any proceeds from the shares sold by the selling stockholders.

                               PENTON MEDIA, INC.

STOCKHOLDER RIGHTS AGREEMENT

     In June 2000, Penton adopted a Stockholder Rights Agreement (the "Rights Agreement"). Under the plan, the rights will initially trade together with Penton's common stock and will not be exercisable. In the absence of further board action, the rights generally will become exercisable and allow the holder to acquire Penton's common stock at a discounted price if any person or group acquires 20 percent or more of the outstanding shares of Penton's common stock. Rights held by the persons who exceed the applicable threshold will be void.

     Under certain circumstances, the rights will entitle the holder to buy shares in an acquiring entity at a discounted price. The plan also includes an exchange option. In general, after the rights become exercisable, the Penton board may, at its option, effect an exchange of part or all of the rights, other than rights that have become void, for shares of Penton's common stock. Under this option, Penton would issue one share of common stock for each right, subject to adjustment in certain circumstances.

     The Penton board may, at its option, redeem all rights for $0.01 per right, generally at any time prior to the rights becoming exercisable. The rights will expire June 27, 2010, unless earlier redeemed, exchanged or amended by the Penton board. The Rights Agreement has no impact on the financial statements or earnings per share.

     The Rights Agreement was amended by the board to permit the sale of convertible preferred stock to an investor group led by ABRY Mezzanine Partners, L.P. See Note 20 -- Subsequent Events for further discussion.

EMPLOYEE STOCK PURCHASE PLAN

     Effective January 2000, Penton established an Employee Stock Purchase Plan, with the intent of aligning the interests of Penton's employees and its stockholders by allowing employees the opportunity to purchase shares of Penton. The plan allows employees to purchase common stock at 85% of the lower of the market price at the beginning or end of each quarter. This plan was deemed to be non-compensatory pursuant to the appropriate sections of the Internal Revenue Service Codes. In 2000 and 2001, 38,002 and 165,767 shares, respectively, were purchased by employees under this plan.

MANAGEMENT STOCK PURCHASE PLAN

     Effective January 2000, Penton established a Management Stock Purchase Plan for designated officers and other key employees. Participants in the plan may elect to receive restricted stock units ("RSUs") in lieu of a designated portion of up to 100% of their annual incentive bonus. Each RSU represents the right to receive one share of Penton common stock. RSUs are granted at a 20% discount from fair market value on the date awarded. RSUs vest two years after the date of grant and are settled in shares of common stock after a period of deferral (of no less than two years) selected by the participant, or upon termination of employment. In February 2000, 2001 and 2002, respectively, 25,507 RSUs, 31,942 RSUs and 21,976 RSUs were granted at a fair market value of $25.94, $25.10 and $7.38 per share. As of December 31, 2000 and 2001, 25,507 and 56,968 RSUs were outstanding, respectively. The discount is recorded as compensation expense over the vesting period. In both 2000 and 2001, approximately $0.1 million was recognized as expense related to the discount. During 2001, 361 shares of common stock were issued under this plan.

EXECUTIVE LOAN PROGRAM

     In January 2000, Penton established the Executive Loan Program, which allowed Penton to issue an aggregate of up to 400,000 shares of Penton common stock at fair market value to six key executives, in exchange for recourse notes. In December 2001, the loan notes were amended such that interest was no longer compounded semi-annually at a rate equal to the applicable interest rate as published by the Internal

                               PENTON MEDIA, INC.

Revenue Service. Furthermore, the maturity dates were changed from the fifth anniversary of the first loan date to six months following the seventh anniversary of the first loan date. No principal or interest payments are required until maturity, at which time all outstanding amounts are due. Variable stock compensation treatment will be accorded such stock awards from December 31, 2001 forward.

     At December 31, 2000 and 2001, 400,000 shares had been issued under the Executive Loan Program and the outstanding loan balance was approximately $10.2 million and $10.8 million (including $0.5 million and $1.2 million of accrued interest), respectively. The loan balance is classified in the Stockholders' Equity section of the Consolidated Balance Sheets as Notes Receivable Officers/Directors.

EQUITY AND PERFORMANCE INCENTIVE PLAN

     In May 2001, the stockholders approved an amendment to increase the number of shares of common stock reserved for issuance under the 1998 Equity and Performance Incentive Plan from 2,500,000 shares to 5,500,000 shares.

  Stock Options

     In May 2001, the stockholders approved an amendment to increase the number of shares of common stock reserved for issuance under the 1998 Director Stock Option Plan from 100,000 shares to 250,000 shares.

     Options granted under the plan generally vest equally over three years from the date of grant. However, most options granted are not exercisable until the third anniversary. All options granted pursuant to the plan will expire no later than 10 years from the date the option was granted.

     The following table presents a summary of Penton's stock option activity and related information for the years ended 1999, 2000 and 2001 (in thousands, except per share amounts):

                                             NUMBER OF OPTIONS
                                           ---------------------
                                           EMPLOYEES   DIRECTORS   WEIGHTED AVERAGE
                                           ---------   ---------   ----------------
Balance, December 31, 1998...............      681         69           $16.23
                                             -----        ---
Granted..................................      349         --           $21.50
Exercised................................       (4)        --           $16.23
Canceled.................................      (65)        --           $17.70
                                             -----        ---
Balance, December 31, 1999...............      961         69           $17.93
                                             -----        ---
Granted..................................      519         30           $22.72
Exercised................................      (37)        (8)          $17.63
Canceled.................................      (70)        --           $20.51
                                             -----        ---
Balance, December 31, 2000...............    1,373         91           $19.80
                                             -----        ---
Granted..................................    1,565         52           $12.83
Exercised................................      (51)        --           $16.94
Canceled.................................     (101)        --           $20.92
                                             -----        ---
Balance, December 31, 2001...............    2,786        143           $15.98
                                             =====        ===

                               PENTON MEDIA, INC.

     The following table summarizes information about stock options outstanding at December 31, 2001 (in thousands, except number of years and per share amounts):

                OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
----------------------------------------------------   --------------------------
                             WEIGHTED-
                              AVERAGE      WEIGHTED-      OPTIONS       WEIGHTED-
                  NUMBER     REMAINING      AVERAGE    EXERCISABLE AT    AVERAGE
RANGE OF            OF      CONTRACTUAL    EXERCISE     DECEMBER 31,    EXERCISE
EXERCISE PRICES   OPTIONS       LIFE         PRICE          2001          PRICE
---------------   -------   ------------   ---------   --------------   ---------
 $27.75-29.19 .       36     8.6 years      $28.55            5          $27.75
 $16.23-24.25 .    1,832     7.8 years      $21.00          106          $16.52
 $       6.89 .    1,061     9.9 years      $ 6.89           --              --

  Deferred Shares

     At December 31, 1999, 2000 and 2001, deferred shares of 63,029, 63,029 and 397,749, respectively, were outstanding. Of the shares outstanding at December 31, 2001, 341,500 shares vest one-fourth on each three-month anniversary following the date of grant, 47,553 shares vest on the third anniversary of the grant date, while the remaining 8,696 shares vest at the rate of 20% per year over a five-year period from date of grant. In August 2001, 6,780 fully vested deferred shares were issued for common stock of Penton.

     Compensation expense is being recognized over the related vesting period based on the fair value of the shares at the date of grant. During 1999, 2000 and 2001, approximately $0.08 million, $0.4 million and $0.4 million, respectively, were charged to expense for these shares. The board of directors may authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or in additional shares of common stock. At December 31, 2001, no such authorization had been made.

  Performance Shares

     In February 2001, the board of directors approved a grant of 101,485 performance shares to certain key executives, subject to the attainment of certain performance goals over a three-year period from January 1, 2001 through December 31, 2003. Each grantee is eligible to receive between 50% and 150% of the granted shares.

     In October 2000, the board of directors approved a grant of 15,000 performance shares to a key executive, subject to the attainment of certain performance goals over a three-year period from January 1, 2001 through December 31, 2003. The grantee is eligible to receive between 17% and 150% of the granted shares.

     In June 2000, the board of directors approved a grant of 20,000 performance shares to two key executives, subject to the attainment of certain performance goals over a three-year period from January 1, 2000 through December 31, 2002. Each grantee is eligible to receive between 10% and 150% of the granted shares.

     In February 2000, the board of directors approved a grant of 136,054 performance shares to certain key executives, subject to the attainment of certain performance goals over a three-year period from January 1, 2000 through December 31, 2002. For 99,000 of the shares, each grantee is eligible to receive between 50% and 150% of the granted shares.

     Performance shares are not issuable until earned. Compensation expense related to these shares is recorded over the performance period. For the years ended December 31, 2000 and 2001, approximately $1.4 million and $0.5 million, respectively, were charged to expense for these shares.

                               PENTON MEDIA, INC.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     Penton accounts for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and not under the fair value method as provided by Financial Accounting Standard No. 123, "Accounting and Disclosure of Stock-Based Compensation" ("FAS 123").

     Pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if Penton had accounted for its employee stock options under FAS 123. The weighted-average fair value of options granted in 1999, 2000 and 2001 was $5.07, $10.95 and $6.32, respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model, under the following assumptions for 1999, 2000 and 2001:

                                                     1999      2000      2001
                                                    -------   -------   -------
Risk-free interest rate...........................  6.20%     5.06%     4.03%
Dividend yields...................................  0.50%     0.40%     0.0%
Expected volatility...............................  61.25%    55.93%    59.4%
Expected life.....................................  4 years   4 years   4 years

     Had compensation cost for Penton's stock-based compensation plans been determined based on the fair values of the options granted at the grant dates, consistent with FAS 123, Penton's net income (loss) and earnings per share would have been as follows (dollars in thousands, except per share data):

                                                           1999     2000       2001
                                                          ------   -------   ---------
Net income (loss) applicable to common stockholders
  As reported...........................................  $8,210   $79,590   $(104,107)
  Pro forma.............................................  $6,238   $77,406   $(107,461)
Basic earnings per share
  As reported...........................................  $ 0.29   $  2.51   $   (3.26)
  Pro forma.............................................  $ 0.22   $  2.44   $   (3.37)
Diluted earnings per share
  As reported...........................................  $ 0.29   $  2.49   $   (3.26)
  Pro forma.............................................  $ 0.22   $  2.42   $   (3.37)

NOTE 13 -- EARNINGS PER SHARE

     Earnings per share ("EPS") have been computed pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share."

                               PENTON MEDIA, INC.

     Computations of basic and diluted earnings per share for the years ended December 31, 1999, 2000 and 2001 are as follows (in thousands, except per share amounts):

                                                            YEARS ENDED DECEMBER 31,
                                                          ----------------------------
                                                           1999     2000       2001
                                                          ------   -------   ---------
Income (loss) from continuing operations applicable to
  common stockholders...................................  $7,930   $79,675   $(104,107)
                                                          ======   =======   =========
Number of shares:
Basic - weighted-average shares outstanding.............  28,108    31,730      31,917
Effect of dilutive securities:
  Stock options.........................................      74       280          --
  Performance shares....................................      --        --          --
  Contingent shares.....................................      27        --          --
                                                          ------   -------   ---------
Diluted - weighted-average shares outstanding...........  28,209    32,010      31,917
                                                          ======   =======   =========
Per share amount:
Income (loss) from continuing operations
  Basic.................................................  $ 0.28   $  2.51   $   (3.26)
  Diluted...............................................  $ 0.28   $  2.49   $   (3.26)

     Due to the net loss from operations for the year ended December 31, 2001, 36 stock options and 206 performance shares were excluded from the calculation of diluted earnings per share, as the result would have been anti-dilutive.

NOTE 14 -- COMPREHENSIVE INCOME (LOSS)

     Comprehensive income, which is displayed in the Consolidated Statements of Stockholders' Equity, represents net income (loss) plus the results of certain stockholder equity changes not reflected in the Consolidated Statements of Operations.

     The after-tax components of other comprehensive income (loss) are as follows:

                                                         1999       2000       2001
                                                       --------   --------   ---------
Net income (loss)....................................  $  8,210   $ 79,590   $(104,107)
Change in unrealized gain (loss) on securities
  reported at fair value, net of tax of $60.6
  million, $29.3 million, and $2.9 million in 1999,
  2000 and 2001, respectively........................   151,605    (73,323)     (7,202)
Reclassification adjustment for gain on sale of
  securities, net of tax of $28.1 million in 2000....        --    (70,272)         --
Reclassification adjustment for cash flow hedges.....        --         --      (1,439)
Change in accumulated translation adjustments........      (787)        95      (1,560)
                                                       --------   --------   ---------
Comprehensive income (loss)..........................  $159,028   $(63,910)  $(114,308)
                                                       ========   ========   =========

NOTE 15 -- BUSINESS RESTRUCTURING AND OTHER CHARGES

IMPAIRMENT OF ASSETS

     Triggered by the continued decline in the economy and the negative impact of the September 11, 2001 catastrophe, Penton recorded asset and goodwill impairment charges of $69.6 million ($41.7 million after tax, or $1.31 per diluted share) in the second half of 2001. In addition to goodwill writedowns of $66.4 million,

                               PENTON MEDIA, INC.

the remaining charge primarily represents assets of $1.7 million related to various Web sites that were shut down and $0.9 million related to abandoned circulation software costs.

     Asset impairment charges of $9.7 million in the third quarter included the writedown of goodwill by $7.1 million on five small acquisitions; $1.7 million for various Web sites that were shut down; and $0.9 million of abandoned circulation software costs. Asset impairment charges of $59.6 million in the fourth quarter included primarily the writedown of goodwill related to eight acquisitions.

     In December 2000, the Company wrote off $2.1 million of impaired assets related to certain internally funded Internet media initiatives. The impaired assets related to certain abandoned projects. In addition, the Company recorded approximately a $1.0 million non-cash charge in 2000 to write down the carrying value of certain leasehold improvements, furniture and fixtures, and computer equipment to fair value.

WRITEDOWN OF INTERNET INVESTMENTS

     In March 2000, Penton entered into a strategic alliance agreement with Cayenta, Inc. ("Cayenta"), a subsidiary of the Titan Corporation. Cayenta is a total service provider of end-to-end e-commerce systems. As part of the agreement, Penton purchased 250,000 shares of Cayenta stock for $6.3 million. Penton recorded its investment under the cost method of accounting due to the Company's inability to exert significant influence over Cayenta.

     In June 2000, Penton entered into a strategic investment and partnership agreement with Leisurehub.com, an online B2B trading community for the global leisure industry. Penton paid approximately $3.4 million for a 19.9% stake in the company. As Penton has the ability to exercise significant influence over Leisurehub.com, the Company accounted for its investment using the equity method of accounting.

     During the fourth quarter of 2000, the Company determined that its investments in Cayenta and Leisurehub.com had suffered declines in value that were other than temporary. The decision was based on current market conditions, economic outlook and the future viability of these companies. As a result, the Company recognized losses totaling $9.5 million and reduced its investment in Cayenta and Leisurehub.com to zero. In 2001, Leisurehub.com voluntarily liquidated and, in December 2001, Penton received partial settlement proceeds of approximately $0.8 million that was recorded in the Writedown of Internet Investments in the Consolidated Statements of Operations.

RESTRUCTURING CHARGES

     In February 2001, Penton announced a restructuring program with the intent of discontinuing certain Internet operations that had not demonstrated revenue growth, customer acceptance and near-term opportunity for profit. The charge of $5.6 million ($3.3 million after tax, or $0.10 per share on a basic and diluted basis) included the write-off of capitalized software development costs associated with the discontinuance of the industry exchange component of New Hope Natural Media's Healthwell.com; personnel costs, including the reduction of approximately 60 employees at Healthwell.com as well as a reduction of workforce related to a number of other Internet initiatives throughout Penton; and exit costs associated with existing office spaces under lease and other contractual obligations. In the third quarter of 2001, the Company determined that some first-quarter restructuring initiatives would not require the level of spending that had been originally estimated. Based on the Company's third quarter estimates, approximately $1.0 million was reversed from the first-quarter charge and the total amount of the charge was adjusted to $4.6 million ($2.7 million after tax, or $0.09 per share on a basic and diluted basis). The majority of the remaining costs incurred in connection with the first-quarter restructuring plan have been paid.

     In the second half of 2001, the Company implemented a number of expense reduction and restructuring initiatives to more closely align its cost structure with the business environment. Restructuring charges of $9.5 million ($5.7 million after tax, or $0.18 per share on a diluted basis), net of $1.0 million reversal noted

                               PENTON MEDIA, INC.

above, in the third quarter and $3.7 million ($2.3 million after tax, or $0.07 per share on a diluted basis) in the fourth quarter resulted primarily from strategic decisions to restructure a number of businesses and support departments, including reducing our overhead infrastructure by consolidating and closing several branch offices, centralizing information technology and outsourcing certain corporate functions. Of the total charges, $4.7 million relates to employee termination benefits for the elimination of nearly 340 positions, of which 294 positions and $2.7 million in payments had been completed by year end. Approximately 84% of the positions eliminated or to be eliminated are in the U.S., with the remaining positions predominantly in the United Kingdom and Germany. The remaining $8.5 million of the restructuring charges relates to the closure of over 20 Penton offices worldwide, and includes costs associated with existing office spaces under lease and other contractual obligations.

     The following table summarizes the restructuring and impairment charges, the amounts paid and the ending accrual balances for the year ended December 31, 2001(in thousands):

                                                                                 ENDING
                                                  TOTAL      CASH     NON-CASH   ACCRUAL
DESCRIPTION                                      CHARGES   PAYMENTS   CHARGES    BALANCE
-----------                                      -------   --------   --------   -------
Severance, outplacement and other personnel
  costs........................................  $ 6,583    $4,468     $   --    $ 2,115
Facility closing costs.........................    8,764       267         --      8,497
Asset impairments..............................    2,288       567      1,084        637
Other exit costs...............................    1,155       772         --        383
                                                 -------    ------     ------    -------
Total..........................................  $18,790    $6,074     $1,084    $11,632
                                                 =======    ======     ======    =======

     The majority of the severance costs are expected to be paid by the end of April 2002, while the balance of facility costs, which include long-term leases, is expected to be paid through the end of the respective lease term.

NOTE 16 -- SEGMENT INFORMATION

     During 2001, we began to view and manage our business differently than we had in the past. Our new approach involves dividing the business into four media segments; Technology, Industry, Lifestyle and Other, and grouping our industry sectors within each segment. During 2001, we put a senior manager in charge of each segment. These senior managers report directly to the Chief Executive Officer and President and Chief Operating Officer. We have included segment information for 2000 on the same basis as has begun to be used in 2001. It was not practicable to obtain similar segment information for 1999 as a result of refinements made to our accounting systems and procedures beginning in 2000.

     Our four segments derive their revenues from the production of trade shows, publications and online media products, including Web sites serving customers in our 12 distinct industry sectors. The Industry Media segment serves customers in the aviation, design/engineering, government/compliance, manufacturing, mechanical systems/construction and supply chain industry sectors. The Technology Media segment serves customers in the electronics, information technology and Internet/Broadband industry sectors. The Lifestyle Media segment serves customers in the natural products industry, and the Other segment serves customers in the food/retail, hospitality and leisure industry markets.

     The accounting policies of the operating segments are the same as those described in Note 2 -- Summary of Significant Accounting Policies. The chief operating decision makers evaluate performance of the segments based on revenues and adjusted EBITDA. Adjusted EBITDA for segments is calculated as previously defined except that segment adjusted EBITDA also excludes corporate level costs. Corporate level costs include costs for centralized functions, such as finance, accounting and information systems, which

                               PENTON MEDIA, INC.

cannot be reasonably allocated to each segment. Assets are not allocated to segments and as such have not been presented.

     Summary information by segment for the years ended December 31, 2001 and 2000 is as follows (in thousands):

                                    INDUSTRY   TECHNOLOGY   LIFESTYLE
                                     MEDIA       MEDIA        MEDIA      OTHER     TOTAL
                                    --------   ----------   ---------   -------   --------
2000
  Revenues........................  $142,245    $205,380     $30,121    $26,825   $404,571
  Adjusted EBITDA.................  $ 28,739    $ 69,652     $ 7,495    $ 7,526   $113,412
2001
  Revenues........................  $124,331    $196,928     $29,893    $20,400   $371,552
  Adjusted EBITDA.................  $ 17,443    $ 34,513     $ 9,814    $ 4,775   $ 66,545

     Segment revenues, which are all realized from external customers, equal Penton's consolidated revenues. Following is a reconciliation of Penton's total segment adjusted EBITDA to consolidated income (loss) before taxes (in thousands):

                                                                  YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                2000       2001
                                                              --------   ---------
CONSOLIDATED INCOME (LOSS) BEFORE TAXES:
Total segment adjusted EBITDA...............................  $113,412   $  66,545
Depreciation and amortization...............................   (33,431)    (45,492)
Restructuring charge........................................        --     (18,790)
Asset writedowns and impairments............................   (12,636)    (68,741)
Gain on sale of investments.................................   110,210          --
Interest expense, net of interest earned....................   (14,133)    (28,721)
Miscellaneous, net..........................................       (64)     (2,839)
Corporate costs.............................................   (22,124)    (26,276)
                                                              --------   ---------
Consolidated income (loss) before taxes.....................  $141,234   $(124,314)
                                                              ========   =========

  Enterprise-wide Disclosures

     Revenues by product offerings are as follows for the years ended December 31, 1999, 2000 and 2001 (in thousands):

                                                         1999       2000       2001
                                                       --------   --------   --------
Publishing...........................................  $202,472   $230,120   $210,208
Trade shows and conferences..........................    97,444    168,436    149,202
Online media.........................................       908      6,015     12,142
                                                       --------   --------   --------
                                                       $300,824   $404,571   $371,552
                                                       ========   ========   ========

     Domestic revenues of our products and services comprised $277.3 million, $362.9 million and $323.3 million of total revenues for the years ended December 31, 1999, 2000 and 2001, respectively. Foreign revenues totaled $23.5 million, $41.7 million and $48.2 million of our revenues for the years ended December 31, 1999, 2000 and 2001, respectively, of which $17.8 million, $15.6 million and $31.6 million,

                               PENTON MEDIA, INC.

respectively, were from the United Kingdom. No single customer accounted for 10% or more of sales during 1999, 2000 and 2001.

     Long-lived assets at December 31, 1999, 2000 and 2001 included $31.3 million, $36.4 million and $42.2 million, respectively, identified with foreign operations, substantially all of which were intangible assets, with the remaining assets identified with domestic operations. Long-lived assets from the United Kingdom comprised $31.2 million, $29.8 million and $33.1 million, respectively, of these foreign assets.

NOTE 17 -- SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
           ACTIVITIES

INVESTING ACTIVITIES

     Penton assumed liabilities of approximately $5.6 million, $21.0 million and $9.9 million in connection with acquisitions completed in 1999, 2000 and 2001, respectively. In conjunction with the acquisition of New Hope in May 1999, Penton issued 2.1 million common shares valued at $41.0 million as consideration.

     In 1999, 2000 and 2001, Penton marked to market its investment in INT Media Group, Inc. stock by approximately $252.7 million, $13.4 million and $1.3 million, respectively. See Note 5 -- Investments, for further discussion.

     At December 31, 1999, Penton had $4.2 million of net investment in discontinued operations for the Direct Mail segment and a related non-cash loss of $0.7 million.

FINANCING ACTIVITIES

     At December 31, 1999 and 2000, dividends of $0.9 million and $1.0 million, respectively, were declared and paid in 2000 and 2001.

     The foregoing transactions do not provide or use cash and, accordingly, are not reflected in the Consolidated Statements of Cash Flows.

                               PENTON MEDIA, INC.

NOTE 18 -- QUARTERLY RESULTS (UNAUDITED)

     Quarterly results of operations for the years ended December 31, 2000 and 2001 are shown below (dollars in thousands, except per share amounts):


                                                     2000 QUARTERS
                                      --------------------------------------------      TOTAL
                                       FIRST       SECOND      THIRD       FOURTH     FOR YEAR
                                      --------    --------    --------    --------    ---------
Revenues............................  $ 75,825    $109,058    $ 76,720    $142,968    $ 404,571
Operating income (loss).............     3,384      24,574(e)     (714)     27,467(f)    54,711
Income (loss) from continuing
  operations before income taxes....   110,839      21,709      (3,756)     12,442      141,234
Income (loss) from continuing
  operations........................    66,423(d)    8,695      (1,244)      5,801(g)    79,675
Discontinued operations.............       (85)         --          --          --          (85)
Net income (loss)...................    66,338       8,695      (1,244)      5,801       79,590
Earnings per share (basic):
  Income (loss) from continuing
     operations.....................      2.10        0.27       (0.04)       0.18         2.51
  Discontinued operations...........        --          --          --          --           --
                                      --------    --------    --------    --------    ---------
  Net income (loss).................  $   2.10    $   0.27    $  (0.04)   $   0.18    $    2.51
                                      ========    ========    ========    ========    =========
Earnings per share (diluted):
  Income (loss) from continuing
     operations.....................  $   2.09    $   0.27    $  (0.04)   $   0.18    $    2.49
  Discontinued operations...........        --          --          --          --           --
                                      --------    --------    --------    --------    ---------
  Net income (loss).................  $   2.09    $   0.27    $  (0.04)   $   0.18    $    2.49
                                      ========    ========    ========    ========    =========


                                                     2001 QUARTERS
                                      --------------------------------------------      TOTAL
                                       FIRST       SECOND      THIRD       FOURTH     FOR YEAR
                                      --------    --------    --------    --------    ---------
Revenues............................  $112,693    $106,777    $ 61,523    $ 90,559    $ 371,552
Operating income (loss).............     2,762(a)    4,779     (38,622)(b)  (62,497)(c)   (93,578)
Income (loss) from continuing
  operations before income taxes....    (3,188)     (2,971)    (47,679)    (70,476)    (124,314)
Net loss............................    (1,278)     (5,483)    (29,495)    (67,851)    (104,107)
Earnings per share (basic and
  diluted):
  Net loss..........................  $  (0.04)   $  (0.17)   $  (0.92)   $  (2.12)   $   (3.26)

     Earnings per share calculations for each of the quarters are based on the weighted-average number of shares outstanding for each quarter, and the sum of the quarters may not necessarily be equal to the full-year earnings per share amount.
---------------

(a) Includes $5.6 million, $0.10 per dilutive share after tax, of restructuring charge.

(b) Includes $9.7 million, $0.18 per dilutive share after tax, related to impairment of assets and $9.5 million, $0.18 per dilutive share after tax, related to restructuring charge.

(c) Includes $59.1 million, $1.11 per dilutive share after tax, related to impairment of assets and $3.8 million, $0.07 per dilutive share after tax, related to restructuring charge.

(d) Includes $110.2 million, $2.08 per dilutive share after tax, related to gain on sale of 2.0 million shares of INT Media common stock.

                               PENTON MEDIA, INC.

(e) Includes $1.0 million, $0.02 per dilutive share after tax, related to impairment of assets.

(f) Includes $2.1 million, $0.04 per dilutive share after tax, related to impairment of Internet assets.

(g) Includes $9.5 million, $0.18 per dilutive share after tax, related to writedown of Internet investments.

     Quarterly results of operations by segment for the years ended December 31, 2000 and 2001 are shown below (in thousands):

                                                      2000 QUARTERS
                                    --------------------------------------------------
                                     FIRST     SECOND     THIRD     FOURTH     TOTAL
                                    -------   --------   -------   --------   --------
REVENUE
  Industry........................  $31,869   $ 36,184   $31,547   $ 42,645   $142,245
  Technology......................   25,110     63,201    24,357     92,712    205,380
  Lifestyle.......................   13,889      3,573    10,198      2,461     30,121
  Other...........................    4,957      6,100    10,618      5,150     26,825
                                    -------   --------   -------   --------   --------
Total.............................  $75,825   $109,058   $76,720   $142,968   $404,571
                                    =======   ========   =======   ========   ========
ADJUSTED EBITDA
  Industry........................  $ 5,368   $  8,416   $ 5,671   $  9,284   $ 28,739
  Technology......................    2,648     31,447    (1,180)    36,737     69,652
  Lifestyle.......................    8,670     (2,111)    4,183     (3,247)     7,495
  Other...........................    1,211      1,878     3,848        589      7,526
                                    -------   --------   -------   --------   --------
Total.............................  $17,897   $ 39,630   $12,522   $ 43,363   $113,412
                                    =======   ========   =======   ========   ========

     Segment revenues, which are all realized from external customers, equal Penton's consolidated revenues. The following is a reconciliation of Penton's total segment adjusted EBITDA to consolidated income (loss) before taxes (in thousands):


                                                       2000 QUARTERS
                                     -------------------------------------------------
                                      FIRST     SECOND     THIRD    FOURTH     TOTAL
                                     --------   -------   -------   -------   --------
CONSOLIDATED INCOME (LOSS) BEFORE
  TAXES:
Total segment adjusted EBITDA......  $ 17,897   $39,630   $12,522   $43,363   $113,412
Depreciation and amortization......    (7,653)   (7,376)   (7,851)  (10,551)   (33,431)
Asset writedowns and impairments...        --    (1,051)       --   (11,585)   (12,636)
Gain on sale of investments........   110,210        --        --        --    110,210
Interest expense, net of interest
  earned...........................    (2,735)   (2,441)   (3,129)   (5,828)   (14,133)
Miscellaneous, net.................       (20)     (424)       87       293        (64)
Corporate costs....................    (6,860)   (6,629)   (5,385)   (3,250)   (22,124)
                                     --------   -------   -------   -------   --------
Consolidated income (loss) before
  taxes............................  $110,839   $21,709   $(3,756)  $12,442   $141,234
                                     ========   =======   =======   =======   ========

                               PENTON MEDIA, INC.

                                                      2001 QUARTERS
                                    --------------------------------------------------
                                     FIRST      SECOND     THIRD    FOURTH     TOTAL
                                    --------   --------   -------   -------   --------
REVENUE
  Industry........................  $ 31,382   $ 37,240   $26,899   $28,810   $124,331
  Technology......................    61,839     61,522    25,536    48,031    196,928
  Lifestyle.......................    14,429      3,711     3,920     7,833     29,893
  Other...........................     5,043      4,304     5,168     5,885     20,400
                                    --------   --------   -------   -------   --------
Total.............................  $112,693   $106,777   $61,523   $90,559   $371,552
                                    ========   ========   =======   =======   ========
ADJUSTED EBITDA
  Industry........................  $  4,704   $  7,251   $ 2,343   $ 3,145   $ 17,443
  Technology......................    15,161     14,215    (5,647)   10,784     34,513
  Lifestyle.......................     8,384       (608)     (151)    2,189      9,814
  Other...........................     1,115        884     1,305     1,471      4,775
                                    --------   --------   -------   -------   --------
Total.............................  $ 29,364   $ 21,742   $(2,150)  $17,589   $ 66,545
                                    ========   ========   =======   =======   ========

     Segment revenues, which are all realized from external customers, equal Penton's consolidated revenues. The following is a reconciliation of Penton's total segment adjusted EBITDA to consolidated income (loss) before taxes (in thousands):


                                                       2001 QUARTERS
                                    ---------------------------------------------------
                                     FIRST    SECOND     THIRD      FOURTH      TOTAL
                                    -------   -------   --------   --------   ---------
CONSOLIDATED INCOME (LOSS) BEFORE TAXES:
Total segment adjusted EBITDA.....  $29,364   $21,742   $ (2,150)  $ 17,589   $  66,545
Depreciation and amortization.....  (11,579)  (11,135)   (11,211)   (11,567)    (45,492)
Restructuring charge..............   (5,567)       --     (9,468)    (3,755)    (18,790)
Asset writedowns and
  impairments.....................       --        --     (9,663)   (59,902)    (69,565)
Writedown of internet
  investments.....................       --        --         --        824         824
Interest expense, net of interest
  earned..........................   (6,001)   (6,249)    (8,263)    (8,208)    (28,721)
Miscellaneous, net................       51    (1,501)      (794)      (595)     (2,839)
Corporate costs...................   (9,456)   (5,828)    (6,130)    (4,862)    (26,276)
                                    -------   -------   --------   --------   ---------
Consolidated income (loss) before
  taxes...........................  $(3,188)  $(2,971)  $(47,679)  $(70,476)  $(124,314)
                                    =======   =======   ========   ========   =========


NOTE 19 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

     The following schedules set forth condensed consolidating balance sheets as of December 31, 2001 and 2000 and condensed consolidating statements of operations and condensed consolidating statements of cash flows for the years ended December 31, 2001, 2000 and 1999. In the following schedules, "Parent Company" refers to the combined balances of Penton Media, Inc.; "Guarantor Subsidiaries" refers to Penton's wholly owned domestic subsidiaries; and "Non-guarantor Subsidiaries" refers to Penton's foreign subsidiaries. "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate the investments in our subsidiaries.

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2001

                                                    GUARANTOR     NON-GUARANTOR                     PENTON
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...........  $ 14,518     $  1,993        $ 3,680       $      --       $ 20,191
  Accounts and notes receivable,
     net..............................    32,973       93,247         12,232         (82,000)        56,452
  Income tax receivable...............    14,750           --             --              --         14,750
  Inventories.........................     1,090          248             13              --          1,351
  Deferred tax asset..................     4,683        1,962             --              --          6,645
  Prepayments, deposits and other.....     3,893        3,961             --              --          7,854
                                        --------     --------        -------       ---------       --------
                                          71,907      101,411         15,925         (82,000)       107,243
                                        --------     --------        -------       ---------       --------

  Property, plant and equipment,
     net..............................    22,563        4,694          2,919              --         30,176
  Goodwill, net.......................   124,828      331,570         36,743              --        493,141
  Other intangibles, net..............    13,624       40,684          2,492              --         56,800
  Deferred tax asset..................    16,462       (8,994)            --              --          7,468
  Investment in subsidiaries..........   221,915      146,235             --        (368,150)            --
  Investments.........................        --        5,649             --              --          5,649
                                        --------     --------        -------       ---------       --------
                                         399,392      519,838         42,154        (368,150)       593,234
                                        --------     --------        -------       ---------       --------
                                        $471,299     $621,249        $58,079       $(450,150)      $700,477
                                        ========     ========        =======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Senior debt facility................  $ 16,489     $     --        $    --       $      --       $ 16,489
  Note payable........................        --           --          2,804              --          2,804
  Accounts payable and accrued
     expenses.........................    38,969       (1,580)         9,656              --         47,045
  Accrued compensation and benefits...    10,562        1,226            623              --         12,411
  Unearned income.....................    15,339       16,723          4,877              --         36,939
                                        --------     --------        -------       ---------       --------
                                          81,359       16,369         17,960              --        115,688
                                        --------     --------        -------       ---------       --------
Long-term liabilities and deferred
  credits:
  Senior debt facility................   164,098           --             --              --        164,098
  Senior subordinated notes...........   180,957           --             --              --        180,957
  Note payable........................    82,000           --            417         (82,000)           417
  Net deferred pension credits........    15,140           --             --              --         15,140
  Intercompany advances...............  (310,773)     266,714         44,059              --             --
  Other...............................     2,097          384          1,166              --          3,647
                                        --------     --------        -------       ---------       --------
                                         133,519      267,098         45,642         (82,000)       364,259
                                        --------     --------        -------       ---------       --------
Stockholders' equity:
  Common stock........................   227,564      355,888          1,465        (357,353)       227,564
  Retained earnings...................    41,251      (18,914)        (4,816)        (10,797)         6,724
  Notes receivable
     officers/directors...............   (10,824)          --             --              --        (10,824)
  Accumulated other comprehensive
     income...........................    (1,570)         808         (2,172)             --         (2,934)
                                        --------     --------        -------       ---------       --------
                                         256,421      337,782         (5,523)       (368,150)       220,530
                                        --------     --------        -------       ---------       --------
                                        $471,299     $621,249        $58,079       $(450,150)      $700,477
                                        ========     ========        =======       =========       ========

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2000

                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.......  $     --     $  8,678        $ 3,970       $  (1,043)      $ 11,605
  Accounts and notes receivable,
     net..........................    40,592       96,850         12,617         (80,000)        70,059
  Inventories.....................       495          282             21              --            798
  Deferred tax asset..............     3,600        1,962             --              --          5,562
  Prepayments, deposits and
     other........................     5,282        4,710          1,771              --         11,763
                                    --------     --------        -------       ---------       --------
                                      49,969      112,482         18,379         (81,043)        99,787
                                    --------     --------        -------       ---------       --------
  Property, plant and equipment,
     net..........................    28,951        5,462          1,084              --         35,497
  Goodwill, net...................   139,023      405,987         29,616              --        574,626
  Other intangibles, net..........    26,548       25,562          2,012              --         54,122
  Deferred tax asset..............     2,472           --              6          (2,478)            --
  Investment in subsidiaries......   222,801      144,235             --        (367,036)            --
  Investments.....................        --       17,725             --              --         17,725
                                    --------     --------        -------       ---------       --------
                                     419,795      598,971         32,718        (369,514)       681,970
                                    --------     --------        -------       ---------       --------
                                    $469,764     $711,453        $51,097       $(450,557)      $781,757
                                    ========     ========        =======       =========       ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Senior debt facility............  $ 11,250     $     --        $    --       $      --       $ 11,250
  Accounts payable and accrued
     expenses.....................    32,273        7,412          6,400          (1,043)        45,042
  Accrued compensation and
     benefits.....................    15,200        2,985            300              --         18,485
  Unearned income.................    17,253       28,860          9,659              --         55,772
                                    --------     --------        -------       ---------       --------
                                      75,976       39,257         16,359          (1,043)       130,549
                                    --------     --------        -------       ---------       --------
Long-term liabilities and deferred
  credits:
  Revolving credit facility.......    91,000           --             --              --         91,000
  Senior debt facility............   199,875           --             --              --        199,875
  Note payable....................    80,000           --             --         (80,000)            --
  Net deferred pension credits....    15,241           --             --              --         15,241
  Deferred tax liability..........        --        8,456             --          (2,478)         5,978
  Intercompany advances...........  (304,754)     269,182         35,572              --             --
  Other...........................     2,549           25            (29)             --          2,545
                                    --------     --------        -------       ---------       --------
                                      83,911      277,663         35,543         (82,478)       314,639
                                    --------     --------        -------       ---------       --------
Stockholders' equity:
  Common stock....................   226,764      353,889          2,350        (356,239)       226,764
  Retained earnings...............    93,406       32,637         (2,501)        (10,797)       112,745
  Notes receivable
     officers/directors...........   (10,207)          --             --              --        (10,207)
  Accumulated other comprehensive
     income.......................       (86)       8,007           (654)             --          7,267
                                    --------     --------        -------       ---------       --------
                                     309,877      394,533           (805)       (367,036)       336,569
                                    --------     --------        -------       ---------       --------
                                    $469,764     $711,453        $51,097       $(450,557)      $781,757
                                    ========     ========        =======       =========       ========

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
REVENUES..........................  $195,126     $130,454        $45,972        $    --       $ 371,552
                                    --------     --------        -------        -------       ---------
OPERATING EXPENSES:
  Editorial, production and
     circulation..................    91,665       45,663         16,051             --         153,379
  Selling, general and
     administrative...............    97,834       57,521         22,549             --         177,904
  Depreciation and amortization...    15,723       26,899          2,870             --          45,492
  Impairment of other assets......    14,164       53,259          2,142             --          69,565
  Restructuring charges...........     6,097       10,169          2,524             --          18,790
                                    --------     --------        -------        -------       ---------
                                     225,483      193,511         46,136             --         465,130
                                    --------     --------        -------        -------       ---------
OPERATING INCOME (LOSS)...........   (30,357)     (63,057)          (164)            --         (93,578)
                                    --------     --------        -------        -------       ---------
OTHER INCOME (EXPENSE):
  Interest expense, net of income
     earned.......................   (32,794)       4,530           (457)            --         (28,721)
  Writedown of Internet
     investments..................        --           --            824             --             824
  Miscellaneous, net..............    (1,285)          --         (1,554)            --          (2,839)
                                    --------     --------        -------        -------       ---------
                                     (34,079)       4,530         (1,187)            --         (30,736)
                                    --------     --------        -------        -------       ---------
LOSS BEFORE INCOME TAXES..........   (64,436)     (58,527)        (1,351)            --        (124,314)
PROVISION (BENEFIT) FOR INCOME
  TAXES...........................   (14,195)      (6,976)           964             --         (20,207)
                                    --------     --------        -------        -------       ---------
NET LOSS..........................  $(50,241)    $(51,551)       $(2,315)       $    --       $(104,107)
                                    ========     ========        =======        =======       =========

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000

                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
REVENUES..........................  $219,933     $156,240        $28,398        $    --        $404,571
                                    --------     --------        -------        -------        --------
OPERATING EXPENSES:
  Editorial, production and
     circulation..................    94,730       43,176          9,106             --         147,012
  Selling, general and
     administrative...............   101,394       51,935         12,942             --         166,271
  Depreciation and amortization...    12,500       18,795          2,136             --          33,431
  Restructuring charges...........        --        1,051             --             --           1,051
  Impairment of other assets......     2,095           --             --             --           2,095
                                    --------     --------        -------        -------        --------
                                     210,719      114,957         24,184             --         349,860
                                    --------     --------        -------        -------        --------
OPERATING INCOME..................     9,214       41,283          4,214             --          54,711
                                    --------     --------        -------        -------        --------
OTHER INCOME (EXPENSE):
  Interest expense, net of income
     earned.......................   (16,016)       2,340           (457)            --         (14,133)
  Writedown of Internet
     investments..................    (9,490)          --             --             --          (9,490)
  Gain on sale of investments.....   110,210           --             --             --         110,210
  Miscellaneous, net..............      (950)         377            509             --             (64)
                                    --------     --------        -------        -------        --------
                                      83,754        2,717             52             --          86,523
                                    --------     --------        -------        -------        --------
INCOME BEFORE INCOME TAXES........    92,968       44,000          4,266             --         141,234
PROVISION FOR INCOME TAXES........    30,496       28,238          2,825             --          61,559
                                    --------     --------        -------        -------        --------
INCOME FROM CONTINUING
  OPERATIONS......................    62,472       15,762          1,441             --          79,675
DISCONTINUED OPERATIONS:
  Loss from discontinued
     operations, net..............       (85)          --             --             --             (85)
                                    --------     --------        -------        -------        --------
NET INCOME........................  $ 62,387     $ 15,762        $ 1,441        $    --        $ 79,590
                                    ========     ========        =======        =======        ========

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999


                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
REVENUES..........................  $198,137     $85,081         $17,606        $    --        $300,824
                                    --------     -------         -------        -------        --------
OPERATING EXPENSES:
  Editorial, production and
     circulation..................    86,910      23,634           6,380             --         116,924
  Selling, general and
     administrative...............    87,553      21,781           7,258             --         116,592
  Depreciation and amortization...     7,491      18,575           1,852             --          27,918
                                    --------     -------         -------        -------        --------
                                     181,954      63,990          15,490             --         261,434
                                    --------     -------         -------        -------        --------
OPERATING INCOME..................    16,183      21,091           2,116             --          39,390
                                    --------     -------         -------        -------        --------
OTHER INCOME (EXPENSE):
  Interest expense, net of income
     earned.......................   (20,559)         36            (608)            --         (21,131)
  Gain on sale of investments.....     5,906          --              --             --           5,906
  Miscellaneous, net..............       197         (89)           (278)            --            (170)
                                    --------     -------         -------        -------        --------
                                     (14,456)        (53)           (886)            --         (15,395)
                                    --------     -------         -------        -------        --------
INCOME BEFORE INCOME TAXES........     1,727      21,038           1,230             --          23,995
PROVISION FOR INCOME TAXES........     2,304      12,966             795             --          16,065
                                    --------     -------         -------        -------        --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS......................      (577)      8,072             435             --           7,930
GAIN ON SALE OF DISCONTINUED
  OPERATIONS......................     8,693          --              --             --           8,693
                                    --------     -------         -------        -------        --------
INCOME BEFORE EXTRAORDINARY
  ITEM............................     8,116       8,072             435             --          16,623
EXTRAORDINARY ITEM -- EARLY
  EXTINGUISHMENT OF DEBT..........    (8,413)         --              --             --          (8,413)
                                    --------     -------         -------        -------        --------
NET INCOME (LOSS).................  $   (297)    $ 8,072         $   435        $    --        $  8,210
                                    ========     =======         =======        =======        ========

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                    PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES...........  $ (25,529)    $  (699)        $ 4,842        $ 1,043       $ (20,343)
                                   ---------     -------         -------        -------       ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures...........     (3,735)     (2,153)         (1,714)            --          (7,602)
  Acquisitions, including
     earnouts paid, net of cash
     acquired....................    (12,806)     (3,833)         (3,214)            --         (19,853)
                                   ---------     -------         -------        -------       ---------
     Net cash used for investing
       activities................    (16,541)     (5,986)         (4,928)            --         (27,455)
                                   ---------     -------         -------        -------       ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from senior
     subordinated notes..........    180,836          --              --             --         180,836
  Proceeds from senior debt
     facility....................     45,000          --              --             --          45,000
  Repayment of senior debt
     facility....................   (166,538)         --              --             --        (166,538)
  Repayment of notes payable.....         --          --            (201)            --            (201)
  Employee stock purchase plan
     payments....................       (350)         --              (3)            --            (353)
  Proceeds from deferred shares
     and options exercised.......      1,153          --              --             --           1,153
  Payment of financing costs.....     (1,657)         --              --             --          (1,657)
  Dividends paid.................     (1,914)         --              --             --          (1,914)
                                   ---------     -------         -------        -------       ---------
       Net cash provided by
          financing activities...     56,530          --            (204)            --          56,326
                                   ---------     -------         -------        -------       ---------
Effect of exchange rate..........         58          --              --             --              58
                                   ---------     -------         -------        -------       ---------
       Net increase (decrease) in
          cash and equivalents...     14,518      (6,685)           (290)         1,043           8,586
Cash and equivalents at beginning
  of period......................         --       8,678           3,970         (1,043)         11,605
                                   ---------     -------         -------        -------       ---------
Cash and equivalents at end of
  period.........................  $  14,518     $ 1,993         $ 3,680        $    --       $  20,191
                                   =========     =======         =======        =======       =========

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000

                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                    PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES...........  $ (13,600)    $ 15,809        $ 8,074        $(1,043)      $   9,240
                                   ---------     --------        -------        -------       ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures...........    (19,208)      (7,416)          (648)            --         (27,272)
  Acquisitions, including
     earnouts paid, net of cash
     acquired....................   (192,119)      (2,633)        (6,244)            --        (200,996)
  Proceeds from sale of INT Media
     Group Inc. stock............    113,100           --             --             --         113,100
  Net proceeds from sale of
     discontinued operations.....      4,000           --             --             --           4,000
                                   ---------     --------        -------        -------       ---------
     Net cash used for investing
       activities................    (94,227)     (10,049)        (6,892)            --        (111,168)
                                   ---------     --------        -------        -------       ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from senior debt
     facility....................     91,000           --             --             --          91,000
  Repayment of senior debt
     facility....................       (283)          --             --             --            (283)
  Employee stock purchase plan
     payments....................     (3,875)          --             --             --          (3,875)
  Employee stock purchase plan...       (209)          --             --             --            (209)
  Proceeds from deferred shares
     and options exercised.......        473           --             --             --             473
  Dividends paid.................     (3,800)          --             --             --          (3,800)
                                   ---------     --------        -------        -------       ---------
     Net cash provided by
       financing activities......     83,306           --             --             --          83,306
                                   ---------     --------        -------        -------       ---------
Effect of exchange rate..........       (143)          --             --             --            (143)
     Net increase in cash and
       equivalents...............    (24,664)       5,760          1,182         (1,043)        (18,765)
Cash and equivalents at beginning
  of period......................     24,664        2,918          2,788             --          30,370
                                   ---------     --------        -------        -------       ---------
Cash and equivalents at end of
  period.........................  $      --     $  8,678        $ 3,970        $(1,043)      $  11,605
                                   =========     ========        =======        =======       =========

                               PENTON MEDIA, INC.

                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                    PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES...........  $  28,317     $ 3,160         $2,880            $--        $  34,357
                                   ---------     -------         ------            --         ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures...........     (4,602)       (890)          (392)           --            (5,884)
  Acquisitions, including
     earnouts paid, net of cash
     acquired....................    (54,432)     (2,983)            --            --           (57,415)
  Proceeds from sale of INT Media
     Group Inc. stock............      6,640          --             --            --             6,640
  Net proceeds from sale of
     discontinued operations.....     28,889          --             --            --            28,889
                                   ---------     -------         ------            --         ---------
     Net cash used for investing
       activities................    (23,505)     (3,873)          (392)           --           (27,770)
                                   ---------     -------         ------            --         ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from senior debt
     facility....................    259,500          --             --            --           259,500
  Repayment of senior debt
     facility....................   (350,500)         --             --            --          (350,500)
  Payment of notes payable.......     (1,000)         --             --            --            (1,000)
  Payment of financing costs.....     (3,461)         --             --            --            (3,461)
  Proceeds from equity offering,
     net.........................    118,416          --             --            --           118,416
  Proceeds from deferred shares
     and options exercised.......        170          --             --            --               170
  Dividends paid.................     (3,246)         --             --            --            (3,246)
                                   ---------     -------         ------            --         ---------
     Net cash provided by
       financing activities......     19,879          --             --            --            19,879
                                   ---------     -------         ------            --         ---------
Effect of exchange rate..........        (49)         --             --            --               (49)
     Net increase in cash and
       equivalents...............     24,642        (713)         2,488            --            26,417
Cash and equivalents at beginning
  of period......................         22       3,631            300            --             3,953
                                   ---------     -------         ------            --         ---------
Cash and equivalents at end of
  period.........................  $  24,664     $ 2,918         $2,788            $--        $  30,370
                                   =========     =======         ======            ==         =========

NOTE 20 -- SUBSEQUENT EVENTS

     In January 2002, we sold our remaining 11.8% ownership interest, or approximately 2,973,383 shares, in INT Media for approximately $5.8 million.

     On March 19, 2002, simultaneously with the payment discussed below, Penton amended its credit facility. If Penton were required to file its compliance certificate prior to the amendment of the credit facility, the Company would not have been in compliance with its financial covenants. The amended and restated facility provides for the following: (i) the revolving credit facility was permanently reduced to $40.0 million from $185.0 million; (ii) Penton was relieved of its financial covenants at December 31, 2001 and March 31,

                               PENTON MEDIA, INC.

2002; (iii) Penton obtained revised financial covenant requirements after March 31, 2002. For example, our leverage ratio and fixed charge ratio are not applicable until after June 30, 2003 and September 30, 2003, respectively; (iv) the revolver is limited to $15.0 million until the leverage ratio is less than 5.0x or the term loans have been prepaid in full. An additional $10.0 million will become available in the event that not less than $10.0 million is raised from an equity issuance and the proceeds are used to prepay the term loans. Upon receipt of the second-quarter compliance certificate, an additional $5.0 million will become available; (v) in order to access the revolver, the Company must not have more than $7.5 million of cash and cash equivalents available and must be in compliance with the loan documents; and (vi) the amendment also increased the interest rate on the revolver as well as the term A and term B loans, placed additional restrictions on certain payments, limited additional debt and contingent obligations, required additional collateral, limited additional acquisitions and investments, limited our ability to sell assets and limited capital expenditures.

     On March 10, 2002, Penton entered into an agreement, which was subsequently amended and restated on March 18, 2002, with a group of investors led by ABRY Mezzanine Partners, L.P. to sell 50,000 shares of a new series of convertible preferred stock and warrants to purchase 1.6 million shares of the Company's common stock for $50.0 million. Pursuant to this agreement, Penton received gross proceeds of $40.0 million from the sale of 40,000 shares of preferred stock and warrants to purchase 1.28 million shares of the Company's common stock on March 19, 2002. Penton expects to close the remaining $10.0 million within 30 days of the initial closing.

     Significant terms of the new preferred stock are as follows: (i) holders of the preferred shares will have a liquidation preference over holders of common stock; (ii) the initial liquidation value per share will be $1,000. If the preferred stock is not converted or redeemed prior to the sixth anniversary of the date of issuance, the liquidation value will increase to $4,570 per share if stockholder approval has been obtained on certain matters. If the stockholder approval has not been obtained, the liquidation value will increase to $9,140 per share; (iii) dividends accrue at an annual rate of 7% from issuance until year six unless stockholder approval is obtained on certain matters, at which time the rate will decrease to 5% per annum. If the stockholder approval is obtained within six months of the date of issuance, the rate will decrease retroactive to the date of issuance. After the sixth anniversary, dividends accrue at an annual rate of 15%. Upon certain triggering events, the dividend rate may increase by one percentage point per quarter up to a maximum increase of five percentage points; (iv) the dividends are payable semi-annually in cash only if declared by the Company's board of directors and approved by no less than 75% of the convertible preferred stock then outstanding. The provisions of the Company's debt instruments limit our ability to pay dividends in cash, and the Company has no present intention to pay dividends in cash; (v) shares of preferred stock will be convertible at any time at each investor's option into a number of shares of the Company's common stock equal to the liquidation value plus accrued but unpaid dividends, divided by the conversion price. The conversion price will initially be $7.61, and is subject to certain anti-dilution and other adjustments. Subject to certain restrictions, the Company has the option to convert the preferred stock at any time; (vi) if stockholder approval of certain matters is not obtained by June 28, 2002, the conversion price will automatically be reduced by 20%. Thereafter, until such approval is obtained, every 90 days the conversion price will be reduced by 20% of the conversion price then in effect. In no event will the conversion price reduction related to the failure to timely obtain stockholder approval exceed 50% of the conversion price that would have been in effect had the Company obtained stockholder approval. Upon the receipt of stockholder approval, the conversion price will be readjusted as if no adjustments had occurred for failure to timely obtain stockholder approval; (vii) if the Company fails to comply with specific covenants contained in the purchase agreement, the conversion price will be reduced by $0.76 (adjusted for stock splits and similar transactions). The conversion price will readjust to what it would have been absent such breach once the breach is cured; (viii) the Company may redeem the preferred stock at any time, in whole or in part, provided that the redemption price is equivalent to the amount the holders would receive on an as-converted basis using a

                               PENTON MEDIA, INC.

trailing 30-day period and subject to certain minimum share prices based on the year redeemed; (iv) the preferred stock initially entitles the holders to three seats on our board of directors. Upon the occurrence of certain triggering events, an example of which would include a default resulting in acceleration of indebtedness where the principal amount exceeds $5.0 million or final judgments of money aggregating more than $1.0 million are entered against the Company and are not discharged, dismissed, or stayed pending appeal within 90 days, the holders may appoint up to one less than a minimum majority of the Company's board of directors or a minimum majority upon the occurrence of certain events of bankruptcy or insolvency; (x) the holders of the convertible preferred stock are entitled to vote on all matters submitted to a vote of the Company's common stockholders; (xi) the terms of the convertible preferred stock subjects the Company to various covenants, which among other things, limits the Company's ability to sell assets, make any restricted payments or restricted investments, enter into various agreements and grant certain options; (xii) warrants will be issued to purchase an additional 0.32 million shares of the Company's common stock. All warrants will have an initial exercise price of $7.61 per share, subject to certain anti-dilution and other adjustments that mirror those applicable to the convertible preferred stock. The warrants are immediately exercisable and expire 10 years after issuance. The Company is currently studying the accounting for this transaction, including the provisions of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities".

     Net proceeds from the sale of the preferred stock, along with the net proceeds of $5.8 million from the Company's recent sale of our INT Media Group, Inc. common stock and cash on hand from the Company's $12.2 million tax refund, will be used to repay $48.0 million of amounts outstanding under the Company's term loans.

                               PENTON MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


                                                              JUNE 30,   DECEMBER 31,
                                                                2002         2001
                                                              --------   ------------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 22,589     $ 20,191
  Accounts and notes receivable, less allowance for doubtful accounts of $8,948 and $10,976 in 2002 and 2001,
     respectively...........................................    45,211       56,452
  Income taxes receivable...................................    10,464       14,750
  Inventories...............................................       698        1,351
  Deferred tax assets.......................................     6,645        6,645
  Prepayments, deposits and other...........................    10,624        7,854
                                                              --------     --------
                                                                96,231      107,243
                                                              --------     --------
PROPERTY, PLANT AND EQUIPMENT:
  Land, buildings and improvements..........................     8,864        8,846
  Machinery and equipment...................................    62,352       62,056
                                                              --------     --------
                                                                71,216       70,902
  Less: accumulated depreciation............................    43,850       40,726
                                                              --------     --------
                                                                27,366       30,176
                                                              --------     --------
OTHER ASSETS:
  Goodwill, less accumulated amortization of $76,517 in 2002
     and 2001, respectively.................................   494,347      493,141
  Other intangibles, less accumulated amortization of
     $25,203 and $21,384 in 2002 and 2001, respectively.....    58,273       56,800
  Deferred tax assets.......................................     8,006        7,468
  Investments...............................................        --        5,649
                                                              --------     --------
                                                               560,626      563,058
                                                              --------     --------
                                                              $684,223     $700,477
                                                              ========     ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                                  (UNAUDITED)


                                                               JUNE 30,      DECEMBER 31,
                                                                 2002            2001
                                                              -----------   ---------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT
                                                                SHARE AND PER SHARE DATA)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Senior secured credit facility............................   $     --        $ 16,489
  Note payable..............................................         --           2,804
  Accounts payable..........................................      7,978          12,094
  Income taxes payable......................................      2,826           3,674
  Accrued earnouts..........................................      5,565           6,572
  Accrued compensation and benefits.........................     13,869          12,411
  Other accrued expenses....................................     29,928          24,705
  Unearned income, principally trade show and conference
     deposits...............................................     25,782          36,939
                                                               --------        --------
                                                                 85,948         115,688
                                                               --------        --------
LONG-TERM LIABILITIES AND DEFERRED CREDITS:
  Senior secured credit facility............................         --         164,098
  Senior secured notes, net of discount.....................    156,743              --
  Senior subordinated notes, net of discount................    171,296         180,957
  Note payable..............................................        417             417
  Net deferred pension credits..............................     14,765          15,140
  Other.....................................................      3,514           3,647
                                                               --------        --------
                                                                346,735         364,259
                                                               --------        --------
Mandatorily redeemable convertible preferred stock; par
  value $0.01 per share; 50,000 shares issued and
  outstanding; redeemable at $1,000 per share...............     44,861              --
STOCKHOLDERS' EQUITY:
  Preferred stock, par value $0.01 per share; 1,950,000
     shares authorized; none issued or outstanding..........         --              --
  Common stock, par value $0.01 per share; 155,000,000
     shares authorized; 31,867,825 shares issued and
     outstanding at June 30, 2002 (net of 52,332 treasury
     shares) and 31,895,621 shares issued and outstanding at
     December 31, 2001......................................        318             319
  Capital in excess of par value............................    228,263         227,245
  Retained earnings (deficit)...............................     (9,567)          6,724
  Notes receivable officers/directors.......................     (9,703)        (10,824)
  Accumulated other comprehensive loss......................     (2,632)         (2,934)
                                                               --------        --------
                                                                206,679         220,530
                                                               --------        --------
                                                               $684,223        $700,477
                                                               ========        ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

      (UNAUDITED; DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                       THREE MONTHS ENDED    SIX MONTHS ENDED
                                                            JUNE 30,             JUNE 30,
                                                       ------------------   -------------------
                                                        2002       2001       2002       2001
                                                       -------   --------   --------   --------
REVENUES.............................................  $66,009   $106,777   $129,184   $219,470
                                                       -------   --------   --------   --------
OPERATING EXPENSES:
  Editorial, production and circulation..............   28,804     43,171     54,657     84,012
  Selling, general and administrative................   33,259     47,692     65,906     99,636
  Restructuring charge...............................    7,769         --      7,506      5,567
  Impairment of assets...............................      136         --        136         --
  Depreciation and amortization......................    5,684     11,135     10,140     22,714
                                                       -------   --------   --------   --------
                                                        75,652    101,998    138,345    211,929
                                                       -------   --------   --------   --------
OPERATING INCOME (LOSS)..............................   (9,643)     4,779     (9,161)     7,541
                                                       -------   --------   --------   --------
OTHER INCOME (EXPENSE):
  Interest expense...................................   (9,646)    (6,611)   (18,920)   (13,069)
  Interest income....................................      242        362        460        819
  Gain on sale of investments........................       --         --      1,491         --
  Miscellaneous, net.................................     (202)    (1,501)      (341)    (1,450)
                                                       -------   --------   --------   --------
                                                        (9,606)    (7,750)   (17,310)   (13,700)
                                                       -------   --------   --------   --------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM......  (19,249)    (2,971)   (26,471)    (6,159)
PROVISION (BENEFIT) FOR INCOME TAXES.................   (7,191)     2,512    (10,014)       602
                                                       -------   --------   --------   --------
LOSS BEFORE EXTRAORDINARY ITEM.......................  (12,058)    (5,483)   (16,457)    (6,761)
EXTRAORDINARY ITEM, NET OF TAXES.....................       --         --        166         --
                                                       -------   --------   --------   --------
NET LOSS.............................................  (12,058)    (5,483)   (16,291)    (6,761)
AMORTIZATION OF DEEMED DIVIDEND AND ACCRETION OF
  PREFERRED STOCK....................................  (44,498)        --    (44,861)        --
                                                       -------   --------   --------   --------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS...........  $56,556   $ (5,483)  $(61,152)  $ (6,761)
                                                       =======   ========   ========   ========
NET LOSS PER COMMON SHARE -- BASIC AND DILUTED
  Loss from operations...............................  $ (1.77)  $  (0.17)  $  (1.91)  $  (0.21)
  Extraordinary item, net of taxes...................       --         --         --         --
                                                       -------   --------   --------   --------
  Net loss per common share..........................  $ (1.77)  $  (0.17)  $  (1.91)  $  (0.21)
                                                       =======   ========   ========   ========
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic and diluted..................................   32,033     31,930     32,018     31,904
                                                       =======   ========   ========   ========


     The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                              SIX MONTHS ENDED JUNE 30,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS)
NET CASH USED FOR OPERATING ACTIVITIES......................   $  (2,408)    $ (15,016)
                                                               ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (1,773)       (5,448)
  Acquisitions, including earnouts paid, net of cash
     acquired...............................................      (1,486)      (20,260)
  Proceeds from sale of INT Media Group, Inc. common
     stock..................................................       5,801            --
                                                               ---------     ---------
     Net cash provided by (used for) investing activities...       2,542       (25,708)
                                                               ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of preferred stock and warrants,
     net of issue costs.....................................      46,111            --
  Proceeds from issuance of senior subordinated notes.......          --       180,836
  Proceeds from issuance of senior secured notes............     156,717            --
  Purchase of $10.0 million of senior subordinated notes....      (8,375)           --
  Repayment of senior secured credit facility...............    (180,587)     (139,875)
  Proceeds from senior secured credit facility..............          --        45,000
  Payment of short term note payable........................      (2,804)           --
  Payments for employee stock purchase plan.................        (376)         (139)
  Proceeds from deferred shares and options exercised.......          --         1,049
  Payment of financing fees.................................      (9,189)          (85)
  Proceeds from repayment of officers/directors loans.......         703            --
  Dividends paid............................................          --        (1,912)
                                                               ---------     ---------
     Net cash provided by financing activities..............       2,200        84,874
                                                               ---------     ---------
Effect of exchange rate changes on cash.....................          64           (86)
                                                               ---------     ---------
     Net increase in cash and cash equivalents..............       2,398        44,064
Cash and cash equivalents at beginning of period............      20,191        11,605
                                                               ---------     ---------
Cash and cash equivalents at end of period..................   $  22,589     $  55,669
                                                               =========     =========


     The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



NOTE 1 -- BASIS OF PRESENTATION



     These financial statements have been prepared by management in accordance with generally accepted accounting principles for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, the interim financial statements reflect all adjustments necessary for a fair presentation of the results of the periods presented. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.



     The accompanying unaudited interim consolidated financial statements should be read together with the Company's Annual Report on Form 10-K for the year ended December 31, 2001.



RECLASSIFICATIONS



     Certain reclassifications have been made to the 2001 financial statements to conform to the 2002 presentation.



USE OF ESTIMATES



     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.



NOTE 2 -- GOODWILL AND OTHER INTANGIBLES



     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer are to be amortized, but instead tested for impairment, at least annually. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment pursuant to the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."



     The Company adopted SFAS 142 effective January 1, 2002. Pursuant to SFAS 142, the Company no longer amortizes goodwill. All other intangibles are considered to have definite lives, which have been reassessed by the Company as of January 1, 2002. Penton completed its initial assessment of goodwill impairment in the second quarter of 2002. The assessment indicates that there is the potential for a goodwill impairment charge related to certain of the Company's technology properties, which have an aggregate goodwill net book value of $337.0 million. Preliminary valuations show that the carrying value of these technology properties is in excess of their fair value by a range of approximately $140.0 million to approximately $160.0 million. These technology properties are part of our Technology Media segment. Consequently, there is the possibility for a material, non-cash impairment charge in the fourth quarter of 2002. Once final measurement of the goodwill impairment has been completed, the charge will be recorded as the cumulative effect of an accounting change as of January 1, 2002. The Company expects to complete the impairment measurement process in the fourth quarter of 2002.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



     The following pro forma financial information compares the Company's net loss for the three months and six months ended June 30, 2002 and 2001, respectively, had the provisions of SFAS 142 been applied on January 1, 2001 (amounts in thousands, except per share data):



                                                           THREE MONTHS          SIX MONTHS
                                                          ENDED JUNE 30,       ENDED JUNE 30,
                                                        ------------------   ------------------
                                                          2002      2001       2002      2001
                                                        --------   -------   --------   -------
Net loss..............................................  $(12,058)  $(5,483)  $(16,291)  $(6,761)
Goodwill amortization, net of tax.....................        --     4,675         --     8,364
                                                        --------   -------   --------   -------
Adjusted net income (loss)............................   (12,058)     (808)   (16,291)    1,603
Amortization of deemed dividend and accretion of
  preferred stock.....................................   (44,498)       --    (44,861)       --
                                                        --------   -------   --------   -------
Adjusted net income (loss) applicable to common
  stockholders........................................  $(56,556)  $  (808)  $(61,152)  $ 1,603
                                                        ========   =======   ========   =======
Basic and diluted earnings per share:
  Reported net loss...................................  $  (0.38)  $ (0.17)  $  (0.51)  $ (0.21)
  Goodwill amortization, net of tax...................        --      0.14         --      0.26
  Amortization of deemed dividend and accretion.......     (1.39)       --      (1.40)       --
                                                        --------   -------   --------   -------
     Adjusted net income (loss) applicable to common
       stockholders...................................  $  (1.77)  $ (0.03)  $  (1.91)  $  0.05
                                                        ========   =======   ========   =======
Weighted-average shares outstanding:
       Basic..........................................    32,033    31,930     32,018    31,904
                                                        ========   =======   ========   =======
       Diluted........................................    32,033    31,930     32,018    31,975
                                                        ========   =======   ========   =======



     Identifiable intangible assets, exclusive of goodwill, as of June 30, 2002, are recorded in Other Intangibles in the Consolidated Balance Sheets and are comprised of:



                                                         GROSS                      NET
                                                        CARRYING   ACCUMULATED     BOOK
                                                         VALUE     AMORTIZATION    VALUE
                                                        --------   ------------   -------
Trade names...........................................  $14,240      $ (4,930)    $ 9,310
Mailing/exhibitor lists...............................   40,204       (12,997)     27,207
Advertiser relationships..............................    7,200        (1,804)      5,396
Acquisition costs.....................................    5,053        (2,545)      2,508
Subscriber relationships..............................    2,100          (357)      1,743
Sponsor relationships.................................    2,112          (792)      1,320
Noncompete agreements.................................    1,436        (1,004)        432
                                                        -------      --------     -------
  Balance at June 30, 2002............................  $72,345      $(24,429)    $47,916
                                                        =======      ========     =======

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



     Total amortization expense for identifiable intangible assets was $5.8 million and $3.4 million for the six months ended June 30, 2002 and 2001, respectively. Amortization expense for these intangibles is estimated for the current year and each of the five succeeding years as follows:



                  YEAR ENDED DECEMBER 31,                      AMOUNT
                  -----------------------                      -------
2002........................................................   $10,679
2003........................................................   $ 8,992
2004........................................................   $ 6,244
2005........................................................   $ 5,332
2006........................................................   $ 4,861
2007........................................................   $ 3,744



NOTE 3 -- ACQUISITIONS



2001 ACQUISITIONS



     In 2001, Penton acquired nine companies for an aggregate purchase price of approximately $9.7 million in cash and $3.5 million in promissory notes, with potential contingent consideration of up to $4.8 million based on the achievement of specified business targets through 2003. The excess of the aggregate purchase price over the fair market value of net assets acquired was approximately $11.5 million.



     At June 30, 2002, Penton had $5.6 million accrued for contingent consideration. Of the amount accrued, approximately $1.5 million is payable in shares of common stock with the balance payable in cash. Subsequent to June 30, 2002, the Company issued the shares of common stock and paid $4.1 million in cash to settle its contingent liability. Cash of $1.2 million was paid in the first half of 2002 for contingent considerations.



     At June 30, 2002, the remaining maximum potential liability for future contingent consideration is approximately $56.5 million. Contingent considerations are payable based on achieving specified performance goals, such as reaching certain revenue or EBITDA levels. The earnout period for $37.2 million of the total contingent consideration expires at December 31, 2002; $15.4 million expires at January 31, 2003; and $3.9 million expires at December 31, 2003. Contingent payments earned are recorded as additional goodwill, pursuant to the provisions of EITF 95-8, "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination," and tested for impairment under SFAS 142.



NOTE 4 -- INVESTMENTS



     In January 2002, Penton sold its remaining 11.8% ownership interest, or 2,973,383 shares, in INT Media Group, Inc. for approximately $5.8 million in cash, and recognized a gain of approximately $1.5 million.



NOTE 5 -- DEBT



SENIOR SECURED NOTES



     In March 2002, Penton issued $157.5 million of 11 7/8% senior secured notes (the "Secured Notes") due in 2007. Interest is payable on the Secured Notes semi-annually on April 1 and October 1. The Secured Notes are fully and unconditionally, jointly and severally guaranteed on a senior basis by all of the assets of Penton's domestic subsidiaries, which are 100% owned by the Company, and also the stock of certain subsidiaries. Condensed consolidating financial information is presented in Note 13 -- Guarantor and Non-Guarantor Subsidiaries. Penton may redeem the Secured Notes, in whole or in part, during the periods October 1, 2005 through September 30, 2006 and October 1, 2006 and thereafter at redemption prices of 105.9375% and 100.0000% of the principal amount, respectively, together with accrued and unpaid interest.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



In addition, at any time prior to October 1, 2005, up to 35% of the aggregate principal amount of the Secured Notes may be redeemed at Penton's option, within 90 days of certain public equity offerings of its common stock, at a redemption price equal to 111.875% of the principal amount, together with accrued and unpaid interest.



     The Secured Notes were offered at a discount of $0.8 million, which is being amortized, using the interest method, over the term of the Secured Notes. Amortization of the discount was $0.03 million for the six months ended June 30, 2002. Costs representing underwriting fees and other professional fees of $6.6 million are being amortized, using the effective interest method, over the term of the Secured Notes. Net proceeds of $150.1 million were used to pay down $83.6 million of Penton's term loan A facility and $49.0 million of its term loan B facility, and to repurchase $10.0 million of the Company's 10 3/8% senior subordinated notes for $8.3 million. The remaining net proceeds of $9.2 million were used for general corporate purposes. The Secured Notes rank senior in right to all of Penton's subordinated indebtedness, including the 10 3/8% senior subordinated notes due in 2011, and equal in right of payment with all of the Company's other senior indebtedness, which is approximately $0.4 million at June 30, 2002. The Secured Notes contain covenants that will, among other things, limit the Company's ability to pay dividends, incur additional debt, sell assets, and enter into mergers or consolidations. Our ability to obtain dividends from our subsidiaries is only restricted if we are in default under our debt arrangement or if we have exceeded our limitation of additional indebtedness, as specified in such agreement.



SENIOR SUBORDINATED NOTES



     In June 2001, Penton issued $185.0 million of 10 3/8% senior subordinated notes (the "Subordinated Notes") due in 2011. Interest is payable on the Subordinated Notes semi-annually on June 15 and December 15. The Subordinated Notes are fully and unconditionally, jointly and severally guaranteed, on a senior subordinated basis, by the assets of the Company's 100% owned domestic subsidiaries. Condensed consolidating financial information is presented in Note 13 -- Guarantor and Non-Guarantor Subsidiaries. The notes may be redeemed in whole or in part on or after June 15, 2006. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Subordinated Notes before June 15, 2004 with the proceeds of certain equity offerings. The Subordinated Notes were offered at a discount of $4.2 million, which is being amortized using the interest method, over the term of the Subordinated Notes. Amortization of the discount was $0.1 million for the six months ended June 30, 2002. Costs representing underwriting fees and other professional fees of $1.7 million are being amortized over the term of the Subordinated Notes. Net proceeds of $180.2 million were used to pay down $136.0 million under the revolving credit facility, $12.8 million of term loan A and $7.2 million of term loan B. The remaining net proceeds of $24.2 million were used for general corporate purposes. The Subordinated Notes are unsecured senior subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including the credit facility. The Subordinated Notes contain covenants that will, among other things, restrict the Company's ability to borrow money, pay dividends on or repurchase capital stock, make investments, sell assets, and enter into mergers or consolidations. Our ability to obtain dividends from our subsidiaries is only restricted if we are in default under our debt arrangement or if we have exceeded our limitation of additional indebtedness, as specified in such agreement.



     In March 2002, the Company repurchased $10.0 million of the Subordinated Notes with $8.7 million of the proceeds from the Secured Note offering, resulting in an extraordinary gain of $0.8 million ($0.03 per diluted share), net of $0.6 million in taxes.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



SENIOR SECURED CREDIT FACILITY



     In March 2002, Penton amended and restated its senior credit facility and repaid in full its term loan A and term loan B facilities from the proceeds received from the sale of preferred shares (see Note 6 -- Redeemable Convertible Preferred Stock), proceeds received from the sale of INT Media Group, Inc. common stock (see Note 4 -- Investments), cash on hand from a tax refund of approximately $12.2 million, and the issuance of $157.5 million in Secured Notes as mentioned above. The amended and restated credit agreement provides for a revolving credit facility of up to a maximum of $40.0 million. Availability under the revolving credit facility is determined by a borrowing base that is limited to 80% of eligible receivables. In order to access the revolver, Penton must not have more than $7.5 million of cash and cash equivalents available, must be in compliance with the loan documents and must submit a borrowing base certificate immediately prior to each extension of credit showing compliance with the borrowing base. Penton is required to pay-down the revolver in the event that it has loans outstanding in excess of the borrowing base, or it has more than $7.5 million in cash and cash equivalents at the end of any month. The amended and restated credit facility has no financial covenants. In connection with the amendment and restatement of the credit facility, the interest rate on the revolving credit facility was increased. In addition, further restrictions were placed on Penton's ability to make certain restricted payments, to make capital expenditures in excess of certain amounts, to incur additional debt and contingent obligations, to make acquisitions and investments, and to sell assets.



     The revolving credit facility bears interest, at Penton's option, at either The Bank of New York's prime rate or at LIBOR, plus, in each case, an additional margin ranging from 2.75% to 4.25% based on Penton's consolidated leverage ratio, defined as the ratio of total debt to total adjusted EBITDA. At June 30, 2002, based upon the calculation of the borrowing base, $23.0 million was available under the revolving credit facility, however, no amounts were outstanding. The commitment under the revolving credit facility decreases by 15% in 2003, 30% in 2004, 35% in 2005 and 20% in 2006. Penton has agreed to pay a commitment fee ranging from 0.375% to 0.50%, based on Penton's consolidated leverage ratio, on the average unused portion of the revolving credit facility commitment.



     The repayment of the term loans resulted in an extraordinary charge of $0.7 million ($0.02 per diluted share), net of $0.5 million in taxes, relating to the write-off of unamortized deferred finance costs.



     Cash paid for interest for the six months ended June 30, 2002 and 2001 was $11.3 million and $9.0 million, respectively.



NOTE PAYABLE



     The note payable at June 30, 2002 represents indebtedness resulting from the acquisition of Hillgate Communications Ltd. in February 2001. In May 2002, loan note A in the amount of $2.8 million was paid in full. Loan note B in the amount of $0.4 million bears interest at 0.5% and matures in July 2004. However, the holders of loan note B have the option to demand payment anytime after April 30, 2004.



NOTE 6 -- MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK



     On March 19, 2002, the Company issued 40,000 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "preferred stock"), and warrants (the "warrants") to purchase 1,280,000 shares of Penton's common stock, par value $0.01 per share, for $40.0 million in a private placement to institutional investors and affiliated entities. On March 28, 2002, the Company issued an additional 10,000 shares of preferred stock, par value $0.01 per share, and warrants to purchase an additional 320,000 shares of Penton's common stock, par value $0.01 per share, for $10.0 million to the same group of investors. The net proceeds

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



from the sale of the preferred stock and warrants were used to repay the term loan indebtedness under Penton's senior credit facility (see Note 5 -- Debt).



     The net proceeds of $46.1 million from the issuance of the preferred stock and warrants, net of issue costs of $3.8 million, were allocated to the preferred stock and warrants based on the relative fair values of each security as of the respective commitment dates noted above. Approximately $4.0 million of the net proceeds were allocated to the warrants and were recorded in additional paid in capital resulting in a discount to the preferred stock. The fair value of the warrants were determined using the Black-Scholes pricing model.



     The balance of the net proceeds, of approximately $42.1 million, were allocated to the preferred stock, which because of the mandatory redemption date and other redemption provisions, were classified outside of permanent equity. Pursuant to the provisions of EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27, "Application of Issue 98-5 to Certain Convertible Instruments," the entire amount of $42.1 million was initially recorded as a beneficial conversion feature in Capital in Excess of Par Value resulting in an additional discount to the preferred stock. The amount of the beneficial conversion feature was determined pursuant to Issue 2 of EITF 00-27. As such, the most beneficial "accounting conversion price" at the issue date of the preferred shares was compared to the closing market price of the stock on that date and the intrinsic spread was multiplied by the number of most beneficial shares that the preferred shares can be converted into. This beneficial conversion feature was being recognized, using the interest method, as a deemed dividend to the preferred stockholders and an increase in the carrying value of the preferred stock from the issuance date to the 10 year mandatory redemption date.



     The preferred stock was also initially being accreted to its maximum redemption amount possible pursuant to Topic D-98, "Classification and Measurement of Redeemable Securities" using the interest method from the issuance date to the 10 year mandatory redemption date.



     In April 2002, the Company reached an agreement with the preferred stockholders to eliminate the scheduled ten year redemption date of the preferred stock and on May 31, 2002, the stockholders approved an amendment to remove the scheduled redemption feature. In exchange for removing the scheduled redemption date, the Company agreed to grant the holders of the preferred stock the right to require Penton to seek a buyer for substantially all of our assets or issued and outstanding capital stock beginning on March 19, 2008. The Company sought the amendment to eliminate the requirement to accrete the preferred stock to the maximum possible redemption amount by such date. However, it did not seek to eliminate the preferred stockholders' right to require the Company to redeem the security upon the occurrence of certain contingent events, including a change in control or liquidation, dissolution or winding up of Penton. To the extent that redemption of the preferred stock becomes probable in the future pursuant to a contingent redemption provision of the preferred stock, accretion to the maximum redemption amount will be required at such time.



     Prior to the stockholders approval to remove the scheduled redemption date, the Company was required to accrete a portion of the maximum redemption amount. For the six months ended June 30, 2002, approximately $2.2 million was accreted, using the interest method. In addition, certain features of the preferred stock had to be accounted for as embedded derivatives, which required mark to market accounting that could have potentially resulted in significant swings in net income and earnings per share. The preferred shares agreement has a number of conversion and redemption provisions which represented derivatives under FAS No. 133, prior to the elimination of the mandatory redemption date. The Company determined that certain of these derivatives do not qualify for scope exemption and are not clearly and closely related to the host contract. As such these embedded derivatives are required to be bifurcated and recorded at fair value. The fair value of these derivatives were calculated using the Black Scholes methodology.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



     As a result of stockholder approval on May 31, 2002, accretion is no longer required and the $42.1 million of unamortized beneficial conversion feature was recognized immediately as a charge to capital in excess of par and as a reduction of income available to common stockholders in the Consolidated Statements of Operations. In addition, mark to market accounting for the embedded derivatives is no longer required subsequent to May 31, 2002. Pursuant to FAS 133 "Accounting for Derivative Instruments and Hedging Activities", the elimination of the mandatory redemption feature made the preferred shares agreement more akin to an equity instrument than a debt instrument. Consequently, the embedded derivatives noted above, which related to the conversion or redemption options, either qualified for a scope exemption or did not constitute a derivative pursuant to FAS 133. Therefore, the elimination of the mandatory redemption feature also eliminated the requirement to mark to market these derivatives.



     The elimination of the mandatory redemption date does not alter the mezzanine classification of the preferred shares in the balance sheet, because of the existence of other redemption provisions in the preferred shares agreement, such as the optional redemption in the event of a change in control by the holder of the preferred shares. Dividends on the preferred stock will continue to be accrued and will be reflected as a reduction in earnings per share available to common stockholders.



     The following is a description of the material terms of the preferred stock and warrants reflecting the effects of the stockholder approval of the transaction and the elimination of the mandatory redemption date:



  Liquidation Preference



     The preferred stock has preferences over the common stock in the event of liquidation, dissolution, winding up, or change in control. Upon the occurrence of any such event, the preferred stockholder will be entitled to be paid in cash, subject to the satisfaction of Penton's obligations under the indentures governing our 10 3/8% Senior Subordinated Notes and 11 7/8% Senior Secured Notes.



     The initial liquidation value of the preferred stock is $1,000 per share. If the preferred stock is not converted or redeemed prior to March 19, 2008, the liquidation value will increase to $4,570 per share. The liquidation preference is the liquidation value plus accrued and unpaid dividends.



  Dividends



     From the date of issuance until March 19, 2008, the dividends on the preferred stock will accrue daily on the sum of the then-applicable liquidation preference and the accrued dividends thereon at an annual rate of 5% per annum. From and after March 19, 2008, the dividends will accrue solely from and including such date at a rate of 15% per annum. At June 30, 2002, preferred dividends of $0.7 million were accrued for ($0.02 per diluted share).



     Dividends are payable semi-annually in cash only if declared by Penton's board of directors and approved by holders of no less than 75% of the preferred stock then outstanding. The provisions of Penton's debt instruments limit its ability to pay dividends in cash, and the Company has no present intention to either declare or pay cash dividends on the preferred stock.



     Upon the occurrence of certain triggering events, the dividend rate increases by one percentage point, with additional one-percentage-point increases per quarter up to a maximum increase of five percentage points.



  Conversion Provisions



     Each share of preferred stock is convertible, at any time, subject to certain restrictions, at the holder's and Penton's option, into a number of shares of Penton's common stock, computed by multiplying the

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



number of shares of preferred stock to be converted by the liquidation value, plus accrued but unpaid dividends, divided by the conversion price. The conversion price for the preferred stock initially will be $7.61 per share, subject to certain anti-dilution adjustments. Among others, the restrictions include the market price of the common shares being equal to or greater than the applicable share minimum noted below.



  Company's Redemption Provisions



     The Company can redeem the preferred stock at any time, in whole or in part, at a cash redemption price equal to the product of the number of shares of common stock into which the preferred shares can be converted, without actually requiring such conversion, and the greater of the volume weighted-average closing share price of Penton's common stock for the preceding 30 trading days, or the applicable minimum share price derived from the following schedule (as may be adjusted for stock splits and similar transactions):




If being redeemed prior to the third anniversary............   $15.18
If being redeemed after the third, but before the fourth
  anniversary...............................................   $17.51
If being redeemed after the fourth, but before the fifth
  anniversary...............................................   $19.31
If being redeemed after the fifth, but before the sixth
  anniversary...............................................   $23.26



  Holder's Redemption Provisions



     The preferred stockholders' have the right to require the Company to redeem the security upon the occurrence of certain contingent events, including a change in control or liquidation, dissolution or winding up of Penton.



  Conversion Prices



     The initial conversion price is $7.61 per share (subject to certain anti-dilution adjustments) until the sixth anniversary of issuance, at which time the price may be adjusted to the lesser of (a) the conversion price in effect on the sixth anniversary, or (b) the greater of 90% of the market price of the Company's common stock on the conversion date or $4.50.



     If Penton fails to comply with specific covenants contained in the purchase agreement, the conversion price of the preferred stock will be reduced by $0.76 (adjusted for stock splits and similar transactions) until such failure is no longer in existence, every 90 days the conversion price shall be reduced by $0.76 up to a maximum reduction of $3.80 (adjusted for stock splits and similar transactions). The conversion price will adjust to what it would have been absent such breach (to the extent of any shares of preferred stock still outstanding) once the breach is cured. No such reduction to the conversion price will be made at any time that representatives of the investors constitute a majority of the board of directors. In addition, if Penton's leverage ratio (as defined in the purchase agreement) exceeds 7.5 to 1.0 for any quarterly period beginning on December 31, 2002, and such leverage ratio remains in excess of 7.5 to 1.0 for a period of 90 days, the conversion price of the preferred stock will be reduced by $0.76 (adjusted for stock splits and similar transactions). Thereafter, until the leverage ratio reduces below 7.5 to 1.0, every 90 days the conversion price will be reduced by another $0.76 (adjusted for stock splits and similar transactions), subject to a maximum reduction not to exceed $3.80 (adjusted for stock splits and similar transactions). The conversion price will adjust to what it would have been absent such event (to the extent of any shares of preferred stock still outstanding) once the leverage ratio reduces below 7.5 to 1.0. No such reduction to the conversion price will be made at any time that representatives of the investors constitute a majority of the board of directors.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



  Board Representation



     The preferred stock entitles the holders thereof initially to three board seats. However, at such time as the holders of preferred stock cease to hold shares of preferred stock having an aggregate liquidation preference of at least $25 million, they will lose the right to appoint the director for one of these board seats. On March 19, 2008, the holders of a majority of the preferred stock then outstanding, if any, will be entitled to appoint one less than a minimum majority of the board of directors. At such time as the holders of preferred stock cease to hold shares of preferred stock having an aggregate liquidation preference of at least $10 million, and such holders' beneficial ownership of Penton's preferred stock and common stock constitutes less than 5% of the aggregate voting power of the Company's voting securities, the holders of preferred stock will no longer have the right to appoint any directors to the board of directors.



     In addition, upon the occurrence of certain triggering events, the holders of a majority of the preferred stock may appoint a minimum majority of Penton's board of directors. At such time as the holders of preferred stock cease to hold shares of preferred stock having an aggregate liquidation preference of at least $10 million and such holders' beneficial ownership of Penton's preferred stock and common stock constitutes less than 5% of the aggregate voting power of the Company's voting securities, the holders of preferred stock will no longer have the right to appoint additional directors upon these events.



     Penton has also granted the holders of the preferred stock the right to have representatives attend meetings of the board of directors after such time as they are no longer entitled to appoint any members to the board of directors and until such time as they no longer own any preferred stock, warrants or shares of common stock issued upon conversion of the preferred stock and exercise of the warrants.



  Voting Rights



     The holders of the preferred stock are entitled to vote on all matters submitted to a vote of Penton's stockholders, voting as a single class with the common stockholders on an as-converted basis. In addition, Penton may not, without the affirmative vote of the holders of not less than 75% of the preferred stock then outstanding, declare and pay dividends, impact the existing classes of capital stock, and increase the size of the board, among other conditions.



  Covenants



     The terms of the preferred stock have several financial and non-financial covenants. As of June 30, 2002, Penton was in compliance with all such covenants.



  Sales Rights



     The terms of the preferred stock require that Penton maintain a leverage ratio, defined as debt less cash balances in excess of $5.0 million plus the accreted value of the preferred stock, to EBITDA of 7.5 to 1.0 for the 12 month period ending on the last day of December, March, June, and September of each year beginning with the period ending on December 31, 2002. If Penton is in violation of this covenant for four consecutive fiscal quarters, then the holders of a majority of the preferred stock have the right to cause the Company to seek a buyer for all of its assets or all of its issued and outstanding capital stock. The holders of preferred stock will not have this right if their representatives constitute a majority of the board of directors.



     In exchange for removing the scheduled redemption date, the Company agreed to grant the holders of the preferred stock the right to require us to seek a buyer for substantially all of our assets or issued and outstanding capital stock beginning on March 19, 2008. The holders of the preferred stock will not have this right if less than 3,500 shares of preferred stock (as adjusted for stock splits and similar transactions) are then outstanding.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



  Warrants



     The initial exercise price of the warrants is $7.61 per share. The warrants are subject to anti-dilution and other adjustments that mirror those applicable to the preferred stock. The warrants are immediately exercisable and expire 10 years after issuance.



NOTE 7 -- EARNINGS PER SHARE



     Earnings per share have been computed pursuant to the provisions of SFAS No. 128, "Earnings Per Share." Computations of basic and diluted earnings per share for the three months and six months ended June 30, 2002 and 2001 are as follows (in thousands, except per share amounts):



                                                           THREE MONTHS          SIX MONTHS
                                                          ENDED JUNE 30,       ENDED JUNE 30,
                                                        ------------------   ------------------
                                                          2002      2001       2002      2001
                                                        --------   -------   --------   -------
Net loss applicable to common stockholders............  $(56,556)  $(5,483)  $(61,152)  $(6,761)
                                                        ========   =======   ========   =======
Number of shares:
  Weighted average shares outstanding -- basic and
     diluted..........................................    32,033    31,930     32,018    31,904
                                                        ========   =======   ========   =======
Per share amount:
  Loss from operations -- basic and diluted...........  $  (1.77)  $ (0.17)  $  (1.91)  $ (0.21)
                                                        ========   =======   ========   =======



     The preferred stock is a participating security, such that in the event a dividend is declared or paid on the common stock, the Company must simultaneously declare and pay a dividend on the preferred stock as if the preferred stock had been converted into common stock. Topic D-95, "Effect of Participating Convertible Securities on the Computation of Basic Earnings per Share" requires that the preferred stock be included in the computation of basic earnings per share if the effect of inclusion is dilutive. The Company's accounting policy requires the use of the two-class method for its participating securities for earnings per share calculations. For the six months ended June 30, 2002, preferred stock was excluded from the calculation of basic earnings per share as the result was not dilutive. The preferred stock has been considered in the diluted earnings per share calculation under the "if-converted" method.



     Due to the net loss applicable to common stockholders for the six months ended June 30, 2002 and 2001, 2,669,655 stock options, 665,272 performance shares, 824,879 deferred shares, 59,340 restricted stock units, 527,951 contingent shares, 1,600,000 warrants and 50,000 redeemable preferred shares were excluded from the calculation of diluted earnings per share, as the result would have been anti-dilutive.



NOTE 8 -- COMMON STOCK AND COMMON STOCK AWARD PROGRAMS



     In May 2002, the stockholders approved an amendment to increase the number of authorized shares from 60 million to 155 million.



STOCKHOLDERS RIGHTS AGREEMENT



     The Company has a Stockholders Rights Agreement (the "Rights Agreement") to protect stockholders rights in the event of a proposed takeover of the Company. Under the plan, the rights will initially trade together with the Company's common stock and will not be exercisable. In the absence of further board action, the rights generally will become exercisable and allow the holder to acquire the Company's common stock at a discounted price if any person or group acquires 20% or more of the outstanding shares of the Company's common stock. Rights held by the persons who exceed the applicable threshold will be void.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



     Under certain circumstances, the rights will entitle the holder to buy shares in an acquiring entity at a discounted price. The plan also includes an exchange option. In general, after the rights become exercisable, the Penton board may, at its option, effect an exchange of part or all of the rights, other than rights that have become void, for shares of Penton common stock. Under this option, Penton would issue one share of common stock for each right, subject to adjustment in certain circumstances.



     The Penton board may, at its option, redeem all rights for $0.01 per right, generally at any time prior to the rights becoming exercisable. The rights will expire June 27, 2010, unless earlier redeemed, exchanged or amended by the Penton board. In March 2002, the Rights Agreement was amended by the board of directors to permit the sale of convertible preferred stock (see Note 6 -Redeemable Convertible Preferred Stock) and in July 2002, the Rights Agreement was amended by the board of directors to change the expiration date of the rights under the Rights Agreement to be effective at the close of business at Penton's 2003 annual meeting of stockholders, unless the Rights Agreement is approved by the stockholders at such annual meeting. (see Note 16 -- Subsequent Events). The Rights Agreement has no impact on the consolidated financial statements or earnings per share.



EMPLOYEE STOCK PURCHASE PLAN



     The Company has an Employee Stock Purchase Plan which allows employees the opportunity to purchase shares of Penton at a discount. The plan allows employees to purchase common stock at 85% of the lower of the market price at the beginning or end of each quarter. This plan was deemed to be non-compensatory pursuant to the appropriate sections of the Internal Revenue Service Codes.



MANAGEMENT STOCK PURCHASE PLAN



     The Company has a Management Stock Purchase Plan for designated officers and other key employees. Participants in the plan may elect to receive restricted stock units ("RSUs") in lieu of a designated portion of up to 100% of their annual incentive bonus. Each RSU represents the right to receive one share of Penton common stock. RSUs are granted at a 20% discount from fair market value on the date awarded. RSUs vest two years after the date of grant and are settled in shares of common stock after a period of deferral (of no less than two years) selected by the participant, or upon termination of employment. The discount is recorded as compensation expense over the minimum vesting period, of which, $0.04 million and $0.07 million, respectively were recognized as expense for the six months ended June 30, 2002 and 2001. In February 2002 and 2001, 21,976 and 31,942 RSUs were granted at a fair market value of $7.38 and $25.10 per share, respectively. At June 30, 2002, 59,340 RSUs were outstanding. During the first six months of 2002, 15,436 shares of the Company's common stock were issued under this plan.



EXECUTIVE LOAN PROGRAM



     The Company has an Executive Loan Program, which allowed Penton to issue an aggregate of up to 400,000 shares of Penton common stock at fair market value to six key executives, in exchange for full recourse notes. In December 2001, the loan notes were amended to cease interest from being charged as well as to extend the maturity date from the fifth anniversary of the first loan date to six months following the seventh anniversary of the first loan date. No payments are required until maturity, at which time all outstanding amounts are due.



     At June 30, 2002, the outstanding loan balance under the Executive Loan Program was approximately $9.7 million (including $1.0 million of accrued interest). During the second quarter of 2002, executive loans of $1.1 million (including $0.1 million of accrued interest) were repaid. The loan balance is classified in the Stockholders' Equity section of the Consolidated Balance Sheets as Notes Receivable Officers/Directors.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



EQUITY AND PERFORMANCE INCENTIVE PLAN



     In May 2001, the stockholders approved an amendment to increase the number of shares of common stock reserved for issuance under the 1998 Equity and Performance Incentive Plan from 2.5 million shares to 5.5 million shares.



STOCK OPTIONS



     The Company has stock option plans under which employees and directors may be granted options to purchase shares of the Company's common stock. In May 2001, the stockholders approved an amendment to increase the number of shares of common stock reserved for issuance under the 1998 Director Stock Option Plan from 100,000 shares to 250,000 shares.



     As of June 30, 2002, 2,669,655 stock options were outstanding under the 1998 Equity and Performance Incentive Plan and the 1998 Director Stock Option Plan. Options granted under the plans generally vest equally over three years from the date of grant. However, most options granted are not exercisable until the third anniversary. All options granted pursuant to the plan will expire no later than 10 years from the date the option was granted. Option grants do not have any associated compensation charge, as all grants are issued at fair market value.



     In July 2002, Penton filed a Tender Offer Statement related to the exchange by eligible employees of outstanding options to purchase shares of Penton's common stock issued under the Penton Media, Inc. 1998 Equity and Performance Incentive Plan (the "Option Plan") with exercise prices greater than or equal to $16.225 per share for new options to purchase shares of common stock to be issued under the Option Plan ("New Options"). New Options will be granted on or promptly after the first business day that is at least six months and one day after the eligible options tendered pursuant to the offer are cancelled. The exercise price of the New Options shall be the fair value of our common stock on the grant date. Each eligible employee will receive a New Option to acquire one share of Penton's common stock for every two shares of Penton's common stock subject to an eligible option. The offer to exchange options under the Tender Offer expires on August 22, 2002, unless the period is extended. (See Note
16 -- Subsequent Events).



DEFERRED SHARES



     The Company's long-term incentive plan also provides for the award of deferred shares. At June 30, 2002, 824,879 deferred shares were outstanding. Of the shares outstanding at June 30, 2002, 768,630 shares vest one-fourth on each three-month anniversary following the date of grant, 47,553 shares vest on the third anniversary of the grant date and the remaining 8,696 shares vest at the rate of 20% per year over a five-year period from date of grant. In the first six months of 2002, 9,100 fully vested deferred shares were issued for common stock of Penton. Compensation expense is being recognized over the related vesting period based on the fair value of the shares on the date of grant. For the six months ended June 30, 2002 and 2001, approximately $1.8 million and $0.2 million, respectively, were charged to expense under this plan.



PERFORMANCE SHARES



     In February 2002, the board of directors approved a grant of 495,000 performance shares to certain key executives, subject to the attainment of certain performance goals over a three-year period from January 1, 2002 through December 31, 2004. Each grantee is eligible to receive between 50% and 150% of the granted shares. At June 30, 665,272 performance shares are outstanding.



     Performance shares are not issuable until earned. Compensation expense for performance shares is recorded over the performance period based on an estimate at the end of each reporting period. The estimate takes into account the probable number of shares that will be earned by the grantee and the share price of our

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



common stock at the end of the performance period. For the six months ended June 30, 2002 and 2001, approximately $(0.2) million and $1.2 million, respectively, were charged (credited) to expense for these shares. No performance shares have been issued pursuant to the plan during the six months ended June 30, 2002.



TREASURY STOCK



     In the second quarter 2002, one executive returned 52,332 shares to the Company to pay down a portion of his executive loan balance. These treasury stock were recorded at $0.4 million as a decrease in additional paid in capital.



NOTE 9 -- COMPREHENSIVE LOSS



     Total comprehensive loss for the three months and six months ended June 30, 2002 and 2001 was $12.1 million, $5.0 million, $16.0 million and $13.1 million, respectively.



                                                                  NOTES       ACCUMULATED
                                       CAPITAL IN   RETAINED    RECEIVABLE       OTHER
                              COMMON   EXCESS OF    EARNINGS    OFFICERS/    COMPREHENSIVE
                              STOCK    PAR VALUE    (DEFICIT)   DIRECTORS    INCOME/(LOSS)    TOTAL
                              ------   ----------   ---------   ----------   -------------   --------
Balance at December 31,
  2001......................   $319     $227,245    $  6,724     $(10,824)      $(2,934)     $220,530
                               ----     --------    --------     --------       -------      --------
Comprehensive loss:
  Net loss..................     --           --     (16,291)          --            --       (16,291)
  Other comprehensive loss:
     Reclassification
       adjustment for
       realized gain on
       securities sold......     --           --          --           --          (808)         (808)
       Reclassification
          adjustment of net
          loss on cash flow
          hedge
          discontinuation...     --           --          --           --         1,438         1,438
     Foreign currency
       translation
       adjustment...........     --           --          --           --          (328)         (328)
                                                                                             --------
  Comprehensive loss........                                                                  (15,989)
                                                                                             --------
Issuance of common stock:
  Deferred shares and stock
     options................     --          533          --           31            --           564
  Employee stock purchase
     plan...................     --         (376)         --           --            --          (376)
Repayment of executive
  loans.....................     --           --          --          703            --           703
Purchase of treasury
  stock.....................     (1)        (386)         --          387            --            --
Issuance of 50,000 shares of
  preferred Stock and
  subsequent recognition of
  Warrants issued with
  preferred stock...........     --        4,003          --           --            --         4,003
Amortization of deemed
  dividend and accretion of
  preferred stock...........     --       (2,756)         --           --            --        (2,756)
                               ----     --------    --------     --------       -------      --------
Balance at June 30, 2002....   $318     $228,263    $ (9,567)    $ (9,703)      $(2,632)     $206,679
                               ====     ========    ========     ========       =======      ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



NOTE 10 -- HEDGING ACTIVITIES



RISK MANAGEMENT



     In the ordinary course of business, the Company is exposed to fluctuations in interest rates and foreign currency rates. The Company maintains assets and operations in Europe and Asia, and as a result, may be exposed to fluctuations in currency rates relative to these markets. Penton, however, does not manage this risk using derivative instruments.



     The Company was exposed to interest rate risk due to the variable interest rates of its senior secured credit facility. In March 2002, the Company paid down term loans A and B of the credit facility with certain debt and equity offerings (see Note 5 -- Debt). As a result, at June 30, 2002, the Company has no variable-interest rate debt outstanding.



     The Company is also exposed to changes in the fair value of its fixed-rate senior secured notes and senior subordinated notes. As of June 30, 2002, the Company did not manage this risk using derivative instruments.



CASH FLOW HEDGES



     In March 2002, the Company discontinued hedge accounting for its cash flow hedges as the Company paid down its outstanding variable rate debt. The entire net deferred loss on cash flow hedges of $1.4 million recorded in Other Comprehensive Income was reclassified to earnings.



     Management has decided to continue to hold the derivative instruments until their maturity, and will carry the derivatives at their fair market value on the balance sheet, recognizing changes in the fair value in current period earnings. As of June 30, 2002, the Company recognized a net loss of $1.1 million related to such derivative instruments.



     At June 30, 2002, the Company had the following interest rate instruments in effect (in thousands):



                                                          NOTIONAL   FIXED
                                                           AMOUNT    RATE      PERIOD
                                                          --------   -----   -----------
Interest rate swap......................................  $26,875    6.22%    1/00-10/02
Interest rate swap......................................  $35,832    6.77%    5/00-11/02
Interest rate swap......................................  $17,916    5.95%    9/99-10/02
Interest rate cap.......................................  $26,875    8.50%   10/99-10/02



     At June 30, 2002, the interest rate instruments had a negative fair value of $1.7 million, which is recorded as a liability in Other Accrued Expenses on the Consolidated Balance Sheet.



     The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements. However, the Company does not anticipate non-performance by the other counter-parties as they are major financial institutions. The weighted average implied forward variable interest rate is approximately 6.19% for 2002.



NOTE 11 -- RESTRUCTURING CHARGES



SECOND QUARTER 2002 CHARGE



     In the second quarter 2002, Penton recorded a restructuring charge of $7.8 million ($4.7 million after tax, or $0.15 per diluted share). The charge included $4.4 million of employee termination benefits related to a reduction of 128 positions, including 112 U.S. employees, with the remainder primarily in the U.K.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



Employee termination benefits include payments for severance, costs of outplacement services and continued benefits.



     In addition to termination benefits, the second quarter charge included $2.7 million related to exit costs associated with the closing of five existing office locations under long term leases expiring through 2010 and $0.6 million related to other contractual obligations. Charges for other contractual obligations include costs associated with the cancellation of a trade show venue.



FIRST QUARTER 2002 CHARGE



     The restructuring charge credit of $0.3 million ($0.2 million after tax, or $0.1 per diluted share) as of March 31, 2002, comprises approximately $1.3 million of additional employee termination benefits accrued in the first quarter of 2002, offset by the reversal of approximately $1.6 million related to lease reserves established in the third quarter of 2001 for Penton's New York, NY and Burlingame, CA, offices, for long-term leases which the Company was able to sublease. Personnel costs of $1.4 million are associated with the elimination of approximately 50 positions in the U.S. Personnel costs include payments for severance, costs of outplacement services and a provision for continued benefits to personnel. The New York and Burlingame office closure costs totaling $3.4 million were charged in the second half of 2001. At that time, no assumptions for subleases were made by the Company, due to the inherent limitations in estimating the future trends of the real estate marketplace, the economic conditions present in New York City at the time, and the remote probability of a successful sublease. However, in March 2002, due to continuing efforts by the Company, it finalized a contract to sublease its New York office space for the remainder of the lease term, or approximately 7.25 years. In addition, in April 2002, Penton subleased its Burlingame office for the remainder of the lease term, or approximately 3.8 years. Penton remains ultimately responsible for the payment of both of these leases.



2001 CHARGE



     In February 2001, Penton announced a restructuring program with the intent of discontinuing certain Internet operations that had not demonstrated revenue growth, customer acceptance and near-term opportunity for profit. The charge of $5.6 million ($3.3 million after tax, or $0.10 per share on a diluted basis) included the write-off of capitalized software development costs associated with the discontinuance of the industry exchange component of New Hope Natural Media's Healthwell.com; personnel costs, including the reduction of approximately 60 employees at Healthwell.com as well as a reduction of workforce related to a number of other Internet initiatives throughout Penton; and exit costs associated with existing office spaces under lease and other contractual obligations. In the third-quarter of 2001, the Company determined that some first-quarter restructuring initiatives would not require the level of spending that had been originally estimated. Based on the Company's third-quarter estimates, approximately $1.0 million was reversed from the first-quarter charge and the total amount of the charge was adjusted to $4.6 million ($2.7 million after tax, or $0.09 per share on a basic and diluted basis). The remaining costs incurred in connection with the first-quarter restructuring plan have been paid.



     In the second half of 2001, the Company implemented a number of expense reduction and restructuring initiatives to more closely align its cost structure with the business environment. Restructuring charges of $9.5 million ($5.7 million after tax, or $0.18 per share on a diluted basis), net of the $1.0 million reversal noted above in the third quarter and $3.7 million ($2.3 million after tax, or $0.07 per share on a diluted basis) in the fourth quarter resulted primarily from strategic decisions to restructure a number of businesses and support departments, including reducing Penton's overhead infrastructure by consolidating and closing several branch offices, centralizing information technology and outsourcing certain corporate functions. Of the total charges, $4.7 million relates to employee termination benefits for the elimination of nearly 340 positions,

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



of which 294 terminations and $2.7 million in payments had been completed by year end. Approximately 84% of the positions eliminated or to be eliminated are in the U.S., with the remaining positions predominantly in the United Kingdom and Germany. The remaining $8.5 million of the restructuring charges relates to the closing of more than 20 Penton offices worldwide, and includes costs associated with existing office spaces under lease and other contractual obligations.



     The following table summarizes the restructuring and impairment charges, the amounts paid and the ending accrual balances for the period ended June 30, 2002 (in thousands):



                                                             FIRST    SECOND
                                                 ACCRUAL    QUARTER   QUARTER     CASH     ACCRUAL
DESCRIPTION                                      12/31/01   CHARGES   CHARGES   PAYMENTS   6/30/02
-----------                                      --------   -------   -------   --------   -------
Severance, outplacement and other personnel
  costs........................................  $ 2,115    $1,382    $4,437    $(4,215)   $ 3,719
Facility closing costs.........................    9,134    (1,645)    2,722     (1,342)     8,869
Other exit costs...............................      383        --       610       (295)       698
                                                 -------    ------    ------    -------    -------
Total..........................................  $11,632    $ (263)   $7,769    $(5,852)   $13,286
                                                 =======    ======    ======    =======    =======



     The majority of the severance costs are expected to be paid by the end of September 2002, while the balance of facility costs, which include long-term leases, is expected to be paid through 2013.



NOTE 12 -- SEGMENT INFORMATION



     Penton has four segments which derive their revenues from the production of trade shows, publications and online media products, including Web sites serving customers in 12 distinct industry sectors. Penton measures segment profitability using adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, non-cash compensation and unusual items. Adjusted EBITDA for segments also excludes corporate-level costs. Corporate-level costs include costs for centralized functions, such as finance, accounting and information systems, which are not allocated to each segment.



     Summary information by segment for the six months ended June 30, 2002 and 2001 is as follows (in thousands):



                                              INDUSTRY   TECHNOLOGY   LIFESTYLE
                                               MEDIA       MEDIA        MEDIA     OTHER     TOTAL
                                              --------   ----------   ---------   ------   --------
2002
  Revenues..................................  $49,210     $ 52,273     $18,755    $8,946   $129,184
  Adjusted EBITDA...........................  $ 7,595     $  2,040     $ 7,927    $2,278   $ 19,840
2001
  Revenues..................................  $68,622     $123,361     $18,140    $9,347   $219,470
  Adjusted EBITDA...........................  $12,676     $ 28,655     $ 7,776    $1,998   $ 51,105

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



     Segment revenues, all of which are realized from external customers, equal Penton's consolidated revenues. The following is a reconciliation of Penton's total segment adjusted EBITDA to consolidated loss before income taxes and extraordinary item (in thousands):



                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                                2002      2001
                                                              --------   -------
Total segment adjusted EBITDA...............................  $ 19,840   $51,105
Depreciation and amortization...............................   (10,140)  (22,714)
Restructuring charge........................................    (7,506)   (5,567)
Impairment of assets........................................      (136)       --
Non-cash compensation.......................................    (1,544)   (1,445)
Gain on sale of investments.................................     1,491        --
Interest expense............................................   (18,920)  (13,069)
Interest income.............................................       460       819
Miscellaneous, net..........................................      (341)   (1,450)
Corporate costs.............................................    (9,675)  (13,838)
                                                              --------   -------
Consolidated loss before income taxes and extraordinary
  item......................................................  $(26,471)  $(6,159)
                                                              ========   =======



NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES



     The following schedules set forth condensed consolidating balance sheets as of June 30, 2002 and December 31, 2001, and condensed consolidating statements of operations and condensed consolidating statements of cash flows for the six months ended June 30, 2002 and 2001. In the following schedules, "Parent" refers to the combined balances of Penton Media, Inc., "Guarantor Subsidiaries" refers to Penton's wholly owned domestic subsidiaries and "Non-guarantor Subsidiaries" refers to Penton's foreign subsidiaries. "Eliminations" represents the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate the investments in Penton's subsidiaries.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)


                               PENTON MEDIA, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                              AS OF JUNE 30, 2002



                                                   GUARANTOR     NON-GUARANTOR                     PENTON
                                        PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       --------   ------------   -------------   ------------   ------------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $ 18,581     $    286       $  3,722       $      --       $ 22,589
  Accounts and notes receivable,
     net.............................   147,355       (7,265)       (12,879)        (82,000)        45,211
  Income taxes receivable............    10,464           --             --              --         10,464
  Inventories........................       374          316              8              --            698
  Deferred tax asset.................     4,716        1,962            (33)             --          6,645
  Prepayments, deposits and other....     2,758        2,796          5,070              --         10,624
                                       --------     --------       --------       ---------       --------
                                        184,248       (1,905)        (4,112)        (82,000)        96,231
                                       --------     --------       --------       ---------       --------
  Property, plant and equipment,
     net.............................    20,090        4,764          2,512              --         27,366
  Goodwill, net......................   123,645      333,181         37,521              --        494,347
  Other intangibles, net.............    19,621       36,691          1,961              --         58,273
  Deferred tax asset.................     6,961        1,045             --              --          8,006
  Investments........................   221,902      146,303             --        (368,205)            --
                                       --------     --------       --------       ---------       --------
                                        392,219      521,984         41,994        (368,205)       587,992
                                       --------     --------       --------       ---------       --------
                                       $576,467     $520,079       $ 37,882       $(450,205)      $684,223
                                       ========     ========       ========       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     expenses........................  $  7,032     $     16       $    930       $      --       $  7,978
  Income taxes payable...............       887        1,764            175              --          2,826
  Accrued earnouts...................     1,547           --          4,018              --          5,565
  Accrued compensation and
     benefits........................    11,772        1,253            844              --         13,869
  Other Accrued Expenses.............    30,527       (5,788)         5,189              --         29,928
  Unearned income....................    10,903        9,815          5,064              --         25,782
                                       --------     --------       --------       ---------       --------
                                         62,668        7,060         16,220              --         85,948
                                       --------     --------       --------       ---------       --------
LONG-TERM LIABILITIES AND DEFERRED
  CREDITS:
  Senior secured notes, net of
     discount........................    92,477       64,266             --              --        156,743
  Senior subordinated notes, net of
     discount........................   101,064       70,232             --              --        171,296
  Note payable.......................    82,000           --            417         (82,000)           417
  Net deferred pension credits.......    14,765           --             --              --         14,765
  Deferred tax liability.............    (9,501)       9,501             --              --             --
  Intercompany advances..............   (57,382)      44,967         12,415              --             --
  Other..............................     1,905          397          1,212              --          3,514
                                       --------     --------       --------       ---------       --------
                                        225,328      189,363         14,044         (82,000)       346,735
                                       --------     --------       --------       ---------       --------
Mandatorily redeemable convertible
  preferred stock....................    44,861           --             --              --         44,861
                                       --------     --------       --------       ---------       --------
STOCKHOLDERS' EQUITY:
  Common stock.......................   219,355      350,020         16,614        (357,408)       228,581
  Retained earnings (deficit)........    34,168      (26,364)        (6,574)        (10,797)        (9,567)
  Notes receivable
     officers/directors..............    (9,703)          --             --              --         (9,703)
  Accumulated other comprehensive
     loss............................      (210)          --         (2,422)             --         (2,632)
                                       --------     --------       --------       ---------       --------
                                        243,610      323,656          7,618        (368,205)       206,679
                                       --------     --------       --------       ---------       --------
                                       $576,467     $520,079       $ 37,882       $(450,205)      $684,223
                                       ========     ========       ========       =========       ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)


                               PENTON MEDIA, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2001



                                                   GUARANTOR     NON-GUARANTOR                     PENTON
                                        PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       --------   ------------   -------------   ------------   ------------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $ 14,518     $  1,993        $ 3,680       $      --       $ 20,191
  Accounts and notes receivable,
     net.............................    32,973       93,247         12,232         (82,000)        56,452
  Income tax receivable..............    14,750           --             --              --         14,750
  Inventories........................     1,090          248             13              --          1,351
  Deferred tax asset.................     4,683        1,962             --              --          6,645
  Prepayments, deposits and other....     3,893        3,961             --              --          7,854
                                       --------     --------        -------       ---------       --------
                                         71,907      101,411         15,925         (82,000)       107,243
                                       --------     --------        -------       ---------       --------
  Property, plant and equipment,
     net.............................    22,563        4,694          2,919              --         30,176
  Goodwill, net......................   124,828      331,570         36,743              --        493,141
  Other intangibles, net.............    13,624       40,684          2,492              --         56,800
  Deferred tax asset.................    16,462       (8,994)            --              --          7,468
  Investment in subsidiaries.........   221,915      146,235             --        (368,150)            --
  Investments........................        --        5,649             --              --          5,649
                                       --------     --------        -------       ---------       --------
                                        399,392      519,838         42,154        (368,150)       593,234
                                       --------     --------        -------       ---------       --------
                                       $471,299     $621,249        $58,079       $(450,150)      $700,477
                                       ========     ========        =======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Senior secured credit facility.....  $ 16,489     $     --        $    --       $      --       $ 16,489
  Note payable.......................        --           --          2,804              --          2,804
  Accounts payable and accrued
     expenses........................    38,969       (1,580)         9,656              --         47,045
  Accrued compensation and
     benefits........................    10,562        1,226            623              --         12,411
  Unearned income....................    15,339       16,723          4,877              --         36,939
                                       --------     --------        -------       ---------       --------
                                         81,359       16,369         17,960              --        115,688
                                       --------     --------        -------       ---------       --------
LONG-TERM LIABILITIES AND DEFERRED
  CREDITS:
  Senior secured credit facility.....   164,098           --             --              --        164,098
  Senior subordinated notes, net of
     discount........................   180,957           --             --              --        180,957
  Note payable.......................    82,000           --            417         (82,000)           417
  Net deferred pension credits.......    15,140           --             --              --         15,140
  Intercompany advances..............  (310,773)     266,714         44,059              --             --
  Other..............................     2,097          384          1,166              --          3,647
                                       --------     --------        -------       ---------       --------
                                        133,519      267,098         45,642         (82,000)       364,259
                                       --------     --------        -------       ---------       --------
STOCKHOLDERS' EQUITY:
  Common stock.......................   227,564      355,888          1,465        (357,353)       227,564
  Retained earnings (deficit)........    41,251      (18,914)        (4,816)        (10,797)         6,724
  Notes receivable
     officers/directors..............   (10,824)          --             --              --        (10,824)
  Accumulated other comprehensive
     income (loss)...................    (1,570)         808         (2,172)             --         (2,934)
                                       --------     --------        -------       ---------       --------
                                        256,421      337,782         (5,523)       (368,150)       220,530
                                       --------     --------        -------       ---------       --------
                                       $471,299     $621,249        $58,079       $(450,150)      $700,477
                                       ========     ========        =======       =========       ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)


                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002



                                               GUARANTOR     NON-GUARANTOR                     PENTON
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    -------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
REVENUES..........................  $83,977     $33,896         $11,311           $--         $129,184
                                    -------     -------         -------           --          --------
OPERATING EXPENSES:
  Editorial, production and
     circulation..................   35,268      14,936           4,453           --            54,657
  Selling, general and
     administrative...............   38,675      20,011           7,220           --            65,906
  Restructuring charges...........    6,047         317           1,142           --             7,506
  Impairment of assets............       --          --             136           --               136
  Depreciation and amortization...    4,688       4,706             746           --            10,140
                                    -------     -------         -------           --          --------
                                     84,678      39,970          13,697           --           138,345
                                    -------     -------         -------           --          --------
OPERATING LOSS....................     (701)     (6,074)         (2,386)          --            (9,161)
                                    -------     -------         -------           --          --------
OTHER INCOME (EXPENSE):
  Interest expense................  (11,100)     (7,713)           (107)          --           (18,920)
  Interest income.................   (1,015)      1,516             (41)          --               460
  Gain on sale of investments.....    1,491          --              --           --             1,491
  Miscellaneous, net..............     (363)         --              22           --              (341)
                                    -------     -------         -------           --          --------
                                    (10,987)     (6,197)           (126)          --           (17,310)
                                    -------     -------         -------           --          --------
LOSS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM..............  (11,688)    (12,271)         (2,512)          --           (26,471)
BENEFIT FOR INCOME TAXES..........   (4,438)     (4,822)           (754)          --           (10,014)
                                    -------     -------         -------           --          --------
LOSS BEFORE EXTRAORDINARY ITEM....   (7,250)     (7,449)         (1,758)          --           (16,457)
EXTRAORDINARY ITEM, NET OF
  TAXES...........................      166          --              --           --               166
                                    -------     -------         -------           --          --------
NET LOSS..........................  $(7,084)    $(7,449)        $(1,758)          $--         $(16,291)
                                    =======     =======         =======           ==          ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)


                               PENTON MEDIA, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001



                                               GUARANTOR     NON-GUARANTOR                     PENTON
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
                                                          (DOLLARS IN THOUSANDS)
REVENUES.........................  $112,931     $77,899         $28,640           $--         $219,470
                                   --------     -------         -------           --          --------
OPERATING EXPENSES:
  Editorial, production and
     circulation.................    47,698      26,791           9,523           --            84,012
  Selling, general and
     administrative..............    56,233      31,668          11,735           --            99,636
  Restructuring charges..........     5,567          --              --           --             5,567
  Depreciation and
     amortization................    19,356       3,055             303           --            22,714
                                   --------     -------         -------           --          --------
                                    128,854      61,514          21,561           --           211,929
                                   --------     -------         -------           --          --------
OPERATING INCOME (LOSS)..........   (15,923)     16,385           7,079           --             7,541
                                   --------     -------         -------           --          --------
OTHER INCOME (EXPENSE):
  Interest expense...............   (12,907)        (62)           (100)          --           (13,069)
  Interest income................    (1,721)      2,633             (93)                           819
  Gain on sale of investments....        --          --              --           --                --
  Miscellaneous, net.............      (216)         --          (1,234)          --            (1,450)
                                   --------     -------         -------           --          --------
                                    (14,844)      2,571          (1,427)          --           (13,700)
                                   --------     -------         -------           --          --------
INCOME (LOSS) BEFORE INCOME
  TAXES..........................   (30,767)     18,956           5,652           --            (6,159)
PROVISION (BENEFIT) FOR INCOME
  TAXES..........................    (3,062)      1,910           1,754           --               602
                                   --------     -------         -------           --          --------
NET INCOME (LOSS)................  $(27,705)    $17,046         $ 3,898           $--         $ (6,761)
                                   ========     =======         =======           ==          ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)


                               PENTON MEDIA, INC
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002



                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                    PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES...........  $   1,086     $(7,393)        $3,899            $--        $  (2,408)
                                   ---------     -------         ------            --         ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures...........     (1,412)        (91)          (270)           --            (1,773)
  Acquisitions, including
     earnouts paid, net of cash
     acquired....................       (687)        (24)          (775)           --            (1,486)
  Proceeds from sale of INT Media
     Group, Inc. stock...........         --       5,801             --            --             5,801
                                   ---------     -------         ------            --         ---------
     Net cash provided by (used
       for) investing
       activities................     (2,099)      5,686         (1,045)           --             2,542
                                   ---------     -------         ------            --         ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
     mandatorily redeemable
     convertible preferred
     stock.......................     46,111          --             --            --            46,111
  Proceeds from senior secured
     notes.......................    156,717          --             --            --           156,717
  Purchase of senior subordinated
     notes.......................     (8,375)         --             --            --            (8,375)
  Repayment of senior credit
     facility....................   (180,587)         --             --            --          (180,587)
  Payment of short term note
     payable.....................         --          --         (2,804)           --            (2,804)
  Employee stock purchase plan...       (368)         --             (8)           --              (376)
  Proceeds from repayment of
     officers/ directors loans...        703          --             --            --               703
  Payment of financing costs.....     (9,189)         --             --            --            (9,189)
                                   ---------     -------         ------            --         ---------
     Net cash provided by (used
       for) financing
       activities................      5,012          --         (2,812)           --             2,200
                                   ---------     -------         ------            --         ---------
Effect of exchange rate..........         64          --             --            --                64
                                   ---------     -------         ------            --         ---------
     Net increase (decrease) in
       cash and equivalents......      4,063      (1,707)            42            --             2,398
Cash and equivalents at beginning
  of period......................     14,518       1,993          3,680            --            20,191
                                   ---------     -------         ------            --         ---------
Cash and equivalents at end of
  period.........................  $  18,581     $   286         $3,722            $--        $  22,589
                                   =========     =======         ======            ==         =========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)


                               PENTON MEDIA, INC
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001



                                                GUARANTOR     NON-GUARANTOR                     PENTON
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES............  $(24,565)     $1,348         $7,158          $1,043        $(15,016)
                                    --------      ------         ------          ------        --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures............    (2,187)     (1,727)        (1,534)             --          (5,448)
  Acquisitions, including earnouts
     paid, net of cash acquired...   (14,839)     (2,442)        (2,979)             --         (20,260)
                                    --------      ------         ------          ------        --------
     Net cash used for investing
       activities.................   (17,026)     (4,169)        (4,513)             --         (25,708)
                                    --------      ------         ------          ------        --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from senior
     subordinated notes...........   180,836          --             --              --         180,836
  Proceeds from senior debt
     facility.....................    45,000          --             --              --          45,000
  Repayment of senior debt
     facility.....................  (139,875)         --             --              --        (139,875)
  Employee stock purchase plan
     payments.....................      (139)         --             --              --            (139)
  Proceeds from deferred shares
     and options exercised........     1,049          --             --              --           1,049
  Payment of financing costs......       (85)         --             --              --             (85)
  Dividends paid..................    (1,912)         --             --              --          (1,912)
                                    --------      ------         ------          ------        --------
     Net cash provided by
       financing activities.......    84,874          --             --              --          84,874
                                    --------      ------         ------          ------        --------
Effect of exchange rate...........       (86)         --             --              --             (86)
                                    --------      ------         ------          ------        --------
     Net increase (decrease) in
       cash and equivalents.......    43,197      (2,821)         2,645           1,043          44,064
Cash and equivalents at beginning
  of period.......................        --       8,678          3,970          (1,043)         11,605
                                    --------      ------         ------          ------        --------
Cash and equivalents at end of
  period..........................  $ 43,197      $5,857         $6,615          $   --        $ 55,669
                                    ========      ======         ======          ======        ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)



NOTE 14 -- SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
           ACTIVITIES



     The following transactions did not provide for or require the use of cash and, accordingly, are not reflected in the Consolidated Statements of Cash Flows.



     For the six months ended June 30, 2002, Penton issued 15,436 common shares under the Management Stock Purchase Plan, and 9,100 shares under the Deferred Shares Plan to several officers and other key employees. In addition, one executive returned 52,332 shares to the Company to pay down a portion of his executive loan balance. The returned shares were recorded as treasury stock. Furthermore, in the second quarter 2002, Penton recorded amortization of deemed dividend and accretion on preferred stock of $44.9 million.



     For the six months ended June 30, 2001, Penton marked to market its investment in INT Media Group, Inc. stock by approximately $7.6 million, and declared dividends of $1.0 million. In addition, Penton acquired Hillgate Communications Ltd. for approximately $4.1 million, of which $3.5 million was in the form of notes payable.



NOTE 15 -- INCOME TAXES



     As of June 30, 2002, the Company has a net deferred tax asset balance of $14.7 million. Realization of the net deferred balance is dependent on generating sufficient taxable income in the U.S. Although realization is not assured, the Company believes that it is more likely than not that the net deferred tax asset will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if current estimates of the timing and amount of future taxable income are significantly revised.



NOTE 16 -- SUBSEQUENT EVENTS



     On July 26, 2002, Penton filed a Tender Offer Statement to exchange options to purchase shares of Penton's common stock issued under the Penton Media, Inc. 1998 Equity and Performance Incentive Plan (the "Option Plan") with exercise prices greater than or equal to $16.225 per share for new options to purchase shares of common stock to be issued under the Option Plan ("New Options"). New Options will be granted on or promptly after the first business day that is at least six months and one day after the eligible options tendered pursuant to the offer are cancelled. The exercise price of the New Options shall be the fair value of our common stock on the grant date. Each eligible employee will receive a New Option to acquire one share of Penton's common stock for every two shares of Penton's common stock subject to an eligible option. The offer to exchange options under the Tender Offer expires on August 22, 2002, unless the period is extended.



     Effective July 31, 2002, Penton's Rights Agreement was amended by the board of directors to change the expiration date of the rights under the Rights Agreement to be effective at the close of business at Penton's 2003 annual meeting of stockholders, unless the Rights Agreement is approved by the stockholders at such annual meeting.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Penton Media, Inc.,

     In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Donohue Meehan Publishing Company, (a wholly owned subsidiary of Penton Media, Inc.) at December 31, 2001 and 2000 and the results of its operations, shareholders' equity and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
June 25, 2002

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                2001          2000
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   420       $   468
  Accounts receivable, less allowance for doubtful accounts
    of $233 and $170 in 2001 and 2000, respectively.........     1,378         2,226
  Income taxes receivable...................................         5            62
  Deferred tax asset........................................        75            47
  Prepayments, deposits and other...........................        74            59
                                                               -------       -------
    Total current assets....................................     1,952         2,862
                                                               -------       -------
Property, plant and equipment:
  Leasehold improvements....................................        27            27
  Machinery and equipment...................................       480           434
                                                               -------       -------
                                                                   507           461
  Less: accumulated depreciation............................      (285)         (259)
                                                               -------       -------
                                                                   222           202
                                                               -------       -------
Other assets:
  Goodwill, less accumulated amortization of $2,988 and
    $2,060 in 2001 and 2000, respectively...................    32,706        33,634
  Other intangibles, less accumulated amortization of $969
    and $678 in 2001 and 2000, respectively.................     1,158         1,418
  Deferred tax asset........................................        15            19
                                                               -------       -------
    Total assets (pledged for Parent Company Debt - see Note
     7).....................................................   $36,053       $38,135
                                                               =======       =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term portion of Parent Company debt.................   $   468       $   370
  Accounts payable..........................................       126           134
  Accrued earnouts..........................................        --           100
  Accrued compensation and benefits.........................       109           102
  Other accrued expenses....................................       148            84
  Unearned income, principally trade show and conference
    deposits................................................       373           216
                                                               -------       -------
    Total current liabilities...............................     1,224         1,006
                                                               -------       -------
Long-term liabilities and deferred credits:
  Long-term portion of Parent Company debt..................     8,211         6,601
  Net deferred pension credits..............................       114            68
  Due to Parent Company.....................................       879         3,957
                                                               -------       -------
    Total liabilities.......................................    10,428        11,632
                                                               -------       -------
Commitments and Contingencies (Note 9)
Stockholder's equity:
  Common stock, $0.01, par value............................        15            15
  Capital in excess of par value............................    25,422        25,422
  Retained earnings.........................................       188         1,066
                                                               -------       -------
    Total stockholder's equity..............................    25,625        26,503
                                                               -------       -------
    Total liabilities and stockholder's equity..............   $36,053       $38,135
                                                               =======       =======

   The accompanying notes are an integral part of these financial statements.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                            STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED
                                                                    DECEMBER 31,
                                                              ------------------------
                                                               2001     2000     1999
                                                              ------   ------   ------
                                                               (DOLLARS IN THOUSANDS)
Revenues....................................................  $9,177   $9,860   $9,833
Operating expenses:
  Editorial, production and circulation.....................   3,268    3,020    2,840
  Selling, general and administrative (including $0.6
     million, $0.5 million and $0.6 million in 2001, 2000
     and 1999, respectively of Parent Company
     allocations)...........................................   4,773    3,844    3,042
  Depreciation and amortization.............................   1,282    1,231    1,282
                                                              ------   ------   ------
                                                               9,323    8,095    7,164
                                                              ------   ------   ------
Operating income (loss).....................................    (146)   1,765    2,669

Interest expense related to Parent Company debt.............    (549)    (621)  (1,185)
                                                              ------   ------   ------

Income (loss) before income taxes...........................    (695)   1,144    1,484
Provision for income taxes..................................     183      855      995
                                                              ------   ------   ------
Net income (loss)...........................................  $ (878)  $  289   $  489
                                                              ======   ======   ======

   The accompanying notes are an integral part of these financial statements.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                  FOR THE YEARS ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               2001      2000      1999
                                                              -------   -------   -------
                                                                (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  (878)  $   289   $   489
  Adjustments to reconcile net income (loss) to net cash
     provided by (used for) operating activities:
       Depreciation and amortization........................    1,282     1,231     1,282
       Deferred income taxes................................      (24)      (36)        6
       Provision for losses on accounts receivable..........      204       127        30
  Changes in working capital assets and liabilities:
       Accounts receivable..................................      644      (831)     (242)
       Income taxes receivable..............................       57      (661)      584
       Accounts payable and accrued expenses................       89    (1,114)      122
       Unearned income......................................      157        45        (5)
       Other changes, net...................................       18         8        33
                                                              -------   -------   -------
          Net cash (used for) provided by operating
            activities......................................    1,549      (942)    2,299
                                                              -------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (102)     (134)      (65)
  Acquisitions, including earnouts paid, net of cash
     acquired...............................................     (100)   (1,651)   (2,044)
                                                              -------   -------   -------
          Net cash used for investing activities............     (202)   (1,785)   (2,109)
                                                              -------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of lease obligations............................      (25)      (43)      (69)
  Fund transfers (to) from Parent Company, net..............   (3,078)    3,368    (1,118)
  Proceeds (repayments) of Parent Company debt, net.........    1,708      (603)      177
                                                              -------   -------   -------
          Net cash provided by (used for) financing
            activities......................................   (1,395)    2,722    (1,010)
                                                              -------   -------   -------
          Net decrease in cash and equivalents..............      (48)       (5)     (820)
Cash and cash equivalents at beginning of period............      468       473     1,293
                                                              -------   -------   -------
Cash and cash equivalents at end of period..................  $   420   $   468   $   473
                                                              =======   =======   =======

   The accompanying notes are an integral part of these financial statements.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                  CAPITAL IN
                                                         COMMON   EXCESS OF    RETAINED
                                                         STOCK    PAR VALUE    EARNINGS    TOTAL
                                                         ------   ----------   --------   -------
Balance at December 31, 1998...........................   $15      $25,422      $  288    $25,725
Net income.............................................    --           --         489        489
                                                          ---      -------      ------    -------
Balance at December 31, 1999...........................   $15      $25,422      $  777    $26,214
                                                          ---      -------      ------    -------
Net income.............................................    --           --         289        289
                                                          ---      -------      ------    -------
Balance at December 31, 2000...........................   $15      $25,422      $1,066    $26,503
                                                          ---      -------      ------    -------
Net loss...............................................    --           --        (878)      (878)
                                                          ---      -------      ------    -------
Balance at December 31, 2001...........................   $15      $25,422      $  188    $25,625
                                                          ===      =======      ======    =======

   The accompanying notes are an integral part of these financial statements.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

     Donohue Meehan Publishing Company ("DM Publishing" or "the Company") is a wholly owned subsidiary of Penton Media, Inc. ("Penton" or "Parent"). The Company produces market-focused magazines, tradeshows and conferences and websites serving the retail, baking and convenience store markets. The Company's principal revenues are derived from advertising. The Company has offices located in Des Plaines, Illinois, Bensalem, Pennsylvania and Jacksonville, Florida.

NOTE 2 -- ACQUISITION BY PENTON

     Concurrent with the spinoff of Penton from Pittway Corporation on August 7, 1998, Penton entered into an agreement to acquire the stock of DM Publishing for $7.0 million in cash, 1,541,638 shares of Penton stock, and contingent earnouts up to an additional $4.0 million in cash based on DM Publishing reaching certain pre-tax income levels in 1998 and 1999.

     The transaction was accounted for using the purchase method of accounting, and accordingly, the operating results of DM Publishing have been included in Penton's consolidated financial statements since the date of acquisition. The excess of the aggregate purchase price over the fair value of net assets acquired of approximately $32.4 million was recorded on the books of DM Publishing and is being amortized over 40 years. Cash paid in 2000 and 1999 for contingent consideration, pursuant to the purchase agreement, were $1.0 million and $2.0 million, respectively. Contingent payments earned are recorded as additional goodwill, pursuant to the provisions of EITF 95-8, "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination", which is being amortized over the remaining life of the goodwill.

NOTE 3 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include primarily cash on hand and short-term investments. Short-term investments that have an original maturity of three months or less are considered cash equivalents. See Note 7 -- Related Party Transactions, for a discussion of the Company's participation in Penton's centralized cash management system.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. The Company records depreciation using the straight-line method over the following estimated useful lives:

Computer equipment and software..........   3-5 years
Furniture, fixtures and equipment........   3-10 years
Leasehold improvements...................   Estimated useful lives or lease term,
                                            whichever is shorter

     Depreciation expense amounted to approximately $0.07 million, $0.06 million and $0.2 million for the years ended December 31, 2001, 2000 and 1999, respectively.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Maintenance and repair expenditures are charged to appropriate expense accounts in the period incurred; replacements, renewals and betterments are capitalized. Upon sale or other disposition of property, the cost and accumulated depreciation of such properties are eliminated from the accounts, and the gains or losses thereon are reflected in operations.

INTANGIBLE ASSETS

     Goodwill, trademarks and trade names are amortized using the straight-line method over periods ranging from 15 to 40 years.

     Other intangibles consisting of non-compete agreements, customer mailing lists and exhibitor lists, are being amortized using the straight-line method over their estimated useful lives, ranging from three to seven years.

     Amortization expense amounted to approximately $1.2 million, $1.2 million and $1.1 million for the years ended December 31, 2001, 2000 and 1999, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company continually monitors events or changes in circumstances that could indicate that the carrying amount of long-lived assets, including goodwill and intangible assets, may not be recoverable. Long-lived assets held for use are reviewed for impairment by comparing estimated undiscounted cash flows over the remaining useful lives to net book value. When impairment is indicated for a long-lived asset held for use, the amount of impairment loss is the excess of net book value over fair value. Assets to be disposed of are recorded at the lower of the carrying amount or fair value less cost of disposal. The Company also evaluates the recoverability of enterprise-level goodwill and intangible assets by estimating the future discounted cash flows to which the goodwill relates.

REVENUE RECOGNITION

     Advertising revenues from DM Publishing trade magazines are recognized in the month the publications are mailed. Amounts received in advance of trade shows and conferences are deferred and recognized in the month the events are held. Web site revenues, which include primarily advertising revenues, are recognized on a straight-line basis over the contract term, as services are generally provided ratably over the length of the contract.

ADVERTISING AND PROMOTION EXPENSES

     Advertising and promotion costs are expensed as incurred. These costs amounted to $0.08 million, $0.1 million and $0.02 million in 2001, 2000 and 1999, respectively.

INCOME TAXES

     Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NEW ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The Company was required to adopt this statement in the first quarter of 2000. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133" ("SFAS 137"). SFAS 137 deferred the effective date of adoption of SFAS 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133 was subsequently amended by SFAS 138, "Accounting for Certain Derivative and Certain Hedging Activities -- an Amendment of FASB Statement No. 133" ("SFAS 138"). The Company's adoption of this Statement, on January 1, 2001, did not have a material impact on the Company's financial position, results of operations or cash flows.

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under the purchase method of accounting. In addition, this Statement addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. The Statement also provides criteria for the separate recognition of intangible assets acquired in a business combination. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. This Statement did not have a material impact on the Company's financial position, results of operations or cash flows.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets at acquisition. SFAS No. 142 presumes that goodwill and certain intangible assets have indefinite useful lives. Accordingly, goodwill and certain intangibles will not be amortized, but rather will be tested at least annually for impairment. SFAS No. 142 also addresses accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. We anticipate that the adoption of this Statement will lead to the elimination of approximately $0.9 million of goodwill amortization in 2002. The Company is in the process of evaluating the impact of the other provisions of this Statement.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement, which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," provides a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, there are a number of changes including the removal of goodwill from its scope. The Statement also retains the basic provision of ABP Opinion No. 30. However, for long-lived assets held-for-sale, this Statement introduces the "components of an entity" (rather than a segment of a business) approach to determine discontinued operations. A "component of an entity" has clearly distinguishable operating and financial reporting practices. The Company does not expect this Statement to have a material effect on the Company's financial position, results of operations or cash flows.

NOTE 4 -- ACQUISITIONS

     In July 2000, the Company acquired the assets of National Advisory Group ("NAG") for $1.5 million in cash. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1.4 million is being amortized over 20 years. NAG is a trade group serving the convenience store and petroleum marketing industry through its business development services and its conferences.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In February 2000, the Company acquired the assets of Profit.Net, Inc. for $0.4 million in cash and contingent payments of up to $0.1 million based on achieving specified performance goals, such as reaching certain revenue or EBITDA levels. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $0.4 million is being amortized over 15 years. The assets of Profit.Net, Inc. include BAKERY-NET.com, a Web site for the commercial baking market. The full earnout of $0.1 million was paid in 2001, and recorded as additional goodwill pursuant to the provisions of EITF 95-8 "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination", which is being amortized over the remaining life of the goodwill.

     The following pro forma financial information compares the Company's net income (loss) for the years ended December 31, 2001, 2000 and 1999 had the provisions of SFAS 142 been applied on January 1, of each applicable year (amounts in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               2001      2000     1999
                                                              -------   ------   ------
Net income (loss)...........................................   $(878)    $289     $489
Goodwill amortization, net of tax...........................     556      532      499
                                                               -----     ----     ----
Adjusted net income (loss)..................................   $(322)    $821     $988
                                                               =====     ====     ====

NOTE 5 -- PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following unaudited pro forma financial information for the year ended December 31, 2000 assumes that the 2000 acquisitions occurred as of January 1, 2000, after giving effect to certain adjustments, including the amortization of intangible assets, interest expense on acquisition debt and related income tax effects. The pro forma information excludes the effects of any synergies and cost reduction initiatives directly related to the acquisitions.

     The pro forma information is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had these transactions been consummated at the beginning of the period presented:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 2000
                                                               -----------------
Pro forma revenues..........................................        $10,205
                                                                    =======
Pro forma net income........................................        $   307
                                                                    =======

     The pro forma information above does not include the operations of Profit.Net, Inc., as the historical information is immaterial.

NOTE 6 -- EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

     The employees of DM Publishing are covered by Penton's non-contributory retirement plan. Benefits are based on years of service (as Penton employees) and annual compensation as defined by each plan.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table sets forth the funded status of DM Publishing's allocation of the plan and amounts recognized in the Balance Sheets (in thousands):

                                                              2001    2000
                                                              -----   ----
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation, January 1.............................  $ 167   $ 74
     Service cost...........................................    110     82
     Interest cost..........................................     21     13
     Actuarial (gain) loss..................................      6     (2)
                                                              -----   ----
  Benefit obligation, December 31...........................  $ 304   $167
                                                              =====   ====
CHANGE IN FAIR VALUE OF PLAN ASSETS
  Fair value of plan assets, January 1......................  $ 189   $ 81
     Actual return on plan assets...........................      7     20
     Adjustment for allocation methodology..................    121     88
                                                              -----   ----
  Fair value of plan assets, December 31....................  $ 317   $189
                                                              =====   ====
FUNDED STATUS OF THE PLAN
  Projected benefit obligation less than fair value of
     assets, December 31....................................  $  13   $ 22
  Unrecognized actuarial gain...............................   (127)   (90)
                                                              -----   ----
  Net deferred pension credits..............................  $(114)  $(68)
                                                              =====   ====
AMOUNTS RECOGNIZED IN THE BALANCE SHEETS
  Accrued benefit cost, December 31.........................  $(114)  $(68)
                                                              =====   ====
ASSUMPTIONS AS OF DECEMBER 31
  Discount rates:
     Pre-retirement.........................................   7.25%  7.50%
     Post-retirement........................................   6.25%  6.50%
  Expected return on plan assets............................   9.00%  9.00%
  Weighted-average salary increase rate.....................   4.00%  5.00%

     The following table summarizes the components of pension expense for the years ended December 31, (in thousands, except for percentages):

                                                              2001   2000    1999
                                                              ----   -----   -----
NET PERIODIC COST
  Service cost..............................................  $110   $  82   $  76
  Interest cost.............................................    21      13       5
  Expected return on assets.................................   (17)     (8)     --
  Amortization of:
     Actuarial gain.........................................    (7)     (3)     --
                                                              ----   -----   -----
Total net pension expense...................................  $107   $  84   $  81
                                                              ----   -----   -----

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                              2001   2000    1999
                                                              ----   -----   -----
ASSUMPTIONS AS TO PERIODIC PENSION COST
  Discount rate
     Pre-retirement.........................................  7.50%   8.00%   7.75%
     Post-retirement........................................  6.50%   7.00%   6.75%
  Expected return on plan assets............................  9.00%   9.00%   9.00%
  Weighted-average salary increase rate.....................  5.00%   5.00%   5.00%

     DM Publishing employees became participants in Penton's retirement plan as of January 1, 1999. The amounts presented above for fair value of assets, unrecognized actuarial gain, and amortization of actuarial gain were allocated, based on projected benefit obligations (PBO) at the end of each respective year. Interest costs, assets and expected return on assets were allocated based on beginning of the year PBO. The above allocations were made by comparing the respective allocation basis for each item related to DM Publishing employees compared to total Penton employees.

     The employees of DM Publishing also participate in the Penton Media, Inc. Retirement Savings Plan (the "401(k) Plan"). The 401(k) Plan permits participants to defer up to a maximum of 15% of their compensation. Penton matches 50% of the employee's contributions up to a maximum of 6% of the employee's annual compensation. The employee's contribution and Penton's matching contribution vest immediately. Penton's contribution to the 401(k) Plan for the years ended December 31, 2001, 2000 and 1999 were $0.1 million, $0.05 million and $0.04 million, respectively. Effective January 1, 2002, Penton temporarily suspended the 50% Company match.

     As discussed below under employee benefit program allocations, Penton charges DM Publishing a monthly fee based on its payroll costs to cover its portion of the costs of providing the employee benefit plans.

NOTE 7 -- RELATED PARTY TRANSACTIONS

MANAGEMENT SERVICES ALLOCATION

     Included in the Statements of Operations, as operating expenses for each of the periods presented, is an allocation of Parent Company corporate expenses related to management services which benefit DM Publishing. In the opinion of management, all allocations have been made on a reasonable basis. However, the allocation is not necessarily indicative of the level of expenses that might have been incurred had the Company operated as a separate company. Generally, amounts allocated to DM Publishing are based upon a percentage of DM Publishing revenues to total Penton revenues or a percentage of DM Publishing payroll expenses as a percentage of total Penton payroll expenses. The aggregated allocated costs totaled $0.6 million, $0.5 million and $0.6 million for the years ended December 31, 2001, 2000 and 1999, respectively, which are recorded as part of Selling, General and Administrative costs on the Statements of Operations. Corporate expenses include such costs as corporate salaries, facility costs, legal and professional fees, insurance, corporate communication costs, public company costs, payroll service cost, tax service costs and costs related to information technology services.

     Penton processes and pays substantially all invoices related to the Company; provides credit and collection services for all Company receivables; and processes the Company's payroll requirements, including writing checks, making income tax payments, filing all necessary returns; and pays all sales and use taxes. Amounts paid or collected on behalf of DM Publishing are processed through Penton's centralized cash management system. The net balance due to or from Penton resulting from the above transactions is reflected as "Due to (from) Parent Company" in the Balance Sheets. No interest income or expense is imputed on any intercompany balances.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

EMPLOYEE BENEFIT PROGRAM ALLOCATION

     The employees of DM Publishing are covered by all of Penton's benefit plans including stock option and other equity-based plans, group medical coverage, group life and disability insurance, and Penton's non-contributory retirement plan and 401(k) Plan (See Note 6 -- Employee Benefit Plans). In addition to payroll, Penton pays all payroll related costs on behalf of DM Publishing employees including FICA, medicare, state and federal unemployment taxes and workers compensation premiums. Benefit costs are allocated to DM Publishing based on a percentage of DM Publishing total payroll costs to total Penton payroll costs. For the years ended December 31, 2001, 2000 and 1999, the percentage used for benefit costs allocations were 18%, 21% and 13.5%, respectively, and amounted to $0.5 million, $0.5 million and $0.2 million, respectively. Allocated benefits are classified in the Statements of Operations in the same manner as their related payroll costs. The benefit allocation percentage is reviewed annually based on actual costs. This historical percentage is applied to the succeeding year.

     In January 2000, Penton established the Employee Stock Purchase Plan with the intent of aligning the interests of Penton employees, including DM Publishing employees, with those of its shareholders by allowing employees the opportunity to purchase shares of Penton at 85% of the lower of the market price at the beginning or end of each quarter. Compensation costs related to this plan are included in the allocation noted above.

     In January 2000, Penton established the Management Stock Purchase Plan for designated officers and other key employees, including certain DM Publishing employees. Participants in the plan may elect to receive restricted stock units ("RSUs") in lieu of a designated portion of up to 100% of their annual incentive bonus. Each RSU represents the right to receive one share of Penton common stock. RSUs are granted at a 20% discount from fair market value on the date awarded. RSUs vest two years after the date of grant and are settled in shares of common stock after a period of deferral (of no less than two years) selected by the participant, or upon termination of employment. For the periods presented, no DM Publishing employees have participated in the plan, however, corporate level compensation costs related to this plan are included in the allocation noted above.

CORPORATE DEBT ALLOCATION

  Debt Allocation

     The allocation of Parent Company debt and debt issue costs to DM Publishing is based on the percentage of DM Publishing EBITDA to total Penton EBITDA, less management's best estimate of the Parent Company debt already reflected in the intercompany balance between DM Publishing and Penton. Management's analysis of the Parent Company debt reflected in the intercompany account included adjustments for certain items to develop a best approximation of the cash requirements of DM Publishing. EBITDA is defined as net income before interest, taxes, and depreciation and amortization. At December 31, 2001, 2000 and 1999 approximately $8.7 million, $7.0 million and $11.4 million, respectively were allocated to DM Publishing of total Penton outstanding debt of $364.8 million, $302.1 million and $215.0 million, respectively. In addition, approximately $0.5 million, $0.6 million and $1.2 million were allocated for interest and debt issue costs.

     Penton depends on a portion of DM Publishing cash flows to service its debt. The Subordinated Notes are due June 15, 2011 and require interest payments semi-annually in June and December of each year. The Secured Notes (See Note 11
- Subsequent Events) are due in 2007 and require interest payments semi-annually in April and October of each year. Pursuant to these debt agreements, currently, there is no restrictions on dividends or cash transfers from DM Publishing to Penton.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Senior Subordinated Notes

     In June 2001, Penton issued $185.0 million of 10 3/8% senior subordinated notes (the "Subordinated Notes") due June 15, 2011. The Subordinated Notes are guaranteed, on a senior subordinated basis, by Penton's domestic subsidiaries, including DM Publishing, and may be redeemed on or after June 15, 2006. In addition, Penton may redeem up to 35% of the aggregate principal amount of the Subordinated Notes before June 15, 2004 with the proceeds of certain equity offerings. The net proceeds of $180.2 million were used to pay down the $136.0 million outstanding balance of the revolving credit facility, $12.8 million of the term loan A facility and $7.2 million of the term loan B facility (See Senior Secured Credit Facility below). The remaining proceeds were used for general corporate purposes. The Subordinated Notes are Penton's unsecured senior subordinated obligations, subordinated in right of payment to all existing and future senior indebtedness, including the senior secured credit facility and the 11 7/8% senior secured notes discussed in Note 11 -- Subsequent Events. The Subordinated Notes are jointly and severally, irrevocably and unconditionally guaranteed on a senior subordinated basis by each of Penton's present and future domestic subsidiaries, including DM Publishing. The indenture governing the Subordinated Notes contains covenants that, among other things, restrict Penton and Penton subsidiaries' ability to borrow money; pay dividends on or repurchase capital stock; make investments; enter into agreements that restrict Penton subsidiaries from paying dividends or other distributions, making loans or otherwise transferring assets to Penton or to any Penton subsidiary; create liens on assets; engage in transactions with affiliates; sell assets, including capital stock of Penton subsidiaries; and merge, consolidate or sell all or substantially all of Penton's assets and the assets of Penton subsidiaries.

  Senior Secured Credit Facility

     Penton maintained a credit agreement ("Credit Facility") with several banks under which it may borrow up to $340.0 million. The agreement provided for a revolving credit facility of up to $125.0 million, a long-term loan of $140.0 million ("term loan A") and a long-term loan of $75.0 million ("term loan B"). In October 2000, Penton amended its Credit Facility to give it the option to increase, in the aggregate, its term loan A, term loan B and/or its revolver by $100.0 million. The term loans and the revolver could not be increased on more than three separate occasions, and any increase had to take place by September 30, 2001. Concurrent with the closing of the amendment, Penton obtained committed financing in the amount of $60.0 million of the $100.0 million under the revolver, thereby increasing the total availability under the revolver to $185.0 million. The option to increase term loan A, term loan B and/or the revolver by an additional $40.0 million by September 30, 2001 was not exercised by Penton. At December 31, 2001, Penton had no amounts outstanding under the revolving credit facility, $113.8 million outstanding under term loan A and $66.7 million outstanding under term loan B.

     The Credit Facility was collateralized by all tangible and intangible assets of Penton, including the equity interests in all of its U.S. subsidiaries, including DM Publishing, and not less than 65% of the equity interests of any of its foreign subsidiaries. Under the terms of the agreement, Penton was required to maintain certain financial ratios and other financial conditions. The agreement also prohibited Penton from incurring certain additional indebtedness, limited certain investments, advances or loans, and restricted substantial asset sales and cash dividends.

     In March 2002, Penton amended its Credit Facility (see Note 11 -- Subsequent Events) and paid off its term loan A and term loan B facilities with the proceeds received from the sale of preferred shares of approximately $46.2 million, proceeds received from the sale of INT Media Group, Inc. common stock of approximately $5.8 million, cash on hand from a tax refund of approximately $12.2 million, and the issuance of $157.5 million in secured notes. Had Penton been required to file its compliance certificate prior to the amendment of the Credit Facility, it would not have been in compliance with its financial covenants. The

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amended and restated facility provides for a maximum revolving credit facility of $40.0 million, which is limited to 80% of eligible receivables, including DM Publishing receivables. The commitment under the revolving credit facility decreases by 15% in 2003, 30% in 2004, 35% in 2005 and 20% in 2006. In order to access the revolver, Penton must not have more than $7.5 million of cash and cash equivalents available, must be in compliance with the loan documents and must submit a borrowing base certificate immediately prior to each extension of credit. In addition, Penton is required to prepay the revolver in the event that it is overextended on its eligible receivables, or it has more than $7.5 million in cash and cash equivalents at the end of any month. The amended agreement has no financial covenants; however, the amendment increases the interest rate on the revolver, places additional restrictions on certain payments, limits additional debt and contingent obligations, requires additional collateral, restricts additional acquisitions and investments, limits Penton's ability to sell assets, and limits capital expenditures.

     As of December 31, 2001, the scheduled principal payments of the term A and B loans for the next five years and thereafter were as follows (in thousands):

YEAR                                                            AMOUNT
----                                                           --------
2002........................................................   $ 16,489
2003........................................................     22,813
2004........................................................     29,138
2005........................................................     32,300
2006........................................................     47,998
Thereafter..................................................     31,849
                                                               --------
                                                               $180,587
                                                               ========

NOTE 8 -- INCOME TAXES

     All income (loss) before income taxes is generated from U.S. sources.

     The provision for income taxes in the statements of operations is as follows (in thousands):

                                                              2001   2000   1999
                                                              ----   ----   ----
Current:
  Federal...................................................  $166   $807   $861
  State and local...........................................    41     84    128
                                                              ----   ----   ----
                                                               207    891    989
                                                              ----   ----   ----
Deferred:
  Federal...................................................   (21)   (31)     5
  State and local...........................................    (3)    (5)     1
                                                              ----   ----   ----
                                                               (24)   (36)     6
                                                              ----   ----   ----
                                                              $183   $855   $995
                                                              ====   ====   ====

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The difference between the actual income tax provision and the tax provision computed by applying the statutory federal income tax rate of 35% to income before income taxes is as follows (in thousands):

                                                              2001     2000    1999
                                                              -----    ----    ----
Income tax provision (benefit) at statutory rate............  $(243)   $401    $519
Tax effect of:
  State income taxes, net of federal benefit................     24      49      84
  Non-deductible goodwill...................................    388     393     383
  Non-deductible expenses...................................     14      12       9
                                                              -----    ----    ----
Actual income tax provision.................................  $ 183    $855    $995
                                                              =====    ====    ====
Effective income tax rate...................................  (26.4)%  74.7%   67.0%
                                                              =====    ====    ====

     The components of deferred tax assets and liabilities at December 31, 2001, 2000 and 1999 are as follows:

                                                              2001   2000   1999
                                                              ----   ----   ----
Deferred tax assets:
  Deferred pension credits..................................  $ 46   $27    $13
  Accrued vacation..........................................    15    13      3
  Bad debts.................................................    59    34     10
  Depreciation..............................................                  4
                                                              ----   ---    ---
     Total deferred tax assets..............................  $120   $74    $30
                                                              ----   ---    ---
Deferred tax liabilities:
  Depreciation..............................................   (12)   (2)    --
  Amortization..............................................   (18)   (6)    --
                                                              ----   ---    ---
     Total deferred tax liabilities.........................   (30)   (8)    --
                                                              ----   ---    ---
Net deferred tax asset......................................  $ 90   $66    $30
                                                              ====   ===    ===

     These balances are allocated between current deferred tax assets and long-term deferred tax assets in the accompanying balance sheet.

     For 2000 and 1999, cash paid by DM Publishing for income taxes was $0.2 million and $0.1 million respectively. No amounts were paid in 2001. The amount of income tax payable reflected in the intercompany account (taxes paid by Penton on behalf of DM Publishing) for the years ended December 31, 2001, 2000 and 1999 are $0.2 million, $0.8 million and $0.6 million, respectively.

     DM Publishing is a wholly-owned subsidiary of an affiliated group and is included in a consolidated federal income tax return with Penton Media, Inc. According to Penton's policy, each member's tax provision is determined as if each member filed a separate tax return. As such, deferred taxes are recorded at the separate company level and any current federal and state (except for separate state filings) income taxes payable are recorded as a payable/receivable to/from Penton through the intercompany accounts.

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

LEASES

     Donohue Meehan leases certain office space and equipment under non-cancelable operating leases. Some of the leases contain renewal options, and certain equipment leases include options to purchase during or at the end of the lease term. Following is a schedule of approximate annual future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2001 (in thousands):

                                                               YEARS ENDING
                                                               DECEMBER 31,
                                                               ------------
2002........................................................       $205
2003........................................................        184
2004........................................................        172
2005........................................................        128
2006........................................................        132
Thereafter..................................................         66
                                                                   ----
                                                                   $887
                                                                   ====

     Future minimum lease payments under capital leases are $0.03 million for the year ended December 31, 2002.

     For the years ended December 31, 2001, 2000 and 1999, the total rent expense (including taxes, insurance and maintenance when included in the rent) incurred by the Company was approximately $0.2 million, $0.1 million and $0.08 million, respectively.

LEGAL PROCEEDINGS

     In the normal course of business, DM Publishing may be subject to a number of lawsuits and claims, both actual and potential in nature. While management believes that resolution of existing claims and lawsuits will not have a material adverse effect on the Company's financial statements, management is unable to estimate the magnitude or financial impact of claims and lawsuits that may be filed in the future.

NOTE 10 -- STOCK OPTIONS

     Certain executives and employees of DM Publishing have received stock options under Penton's 1998 Equity and Performance Incentive Plan. Options granted under the plan generally vest equally over three years from the date of grant. However, most options granted are not exercisable until the third anniversary. All options granted pursuant to the plan will expire no later than 10 years from the date the option was granted.

     The following table presents a summary of DM Publishing's stock option activity and related information for the years ended 1999, 2000 and 2001 (in thousands, except per share amounts):

                                                              NUMBER OF     WEIGHTED
                                                               OPTIONS    AVERAGE PRICE
                                                              ---------   -------------
Balance, December 31, 1998..................................      25         $16.23
                                                                 ---
Granted.....................................................      12         $21.50
Exercised...................................................      --             --
Canceled....................................................      --             --
                                                                 ---

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                              NUMBER OF     WEIGHTED
                                                               OPTIONS    AVERAGE PRICE
                                                              ---------   -------------
Balance, December 31, 1999..................................      37         $18.01
                                                                 ---
Granted.....................................................      12         $22.94
Exercised...................................................      --             --
Canceled....................................................      --             --
                                                                 ---
Balance, December 31, 2000..................................      49         $19.22
                                                                 ---
Granted.....................................................      63         $11.02
Exercised...................................................      --             --
Canceled....................................................      --             --
                                                                 ---
Balance, December 31, 2001..................................     112         $14.62
                                                                 ===

     The following table summarizes information about stock options outstanding at December 31, 2001 (in thousands, except number of years and per share amounts):

                     OPTIONS OUTSTANDING                               OPTIONS EXERCISABLE
--------------------------------------------------------------    ------------------------------
                                       WEIGHTED-
                                        AVERAGE      WEIGHTED-                         WEIGHTED-
                                       REMAINING      AVERAGE          OPTIONS          AVERAGE
       RANGE OF          NUMBER OF    CONTRACTUAL    EXERCISE      EXERCISABLE AT      EXERCISE
    EXERCISE PRICES       OPTIONS        LIFE          PRICE      DECEMBER 31, 2001      PRICE
    ---------------      ---------    -----------    ---------    -----------------    ---------
$16.23-24.25...........     64         7.6 years      $20.36             25             $16.23
$ 6.89- 6.89...........     48         9.9 years      $ 6.89             --                 --

ACCOUNTING FOR STOCK-BASED COMPENSATION

     DM Publishing accounts for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and not under the fair value method as provided by Financial Accounting Standard No. 123, "Accounting and Disclosure of Stock-Based Compensation" ("FAS 123").

     Pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if the Company had accounted for its employee stock options under FAS 123. The weighted-average fair value of options granted in 2001, 2000 and 1999 was $5.42, $10.85 and $10.38, respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model, under the following assumptions for 2001, 2000 and 1999:

                                                             2001      2000      1999
                                                            -------   -------   -------
Risk-free interest rate...................................     4.03%     5.06%     6.20%
Dividend yields...........................................      0.0%     0.40%     0.50%
Expected volatility.......................................     59.4%    55.93%    61.25%
Expected life.............................................  4 years   4 years   4 years

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Had compensation cost for the Company's stock-based compensation plans been determined based on the fair values of the options granted at the grant dates, consistent with FAS 123, the Company's net income (loss) would have been as follows (dollars in thousands):

                                                              2001    2000   1999
                                                              -----   ----   ----
Net income (loss)
  As reported...............................................  $(878)  $289   $489
  Pro forma.................................................  $(938)  $203   $384

NOTE 11 -- SUBSEQUENT EVENTS

     The following subsequent events are relevant as DM Publishing guarantees the related debt instruments.

     In March 2002, Penton issued $157.5 million of 11 7/8% senior secured notes (the "Secured Notes") due in 2007 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. The Secured Notes are fully and unconditionally guaranteed on a senior basis by all of Penton's domestic subsidiaries, including DM Publishing. Penton may redeem the Secured Notes, in whole or in part, during the periods October 1, 2005 through September 30, 2006 and October 1, 2006 and thereafter at redemption prices of 105.9375% and 100.0000% of the principal amount, respectively, together with accrued and unpaid interest. In addition, at any time prior to October 1, 2005, up to 35% of the aggregate principal amount of the Secured Notes may be redeemed at Penton's option, within 90 days of certain public equity offerings of its common stock, at a redemption price equal to 111.875% of the principal amount, together with accrued and unpaid interest.

     Net proceeds of $150.9 million were used to pay down $83.6 million of term loan A and $49.0 million of term loan B, and $8.7 million to repurchase $10.0 million of our Subordinated Notes. The remaining net proceeds of $9.6 million were used for Penton's general corporate purposes. The Senior Notes rank senior in right to all of our senior subordinated indebtedness, including Penton's Subordinated Notes due in 2011, and equal in right of payment with all of our other senior indebtedness, which is approximately $3.2 million at December 31, 2001. The guarantees are senior secured obligations of each of Penton's subsidiary guarantors and rank senior in right of payment to all subordinated indebtedness of the subsidiary guarantors, including the guarantees of Penton's Subordinated Notes, and equal in right of payment with all of Penton's senior indebtedness. The notes and guarantees are secured by a lien on substantially all of our assets and those of Penton's subsidiary guarantors, other than specified excluded assets. Excluded assets consist of, among other things, the capital stock of Duke Communications International, Inc. and Internet World Media, Inc., the capital stock of our foreign subsidiaries directly owned by us or the subsidiary guarantors which exceed 65% of the outstanding capital stock or equity interest of such foreign subsidiaries, and all of the capital of Penton's other foreign subsidiaries. The Senior Notes contain covenants that will, among other things, limit Penton's and Penton's subsidiaries' ability to pay dividends; redeem capital stock; incur additional debt; enter into agreements that restrict Penton's subsidiaries from paying dividends or other distributions, making loans or otherwise transferring assets to Penton or to any Penton subsidiary; sell assets; and enter into mergers or consolidations.

     In March 2002, Penton amended its Credit Facility and paid off its term loan A and term loan B facilities from the proceeds received from the sale of preferred shares (as discussed below), proceeds received from the sale of INT Media Group, Inc. common stock of approximately $5.8 million, cash on hand from a tax refund of approximately $12.2 million, and the issuance of the $157.5 million in Secured Notes. If Penton were required to file its compliance certificate prior to the amendment of the Credit Facility, it would not have been in compliance with its financial covenants. The amended and restated facility provides for a maximum revolving credit facility of $40.0 million, which is limited to 80% of eligible receivables, including

                       DONOHUE MEEHAN PUBLISHING COMPANY
               (A WHOLLY OWNED SUBSIDIARY OF PENTON MEDIA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

DM Publishing receivables. The commitment under the revolving credit facility decreases by 15% in 2003, 30% in 2004, 35% in 2005 and 20% in 2006. In order to access the revolver, Penton must not have more than $7.5 million of cash and cash equivalents available, must be in compliance with the loan documents and must submit a borrowing base certificate immediately prior to each extension of credit. In addition, Penton is required to prepay the revolver in the event that it is overextended on its eligible receivables, or it has more than $7.5 million in cash and cash equivalents at the end of any month. The amended agreement has no financial covenants; however, the amendment increases the interest rate on the revolver, places additional restrictions on certain payments, limits additional debt and contingent obligations, requires additional collateral, restricts additional acquisitions and investments, limits Penton's ability to sell assets, and limits capital expenditures.

     In March, 2002, the Penton issued 50,000 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "preferred stock"), and warrants (the "warrants") to purchase 1.6 million shares of Penton's common stock, par value $0.01 per share, for $50.0 million in a private placement to institutional investors and affiliated entities. The net proceeds from the sale of the preferred stock and warrants were used to repay the term loan indebtedness under Penton's Credit Facility, as discussed above.

                                  $157,500,000

                               PENTON MEDIA, INC.

                     11 7/8% SENIOR SECURED NOTES DUE 2007

                                   PROSPECTUS

                                            , 2002

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Penton Media, Inc.'s certificate of incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, no director of Penton Media, Inc. shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will not adversely affect any right or protection of a director of Penton Media, Inc. existing at the time of that repeal or modification.

INDEMNIFICATION AND INSURANCE

     Section 145 of the DGCL contains provisions permitting (and, in some situations, requiring) Delaware corporations such as Penton Media, Inc. to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with, among other things, their service to the corporation in those capacities. Penton Media, Inc.'s certificate of incorporation contains provisions requiring indemnification by Penton Media, Inc. of its directors, officers, and employees to the fullest extent permitted by law. Among other things, these provisions provide that Penton Media, Inc. is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including any action by or in the right of Penton Media, Inc.) (a "Proceeding") by reason of the fact that such person is or was a director, officer, or employee of Penton Media, Inc., or is or was serving at the request of Penton Media, Inc. as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding to the fullest extent permitted by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits Penton Media, Inc. to provide broader indemnification rights than such law permitted Penton Media, Inc. to provide prior to such amendment). These provisions also provide for the advance payment of fees and expenses reasonably incurred by the director, officer, or employee in defense of any such Proceeding, subject to reimbursement by the director, officer, or employee if it is ultimately determined that such director, officer, or employee is not entitled to be indemnified by Penton Media, Inc. In addition, the Certificate of Incorporation authorizes Penton Media, Inc. to purchase insurance for its directors, officers, and employees insuring them against certain risks as to which Penton Media, Inc. may be unable lawfully to indemnify them. Penton Media, Inc. maintains insurance coverage for its directors, officers and employees as well as insurance coverage to reimburse Penton Media, Inc. for potential costs of its corporate indemnification of directors, officers and employees.

ITEM 21.  EXHIBITS

     The following is a list of all exhibits filed as a part of this registration statement on Form S-4.


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
-------                       ----------------------
  4.1**    Indenture, dated as of March 28, 2002, by and among Penton
           Media, Inc., the Subsidiary Guarantors named therein and
           U.S. Bank National Association, as Trustee
  4.2**    Registration Rights Agreement, dated as of March 28, 2002, by and among Penton Media, Inc., the Guarantors named
           therein and Credit Suisse First Boston Corporation
  4.3**    Pledge and Security Agreement, dated as of March 28, 2002, by and among Penton Media, Inc., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee
  4.4**    Intercreditor Agreement, dated as of March 28, 2002, by and between U.S. Bank National Association and The Bank of New
           York
  5.1*     Opinion of Jones, Day, Reavis & Pogue
 12.1*     Ratio of Earnings to Fixed Charges
 23.1*     Consent of PricewaterhouseCoopers LLP

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
-------                       ----------------------
 23.2*     Consent of Jones, Day, Reavis & Pogue (included in Exhibit
           5.1)
 24.1**    Powers of attorney
 25.1**    Statement of Eligibility under the Trust Indenture Act of
           1939 on Form T-1
 99.1**    Letter of Transmittal
 99.2**    Notice of Guaranteed Delivery
 99.3**    Letter to Participants
 99.4**    Letter regarding Exchange Offer


---------------


 * Filed herewith.



** Previously filed.


ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, in the State of Ohio, on August 30, 2002.


                                          Penton Media, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Name: Preston L. Vice
                                          Title: Senior Vice President, Interim
                                                 Chief Financial Officer and
                                                 Secretary


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated:



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                               Chief Executive Officer and       August 30, 2002
 ------------------------------------------------                 Director
                  Thomas L. Kemp                       (Principal Executive Officer)


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                              Vice President and Controller      August 30, 2002
 ------------------------------------------------      (Principal Accounting Officer)
               Jocelyn A. Bradford


                                                                  Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella


                                                                  Director                August 30, 2002
 ------------------------------------------------
                David B. Nussbaum


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Paul W. Brown


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                R. Douglas Greene


                                                                  Director                August 30, 2002
 ------------------------------------------------
                  John J. Meehan


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Edward J. Schwartz


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                William B. Summers


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                 Daniel C. Budde

                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                         Director                August 30, 2002
 ------------------------------------------------
                   Peni Garber


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                 Hannah C. Stone


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                   King Harris



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Penton Media, Inc. and previously filed as Exhibit 24.1 on behalf of Penton Media, Inc. and each such person.


By: /s/ PRESTON L. VICE
    -----------------------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Stardust.com has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Stardust.com

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Name: Preston L. Vice
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                    Carl Pugh


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Thomas L. Kemp


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                David B. Nussbaum



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Stardust.com and previously filed as Exhibit 24.1 on behalf of Stardust.com and each such person.


By: /s/ PRESTON L. VICE
    -----------------------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, PTS Delaware, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          PTS Delaware, Inc.


                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------

                                          Name: Preston L. Vice
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                Daniel J. Ramella


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of PTS Delaware, Inc. and previously filed as Exhibit 24.1 on behalf of PTS Delaware, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Internet World Media, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Internet World Media, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Name: Preston L. Vice
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                  Thomas L. Kemp


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------    and Director (Principal Financial
                 Preston L. Vice                                  Officer)


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Internet World Media, Inc. and previously filed as Exhibit 24.1 on behalf of Internet World Media, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Streaming Media, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Streaming Media, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Name: Preston L. Vice
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                David B. Nussbaum


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Thomas L. Kemp


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Streaming Media, Inc. and previously filed as Exhibit 24.1 on behalf of Streaming Media, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Tech Conferences, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Tech Conferences, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Name: Preston L. Vice
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                        President                August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                 Shirley Brothers


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Thomas L. Kemp



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Tech Conferences, Inc. and previously filed as Exhibit 24.1 on behalf of Tech Conferences, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Healthwell.com, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Healthwell.com, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Name: Preston L. Vice
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                        President                August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                 Darrell C. Denny


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Thomas L. Kemp


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                David B. Nussbaum


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Healthwell.com, Inc. and previously filed as Exhibit 24.1 on behalf of Healthwell.com, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Donohue Meehan Publishing Company has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Donohue Meehan Publishing Company

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Name: Preston L. Vice
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                William C. Donohue


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Thomas L. Kemp


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  John J. Meehan



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Donohue Meehan Publishing Company and previously filed as Exhibit 24.1 on behalf of Donohue Meehan Publishing Company and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Duke Investments, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Duke Investments, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                          Title: Interim Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                David B. Nussbaum


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Thomas L. Kemp


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Duke Investments, Inc. and previously filed as Exhibit 24.1 on behalf of Duke Investments, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
Preston L. Vice
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Duke Communications International, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Duke Communications International,
                                          Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                              Name: Preston L. Vice
                                              Title: Interim Chief Financial
                                                     Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                        President                August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                    Mark Smith


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                  Thomas L. Kemp


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                David B. Nussbaum



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Duke Communications International, Inc. and previously filed as Exhibit 24.1 on behalf of Duke Communications International, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
    Preston L. Vice
    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, One, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          One, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                              Name: Preston L. Vice
                                              Title: Interim Chief Financial
                                                     Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                  Thomas L. Kemp


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------    and Director (Principal Financial
                 Preston L. Vice                                  Officer)


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of One, Inc. and previously filed as Exhibit 24.1 on behalf of One, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
    Preston L. Vice
    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Boardwatch, Incorporated has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Boardwatch, Incorporated

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                              Name: Preston L. Vice
                                              Title: Interim Chief Financial
                                                     Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                  Thomas L. Kemp


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------    and Director (Principal Financial
                 Preston L. Vice                                  Officer)


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Boardwatch, Incorporated and previously filed as Exhibit 24.1 on behalf of Boardwatch, Incorporated and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
    Preston L. Vice
    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Penton Internet, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 30, 2002.


                                          Penton Internet, Inc.

                                          By: /s/ PRESTON L. VICE
                                            ------------------------------------
                                              Name: Preston L. Vice
                                              Title: Interim Chief Financial
                                                     Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

                        *                                  President and Director         August 30, 2002
 ------------------------------------------------      (Principal Executive Officer)
                  Thomas L. Kemp


               /s/ PRESTON L. VICE                    Interim Chief Financial Officer     August 30, 2002
 ------------------------------------------------      (Principal Financial Officer)
                 Preston L. Vice


                        *                                         Director                August 30, 2002
 ------------------------------------------------
                Daniel J. Ramella



* The undersigned by signing his name hereto does sign and execute this amendment no. 1 to registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Penton Internet, Inc. and previously filed as Exhibit 24.1 on behalf of Penton Internet, Inc. and each such person.


By: /s/ PRESTON L. VICE
    ----------------------------------
    Preston L. Vice
    Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
-------                       ----------------------
  4.1**    Indenture, dated as of March 28, 2002, by and among Penton
           Media, Inc., the Subsidiary Guarantors named therein and
           U.S. Bank National Association, as Trustee
  4.2**    Registration Rights Agreement, dated as of March 28, 2002, by and among Penton Media, Inc., the Guarantors named
           therein and Credit Suisse First Boston Corporation
  4.3**    Pledge and Security Agreement, dated as of March 28, 2002, by and among Penton Media, Inc., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee
  4.4**    Intercreditor Agreement, dated as of March 28, 2002, by and between U.S. Bank National Association and The Bank of New
           York
  5.1*     Opinion of Jones, Day, Reavis & Pogue
 12.1*     Ratio of Earnings to Fixed Charges
 23.1*     Consent of PricewaterhouseCoopers LLP
 23.2*     Consent of Jones, Day, Reavis & Pogue (included in Exhibit
           5.1)
 24.1**    Powers of attorney
 25.1**    Statement of Eligibility under the Trust Indenture Act of
           1939 on Form T-1
 99.1**    Letter of Transmittal
 99.2**    Notice of Guaranteed Delivery
 99.3**    Letter to Participants
 99.4**    Letter regarding Exchange Offer


---------------


 * Filed herewith.



** Previously filed.